                                             Filed Pursuant to Rule 424(b)(5)
                                             Registration File No.: 333-113187

Prospectus Supplement dated March 29, 2004 (to Prospectus dated March 29, 2004)



                                 $1,356,924,000
                             [LOGO GRAPHIC OMITTED]



                            IMPAC FUNDING CORPORATION
                                 Master Servicer


                                IMH ASSETS CORP.
                                     Company
                          IMPAC CMB TRUST SERIES 2004-3
                COLLATERALIZED ASSET-BACKED BONDS, SERIES 2004-3

                   IMPAC CMB GRANTOR TRUSTS 2004-3-1 THROUGH 6
      COLLATERALIZED ASSET-BACKED GRANTOR TRUST CERTIFICATES, SERIES 2004-3


-------------------------------------------------------------------------------
    YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-12 IN
                           THIS PROSPECTUS SUPPLEMENT.
-------------------------------------------------------------------------------


THE TRUST

The Impac CMB Trust Series 2004-3 will consist primarily of three groups of first lien mortgage loans:

    o the first group will consist of adjustable-rate, one- to four- family residential mortgage loans;

    o the second group will consist of fixed-rate, one- to four- family residential mortgage loans; and

    o the third group will consist of adjustable rate, multifamily mortgage loans.

The trust will issue eighteen classes of bonds. The Class 1-A, Class 2-A, Class 3-A, Class 3-M-1, Class 3-M-2 and Class 3-B Bonds are offered pursuant to this prospectus supplement. The remaining bonds will be deposited into grantor trusts. These grantor trusts will issue the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates which are offered pursuant to this prospectus supplement.


CREDIT ENHANCEMENT

The offered securities will have credit enhancement in the form of excess interest and overcollateralization, cross-collateralization between the pools to cover realized losses; and subordination.

In addition, derivative contracts will be included in the trust to cover basis risk shortfalls on the bonds.

The price to investors will vary from time to time and will be determined at the time of sale. The proceeds to the company from the offering will be approximately 99.73% of the sum of the aggregate initial bond principal balance of the Class 1-A, Class 2-A, Class 3-A, Class 3-M-1, Class 3-M-2 and Class 3-B Bonds and the aggregate certificate principal balance of the grantor trust certificates, plus accrued interest on the Class 2-A Bonds, less expenses estimated to be approximately $760,000. See "Method of Distribution" in this prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


COUNTRYWIDE SECURITIES CORPORATION
                                                            MERRILL LYNCH & CO.
                                 Underwriters

 IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND
                           THE ACCOMPANYING PROSPECTUS


YOU SHOULD RELY ON THE INFORMATION CONTAINED IN THIS DOCUMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

We provide information to you about the offered securities in two separate documents that provide progressively more detail:

o the accompanying prospectus, which provides general information, some of which may not apply to your series of offered securities; and

o This prospectus supplement, which describes the specific terms of your series of offered securities.

This prospectus supplement and the accompanying prospectus constitutes a prospectus for each of the bonds issued by the issuer and also for the grantor trust certificates.

The Company's principal offices are located at 1401 Dove Street, Newport Beach, California 92660 and its phone number is (949) 475-3600.


                                                 TABLE OF CONTENTS

                                               PROSPECTUS SUPPLEMENT
                                                                                                               Page
SUMMARY OF PROSPECTUS SUPPLEMENT................................................................................S-3
RISK FACTORS...................................................................................................S-12
THE MORTGAGE POOL..............................................................................................S-25
YIELD ON THE OFFERED SECURITIES................................................................................S-92
THE ISSUER....................................................................................................S-106
THE OWNER TRUSTEE.............................................................................................S-106
THE INDENTURE TRUSTEE.........................................................................................S-107
THE GRANTOR TRUSTS............................................................................................S-107
DESCRIPTION OF THE SECURITIES.................................................................................S-107
DESCRIPTION OF THE SERVICING AGREEMENT........................................................................S-137
THE INDENTURE.................................................................................................S-139
FEDERAL INCOME TAX CONSEQUENCES...............................................................................S-140
METHOD OF DISTRIBUTION........................................................................................S-141
SECONDARY MARKET..............................................................................................S-141
LEGAL OPINIONS................................................................................................S-142
RATINGS  .....................................................................................................S-142
LEGAL INVESTMENT..............................................................................................S-143
ERISA CONSIDERATIONS..........................................................................................S-143
GLOSSARY .....................................................................................................S-146
ANNEX I  .......................................................................................................I-1

                        SUMMARY OF PROSPECTUS SUPPLEMENT

THE FOLLOWING SUMMARY IS A VERY GENERAL OVERVIEW OF THE OFFERED SECURITIES AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERED SECURITIES, YOU SHOULD READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS.


Issuers.....................................     Impac CMB Trust Series 2004-3 and Impac CMB Grantor
                                                 Trust Series 2004-3-1 through 6.

Title of Series.............................     Collateralized Asset-Backed Bonds, Series 2004-3 and Grantor
                                                 Trust Certificates, Series 2004-3.

Cut-off Date................................     March 1, 2004.

Closing Date................................     March 30, 2004.

Mortgage Loans..............................     The mortgage loans in loan group 1 will primarily be one- to four-family, adjustable-rate, first lien residential mortgage loans. The mortgage loans in loan group 2 will primarily be one- to four-family, fixed-rate, first lien residential mortgage loans. The mortgage loans in loan group 3 will be multifamily, adjustable-rate, first lien mortgage loans.

Company.....................................     IMH Assets Corp., an affiliate of the Master Servicer and Seller.

Master Servicer.............................     Impac Funding Corporation.

Seller......................................     Impac Mortgage Holdings, Inc., an affiliate of the Company and the Master Servicer.

Subservicer.................................     With respect to substantially all of the mortgage loans in loan group 1, Countrywide Home Loans Servicing LP. With respect to substantially all of the mortgage loans in loan group 2,
                                                 GMAC Mortgage Corporation. With respect to all of the
                                                 mortgage loans in loan group 3, Midland Loan Services, Inc.

Indenture Trustee...........................     Deutsche Bank National Trust Company.

Grantor Trustee.............................     Deutsche Bank National Trust Company.

Owner Trustee...............................     Wilmington Trust Company.

Payment Date................................     The 25th of each month or, if the 25th is not a business day, on the next business day, beginning in April 2004.

Offered Securities..........................     The classes of bonds and grantor trust certificates and their respective interest rates and principal balances are set forth in the table below.

                                                OFFERED SECURITIES
-------------------------------------------------------------------------------------------------------------------------------

                     INTEREST                 INITIAL                 INITIAL RATING
CLASS                  RATE              PRINCIPAL BALANCE           (MOODY'S/S&P)(1)                  DESIGNATION
-------------------------------------------------------------------------------------------------------------------------------
CLASS A BONDS:
-------------------------------------------------------------------------------------------------------------------------------
1-A             Adjustable Rate(2)        $  845,000,000                 Aaa/AAA                  Senior/Adjustable Rate
-------------------------------------------------------------------------------------------------------------------------------
2-A                3.579%(3)(4)           $  253,500,000                 Aaa/AAA                    Senior/Fixed Rate
-------------------------------------------------------------------------------------------------------------------------------
3-A             Adjustable Rate(5)        $   37,448,000                 Aaa/AAA                  Senior/Adjustable Rate
-------------------------------------------------------------------------------------------------------------------------------
Total Class A Bonds:                      $1,135,948,000
-------------------------------------------------------------------------------------------------------------------------------
CLASS M BONDS:
-------------------------------------------------------------------------------------------------------------------------------
3-M-1           Adjustable Rate(6)        $    2,926,000                  Aa2/AA                 Mezzanine/Adjustable Rate
-------------------------------------------------------------------------------------------------------------------------------
3-M-2           Adjustable Rate(7)        $    5,999,000                   A2/A                  Mezzanine/Adjustable Rate
-------------------------------------------------------------------------------------------------------------------------------
Total Class M Bonds:                      $    8,925,000
-------------------------------------------------------------------------------------------------------------------------------
CLASS B BONDS:
-------------------------------------------------------------------------------------------------------------------------------
3-B             Adjustable Rate(8)        $   10,551,000                 Baa2/BBB               Subordinate/Adjustable Rate
-------------------------------------------------------------------------------------------------------------------------------
CLASS M CERTIFICATES:
-------------------------------------------------------------------------------------------------------------------------------
M-1             Adjustable Rate(9)        $   45,500,000                 Aa1/AA+                 Mezzanine/Adjustable Rate
-------------------------------------------------------------------------------------------------------------------------------
M-2             Adjustable Rate(9)        $   45,500,000                 Aa2/AA+                 Mezzanine/Adjustable Rate
-------------------------------------------------------------------------------------------------------------------------------
M-3             Adjustable Rate(9)        $   28,600,000                 Aa3/AA+                 Mezzanine/Adjustable Rate
-------------------------------------------------------------------------------------------------------------------------------
M-4             Adjustable Rate(9)        $   31,200,000                  A1/AA                  Mezzanine/Adjustable Rate
-------------------------------------------------------------------------------------------------------------------------------
M-5             Adjustable Rate(9)        $   27,950,000                  A2/AA                  Mezzanine/Adjustable Rate
-------------------------------------------------------------------------------------------------------------------------------
M-6             Adjustable Rate(9)        $   22,750,000                  A3/A+                  Mezzanine/Adjustable Rate
-------------------------------------------------------------------------------------------------------------------------------
Total Class M Certificates:               $  201,500,000
-------------------------------------------------------------------------------------------------------------------------------
Total Offered Securities:                 $1,356,924,000
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

(1)      See "Ratings" in this prospectus supplement.

(2) The least of (a) one-month LIBOR plus 0.250% per annum (or 0.500% per annum beginning on the payment date after the first payment date on which the majority holder of the owner trust certificates can redeem the bonds as provided in this prospectus supplement), (b) 11.50% per annum and (c) the related available funds rate described in this prospectus supplement.

(3)      Subject to increase as described in this prospectus supplement.

(4) Subject to an available funds rate cap as described in this prospectus supplement.

(5) The least of (a) one-month LIBOR plus 0.320% per annum (or 0.640% per annum beginning on the payment date after the first payment date on which the majority holder of the owner trust certificates can redeem the bonds as provided in this prospectus supplement), (b) 10.40% per annum and (c) the related available funds rate described in this prospectus supplement.

(6) The least of (a) one-month LIBOR plus 0.550% per annum (or 0.825% per annum beginning on the payment date after the first payment date on which the majority holder of the owner trust certificates can redeem the bonds as provided in this prospectus supplement), (b) 10.40% per annum and (c) the related available funds rate described in this prospectus supplement.

(7) The least of (a) one-month LIBOR plus 1.150% per annum (or 1.725% per annum beginning on the payment date after the first payment date on which the majority holder of the owner trust certificates can redeem the bonds as provided in this prospectus supplement), (b) 10.40% per annum and (c) the related available funds rate described in this prospectus supplement.

(8) The least of (a) one-month LIBOR plus 1.850% per annum (or 2.775% per annum beginning on the payment date after the first payment date on which the majority holder of the owner trust certificates can redeem the bonds as provided in this prospectus supplement), (b) 10.40% per annum and (c) the related available funds rate described in this prospectus supplement.

(9) The weighted average of the interest rates on the two related underlying bonds, each of which pays the least of (a) one-month LIBOR plus the related margin (or 1.5 times the related margin beginning on the payment date after the first payment date on which the majority holder of the owner trust certificates can redeem the bonds as provided in this prospectus supplement), (b) 11.50% per annum and (c) the related available funds rate described in this prospectus supplement. The initial margins for the bonds underlying the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates are equal to 0.470%, 0.520%, 0.570%, 0.900%, 1.000% and 1.250%, respectively.

THE TRUST

The company will establish Impac CMB Trust Series 2004-3, a Delaware statutory trust, pursuant to a trust agreement among the company, the owner trustee and the certificate registrar. The trust will issue the bonds pursuant to an indenture between the issuer and the indenture trustee. On the closing date, the company will deposit into the trust the initial mortgage loans and the original pre-funded amount described below.

In addition, the company will assign to the trust various derivative contracts, which may cover basis risk shortfalls on certain bonds.

Payments of interest and principal on the bonds will be made from payments received from the assets of the trust as described in this prospectus supplement.

The beneficial ownership interest in the trust will be represented by the owner trust certificates, which are not offered by this prospectus supplement.

See "Description of the Securities" in this prospectus supplement.


THE GRANTOR TRUSTS

The company will establish six separate grantor trusts titled Impac CMB Grantor Trust Series 2004-3-1, Impac CMB Grantor Trust Series 2004- 3-2, Impac CMB Grantor Trust Series 2004-3-3, Impac CMB Grantor Trust Series 2004-3-4, Impac CMB Grantor Trust Series 2004-3-5 and Impac CMB Grantor Trust Series 2004-3-6, each pursuant to a grantor trust agreement between the company and the grantor trustee. Each grantor trust will issue a single class of grantor trust certificates pursuant to the grantor trust agreement as described in this prospectus supplement. On the closing date, the company will deposit into each grantor trust two classes of the underlying Class M Bonds.

Payments of interest and principal on each of the grantor trust certificates will be made from principal and interest payments received on the related underlying Class M Bonds as described in this prospectus supplement.

See "Description of the Securities" in this prospectus supplement.


THE MORTGAGE LOANS

The mortgage loans will be divided into three mortgage loan groups, loan group 1, loan group 2 and loan group 3.

Loan Group 1

The mortgage loans in loan group 1 are one- to four-family, adjustable-rate residential mortgage loans secured by first liens on the related mortgaged property.

The interest rate on the mortgage loans in loan group 1 will adjust on each adjustment date to equal the sum of the related index and the related gross margin on such mortgage loan, subject to a maximum and minimum interest rate, as described in this prospectus supplement.

Loan Group 2

The mortgage loans in loan group 2 are one- to four-family, fixed-rate residential mortgage loans secured by first liens on the related mortgaged property.

Loan Group 3

The mortgage loans in loan group 3 are multifamily, adjustable-rate mortgage loans secured by first liens on the related mortgaged property.

The interest rate on the mortgage loans in loan group 3 will adjust on each adjustment date to equal the sum of the related index and the related gross margin on such mortgage loan, subject to a maximum and minimum interest rate, as described in this prospectus supplement.

The portion of the mortgage pool related to the mortgage loans in loan group 1 and loan group 2 will include initial mortgage loans and subsequent mortgage loans. The initial mortgage loans in loan group 1 and loan group 2 will be the mortgage loans deposited into the trust on the closing date. The subsequent mortgage loans in loan group 1 and loan group 2 will be purchased with amounts on deposit in the related pre-funding account described in this prospectus supplement and deposited in the trust no later than April 30, 2004.

With respect to each loan group, the statistical information included in this prospectus supplement with respect to the mortgage loans in such loan group is based on a pool of sample mortgage loans. The characteristics of the final groups will not materially differ from the information provided with respect to the sample groups. Unless otherwise specified, all percentages described with respect to the sample mortgage loans are calculated based on the aggregate principal balance of the sample mortgage loans as of the cut-off date. It is expected that mortgage loans will be added to and certain sample mortgage loans will be deleted from the pool of sample mortgage loans to constitute the final pool of mortgage loans.

The sample mortgage loans in loan group 1 have original terms to maturity of not greater than 30 years and the following characteristics as of the cut-off date:


Range of mortgage rates
(approximate):                 2.875% to 10.125%
Weighted average mortgage
rate (approximate):            5.568%
Weighted average remaining
term to stated maturity
(approximate):                 359 months
Range of principal balances
(approximate):                 $46,946 to $1,000,000
Average principal balance:     $255,493
Range of loan-to-value ratios
(approximate):                 11.81% to 100.00%
Weighted average of  loan-to-
value ratios (approximate):    78.49%

Approximately 0.13% of the sample mortgage loans in loan group 1 are seasoned mortgage loans.

The sample mortgage loans in loan group 2 have original terms to maturity of not greater than 30 years and the following characteristics as of the cut-off date:


Range of mortgage rates
(approximate):                 4.750% to 11.000%
Weighted average mortgage
rate (approximate):            6.935%
Weighted average remaining
term to stated maturity
(approximate):                 350 months
Range of principal balances
(approximate):                 $31,271 to $1,491,753
Average principal balance:     $190,476
Range of loan-to-value ratios
(approximate):                 15.00% to 100.00%
Weighted average of loan-to-
value ratios (approximate):    77.38%


The sample mortgage loans in loan group 3 have original terms to maturity of not greater than 30 years and the following characteristics as of the cut-off date:


Range of mortgage rates
(approximate):                 4.250% to 6.375%
Weighted average mortgage
rate (approximate):            5.299%
Weighted average remaining
term to stated maturity
(approximate):                 358 months
Range of principal balances
(approximate):                 $348,553 to $2,697,045
Average principal balance:     $1,094,683
Range of loan-to-value ratios
(approximate):                 25.00% to 75.00%
Weighted average of
loan-to-value ratios
(approximate):                 64.85%
Range of debt service coverage
ratios (approximate):          1.19x to 2.94x
Weighted average of debt
service coverage ratio
(approximate):                 1.36x

For additional information regarding the mortgage loans, see "The Mortgage Pool" in this prospectus supplement.


PRE-FUNDING ACCOUNTS

On or before April 30, 2004, the company may sell and the indenture trustee will be obligated to purchase, on behalf of the trust with respect to loan group 1 and loan group 2, subsequent mortgage loans to be included in the mortgage pool.

On the closing date, the company will pay to the indenture trustee an amount equal to the difference between:

with respect to loan group 1, the sum of the aggregate initial bond principal balance of the group 1 bonds and the initial overcollateralization target amount with respect to loan group 1 and the aggregate stated principal balance of the initial mortgage loans in loan group 1 as of the cut-off date,

and

with respect to loan group 2, the sum of the aggregate initial bond principal balance of the group 2 bonds and the initial overcollateralization target amount with respect to loan group 2 and the aggregate stated principal balance of the initial mortgage loans in loan group 2 as of the cut-off date,

which will be held by the indenture trustee in the related pre-funding account. The amounts on deposit in the related pre-funding account will be reduced by the amounts thereof used to purchase the subsequent mortgage loans in respect of loan group 1 and loan group 2 during the period from the closing date up to and including April 30, 2004. Any amounts remaining in the related pre-funding account after April 30, 2004, will be distributed as principal on the next payment date to the holders of the bonds.


THE BONDS AND GRANTOR TRUST CERTIFICATES

Priority of Payments from Loan Group 1. In general, on any payment date, funds available in respect of the mortgage loans in loan group 1 for distribution from payments and other amounts received on the related mortgage loans and on amounts in the pre-funding account, after the payment of certain fees, will be distributed in the following order:

Interest Payments

First, to pay accrued interest on the Class 1-A Bonds; and

second, to pay accrued interest, sequentially, on the underlying Class M-1-1, Class M-2-1, Class M-3-1, Class M-4-1, Class M-5-1 and Class M-6-1 Bonds.

Principal Payments

Amounts available after paying interest on the Class 1-A Bonds, and the underlying Class M-1-1, Class M-2-1, Class M-3-1, Class M-4-1, Class M- 5-1 and Class M-6-1 Bonds will be used to pay principal on such bonds on a pro rata basis as described in this prospectus supplement to the extent of principal received on the mortgage loans in loan group 1.

Net Monthly Excess Cashflow Distributions

Amounts available after paying interest and principal as described above will be the related net monthly excess cashflow and will be used for various purposes, including making payments for reimbursement of losses and to maintain the required level of overcollateralization with respect to the related and non-related loan groups.

Priority of Payments from Loan Group 2. In general, on any payment date, funds available in respect of the mortgage loans in loan group 2 for distribution from payments and other amounts received on the related mortgage loans, after the payment of certain fees, will be distributed in the following order:

Interest Payments

First, to pay accrued interest on the Class 2-A Bonds; and

second, to pay accrued interest, sequentially, on the underlying Class M-1-2, Class M-2-2, Class M-3-2, Class M-4-2, Class M-5-2 and Class M-6-2 Bonds.

Principal Payments

Amounts available after paying interest on the Class 2-A Bonds and the underlying Class M-1-2, Class M-2-2, Class M-3-2, Class M-4-2, Class M- 5-2 and Class M-6-2 Bonds will be used to pay principal on such bonds on a pro rata basis as described in this prospectus supplement to the extent of principal received on the mortgage loans in loan group 2.

Net Monthly Excess Cashflow Distributions

Amounts available after paying interest and principal as described above will be the related net monthly excess cashflow and will be used for various purposes, including making payments for reimbursement of losses and to maintain the required level of overcollateralization with respect to the related and non-related loan groups.

Priority of Payments from Loan Group 3. In general, on any payment date, funds available in respect of the mortgage loans in loan group 3 for distribution from payments and other amounts received on the related mortgage loans, after the payment of certain fees, will be distributed in the following order:

Interest Payments

First, to pay accrued interest on the Class 3-A Bonds; and

second, to pay accrued interest, sequentially, on the Class 3-M-1, Class 3-M-2 and Class 3-B Bonds.

Principal Payments

Amounts available after paying interest on the Class 3-A, Class 3-M-1, Class 3-M-2 and Class 3- B Bonds will be used to pay principal on such bonds on a pro rata basis as described in this prospectus supplement to the extent of principal received on the mortgage loans in loan group 3.

Net Monthly Excess Cashflow Distributions

Amounts available after paying interest and principal as described above will be the related net monthly excess cashflow and will be used for various purposes, including making payments for reimbursement of losses and to maintain the required level of overcollateralization with respect to the related and non-related loan groups.

Principal and Interest Payments on the Grantor Trust Certificates. The grantor trust certificates will be entitled to receive all principal and interest payments on the related underlying Class M Bonds.

See "Description of the Securities--Principal and Interest Payments on the Grantor Trust Certificates" in this prospectus supplement for additional information.

Loan Group 1 and Loan Group 2 Subordinated Transfer Realized Loss Amounts. In addition to the foregoing, in some circumstances if realized losses in loan group 1 or loan group 2 are allocated to the overcollateralized amount or the underlying Class M Bonds of the other loan group, interest and principal collections from the loan group to which the losses were allocated may be directed to the bonds related to the loan group where the losses were incurred.

See "Description of the Securities" in this prospectus supplement for additional information.


CREDIT ENHANCEMENT

The credit enhancement provided for the benefit of the holders of the offered securities consists of excess interest, overcollateralization related to each loan group, the subordination provided to the

Class 1-A Bonds and Class 2-A Bonds by the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates, the subordination provided to the Class 3-A Bonds by the Class 3-M-1, Class 3-M-2 and Class 3-B Bonds, and cross-collateralization between the loan groups to cover realized losses.

See "Description of the Securities--Overcollateralization Provisions," "--Subordination," and "--Allocation of Losses" in this prospectus supplement.


THE DERIVATIVE CONTRACTS

The trust will include twelve derivative contracts. On the closing date, either the seller will assign to the company, and the company will assign to the issuer for the benefit of the bonds, its rights under the derivative contracts, or the seller will cause the issuer to enter into the derivative contracts with the derivative counterparty. The derivative contracts will be divided into three groups, the Class 1-A derivative contracts, the Class M derivative contracts and the group 3 derivative contracts. Payments under the derivative contracts will be made pursuant to the formulas described in this prospectus supplement. Net amounts paid under the Class 1-A derivative contracts will be available to cover basis risk shortfalls on the Class 1-A Bonds, net amounts paid under the Class M derivative contracts will be available to cover basis risk shortfalls on the underlying Class M-1-1 Bonds and Class M-1-2 Bonds, pro rata, then to the underlying Class M-2-1 Bonds and Class M-2- 2 Bonds, pro rata, then to the underlying Class M- 3-1 Bonds and Class M-3-2 Bonds, pro rata, then to the underlying Class M-4-1 Bonds and Class M-4-2 Bonds, pro rata, then to the underlying Class M-5-1 Bonds and Class M-5-2 Bonds, pro rata, and then to the underlying Class M-6-1 Bonds and Class M-6-2 Bonds, pro rata, and net amounts paid under the group 3 derivative contracts will be available to cover basis risk shortfalls on the Class 3-A, Class 3-M-1, Class 3- M-2 and Class 3-B Bonds, first to the Class 3-A Bonds, then to the Class 3-M-1 Bonds, then to the Class 3-M-2 and then to the Class 3-B Bonds. Payments from the derivative contracts to the underlying Class M Bonds will be paid to the related grantor trust certificates as described in this prospectus supplement. Any amounts received from the derivative contracts not used to cover basis risk shortfalls as described in this prospectus supplement shall be paid to the holder of the owner trust certificates.

See "Description of the Securities--The Derivative Contracts" in this prospectus supplement.


OPTIONAL REDEMPTION

At its option, the holder of the owner trust certificates, or, if there is no single holder, the majority holder of the owner trust certificates, may purchase the group 1 bonds and group 2 bonds from the trust, effecting an early retirement of the group 1 bonds, group 2 bonds and the grantor trust certificates, on or after the earlier of (i) the payment date on which the aggregate stated principal balance of the group 1 loans and group 2 loans has been reduced to less than or equal to 25% of the sum of the aggregate stated principal balance of the group 1 loans and group 2 loans as of the cut-off date and the aggregate amount deposited into the pre-funding accounts on the closing date, and (ii) the payment date occurring in April 2014.

At its option, the holder of the owner trust certificates, or, if there is no single holder, the majority holder of the owner trust certificates, may purchase the group 3 bonds from the trust, effecting an early retirement of the group 3 bonds, on or after the earlier of (i) the payment date on which the aggregate stated principal balance of the group 3 loans has been reduced to less than or equal to 25% of the sum of the aggregate stated principal balance of the group 3 loans as of the cut-off date, and (ii) the payment date occurring in April 2014.

See "Description of the Securities--Optional Redemption" in this prospectus supplement.

FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, the bonds will be treated as indebtedness to a bondholder other than the owner of the owner trust certificates and not as an equity interest in the issuer. Each Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

See "Federal Income Tax Consequences" in this prospectus supplement.


RATINGS

When issued, the offered securities will receive ratings not lower than the ratings set forth on page S-4 of this prospectus supplement. The ratings on the offered securities address the likelihood that holders of the offered securities will receive all distributions on the underlying mortgage loans and underlying bonds to which they are entitled. However, the ratings do not address the possibility that securityholders might suffer a lower than anticipated yield.

A security rating is not a recommendation to buy, sell or hold a security and is subject to change or withdrawal at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the mortgage loans.

In particular, the rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered securities.

See "Ratings" in this prospectus supplement.


LEGAL INVESTMENT

The Class 1-A, Class 2-A, Class 3-A and Class 3- M-1 Bonds and Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates will constitute "mortgage related securities" for purposes of SMMEA. The Class 3-M-2 Bonds, Class 3-B Bonds and Class M-6 Certificates will not constitute "mortgage related securities" for purposes of SMMEA.

See "Legal Investment" in this prospectus supplement and in the prospectus.


ERISA CONSIDERATIONS

The offered securities may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts, subject to important considerations. Plans should consult with their legal advisors before investing in the offered securities.

See "ERISA Considerations" in this prospectus supplement.

                                  RISK FACTORS

         You should carefully consider, among other things, the following factors in connection with the purchase of the offered securities:

THE OFFERED SECURITIES MAY HAVE LIMITED LIQUIDITY, SO YOU MAY BE UNABLE TO SELL YOUR OFFERED SECURITIES OR MAY BE FORCED TO SELL THEM AT A DISCOUNT FROM THEIR FAIR MARKET VALUE

         There can be no assurance that a secondary market for the offered securities will develop or, if one does develop, that it will provide holders of the offered securities with liquidity of investment or that it will continue for the life of the offered securities. As a result, any resale prices that may be available for any security in any market that may develop may be at a discount from the initial offering price or the fair market value thereof. The bonds and grantor trust certificates will not be listed on any securities exchange.

THE CREDIT ENHANCEMENT IS LIMITED, AND THE POTENTIAL INADEQUACY OF THE CREDIT ENHANCEMENT MAY CAUSE LOSSES OR SHORTFALLS TO BE INCURRED ON THE OFFERED SECURITIES

         The credit enhancement features described in the summary of this prospectus supplement are intended to enhance the likelihood that holders of the Class 1-A, Class 2-A and Class 3-A Bonds, and to a more limited extent, the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates and Class 3-M-1, Class 3-M-2 and Class 3-B Bonds, will receive regular payments of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your securities as a result of delinquencies or defaults on the mortgage loans.

         Cross-collateralization allows excess interest from one loan group to cover realized losses in the other loan groups and to reimburse various classes of Class M Bonds related to the other loan groups to the extent provided in this prospectus supplement. However, this excess interest from a loan group is available solely to the extent the related bonds and grantor trust certificates, as applicable, have received the interest and principal to which they are entitled, and are subject to the priorities of payment in this prospectus supplement. This cross-collateralization is available between loan group 1 and loan group 2 at an earlier point in the priority of payments than it is between loan group 1 and loan group 3, or between loan group 2 and loan group 3. See "Description of the Securities -- Overcollateralization Provisions" in this prospectus supplement.

         If delinquencies or defaults occur on the mortgage loans, neither the master servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if, in the good faith judgment of the master servicer, these advances would not be ultimately recovered from the proceeds of the mortgage loan.

         If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses. Losses on the mortgage loans in loan group 1, to the extent not covered by net monthly excess cashflow, overcollateralization or cross-collateralization, will be allocated to the underlying Class M-6-1, Class M-6-2, Class M-5-1, Class M-5-2, Class M-4-1, Class M-4-2, Class M-3- 1, Class M-3-2, Class M-2-1, Class M-2-2, Class M-1-1, Class M-1-2 Bonds, in that order, and correspondingly to the Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates. Losses on the mortgage loans in loan group 2, to the extent not covered by net monthly excess cashflow, overcollateralization or cross-collateralization, will be allocated to the underlying Class

M-6-2, Class M-6-1, Class M-5-2, Class M-5-1, Class M-4-2, Class M-4-1, Class M-3-2, Class M-3-1, Class M-2-2, Class M-2-1, Class M-1-2 and Class M-1-1 Bonds, in that order, and correspondingly to the Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates. Losses on the mortgage loans in loan group 3 to the extent not covered by net monthly excess cashflow, overcollateralization or cross-collateralization, will be allocated to the Class 3-B, Class 3-M-2 and Class 3-M-1 Bonds, in that order.

         The ratings of the offered securities by the rating agencies may be lowered following the initial issuance thereof as a result of losses on the mortgage loans in excess of the levels contemplated by the rating agencies at the time of their initial rating analysis. None of the company, the master servicer, any subservicer, the indenture trustee, the owner trustee or any of their respective affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain the ratings of the offered securities. See "Description of Credit Enhancement" in the prospectus.

INTEREST GENERATED BY THE MORTGAGE LOANS MAY BE INSUFFICIENT TO CREATE OR MAINTAIN OVERCOLLATERALIZATION, OR TO PROVIDE CROSS-COLLATERALIZATION

         The amount of interest generated by the mortgage loans (net of fees and expenses) in a loan group is expected to be higher than the amount of interest required to be paid to the related bonds and grantor trust certificates, as applicable. Any such excess interest will be used to maintain the current level of overcollateralization by covering realized losses on the mortgage loans, to create additional overcollateralization until the required level of overcollateralization is reached and to provide cross-collateralization by covering realized losses on the mortgage loans in the other loan groups. We cannot assure you, however, that enough excess interest will be available to create or maintain the required level of overcollateralization or to provide cross-collateralization. The factors described below will affect the amount of excess interest that the mortgage loans will generate:

         o Every time a mortgage loan is prepaid in full, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

         o Every time a mortgage loan is liquidated, excess interest may be reduced because such mortgage loans will no longer be outstanding and generating interest.

         o If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available on such date to make required payments on the bonds and grantor trust certificates.

         o If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.

         In addition, during the funding period, amounts on deposit in the pre-funding accounts will earn a limited amount of interest which will be available to the bondholders. The interest earned will be significantly less than interest generated by the mortgage loans in the trust, and the shortfall will not be covered by any account of the trust or by any third-party.

NET PAYMENTS BY THE ISSUER TO THE DERIVATIVE COUNTERPARTY UNDER THE DERIVATIVE CONTRACTS MAY REDUCE EXCESS INTEREST AND THE INTEREST RATES FOR THE OFFERED SECURITIES

         The amount of excess interest generated by the mortgage loans and amounts on deposit in the pre-funding accounts will be reduced by net payments to the counterparty under the derivative contracts in the event that One-Month LIBOR is below the levels set forth in the derivative contracts as described in this prospectus supplement. In addition, the related available funds rate and therefore the bond interest rate on the related bonds may be reduced by the requirement of the issuer to pay net payments to the counterparty under the derivative contracts.

THE DIFFERENCE BETWEEN THE INTEREST RATES ON THE OFFERED SECURITIES AND THE RELATED MORTGAGE LOANS MAY RESULT IN BASIS RISK SHORTFALL WITH RESPECT TO SUCH SECURITIES

         The bond interest rates with respect to the Class 1-A, Class 3-A, Class 3-M-1, Class 3-M-2 and Class 3-B Bonds adjust each month and are based upon the value of an index (One-Month LIBOR) plus the related margin, limited by the related maximum bond rate and the related available funds rate. However, the mortgage rate of substantially all of the mortgage loans in loan group 1 and all of the mortgage loans in loan group 3 is based upon a different index (Six-Month LIBOR) plus the related gross margin, and adjusts semi-annually, commencing, in many cases, after an initial fixed-rate period. One- Month LIBOR and Six-Month LIBOR may respond differently to economic and market factors, and there is not necessarily any correlation between them. Moreover, the mortgage loans in loan group 1 and loan group 3 are subject to periodic rate caps, maximum mortgage rates and minimum mortgage rates. Also, because the mortgage rates on the mortgage loans in loan group 1 and loan group 3 generally adjust semi- annually, and, in many cases, after an initial fixed-rate period, there will be a delay between the change in Six-Month LIBOR and the rate on the related mortgage loan. Thus, it is possible, for example, that One-Month LIBOR may rise during periods in which Six-Month LIBOR is stable or falling or that, even if both One-Month LIBOR and Six-Month LIBOR rise during the same period, One-Month LIBOR may rise much more rapidly than Six-Month LIBOR. To the extent that the related bond interest rate is limited to the related available funds rate, basis risk shortfalls may occur. See "Description of the Securities--Interest Payments on the Bonds."

         The bond interest rate with respect to the underlying Class M Bonds related to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates adjusts each month and is based upon the value of an index (One-Month LIBOR) plus the related margin, limited by the related maximum bond rate and the related available funds rate. However, the mortgage rate of substantial all of the mortgage loans in loan group 1 is based upon Six-Month LIBOR plus the related gross margin, and adjusts semi-annually, commencing, in many cases, after an initial fixed-rate period. Also, the mortgage rate on each mortgage loan in loan group 2 is a fixed rate. One-Month LIBOR and Six-Month LIBOR may respond differently to economic and market factors, and there is not necessarily any correlation between them. Moreover, the mortgage loans in loan group 1 are subject to periodic rate caps, maximum mortgage rates and minimum mortgage rates. Also, because the mortgage rates on the mortgage loans in loan group 1 generally adjust semi-annually, and, in many cases, after an initial fixed-rate period, there will be a delay between the change in Six-Month LIBOR and the rate on the related mortgage loan. Thus, it is possible, for example, that One-Month LIBOR may rise during periods in which Six-Month LIBOR is stable or falling or that, even if both One-Month LIBOR and Six-Month LIBOR rise during the same period, One-Month LIBOR may rise much more rapidly than Six-Month LIBOR. To the extent that the related bond interest rate on an underlying Class M Bonds is limited to the related available funds rate, basis risk shortfalls may occur. See "Description of the Securities--Interest Payments on the Bonds."

         The derivative contracts will be assigned to, or entered into by, the trust and the net amounts payable from these contracts will provide some protection against any basis risk shortfalls on the Class 1- A Bonds, the underlying Class M Bonds related to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates and the Class 3-A, Class 3-M-1, Class 3-M-2 and Class 3-B Bonds. However, net amounts payable under the derivative contracts are based on the parameters described in this prospectus supplement, and to the extent the actual performance of the mortgage loans differs from the expectations on which these parameters were based, the derivative contracts may provide insufficient funds to cover these shortfalls.

         To the extent that net amounts payable under the derivative contracts for a loan group are insufficient to cover basis risk shortfalls on the related securities, related net monthly excess cashflow may be used, subject to the priorities described in this prospectus supplement. However, there can be no assurance that available net monthly excess cashflow will be sufficient to cover these shortfalls, particularly because in a situation where the bond interest rate on a class of bonds is limited to the related available funds rate, there will be little or no related net monthly excess cashflow.

THE MORTGAGE LOANS IN LOAN GROUP 3 ARE SECURED BY MULTIFAMILY PROPERTIES

         All of the mortgage loans in loan group 3 are secured by multifamily properties. Mortgage loans secured by multifamily properties may entail risks of loss and delinquency that are greater than similar risks associated with loans secured by one- to four-family residential properties. The ability of a borrower to repay a loan secured by an income-producing property is dependent primarily upon the successful operation of such property rather than the borrower's income or assets. Furthermore, the value of an income-producing property is related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. Since the cash flow necessary to repay a multifamily loan may be more volatile, such loans expose investors to different and potentially greater risks than those posed by one-to four- family residential loans.

         In the case of the multifamily loans, lenders typically look to the debt service coverage ratio of a loan as an important measure of the risk of default on such a loan. The net operating income of a multifamily property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a multifamily property, rental income may be affected by the condition of the applicable real estate market and/or area economy. Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a multifamily loan. Lenders also look to the loan-to-value ratio of a multifamily loan as a measure of risk of loss if a property must be liquidated following a default.

         A large number of additional factors may adversely affect the value and successful operation of a multifamily property, including:

         o the physical attributes of the apartment building such as its age, appearance and construction quality;

         o the location of the property, for example, a change in the neighborhood over time;

         o the ability of management to provide adequate maintenance and insurance;

         o        the types of services or amenities that the property provides;

         o        the property's reputation;

         o the level of mortgage insurance rates, which may encourage tenants to purchase rather than lease housing;

         o        the presence of competing properties;

         o the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

         o dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant vouchers programs, which vouchers may be used at other properties and influence tenant mobility;

         o adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels; and

         o state and local regulations, which may affect the building owner's ability to increase rent to market rent for an equivalent apartment.

         Sound property management may control costs, provide appropriate service to tenants and ensure that improvements are maintained. Sound property management can also maintain cash flow, reduce vacancy, leasing and repair costs and preserve building value. Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases. Property management errors can impair the long-term viability of a property.

         In the case of multifamily properties, federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents.

         If a multifamily loan becomes a specially serviced multifamily loan, the amount of servicing compensation will be increased, resulting in a reduction in the amount of related net monthly excess cash flow with respect to the mortgage loans in loan group 3. In addition, in the event the interest rate on a multifamily loan is reduced, the amount of net monthly excess cashflow with respect to the related mortgage loans will also be reduced.

         Investors in the bonds should note that the seller has only recently begun to originate multifamily loans and therefore has no material loss and delinquency information with respect to the multifamily loans.

         See "General Yield and Prepayment Considerations," "The Mortgage Pool--Multifamily Loans" and "Description of the Servicing Agreement--Servicing of Multifamily Loans" in this prospectus supplement.

THE SAMPLE MORTGAGE LOANS IN LOAN GROUP 3 ARE CONCENTRATED AND HAVE HIGH PRINCIPAL BALANCES

         There are only 54 sample mortgage loans in loan group 3, with principal balances ranging from $348,553 to $2,697,045 as of the cut-off date. As a result, any realized loss on one of these mortgage loans could be a substantial amount and could cause a realized loss greater than the amount of overcollateralization in loan group 3, even if the amount of overcollateralization is at its target amount. Investors are urged to consider the risk that the loss and delinquency experience on the mortgage loans in loan group 3 with higher principal balances may have a disproportionate effect on these mortgage loans as a whole. In addition, the timing of prepayments and liquidations of these mortgage loans could be volatile.

THE BOND INTEREST RATE ON THE CLASS 2-A BONDS IS SUBJECT TO AN ADJUSTED WEIGHTED AVERAGE NET RATE CAP

         The bond interest rate on the Class 2-A Bonds is subject to a cap equal to available funds generated by the mortgage loans in loan group 2. Therefore, the prepayment of the mortgage loans in loan group 2 with higher mortgage rates may result in a lower bond interest rate on the Class 2-A Bonds during the periods when the applicable cap is in effect.

         A rapid rate of prepayments on the mortgage loans in loan group 2 could lower the bond interest rate cap applicable to the Class 2-A Bonds, increasing the likelihood that the cap will limit the bond interest rates on this class of bonds.

         To the extent amounts available to the Class 2-A Bonds are limited by available funds generated by the mortgage loans in loan group 2, and such amount is paid to such bonds, the difference between available funds and the bond interest rate on such class of bonds may create a shortfall. Any resulting shortfall will be payable from the related net monthly excess cashflow as and to the extent described in this prospectus supplement. In this situation, the amount of net monthly excess cashflow from the mortgage loans in loan group 2 may be substantially reduced.

STATUTORY AND JUDICIAL LIMITATIONS ON FORECLOSURE PROCEDURES MAY DELAY RECOVERY WITH RESPECT TO THE MORTGAGED PROPERTIES AND, IN SOME INSTANCES, LIMIT THE AMOUNT THAT MAY BE RECOVERED BY THE FORECLOSING LENDER, RESULTING IN LOSSES ON THE MORTGAGE LOANS THAT MIGHT CAUSE LOSSES OR SHORTFALLS TO BE INCURRED ON THE OFFERED SECURITIES

         Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in some states, notice to any party having an interest of record in the real property, including junior lienholders. Some states have adopted "anti-deficiency" statutes that limit the ability of a lender to collect the full amount owed on a loan if the property sells at foreclosure for less than the full amount owed. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of these statutes and judicial principles may be to delay and/or reduce payments with respect to the bonds and grantor trust certificates. See "Legal Aspects of Mortgage Loans -- Foreclosure on Mortgages and Some Contracts" in the prospectus.

THE VALUE OF THE MORTGAGE LOANS MAY BE AFFECTED BY, AMONG OTHER THINGS, A DECLINE IN REAL ESTATE VALUES AND CHANGES IN THE BORROWERS' FINANCIAL CONDITION, WHICH MAY CAUSE LOSSES OR SHORTFALLS TO BE INCURRED ON THE OFFERED SECURITIES

         No assurance can be given that values of the mortgaged properties have remained or will remain at their levels as of the dates of origination of the related mortgage loans. If the residential or multifamily real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In particular, mortgage loans with high loan-to-value ratios or high principal balances will be affected by any decline in real estate values. Also, in recent years, property values have risen at a greater rate than previously. Any decrease in the value of the mortgage loans may result in the allocation of losses to the related bonds and grantor trust certificates to the extent not covered by credit enhancement.

THE GROUP 1 LOANS AND GROUP 2 LOANS WERE UNDERWRITTEN TO NON-CONFORMING UNDERWRITING STANDARDS, WHICH MAY RESULT IN LOSSES OR SHORTFALLS ON THE OFFERED SECURITIES

         The group 1 loans and group 2 loans were underwritten generally in accordance with underwriting standards which are primarily intended to provide for single family "non-conforming" mortgage loans. A "non-conforming" mortgage loan means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for "A" credit mortgagors. These credit characteristics include mortgagors whose creditworthiness and repayment ability do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. Accordingly, mortgage loans underwritten under the seller's non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the bonds and grantor trust certificates.

SOME OF THE MORTGAGE LOANS HAVE AN INITIAL INTEREST ONLY PERIOD, WHICH MAY RESULT IN INCREASED DELINQUENCIES AND LOSSES WITH RESPECT TO THESE MORTGAGE LOANS

         Approximately 0.08%, 0.14%, 0.38%, 65.56%, 0.02% and 1.91% of the
sample mortgage loans in loan group 1 (by aggregate outstanding principal balance of the related sample mortgage loans as of the cut-off date) have initial interest only periods of one year, two, three, five, seven and ten years, respectively, and approximately 7.08% and 0.52% of the sample mortgage loans in loan group 2 (by aggregate outstanding principal balance of the related sample mortgage loans as of the cut-off date) have initial interest only periods of five years and ten years, respectively. During this period, the payment made by the related borrower will be less than it would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced by the principal portion of scheduled monthly payments during this period. As a result, no principal payments will be made to the bonds and grantor trust certificates from these mortgage loans during their interest only period except in the case of a prepayment.

         After the initial interest only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related borrowers, particularly if interest rates have increased and the borrower is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the bonds and grantor trust certificates.

         Mortgage loans with an initial interest only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different than mortgage loans that fully amortize. In particular, there may be a higher expectation by these borrowers of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the property by the related mortgagor may affect the delinquency and prepayment of these mortgage loans.

THE MORTGAGE LOANS ARE CONCENTRATED IN THE STATE OF CALIFORNIA, WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS

         Investors should note that some geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters such as earthquakes, hurricanes, floods and eruptions, civil disturbances such as riots, and by other disruptions such as ongoing power outages or terrorist actions or acts of war. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. Approximately 68.59%, 35.07% and 87.27% of the sample mortgage loans in loan group 1, loan group 2 and loan group 3, respectively (by aggregate outstanding principal balance of the related sample mortgage loans as of the cut-off date), are in the State of California. The concentration of the mortgage loans in the State of California may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration. In particular, property values in California have increased at a rate greater than previously in recent years, and may as a result be subject to decline in the future. Any risks associated with mortgage loan concentration may affect the yield to maturity of the bonds and grantor trust certificates to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the bonds and grantor trust certificates.

SOME OF THE MORTGAGE LOANS IN LOAN GROUP 2 PROVIDE FOR BALLOON PAYMENTS AT MATURITY, WHICH MAY RESULT IN A GREATER RISK OF LOSS WITH RESPECT TO THESE MORTGAGE LOANS

         Approximately 0.13% of the sample mortgage loans in loan group 2 (by aggregate outstanding principal balance as of the cut-off date) are balloon loans. These mortgage loans will require a substantial payment of principal, or "balloon payment," at their stated maturity in addition to their scheduled monthly payment. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to fully refinance the loan or to sell the related mortgaged property at a price sufficient to permit the mortgagor to make the balloon payment. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the value of the related mortgaged property, the level of available mortgage rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, prevailing general economic conditions, the availability of credit for loans secured by comparable real properties. Any risks associated with the balloon loans may affect the yield to maturity of the bonds to the extent losses or delays in payment caused by these risks which are not covered by credit enhancement are allocated to, or result in a slower rate of principal payments on, the bonds.


THE RATE AND TIMING OF PREPAYMENTS WILL AFFECT YOUR YIELD

         Borrowers may prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which borrowers will repay their mortgage loans. A prepayment of a mortgage loan generally will result in a prepayment on the bonds and grantor trust certificates:

         o If you purchase your securities at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

         o If you purchase your securities at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

         o The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if interest rates decline, mortgage loan prepayments may increase due to the availability of other mortgage loans at lower interest rates. Conversely, if prevailing interest rates rise significantly, the prepayments on mortgage loans may decrease.

         o Approximately 76.74%, 66.29% and 100.00% of all of the sample mortgage loans in loan group 1, loan group 2 and loan group 3, respectively (by aggregate outstanding principal balance of the related sample mortgage loans as of the cut-off date), require the mortgagor to pay a charge in certain instances if the mortgagor prepays the mortgage loan during a stated period, which may be from six months to five years (or seven years, in the case of a Group 3 Loan) after the mortgage loan was originated. A prepayment charge may or may not discourage a mortgagor from prepaying the mortgage loan during the applicable period.

         o The seller may be required to purchase mortgage loans from the trust in the event certain breaches of representations and warranties occur and have not been cured. In addition, the master servicer has the option to purchase mortgage loans that become 90 days or more delinquent. These purchases will have the same effect on the holders of the bonds and grantor trust certificates as a prepayment in full of any such purchased mortgage loans.

         o The overcollateralization provisions are intended to result in an accelerated rate of principal payments to holders of the classes of bonds and grantor trust certificates then entitled to payments of principal whenever overcollateralization is at a level below the required level. An earlier return of principal to the holders of the bonds and grantor trust certificates as a result of the overcollateralization provisions will influence the yield on the bonds and grantor trust certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the bonds and grantor trust certificates.

         See "Yield on the Securities" in this prospectus supplement.

THE MORTGAGE LOANS MAY HAVE ENVIRONMENTAL RISKS, WHICH MAY RESULT IN INCREASED LOSSES WITH RESPECT TO THESE MORTGAGE LOANS

         To the extent the master servicer for a mortgage loan acquires title to any related mortgaged property contaminated with or affected by hazardous wastes or hazardous substances, these mortgage loans may incur losses. See "Servicing of Mortgage Loans -- Realization upon or Sale of Defaulted Mortgage Loans" and "Legal Aspects of Mortgage Loans -- Environmental Legislation" in the prospectus. To the extent these environmental risks result in losses on the mortgage loans, the yield to maturity of the bonds and grantor trust certificates, to the extent not covered by credit enhancement, may be affected.

SOME ADDITIONAL RISKS ARE ASSOCIATED WITH THE CLASS M CERTIFICATES AND THE CLASS 3-M-1, CLASS 3- M-2 AND CLASS 3-B BONDS

         The weighted average life of, and the yield to maturity on, the Class M Certificates and the Class 3-M-1, Class 3-M-2 and Class 3-B Bonds will be sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the related mortgage loans. If the actual rate and severity of losses on the related mortgage loans are higher than those assumed by an investor in the Class M Certificates and Class 3-M-1, Class 3-M-2 and Class 3-B Bonds, the actual yield to maturity of such grantor trust certificates or bonds, as applicable, may be lower than assumed. The timing of losses on the related mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of overcollateralization following payments of principal on the related payment date, will be allocated to the related bonds, and thereby reduce the certificate principal balance of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M- 6 Certificates, in reverse order of their priority, or the Class 3-M-1, Class 3-M-2 and Class 3-B Bonds, in reverse order of their priority, as applicable. As a result of such reductions, less interest will accrue on such class of Class M Certificates or Class 3-M-1, Class 3-M-2 and Class 3-B Bonds than would otherwise be the case. Furthermore, the timing of receipt of principal and interest by the Class M Certificates and the Class 3-M-1, Class 3-M-2 and Class 3-B Bonds may be adversely affected by losses even if such class of certificates does not ultimately bear such loss, to the extent losses affect the required amount of overcollateralization.

         Once a realized loss is allocated to a Class M Certificate or a Class 3-M-1, Class 3-M-2 or Class 3-B Bond, no amounts will be distributable with respect to such written-down amount. However, the amount of any realized losses allocated to a Class M Certificate or a Class 3-M-1, Class 3-M-2 or Class 3-B Bond may be repaid to the holders thereof from the net monthly excess cashflow, to the extent reimbursed to the related underlying bonds in the case of a Class M Certificate, according to the priorities set forth under "Description of the Securities -- Overcollateralization Provisions" in this prospectus supplement.

PREPAYMENT INTEREST SHORTFALLS AND RELIEF ACT SHORTFALLS WILL AFFECT YOUR YIELD

         When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only up to the date of the principal prepayment, instead of for a full month. When a partial principal prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for any days in the month in which the prepayment is made. In addition, the application of the Servicemembers Civil Relief Act, as amended, to any group 1 loan or group 2 loan will adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on the mortgage loan. This may result in a shortfall in interest collections available for payment to bondholders and grantor trust certificateholders on the next payment date. The master servicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments in full, but only up to the lesser of (a) one-twelfth of 0.125% of the aggregate stated principal balance of the mortgage loans immediately preceding such payment date and (b) the amount of the master servicer's aggregate master servicing fee and any subservicing fee for the related due period. Prepayment interest shortfalls resulting from prepayments in part will not be covered by the master servicer, any subservicer or otherwise. In addition, certain shortfalls in interest collections arising from the application of the Relief Act will not be covered by the master servicer or any subservicer.

         On any payment date, any shortfalls resulting from the application of the Relief Act and any prepayment interest shortfalls to the extent not covered by compensating interest paid by the master servicer will be allocated to the bonds and grantor trust certificates on a pro rata basis based on the respective amounts of interest accrued on such bonds and grantor trust certificates for such payment date. The holders of the bonds and grantor trust certificates will be entitled to reimbursement for any such interest shortfalls with interest thereon solely from the net monthly excess cashflow in accordance with the payment provisions in this prospectus supplement. If these shortfalls are allocated to the bonds and grantor trust certificates and are not reimbursed on any payment date, the amount of interest paid to those bonds and grantor trust certificates will be reduced, adversely affecting the yield on your investment.

VIOLATION OF VARIOUS FEDERAL AND STATE LAWS MAY RESULT IN LOSSES ON THE MORTGAGE LOANS

         Applicable state laws generally regulate interest rates and other charges, require specific disclosure, and require licensing of the seller. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

         The mortgage loans will be subject to federal laws, including:

         o the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require specific disclosures to the borrowers regarding the terms of the mortgage loans;

         o the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

         o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

         Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the trust to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the trust to damages and administrative enforcement. The Homeownership Act requires certain additional disclosures, specifies the timing of such disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Homeownership Act. Remedies available to the mortgagor include monetary penalties, as well as recission rights if the appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by the law. The Homeownership Act also provides that any purchaser or assignee of a mortgage covered by the Homeownership Act is subject to all of the claims and defenses to loan payment, whether under the Federal Truth-in-Lending Act, as amended by the Homeownership Act or other law, which the borrower could assert against the original lender unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the mortgage loan was subject to the provisions of the Homeownership Act. The maximum damages that may be recovered under the Homeownership Act from an assignee is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan. If the trust fund owns mortgage loans subject to the Homeownership Act, it will be subject to all of the claims and defenses which the borrower could assert against the seller. Recently, lawsuits have been brought under the Federal Truth-in-Lending Act naming as defendants securitization trusts such as the trust and the grantor trusts.

         The seller will represent that as of the closing date, with respect to the initial mortgage loans, and as of the applicable subsequent transfer date, with respect to the subsequent mortgage loans in loan group 1 and loan group 2, each such mortgage loan at the time it was originated complied in all material respects with applicable local, state and federal laws, including, without limitation, usury, equal credit opportunity, truth-in-lending and disclosure laws. The seller will also represent that each mortgage loan is being serviced in all material respects in accordance with applicable local, state and federal laws, including, without limitation, usury, equal credit opportunity and disclosure laws. In the event of a breach of this representation, it will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus.

THERE MAY BE VARIATIONS IN THE MORTGAGE LOANS FROM THE SAMPLE MORTGAGE LOANS

         The sample mortgage loans include mortgage loans whose characteristics may vary from the specific characteristics reflected in the mortgage loans, although the extent of such variance is not expected to be material. Within 15 days of the closing date, tables will be filed on Form 8-K reflecting the mortgage loans.

THERE MAY BE VARIATIONS IN THE SUBSEQUENT MORTGAGE LOANS FROM THE INITIAL MORTGAGE LOANS

         Each subsequent mortgage loan in loan group 1 and loan group 2 generally will satisfy the eligibility criteria described in this prospectus supplement at the time of its sale to the trust. The characteristics of the subsequent mortgage loans in loan group 1 and loan group 2, however, may vary from the specific characteristics reflected in the statistical information relating to the sample mortgage loans presented in this prospectus supplement, although the extent of such variance is not expected to be material. Within 15 days of the delivery of the last subsequent mortgage loan in loan group 1 and loan group 2 to the trust, tables will be filed on Form 8-K reflecting the final pool of mortgage loans.


MANDATORY PREPAYMENT

         To the extent that the amounts on deposit in the pre-funding accounts have not been fully applied to the purchase of subsequent mortgage loans in loan group 1 and loan group 2 on or before April 30, 2004, the holders of the bonds then entitled to principal distributions will receive on the payment date immediately following April 30, 2004, any amounts remaining in the pre-funding accounts. Although no assurance can be given, the company intends that the principal amount of subsequent mortgage loans in loan group 1 and loan group 2 sold to the indenture trustee will require the application of substantially all amounts on deposit in the pre-funding accounts and that there will be no material principal payment to the holders of the bonds on such payment date.

THE RATINGS ON THE OFFERED SECURITIES ARE NOT A RECOMMENDATION TO BUY, SELL OR HOLD THE OFFERED SECURITIES AND ARE SUBJECT TO WITHDRAWAL AT ANY TIME, WHICH MAY RESULT IN LOSSES ON THE OFFERED SECURITIES

         It is a condition to the issuance of the Class 1-A, Class 2-A, Class 3-A, Class 3-M-1, Class 3-M-2 and Class 3-B Bonds and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates that each such class of securities be rated no lower than the ratings described on page S-5 of this prospectus supplement. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any security, and, accordingly, there can be no assurance that the ratings assigned to any security on the date on which the bonds and grantor trust certificates are initially issued will not be lowered or withdrawn by a rating agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the bonds and grantor trust certificates may be adversely affected. See "Ratings" in this prospectus supplement and in the prospectus.

THE RECORDING OF MORTGAGES IN THE NAME OF MERS MAY AFFECT THE YIELD ON THE OFFERED SECURITIES.

         The mortgages or assignments of mortgage for some of the mortgage loans have been or may be recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the seller and its successors and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS(R) System. However, if MERS discontinues the MERS(R) System and it becomes necessary to record an assignment of the mortgage to the indenture trustee, then any related expenses shall be paid by the trust and will reduce the amount available to pay principal of and interest on the offered securities.

         The recording of mortgages in the name of MERS is a new practice in the mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the payment of liquidation proceeds to bondholders and grantor trust certificateholders and increase the amount of losses on the mortgage loans.

         For additional information regarding MERS and the MERS(R) System, see "The Mortgage Pool -- Sample Mortgage Loan Characteristics" and "Yield on the Securities -- General Yield and Prepayment Considerations" in this prospectus supplement.

                                THE MORTGAGE POOL

GENERAL

         The mortgage pool will consist of three groups of mortgage loans, referred to in this prospectus supplement as "Loan Group 1", "Loan Group 2" and "Loan Group 3" (and each, a "Loan Group"), and also designated as the "Group 1 Loans", the "Group 2 Loans" and the "Group 3 Loans", respectively. The Group 1 Loans are one- to four-family, adjustable-rate, fully-amortizing residential mortgage loans secured by first liens on mortgaged properties. The Group 2 Loans are one- to four-family, fully-amortizing and balloon payment residential mortgage loans, all of which have fixed rates that are secured by first liens on mortgaged properties. The Group 3 Loans are adjustable-rate, fully-amortizing multifamily mortgage loans secured by first liens on mortgaged properties. The mortgage loans will have original terms to maturity of not greater than 30 years.

         The mortgage pool will include the initial mortgage loans and the subsequent mortgage loans in Loan Group 1 and Loan Group 2 (each, a "Group 1 subsequent mortgage loan" or "Group 2 subsequent mortgage loan", as applicable). The initial mortgage loans will be the mortgage loans deposited into the trust on the Closing Date. The Group 1 subsequent mortgage loans and Group 2 subsequent mortgage loans will be purchased with amounts on deposit in the related pre-funding account described in this prospectus supplement.

         The company will convey the initial mortgage loans to the trust on the Closing Date pursuant to the Trust Agreement. The company will convey the Group 1 subsequent mortgage loans and Group 2 subsequent mortgage loans to the trust during the Funding Period. The Group 1 subsequent mortgage loans will be acquired with amounts on deposit in the Group 1 Pre-Funding Account pursuant to the Group 1 Subsequent Transfer Instrument. The Group 2 subsequent mortgage loans will be acquired with amounts on deposit in the Group 2 Pre-Funding Account pursuant to the Group 2 Subsequent Transfer Instrument. The Seller will make certain representations and warranties with respect to the initial mortgage loans in the Mortgage Loan Purchase Agreement and with respect to the Group 1 subsequent mortgage loans and Group 2 subsequent mortgage loans in the Group 1 subsequent mortgage loan purchase agreement and Group 2 subsequent mortgage loan purchase agreement . These representations and warranties will be assigned to the indenture trustee for the benefit of the Bondholders. As more particularly described in the prospectus, the Seller will have certain repurchase or substitution obligations in connection with a breach of any such representation or warranty, as well as in connection with an omission or defect in respect of certain constituent documents required to be delivered with respect to the mortgage loans, if such breach, omission or defect cannot be cured and it materially and adversely affects the interests of the Bondholders. See "The Mortgage Pools -- Representations by Sellers" in the prospectus.

         The mortgage loans will have been originated or acquired by the Seller in accordance with the underwriting criteria described in this prospectus supplement. See "--Underwriting Standards" Below.

         Substantially all of the Group 1 Loans will be subserviced by Countrywide Home Loans Servicing LP. Substantially all of the Group 2 Loans will be subserviced by GMAC Mortgage Corporation. The Group 3 Loans will be subserviced by Midland Loan Services, Inc. See "Description of the Servicing Agreement -- The Subservicers" in this prospectus supplement.

         None of the initial mortgage loans were 30 days or more delinquent as of the Cut-off Date.

         Substantially all of the mortgage loans have scheduled monthly payments due on the first of the month. Each Group 1 Loan and Group 3 Loan is generally assumable in accordance with the terms of the related mortgage note.

         Each mortgage loan is required to be covered by a standard hazard insurance policy. See "Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder--Hazard Insurance Policies" in the prospectus.


MORTGAGE RATE ADJUSTMENT

         The mortgage rate on the mortgage loans in Loan Group 1 and Loan Group 3 will generally adjust semi-annually commencing after an initial period after origination of generally six months, two years, three years or five years, in each case on each applicable adjustment date to a rate equal to the sum, generally rounded to the nearest one-eighth of one percentage point (12.5 basis points), of (i) the related index and (ii) the gross margin. In addition, the mortgage rate on each adjustable-rate mortgage loan is subject on its first adjustment date following its origination to an initial rate cap and on each adjustment date thereafter to a periodic rate cap. All of the adjustable-rate mortgage loans are also subject to maximum and minimum lifetime mortgage rates. The adjustable-rate mortgage loans were generally originated with an initial mortgage rate below the sum of the index at origination and the gross margin. Due to the application of the initial rate caps, periodic rate caps, maximum mortgage rates and minimum mortgage rates, the mortgage rate on any adjustable-rate mortgage loan, as adjusted on any related adjustment date, may not equal the sum of the index and the gross margin.

         The mortgage rate on substantially all of the sample mortgage loans in Loan Group 1 and all of the sample mortgage loans in Loan Group 3 adjusts based on an index equal to Six-Month LIBOR. In the event that the related index is no longer available, an index that is based on comparable information will be selected by the Master Servicer, to the extent that it is permissible under the terms of the related mortgage and mortgage note.

         Substantially all of the adjustable-rate sample mortgage loans (other than the Seasoned Mortgage Loans) will not have reached their first adjustment date as of the Closing Date. The initial mortgage rate is generally lower than the rate that would have been produced if the applicable gross margin had been added to the index in effect at origination. Adjustable-rate mortgage loans that have not reached their first adjustment date are subject to the initial rate cap on their first adjustment date, and periodic rate caps thereafter.


INDICES ON THE MORTGAGE LOANS

         The index applicable to the determination of the mortgage rate on approximately 99.14% and 100.00% (by aggregate outstanding principal balance of the related sample mortgage loans as of the Cut-off Date) of the sample mortgage loans in Loan Group 1 and Loan Group 3, respectively, is the average of the interbank offered rates for six-month United States dollar deposits in the London market as published by Fannie Mae or The Wall Street Journal and, in most cases, as most recently available as of the first business day of the month preceding such adjustment date, or Six-Month LIBOR.

         The table below sets forth historical average rates of Six-Month LIBOR for the months indicated as made available from Fannie Mae. The rates are determined from information that is available as of 11:00 a.m. (London time) on the second to last business day of each month. Such average rates may fluctuate significantly from month to month as well as over longer periods and may not increase or decrease in a constant pattern from period to period. There can be no assurance that levels of Six-Month LIBOR published by Fannie Mae, or published on a different reference date would have been at the same levels as those set forth below. The following does not purport to be representative of future levels of Six-Month LIBOR (as published by Fannie Mae). No assurance can be given as to the level of Six-Month LIBOR on any adjustment date or during the life of any adjustable-rate mortgage loan based on Six-Month LIBOR.


                                                    SIX-MONTH LIBOR


MONTH                    1997         1998         1999        2000         2001         2002         2003         2004
-----                    ----         ----         ----        ----         ----         ----         ----         ----
January                  5.71%        5.75%        5.04%       6.23%        5.36%        1.99%        1.35%        1.21%
February                 5.68         5.78         5.17        6.32         4.96         2.06         1.34         1.10%
March                    5.96         5.80         5.08        6.53         4.71         2.33         1.26
April                    6.08         5.87         5.08        6.61         4.23         2.10         1.29
May                      6.01         5.81         5.19        7.06         3.91         2.09         1.22
June                     5.94         5.87         5.62        7.01         3.83         1.95         1.12
July                     5.83         5.82         5.65        6.88         3.70         1.86         1.15
August                   5.86         5.69         5.90        6.83         3.48         1.82         1.21
September                5.85         5.36         5.96        6.76         2.53         1.75         1.18
October                  5.81         5.13         6.13        6.72         2.17         1.62         1.22
November                 6.04         5.28         6.04        6.68         2.10         1.47         1.25
December                 6.01         5.17         6.13        6.20         1.98         1.38         1.22

         The index applicable to the determination of the mortgage rate on approximately 0.80% (by aggregate outstanding principal balance of the related sample mortgage loans as of the Cut-off Date) of the sample mortgage loans in Loan Group 1 is the average of the interbank offered rates for one-year United States dollar deposits in the London market as published by Fannie Mae or The Wall Street Journal and, in most cases, as most recently available as of the first business day of the month preceding such adjustment date, or One-Year LIBOR.

         The index applicable to the determination of the mortgage rate on approximately 0.06% (by aggregate outstanding principal balance of the related sample mortgage loans as of the Cut-off Date) of the sample mortgage loans in Loan Group 1 will be based on the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year as reported by the Federal Reserve Board in statistical Release No. H.15(519), as most recently available as of the date forty-five days, thirty-five days or thirty days prior to the adjustment date or on the adjustment date, as published in the place specified in the related mortgage note and as made available as of the date specified in the related mortgage note, or One-Year U.S. Treasury.


PREPAYMENT CHARGES

         Approximately 76.74%, 66.29% and 100.00% of the sample Group 1 Loans, sample Group 2 Loans and sample Group 3 Loans, respectively (by aggregate outstanding principal balance of the related sample mortgage loans as of the Cut-off Date), provide for payment by the mortgagor of a prepayment charge in limited circumstances on prepayments. Generally, mortgage loans with prepayment charges provide for payment of a prepayment charge on some partial or full prepayments made within one year, five years or other period as provided in the related mortgage note from the date of origination of the mortgage loan. No mortgage loan provides for payment of a prepayment charge on partial or full prepayments made more than five years from the date of origination of that mortgage loan. The amount of the prepayment charge is as provided in the related mortgage note. The prepayment charge will generally apply if, in any twelve-month period during the first year, five years or other period as provided in the related mortgage note from the date of origination of the mortgage loan, the mortgagor prepays an aggregate amount exceeding 20% of the original principal balance of the mortgage loan. The amount of the prepayment charge on these loans will generally be equal to 6 months' advance interest calculated on the basis of the mortgage rate in effect at the time of the prepayment on the amount prepaid in excess of 20% of the original principal balance of the mortgage loan. For the multifamily loans with no initial fixed rate period or a three year fixed rate period, the amount of the prepayment charge is 3% of the principal balance of the related mortgage loan for the first year after origination, declining by 1% each year until such charge terminates at the end of the third year. For the multifamily loans with a five year fixed rate period, the amount of the charge is 5% of the principal balance of the related mortgage loan for the first year after origination, declining by 1% each year until such charge terminates at the end of the fifth year. For the multifamily loans with a seven year fixed rate period, the amount of the charge is 5% of the principal balance of the related mortgage loan for the first year after origination, declining by 1% each year until the fifth year and remaining constant at 1% for the fifth, sixth and seventh years. The prepayment charges may, in certain circumstances, be waived by the Master Servicer or the related subservicer. Some of these prepayment charges may not be enforceable in cases where the mortgagor sells the related mortgaged property. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans. The Master Servicer or the related subservicer will be entitled to all prepayment charges received on the mortgage loans, and these amounts will not be available for payment on the Securities.


PRIMARY MORTGAGE INSURANCE AND THE RADIAN LENDER-PAID PMI POLICY

         Substantially all of the Group 1 Loans and Group 2 Loans (other than the Seasoned Mortgage Loans) and all of the Seasoned Mortgage Loans with a loan-to-value ratio at origination in excess of 80.00% will be insured by one of the following: (1) a Primary Insurance Policy issued by a private mortgage insurer (other than a Radian Lender-Paid PMI Policy) or (2) the Radian Lender-Paid PMI Policy. None of the Group 3 Loans will be insured by Primary Insurance Policy or the Radian Lender-Paid PMI Policy.

         Each Primary Insurance Policy will insure against default under each insured mortgage note as follows: (A) for which the outstanding principal balance at origination of such mortgage loan is greater than or equal to 80.01% and up to and including 90.00% of the lesser of the Appraised Value and the sale price, such mortgage loan is covered by a Primary Insurance Policy in an amount equal to at least 12.00% of the Allowable Claim and (B) for which the outstanding principal balance at origination of such mortgage loan exceeded 90.00% of the lesser of the Appraised Value and the sales price, such mortgage loan is covered by a Primary Insurance Policy in an amount equal to at least 20.00% of the Allowable Claim.

         The Radian Lender-Paid PMI Policy will insure against default under each insured mortgage note as follows: (A) for which the outstanding principal balance at origination of such mortgage loan is greater than or equal to 80.01% and up to and including 89.99% of the lesser of the Appraised Value and the sales price, such mortgage loan is covered in an amount equal to at least 22.00% of the Allowable Claim, (B) for which the outstanding principal balance at origination of such mortgage loan is at least 90.00% and up to and including 95.00% of the lesser of the Appraised Value and the sales price, such mortgage loan is covered in an amount equal to at least 22.00% of the Allowable Claim and
(C) for which the outstanding principal balance at origination of such mortgage loan is at least 95.01% and up to and including 97.00% of the lesser of the Appraised Value and the sales price, such mortgage loan is covered in an amount equal to at least 35.00% of the Allowable Claim.

         With respect to the Radian Lender-Paid PMI Policy, the premium will be payable by the Master Servicer out of interest collections on the mortgage loans at a rate equal to the related Radian PMI Rate. The Radian PMI Rates for the sample mortgage loans will range from 0.240% per annum to 2.220% per annum of the Stated Principal Balance of the related Radian PMI Insured Loan.

         To the extent of a default by Radian under the Radian Lender-Paid PMI Policy, the Master Servicer will use its best efforts to find a replacement policy with substantially similar terms.

         See "Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder -- Hazard Insurance Policies" in the Prospectus.


SAMPLE MORTGAGE LOAN CHARACTERISTICS

         The statistical information included in this prospectus supplement with respect to the mortgage loans is based on a pool of 5,543 sample mortgage loans, 73.58% of which are in Loan Group 1, 22.07% of which are in Loan Group 2 and 4.35% of which are in Loan Group 3. References to percentages of the sample mortgage loans unless otherwise noted are calculated based on the aggregate principal balance of the sample mortgage loans as of the Cut-off Date.

         The original mortgages for some of the mortgage loans have been, or in the future may be, at the sole discretion of the Master Servicer, recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the Seller and its successors and assigns, and subsequent assignments of those mortgages have been, or in the future may be, at the sole discretion of the Master Servicer, registered electronically through the MERS(R) System. In some other cases, the original mortgage was recorded in the name of the originator of the mortgage loan, record ownership was later assigned to MERS, solely as nominee for the owner of the mortgage loan, and subsequent assignments of the mortgage were, or in the future may be, at the sole discretion of the Master Servicer, registered electronically through the MERS(R) System. For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the indenture trustee, and does not have any interest in the mortgage loan. Some of the sample Group 1 Loans, sample Group 2 Loans and sample Group 3 Loans were recorded in the name of MERS. For additional information regarding the recording of mortgages in the name of MERS see "Yield on the Securities--Yield Sensitivity of the Grantor Trust Certificates" in this prospectus supplement.

Loan Group 1

         The sample Group 1 Loans had an aggregate principal balance as of the Cut-off Date of approximately $1,000,000,035, after application of scheduled payments due on or before the Cut-off Date, whether or not received. All of the sample Group 1 Loans are secured by first liens on the related mortgaged property.

         The average principal balance of the sample Group 1 Loans at origination was approximately $255,574. No sample Group 1 Loan had a principal balance at origination of greater than approximately $1,000,000 or less than approximately $47,000. The average principal balance of the sample Group 1 Loans as of the Cut-off Date was approximately $255,493. No sample Group 1 Loan had a principal balance as of the Cut-off Date of greater than approximately $1,000,000 or less than approximately $46,946.

         As of the Cut-off Date, the sample Group 1 Loans had mortgage rates ranging from approximately 2.875% per annum to approximately 10.125% per annum and the weighted average mortgage rate was approximately 5.568% per annum. The weighted average remaining term to stated maturity of the sample Group 1 Loans was approximately 359 months as of the Cut-off Date. None of the sample Group 1 Loans will have a first Due Date prior to January 1, 2003, or after May 1, 2004, or will have a remaining term to maturity of less than 345 months or greater than 360 months as of the Cut-off Date. The latest maturity date of any sample Group 1 Loan is April 1, 2034.

         Approximately 0.08%, 0.14%, 0.38%, 65.56%, 0.02% and 1.91% of the
sample Group 1 Loans have initial interest only periods of one, two, three, five, seven and ten years, respectively.

         The loan-to-value ratio of a mortgage loan secured by a first lien is equal to the ratio, expressed as a percentage, of the principal amount of the loan at origination, to the lesser of the appraised value of the related mortgaged property at the time of origination and the sales price. The weighted average of the loan-to- value ratios at origination of the sample Group 1 Loans was approximately 78.49%. No loan-to-value ratio at origination of any sample Group 1 Loan was greater than approximately 100.00% or less than approximately 11.81%.

         None of the sample Group 1 Loans are buydown mortgage loans.

         None of the Group 1 Loans will be subject to the Home Ownership and Equity Protection Act of 1994 or any comparable state law.

         Approximately 99.79% of the sample Group 1 Loans (other than the Seasoned Mortgage Loans in Loan Group 1) have not reached their first adjustment date as of the Closing Date.

         Approximately 76.74% of the sample Group 1 Loans provide for prepayment charges.

         Approximately 12.47% and 7.71% of the sample Group 1 Loans are covered by a Primary Insurance Policy and the Radian Lender-Paid PMI Policy, respectively. For the sample Group 1 Loans, the weighted average of the Radian PMI Rates for the mortgage loans covered by the Radian Lender-Paid PMI Policy is approximately 1.030% per annum.

         With respect to substantially all of the Group 1 Loans, the Minimum Mortgage Rate is equal to the Gross Margin.

         Set forth below is a description of certain additional characteristics of the sample Group 1 Loans as of the Cut-off Date, except as otherwise indicated. All percentages of the sample Group 1 Loans are approximate percentages by aggregate principal balance as of the Cut-off Date, except as otherwise indicated. Dollar amounts and percentages may not add up to totals due to rounding.

                                              MORTGAGE LOAN PROGRAMS

                                                                                              WEIGHTED
                                                                                  WEIGHTED    AVERAGE     WEIGHTED     WEIGHTED
                                                                                   AVERAGE     REMG.      AVERAGE      AVERAGE
                                                NO. OF     % OF        AVERAGE      GROSS      TERM        CREDIT      ORIGINAL
LOAN PROGRAMS                 CURRENT BALANCE   LOANS      TOT0L       BALANCE       WAC      (MONTHS)      SCORE        LTV
---------------------------  ----------------   ------    --------     --------    --------   --------    ---------    --------
2/28 LIBOR 6MO.............  $   192,406,764      946       19.24%     $203,390      6.167%    359.13        684         82.7%
2/28 LIBOR 6MO IO..........      272,037,263    1,003       27.20       271,224      5.398     359.56        704         78.8
3/1 LIBOR 12MO.............        1,750,930        5        0.18       350,186      4.573     359.57        754         56.9
3/1 LIBOR 12MO IO..........        3,229,199       13        0.32       248,400      5.278     359.34        730         85.5
3/27 LIBOR 6MO.............       44,904,586      217        4.49       206,934      5.828     359.32        688         77.2
3/27 LIBOR 6MO IO..........      110,668,023      395       11.07       280,172      5.330     359.48        706         75.8
30Y LIBOR 12M IO...........          827,000        4        0.08       206,750      4.952     359.87        722         79.9
30Y LIBOR 6MO..............       55,683,273      238        5.57       233,963      5.799     358.79        675         80.4
30Y LIBOR 6MO IO...........      207,644,543      709       20.76       292,870      5.209     359.38        702         77.8
5/1 CMT 1Y.................          327,910        2        0.03       163,955      5.586     351.23        790         38.9
5/1 CMT 1Y IO..............          246,932        1        0.02       246,932      5.625     356.00        775         71.3
5/1 LIBOR 12MO.............          251,261        1        0.03       251,261      6.250     359.00        676         75.1
5/1 LIBOR 12MO IO..........        1,967,219       10        0.20       196,722      5.605     358.77        710         80.8
5/25 LIBOR 6MO.............       23,749,477      105        2.37       226,185      5.943     359.18        693         74.9
5/25 LIBOR 6MO IO..........       82,736,249      261        8.27       316,997      5.576     359.28        718         73.8
7/23 LIBOR 6MO IO..........        1,569,405        4        0.16       392,351      5.829     357.59        710         69.2
                              --------------    -----      ------      --------      -----     ------        ---         ----
         Total.............   $1,000,000,035    3,914      100.00%     $255,493      5.568%    359.34        699         78.5%
                              ==============    =====      ======


                                              PRINCIPAL BALANCES AS OF ORIGINATION

                                                                                                 WEIGHTED
                                                                                      WEIGHTED    AVERAGE     WEIGHTED    WEIGHTED
                                                                                      AVERAGE      REMG.      AVERAGE     AVERAGE
RANGE OF MORTGAGE                    CURRENT        NO. OF     % OF      AVERAGE       GROSS       TERM        CREDIT     ORIGINAL
LOAN PRINCIPAL BALANCES              BALANCE        LOANS      TOT0L     BALANCE        WAC      (MONTHS)      SCORE        LTV
---------------------------     ----------------    ------    --------  ---------     --------   --------    ---------    --------
$0.01 - $50,000.00............    $       94,272         2       0.01%  $  47,136       7.861%     356.50        635         74.3%
$50,000.01 - $100,000.00......        21,695,697       256       2.17      84,749       6.113      359.14        696         78.6
$100,000.01 - $150,000.00.....        84,565,971       659       8.46     128,325       5.917      359.12        693         80.4
$150,000.01 - $200,000.00.....       122,489,523       701      12.25     174,735       5.719      359.24        699         79.9
$200,000.01 - $250,000.00.....       134,349,380       596      13.43     225,418       5.636      359.35        697         79.8
$250,000.01 - $300,000.00.....       145,445,305       532      14.54     273,393       5.579      359.34        699         80.0
$300,000.01 - $350,000.00.....       130,781,507       404      13.08     323,717       5.477      359.41        701         79.7
$350,000.01 - $400,000.00.....       102,323,670       273      10.23     374,812       5.498      359.34        700         78.9
$400,000.01 - $450,000.00.....        61,176,804       144       6.12     424,839       5.525      359.46        701         77.9
$450,000.01 - $500,000.00.....        58,861,178       123       5.89     478,546       5.394      359.49        697         76.4
$500,000.01 - $550,000.00.....        33,708,208        64       3.37     526,691       5.387      359.60        696         76.4
$550,000.01 - $600,000.00.....        32,224,693        56       3.22     575,441       5.347      359.48        704         75.8
$600,000.01 - $650,000.00.....        32,181,947        51       3.22     631,019       5.463      359.33        700         75.6
$650,000.01 - $700,000.00.....        13,033,576        19       1.30     685,978       4.962      359.48        725         69.2
$700,000.01 - $750,000.00.....        14,012,901        19       1.40     737,521       4.588      359.53        687         59.7
$750,000.01 - $800,000.00.....         2,346,902         3       0.23     782,301       6.033      357.32        716         79.8
$800,000.01 - $850,000.00.....         4,119,000         5       0.41     823,800       5.495      359.60        692         63.5
$850,000.01 - $900,000.00.....         2,644,500         3       0.26     881,500       5.519      357.98        693         68.5
$900,000.01 - $950,000.00.....           945,000         1       0.09     945,000       5.500      358.00        679         70.0
$950,000.01 - $1,000,000.00...         3,000,000         3       0.30   1,000,000       5.125      358.67        742         68.3
                                  --------------     -----     ------   ---------       -----      ------        ---         ----
         Total................    $1,000,000,035     3,914     100.00%  $ 255,493       5.568%     359.34        699         78.5%
                                  ==============     =====     ======


         As of origination, the average current principal balance of the sample Group 1 Loans will be approximately $255,574.


                                     PRINCIPAL BALANCES AS OF THE CUT-OFF DATE

                                                                                                 WEIGHTED
                                                                                      WEIGHTED    AVERAGE     WEIGHTED    WEIGHTED
                                                                                      AVERAGE      REMG.      AVERAGE     AVERAGE
RANGE OF MORTGAGE                    CURRENT        NO. OF     % OF      AVERAGE       GROSS       TERM        CREDIT     ORIGINAL
LOAN PRINCIPAL BALANCES              BALANCE        LOANS      TOT0L     BALANCE        WAC      (MONTHS)      SCORE        LTV
---------------------------     ----------------    ------    --------  ---------     --------   --------    ---------    --------
$0.01 - $50,000.00............   $       94,272          2      0.01%     $47,136      7.861%    356.50          635        74.3%
$50,000.01 - $100,000.00......       21,775,045        257      2.18       84,728      6.118     359.12          696        78.6
$100,000.01 - $150,000.00.....       84,635,632        659      8.46      128,430      5.917     359.11          693        80.5
$150,000.01 - $200,000.00.....      122,340,515        700     12.23      174,772      5.718     359.25          699        79.9
$200,000.01 - $250,000.00.....      135,086,048        599     13.51      225,519      5.640     359.32          697        79.8
$250,000.01 - $300,000.00.....      144,708,637        529     14.47      273,551      5.574     359.37          699        80.0
$300,000.01 - $350,000.00.....      131,131,327        405     13.11      323,781      5.481     359.40          701        79.7
$350,000.01 - $400,000.00.....      101,973,850        272     10.20      374,904      5.492     359.35          700        78.9
$400,000.01 - $450,000.00.....       61,176,804        144      6.12      424,839      5.525     359.46          701        77.9
$450,000.01 - $500,000.00.....       58,861,178        123      5.89      478,546      5.394     359.49          697        76.4
$500,000.01 - $550,000.00.....       34,257,999         65      3.43      527,046      5.374     359.59          697        76.5
$550,000.01 - $600,000.00.....       31,674,901         55      3.17      575,907      5.360     359.49          704        75.7
$600,000.01 - $650,000.00.....       32,181,947         51      3.22      631,019      5.463     359.33          700        75.6
$650,000.01 - $700,000.00.....       13,033,576         19      1.30      685,978      4.962     359.48          725        69.2
$700,000.01 - $750,000.00.....       14,012,901         19      1.40      737,521      4.588     359.53          687        59.7
$750,000.01 - $800,000.00.....        2,346,902          3      0.23      782,301      6.033     357.32          716        79.8
$800,000.01 - $850,000.00.....        4,119,000          5      0.41      823,800      5.495     359.60          692        63.5
$850,000.01 - $900,000.00.....        2,644,500          3      0.26      881,500      5.519     357.98          693        68.5
$900,000.01 - $950,000.00.....          945,000          1      0.09      945,000      5.500     358.00          679        70.0
$950,000.01 - $1,000,000.00...        3,000,000          3      0.30    1,000,000      5.125     358.67          742        68.3
                                 --------------      -----    ------    ---------      -----     ------          ---        ----
         Total................   $1,000,000,035      3,914    100.00%   $ 255,493      5.568%    359.34          699        78.5%
                                 ==============      =====    ======


         As of the Cut-off Date, the average current principal balance of the sample Group 1 Loans will be approximately $255,493.

                                                  MORTGAGE RATES

                                                                                              WEIGHTED
                                                                                  WEIGHTED    AVERAGE     WEIGHTED    WEIGHTED
                                                                                  AVERAGE      REMG.      AVERAGE     AVERAGE
RANGE OF MORTGAGE                CURRENT      NO. OF      % OF        AVERAGE       GROSS       TERM        CREDIT    ORIGINAL
LOAN PRINCIPAL BALANCES          BALANCE      LOANS       TOT0L       BALANCE        WAC      (MONTHS)      SCORE        LTV
---------------------------  --------------   ------     --------    ---------     --------   --------    ---------   --------
2.500 - 2.999............    $      129,572       1        0.01%     $129,572       2.875%    358.00         754        87.7%
3.000 - 3.499............         3,049,317      12        0.30       254,110       3.271     358.64         703        70.8
3.500 - 3.999............        22,529,979      79        2.25       285,190       3.762     358.88         726        67.3
4.000 - 4.499............        68,592,041     243        6.86       282,272       4.229     359.49         719        69.1
4.500 - 4.999............       193,951,588     707       19.40       274,330       4.724     359.53         707        74.3
5.000 - 5.499............       199,995,255     749       20.00       267,016       5.191     359.50         707        77.0
5.500 - 5.999............       222,587,295     824       22.26       270,130       5.687     359.30         698        79.3
6.000 - 6.499............       104,925,729     412       10.49       254,674       6.169     359.30         689        81.5
6.500 - 6.999............        88,457,407     408        8.85       216,807       6.684     359.06         681        85.2
7.000 - 7.499............        47,140,079     225        4.71       209,511       7.185     359.11         682        87.7
7.500 - 7.999............        32,614,566     174        3.26       187,440       7.671     358.84         668        88.9
8.000 - 8.499............         8,939,672      42        0.89       212,849       8.117     359.21         670        90.2
8.500 - 8.999............         5,579,202      30        0.56       185,973       8.633     358.91         635        84.6
9.000 - 9.499............           764,456       4        0.08       191,114       9.126     358.68         642        90.9
9.500 - 9.999............           433,376       3        0.04       144,459       9.739     359.71         635        92.7
10.000 - 10.499..........           310,500       1        0.03       310,500      10.125     360.00         612        90.0
                             --------------   -----     -------       -------      ------     ------         ---        ----
         Total...........    $1,000,000,035   3,914      100.00%     $255,493       5.568%    359.34         699        78.5%
                             ==============   =====      ======

------------

     The weighted average mortgage rate of the sample Group 1 Loans was approximately 5.568% per annum.


                                               NEXT ADJUSTMENT DATE

                                                                                             WEIGHTED
                                                                                  WEIGHTED    AVERAGE     WEIGHTED    WEIGHTED
                                                                                  AVERAGE      REMG.      AVERAGE     AVERAGE
                                CURRENT        NO. OF      % OF        AVERAGE     GROSS       TERM        CREDIT     ORIGINAL
NEXT ADJUSTMENT DATE            BALANCE        LOANS       TOT0L       BALANCE       WAC      (MONTHS)      SCORE       LTV
-----------------------      --------------     ------     --------    ---------   --------   --------    ---------   --------
April 1, 2004..........      $   1,850,919           8       0.19%     $231,365      6.468%     354.56        702        89.5%
May 1, 2004............          4,736,094          24       0.47       197,337      5.587      356.00        694        82.2
June 1, 2004...........          8,654,279          34       0.87       254,538      5.435      356.13        704        79.4
July 1, 2004...........         21,960,762          81       2.20       271,121      5.546      357.79        694        79.3
August 1, 2004.........         79,603,208         291       7.96       273,551      5.252      358.94        703        77.9
September 1, 2004......        108,223,671         372      10.82       290,924      5.357      359.99        692        78.3
October 1, 2004........         38,298,882         137       3.83       279,554      5.205      360.00        694        77.6
January 1, 2005........            133,098           1       0.01       133,098      6.125      346.00        637        57.9
February 1, 2005.......            355,360           2       0.04       177,680      6.333      350.61        684        80.0
March 1, 2005..........            720,000           3       0.07       240,000      4.933      360.00        722        79.9
June 1, 2005...........            159,185           2       0.02        79,592      7.038      351.00        607        59.6
July 1, 2005...........            863,043           3       0.09       287,681      6.114      352.00        672        86.9
August 1, 2005.........            587,918           2       0.06       293,959      6.329      353.00        657        83.6
September 1, 2005......          1,196,796           5       0.12       239,359      6.827      354.00        648        87.9
October 1, 2005........          4,758,379          22       0.48       216,290      6.446      355.00        669        86.0
November 1, 2005.......          5,413,234          33       0.54       164,037      6.757      356.00        686        86.6
December 1, 2005.......          7,396,639          33       0.74       224,141      6.633      357.03        701        84.6
January 1, 2006........         21,108,981          94       2.11       224,564      5.885      358.00        695        82.7
February 1, 2006.......        151,081,072         660      15.11       228,911      5.821      359.00        702        82.5
March 1, 2006..........        192,860,397         786      19.29       245,369      5.580      360.00        696        79.1
April 1, 2006..........         78,636,926         307       7.86       256,146      5.571      360.00        689        77.9
August 1, 2006.........            641,600           2       0.06       320,800      5.887      353.00        720        80.0
October 1, 2006........            928,327           4       0.09       232,082      6.190      355.00        669        78.5
November 1, 2006.......          2,237,242           9       0.22       248,582      6.285      356.00        694        84.2
December 1, 2006.......          1,977,060          10       0.20       197,706      5.803      357.00        690        77.6
January 1, 2007........          8,662,573          37       0.87       234,124      5.566      358.00        712        78.7
February 1, 2007.......         49,133,637         187       4.91       262,747      5.372      359.00        704        76.9
March 1, 2007..........         64,694,160         262       6.47       246,924      5.485      360.00        702        76.0
April 1, 2007..........         32,278,140         119       3.23       271,245      5.410      360.00        698        74.1
February 1, 2008.......            332,517           3       0.03       110,839      7.041      347.00        684        95.0
March 1, 2008..........            187,509           1       0.02       187,509      6.875      348.00        673        84.6
June 1, 2008...........            252,540           1       0.03       252,540      5.500      351.00        802        22.1
July 1, 2008...........             75,369           1       0.01        75,369      5.875      352.00        751        95.0
October 1, 2008........            795,000           1       0.08       795,000      5.625      355.00        732        79.5
November 1, 2008.......          1,127,191           4       0.11       281,798      5.864      356.00        706        79.7
December 1, 2008.......          2,169,837           6       0.22       361,639      5.754      357.00        729        80.2
January 1, 2009........         12,848,695          40       1.28       321,217      5.923      358.00        716        76.0
February 1, 2009.......         35,653,055         118       3.57       302,145      5.627      359.00        717        74.3
March 1, 2009..........         35,311,994         136       3.53       259,647      5.660      360.00        702        75.5
April 1, 2009..........         20,525,340          69       2.05       297,469      5.489      360.00        720        68.8
December 1, 2010.......            892,500           1       0.09       892,500      6.125      357.00        696        70.0
January 1, 2011........            420,905           2       0.04       210,452      5.555      358.00        704        60.9
February 1, 2011.......            256,000           1       0.03       256,000      5.250      359.00        767        80.0
                            --------------       -----     ------     ---------      -----      ------        ---        ----
         Total.........     $1,000,000,035       3,914     100.00%     $255,493      5.568%     359.34        699        78.5%
                            ==============       =====     ======

-------------
         As of the Cut-off Date, the weighted average remaining months to the next adjustment date of the sample Group 1 Loans will be approximately 25 months.

                                                   GROSS MARGIN


                                                                                               WEIGHTED
                                                                                    WEIGHTED    AVERAGE    WEIGHTED    WEIGHTED
                                                                                    AVERAGE      REMG.     AVERAGE     AVERAGE
RANGE OF GROSS                   CURRENT        NO. OF      % OF        AVERAGE      GROSS       TERM       CREDIT     ORIGINAL
MARGINS (%)                      BALANCE        LOANS       TOT0L       BALANCE        WAC      (MONTHS)     SCORE       LTV
-----------------------      --------------     ------     --------    ---------    --------   --------    ---------   --------
1.750 - 1.999..........    $       129,572          1         0.01%     $129,572     2.875%     358.00       754         87.7%
2.000 - 2.249..........          1,795,831          5         0.18       359,166     4.184      359.30       719         71.0
2.250 - 2.499..........         30,230,935         84         3.02       359,892     5.229      358.18       718         75.0
2.500 - 2.749..........         15,188,152         69         1.52       220,118     5.358      358.27       705         80.1
2.750 - 2.999..........         42,860,342        175         4.29       244,916     5.692      358.26       705         80.5
3.000 - 3.249..........        209,301,530        749        20.93       279,441     5.295      359.39       698         77.7
3.250 - 3.499..........        437,717,851      1,733        43.77       252,578     5.398      359.51       706         78.0
3.500 - 3.749..........        110,087,845        424        11.01       259,641     5.577      359.59       700         75.2
3.750 - 3.999..........         48,558,676        203         4.86       239,205     6.218      359.52       668         79.1
4.000 - 4.249..........         14,008,953         53         1.40       264,320     6.487      359.63       671         82.7
4.250 - 4.499..........          8,085,038         34         0.81       237,795     6.308      359.56       672         83.0
4.500 - 4.749..........          8,171,906         33         0.82       247,634     6.467      359.18       685         84.2
4.750 - 4.999..........          6,952,501         22         0.70       316,023     6.052      359.46       671         79.1
5.000 - 5.249..........         43,837,168        231         4.38       189,771     6.674      358.62       690         91.8
5.250 - 5.499..........          2,908,560         14         0.29       207,754     6.798      359.12       619         72.9
5.500 - 5.749..........          5,328,672         21         0.53       253,746     6.493      359.53       629         76.7
5.750 - 5.999..........          4,862,841         19         0.49       255,939     7.031      359.51       602         73.9
6.000 - 6.249..........          2,834,626         11         0.28       257,693     6.449      359.45       686         82.8
6.250 - 6.499..........          1,121,161          5         0.11       224,232     7.335      359.20       637         73.3
6.500 - 6.749..........          1,490,424          7         0.15       212,918     6.858      359.87       669         84.3
6.750 - 6.999..........          1,465,250          6         0.15       244,208     7.200      359.32       665         76.7
7.000 - 7.249..........            889,748          5         0.09       177,950     7.893      359.76       639         78.1
7.250 - 7.499..........            817,475          3         0.08       272,492     7.500      360.00       662         93.4
7.500 - 7.749..........            704,290          4         0.07       176,073     7.844      359.87       700         88.8
7.750 - 7.999..........            370,500          1         0.04       370,500     8.625      360.00       665         95.0
8.000 - 8.249..........            171,000          1         0.02       171,000     8.375      360.00       734         95.0
8.500- 8.749...........            109,187          1         0.01       109,187     8.750      359.00       666         95.0
                            --------------      -----       ------      --------     -----      ------       ---         ----
         Total.........     $1,000,000,035      3,914       100.00%     $255,493     5.568%     359.34       699         78.5%
                            ==============      =====       ======

-----------

         As of the Cut-off Date, the weighted average Gross Margin of the sample Group 1 Loans will be approximately 3.411% per annum.


                                               MAXIMUM MORTGAGE RATE


                                                                                               WEIGHTED
                                                                                    WEIGHTED    AVERAGE    WEIGHTED    WEIGHTED
                                                                                    AVERAGE      REMG.     AVERAGE     AVERAGE
RANGE OF MAXIMUM                 CURRENT        NO. OF      % OF        AVERAGE      GROSS       TERM       CREDIT     ORIGINAL
MORTGAGE RATES (%)               BALANCE        LOANS       TOT0L       BALANCE        WAC      (MONTHS)     SCORE       LTV
-----------------------      --------------     ------     --------    ---------    --------   --------    ---------   --------
8.500 - 8.999...........      $    129,572         1          0.01%     $129,572       2.875%    358.00       754        87.7%
9.000 - 9.499...........         3,393,842        13          0.34       261,065       3.371     358.68       708        70.9
9.500 - 9.999...........        22,160,052        78          2.22       284,103       3.790     359.19       725        67.5
10.000 - 10.499.........        68,913,688       244          6.89       282,433       4.253     359.55       719        69.3
10.500 - 10.999.........       195,312,404       709         19.53       275,476       4.734     359.49       708        74.3
11.000 - 11.499.........       198,632,858       737         19.86       269,515       5.188     359.49       707        76.8
11.500 - 11.999.........       216,593,976       798         21.66       271,421       5.690     359.27       697        79.2
12.000 - 12.499.........       105,695,983       417         10.57       253,468       6.167     359.34       689        81.4
12.500 - 12.999.........        83,979,974       384          8.40       218,698       6.609     359.09       684        84.8
13.000 - 13.499.........        39,315,358       188          3.93       209,124       7.108     359.06       687        87.8
13.500 - 13.999.........        33,932,043       178          3.39       190,629       7.422     358.99       674        89.6
14.000 - 14.499.........        15,613,486        75          1.56       208,180       7.634     359.15       670        90.6
14.500 - 14.999.........        10,368,233        61          1.04       169,971       8.099     358.77       657        89.1
15.000 - 15.499.........         2,726,850        16          0.27       170,428       8.452     358.87       645        89.9
15.500 - 15.999.........         1,919,422        11          0.19       174,493       8.851     359.20       573        73.6
16.000 - 16.499.........           310,500         1          0.03       310,500      10.125     360.00       612        90.0
19.000 - 19.499.........           318,800         1          0.03       318,800       6.500     359.00       683        80.0
19.500 - 19.999.........           373,900         1          0.04       373,900       6.875     358.00       652        85.0
Greater than 19.999.....           309,094         1          0.03       309,094       7.625     356.00       609       100.0
                            --------------     -----        ------     ---------       -----     ------       ---       -----
         Total..........    $1,000,000,035     3,914        100.00%     $255,493       5.568%    359.34       699        78.5%
                            ==============     =====        ======

-----------------
         As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the sample Group 1 Loans will be approximately 11.605% per annum.


                                             INITIAL FIXED-RATE PERIOD

                                                                                               WEIGHTED
                                                                                    WEIGHTED    AVERAGE    WEIGHTED    WEIGHTED
                                                                                    AVERAGE      REMG.     AVERAGE     AVERAGE
                                 CURRENT       NO. OF      % OF         AVERAGE      GROSS       TERM       CREDIT     ORIGINAL
INITIAL FIXED PERIOD             BALANCE       LOANS       TOT0L        BALANCE        WAC      (MONTHS)     SCORE       LTV
-----------------------     --------------    ------     --------      ---------    --------   --------    ---------   --------
Six Months..............    $  263,327,816       947       26.33%       $278,065      5.334%     359.25       696        78.3%
One Year................           827,000         4        0.08         206,750      4.952      359.87       722        79.9
Two Years...............       464,444,027     1,949       46.44         238,299      5.717      359.39       696        80.5
Three Years.............       160,552,738       630       16.06         254,846      5.460      359.44       702        76.2
Five Years..............       109,279,048       380       10.93         287,576      5.658      359.21       713        74.0
Seven Years.............         1,569,405         4        0.16         392,351      5.829      357.59       710        69.2
                            --------------     -----      ------     -  --------      -----      ------       ---        ----
         Total..........    $1,000,000,035     3,914      100.00%       $255,493      5.568%     359.34       699        78.5%
                            ==============     =====      ======




                                                 INITIAL RATE CAP

                                                                                                WEIGHTED
                                                                                    WEIGHTED    AVERAGE    WEIGHTED   WEIGHTED
                                                                                    AVERAGE      REMG.     AVERAGE    AVERAGE
                                 CURRENT       NO. OF      % OF         AVERAGE      GROSS       TERM       CREDIT    ORIGINAL
INITIAL CAP (%)                  BALANCE       LOANS       TOT0L        BALANCE        WAC      (MONTHS)     SCORE      LTV
-----------------------     --------------    ------     --------      ---------    --------   --------    ---------  --------
1.000...................    $  261,753,643       942       26.18%       $277,870      5.339%     359.22       697       78.5%
1.500...................         2,963,724        13        0.30         227,979      7.050      358.48       578       72.3
2.000...................        31,187,727       177        3.12         176,202      6.698      358.83       699       95.4
3.000...................       663,190,297     2,654       66.32         249,883      5.593      359.47       699       77.8
5.000...................         7,610,397        28        0.76         271,800      6.091      357.75       704       78.7
6.000...................        33,294,247       100        3.33         332,942      5.556      358.48       720       77.8
                            --------------    ------        ----         -------      -----      ------       ---       ----
         Total..........    $1,000,000,035     3,914      100.00%       $255,493      5.568%     359.34       699       78.5%
                            ==============     =====      ======



                                                 PERIODIC RATE CAP

                                                                                              WEIGHTED
                                                                                  WEIGHTED    AVERAGE    WEIGHTED    WEIGHTED
                                                                                  AVERAGE      REMG.     AVERAGE     AVERAGE
                                 CURRENT       NO. OF      % OF       AVERAGE      GROSS       TERM       CREDIT     ORIGINAL
SUBSEQUENT CAP (%)               BALANCE       LOANS       TOT0L      BALANCE        WAC      (MONTHS)     SCORE       LTV
------------------------    --------------    ------     --------    ---------    --------   --------    ---------   --------
1.000...................    $  955,577,335     3,750       95.56%    $254,821       5.552%     359.37       699        78.6%
1.500...................         9,526,914        45        0.95      211,709       7.300      358.91       578        67.9
2.000...................        34,895,786       119        3.49      293,242       5.515      358.55       719        78.8
                            --------------     -----      ------     --------       -----      ------       ---        ----
         Total..........    $1,000,000,035     3,914      100.00%    $255,493       5.568%     359.34       699        78.5%
                            ==============     =====      ======

                                           ORIGINAL LOAN-TO-VALUE RATIOS


                                                                                              WEIGHTED
                                                                                 WEIGHTED     AVERAGE    WEIGHTED    WEIGHTED
                                                                                 AVERAGE       REMG.     AVERAGE     AVERAGE
RANGE OF LOAN-TO-                CURRENT       NO. OF      % OF       AVERAGE     GROSS        TERM       CREDIT     ORIGINAL
VALUE RATIOS (%)                 BALANCE       LOANS       TOT0L      BALANCE       WAC       (MONTHS)     SCORE       LTV
------------------------     --------------    ------    --------    ---------   --------     --------  ---------   --------
0.01 - 20.00............   $      415,000         4         0.04%    $103,750     4.113%       359.34       714       15.4%
20.01 - 25.00...........        1,222,540         4         0.12      305,635     5.067        358.06       773       23.1
25.01 - 30.00...........          184,880         2         0.02       92,440     5.855        359.41       649       28.8
30.01 - 35.00...........        1,100,000         4         0.11      275,000     4.449        358.91       718       33.5
35.01 - 40.00...........        2,617,066        11         0.26      237,915     4.851        359.46       692       37.5
40.01 - 45.00...........        3,101,675        14         0.31      221,548     4.802        359.32       718       42.6
45.01 - 50.00...........        8,335,654        34         0.83      245,166     4.784        359.51       676       48.0
50.01 - 55.00...........       10,001,652        31         1.00      322,634     4.755        359.62       724       53.0
55.01 - 60.00...........       15,820,083        56         1.58      282,501     4.951        359.33       697       57.7
60.01 - 65.00...........       26,835,380       100         2.68      268,354     4.919        359.41       678       63.0
65.01 - 70.00...........      166,026,542       599        16.60      277,173     4.869        359.50       703       69.6
70.01 - 75.00...........       44,075,618       153         4.41      288,076     5.557        359.42       693       74.0
75.01 - 80.00...........      518,104,376     1,937        51.81      267,478     5.469        359.40       702       79.8
80.01 - 85.00...........       24,086,386        98         2.41      245,779     6.227        359.06       687       84.3
85.01 - 90.00...........      102,529,350       495        10.25      207,130     6.565        359.15       689       89.7
90.01 - 95.00...........       51,761,305       241         5.18      214,777     6.837        358.83       692       94.7
95.01 - 100.00..........       23,782,526       131         2.38      181,546     6.923        358.67       701       99.6
                           --------------     -----       ------     --------     -----        ------       ---       ----
         Total..........   $1,000,000,035     3,914       100.00%    $255,493     5.568%       359.34       699       78.5%
                           ==============     =====       ======

----------

         The minimum and maximum loan-to-value ratios of the sample Group 1 Loans at origination were approximately 11.81% and 100.00%, respectively, and the weighted average of the loan-to-value ratios of the sample Group 1 Loans at origination was approximately 78.49%.


                                 OCCUPANCY TYPES

                                                                                              WEIGHTED
                                                                                 WEIGHTED     AVERAGE    WEIGHTED    WEIGHTED
                                                                                 AVERAGE       REMG.     AVERAGE     AVERAGE
RANGE OF LOAN-TO-                CURRENT       NO. OF      % OF       AVERAGE     GROSS        TERM       CREDIT     ORIGINAL
VALUE RATIOS (%)                 BALANCE       LOANS       TOT0L      BALANCE       WAC       (MONTHS)     SCORE       LTV
------------------------    --------------    ------     --------    ---------   --------     --------  ---------   --------
Owner Occupied..........   $   823,153,698     3,101       82.32%     $265,448    5.533%       359.35       697        78.9%
Non-Owner Occupied......       157,274,864       731       15.73       215,150    5.738        359.30       707        76.5
Second Home.............        19,571,473        82        1.96       238,676    5.668        359.12       709        76.8
                            --------------     -----      ------      --------    ------       ------       ---        ----
         Total..........    $1,000,000,035     3,914      100.00%     $255,493    5.568%       359.34       699        78.5%
                            ==============     =====      ======


         Occupancy type is based on the representation of the borrower at the time of origination.
                                      S-39

                  MORTGAGE LOAN PROGRAM AND DOCUMENTATION TYPE

                                                                                             WEIGHTED
                                                                                 WEIGHTED     AVERAGE    WEIGHTED    WEIGHTED
                                                                                 AVERAGE       REMG.     AVERAGE     AVERAGE
                                 CURRENT       NO. OF      % OF       AVERAGE     GROSS        TERM       CREDIT     ORIGINAL
DOCUMENT TYPE                    BALANCE       LOANS       TOTAL      BALANCE      WAC       (MONTHS)     SCORE        LTV
------------------------     --------------   --------   --------    ---------   --------    --------   ---------   ----------
Progressive Series
Program (Limited
(Stated)
Documentation)..........   $  526,024,052      1,952       52.60%     $269,480    5.428%       359.41      703        77.7%
Progressive Series
Program
(Full Documentation)....      202,568,010        830       20.26       244,058    5.086        359.43      700        77.3
Progressive Express(TM)
Program (Non Verified
Assets).................      113,534,401        472       11.35       240,539    6.297        359.22      683        81.3
Progressive Express(TM)
Program (Verified
Assets).................       97,484,862        390        9.75       249,961    5.937        359.08      696        80.0
Progressive Express(TM)
No Doc Program (No
Documentation)..........       44,355,187        197        4.44       225,153    6.559        358.87      689        82.2
Progressive Express(TM)
Program No Doc
Program (Verified
Assets).................       10,159,443         42        1.02       241,891    5.995        359.50      708        79.3
Progressive Series
Program (Full
Income/Stated Assets
Documentation)..........        4,016,314         19        0.40       211,385    5.908        359.76      697        81.4
Progressive Series
Program (No
Income/No Asset
Documentation)..........        1,302,666          7        0.13       186,095    7.036        359.44      729        88.1
Progressive Series
Program (No Ratio)......          555,100          5        0.06       111,020    6.368        359.00      706        89.5
                           --------------      -----      -------     ---------   -----        ------      ---        ----
         Total..........   $1,000,000,035      3,914      100.00%     $255,493    5.568%       359.34      699        78.5%
                           ==============      =====      ======

         See "--Underwriting Standards" below for a detailed description of the Seller's loan programs and documentation requirements.

                                 RISK CATEGORIES

                                                                                                    WEIGHTED
                                                                                       WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                                                                                       AVERAGE        REMG.     AVERAGE    AVERAGE
                                                    NO. OF      % OF        AVERAGE     GROSS         TERM       CREDIT    ORIGINAL
CREDIT GRADE CATEGORY          CURRENT BALANCE      LOANS       TOTAL       BALANCE      WAC        (MONTHS)     SCORE       LTV
----------------------------- -----------------   ---------    -------    ----------  ----------   ----------  ---------- --------
A+(1)........................  $  504,874,506      1,930        50.49%     $261,593      5.230%      359.35        726      77.5%
A(1).........................     244,498,330        933        24.45       262,056      5.612       359.40        659      78.5
A- (1).......................      16,699,173         72         1.67       231,933      6.094       359.07        621      74.6
B(1).........................         697,644          2         0.07       348,822      7.648       359.20        584      69.9
C(1).........................         838,225          5         0.08       167,645      7.445       358.72        552      63.8
Progressive Express(TM)I(2)..     128,044,241        516         12.8       248,148      6.007       359.29        727      81.3
Progressive Express(TM)II(2)..     85,805,396        377         8.58       227,601      6.370       359.22        651      82.1
Progressive Express(TM)III(2).      9,313,921         37         0.93       251,728      6.660       359.24        622      77.9
Progressive Express(TM)IV(2)..      4,205,669         18         0.42       233,648      6.190       359.57        595      72.3
Progressive Express(TM)V(2)...      1,969,979         12         0.20       164,165      7.445       359.00        599      65.4
Progressive Express(TM)VI(2)..      3,052,950         12         0.31       254,412      7.715       359.01        535      65.8
                               --------------      -----       ------     ---------      -----       ------        ---      ----
         Total.............    $1,000,000,035      3,914       100.00%     $255,493      5.568%      359.34        699      78.5%
                               ==============      =====       ======

-----------------

(1) All of these sample Group 1 Loans were reviewed and placed into risk categories based on the credit standards of the Progressive Series Program. Credit grades of A+, A, A-, B and C correspond to Progressive Series I+, I and II, III and III+, IV and V, respectively. All of the Seasoned Mortgage Loans in Loan Group 1 have been assigned credit grades by Impac Funding. All of the mortgage loans originated pursuant to the Express Priority Refi(TM) Program have been placed in Progressive Express(TM) Programs II and III.

(2) These sample Group 1 Loans were originated under the Seller's Progressive Express(TM) Program. The underwriting for these sample Group 1 Loans is generally based on the borrower's "Credit Score" score and therefore these sample Group 1 Loans do not correspond to the alphabetical risk categories listed above.

         See "--Underwriting Standards" below for a description of the Seller's risk categories.

                                 PROPERTY TYPES

                                                                                                WEIGHTED
                                                                                   WEIGHTED     AVERAGE    WEIGHTED    WEIGHTED
                                                                                   AVERAGE       REMG.     AVERAGE     AVERAGE
                                    CURRENT        NO. OF      % OF     AVERAGE     GROSS        TERM       CREDIT     ORIGINAL
PROPERTY TYPE                       BALANCE        LOANS       TOTAL    BALANCE      WAC       (MONTHS)     SCORE        LTV
------------------------       -----------------  --------    -------  ---------  --------     --------   ---------   ----------
Single-Family Residence.......   $  670,509,977    2,644       67.05%   $253,597     5.573%     359.38       696        78.9%
Condominium...................      100,675,373      443       10.07     227,258     5.601      359.30       704        79.1
De minimis PUD................       91,059,693      306        9.11     297,581     5.428      359.32       706        78.2
Planned Unit Development......       47,660,255      210        4.77     226,954     5.702      358.87       705        81.8
Two Family....................       35,290,304      132        3.53     267,351     5.821      359.35       699        76.2
Four Family...................       27,820,048       85        2.78     327,295     5.368      359.13       713        70.7
Three Family..................       17,459,537       51        1.75     342,344     5.423      359.40       713        71.5
Highrise/Condominium..........        5,342,554       21        0.53     254,407     5.101      359.69       703        69.5
Townhouse.....................        3,189,312       19        0.32     167,859     6.122      359.74       704        83.1
Condotel......................          435,500        1        0.04     435,500     4.375      360.00       704        65.0
Site Condo....................          286,400        1        0.03     286,400     5.625      360.00       664        80.0
Manufactured Housing..........          271,082        1        0.03     271,082     5.375      357.00       745        80.0
                                 --------------    -----      ------    ---------    -----      ------       ---        ----
         Total................   $1,000,000,035    3,914      100.00%   $255,493     5.568%     359.34       699        78.5%
                                 ==============    =====      ======

                 GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                                                    WEIGHTED
                                                                                       WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                                                                                       AVERAGE        REMG.     AVERAGE    AVERAGE
                                                    NO. OF     % OF        AVERAGE      GROSS         TERM       CREDIT    ORIGINAL
CREDIT GRADE CATEGORY          CURRENT BALANCE      LOANS      TOTAL       BALANCE       WAC        (MONTHS)     SCORE       LTV
----------------------------- -----------------   ---------   -------    ----------   ----------   ----------  ---------- --------
Alaska..................    $      149,849              1       0.01%     $149,849       5.950%      355.00         739     76.5%
Alabama.................           236,463              2       0.02       118,232       6.297       359.00         720     88.7
Arkansas................           555,101              4       0.06       138,775       6.561       359.64         686     89.3
Arizona.................        16,312,712            103       1.63       158,376       6.039       359.42         691     82.8
California..............       685,939,326          2,319      68.59       295,791       5.389       359.43         702     77.3
Colorado................        20,212,900             94       2.02       215,031       5.580       359.43         701     81.3
Connecticut ...........          4,093,700             17       0.41       240,806       5.915       358.45         675     70.4
District of Columbia....         2,893,196             12       0.29       241,100       6.770       359.60         658     83.0
Florida.................        68,187,248            365       6.82       186,814       5.952       359.15         693     80.6
Georgia.................        14,875,341             87       1.49       170,981       5.483       358.24         683     81.0
Hawaii..................         3,927,974             11       0.39       357,089       5.540       359.77         717     81.7
Idaho...................           938,472              6       0.09       156,412       5.600       359.20         716     78.1
Illinois................        11,799,801             70       1.18       168,569       6.458       359.10         689     81.5
Indiana.................         1,128,269              6       0.11       188,045       6.064       359.34         675     80.0
Kansas..................           535,563              2       0.05       267,781       7.114       359.67         674     89.8
Kentucky................           274,850              3       0.03        91,617       5.540       360.00         709     80.0
Louisiana...............           795,500              4       0.08       198,875       6.361       359.68         667     78.8
Massachusetts...........         7,325,117             25       0.73       293,005       6.415       359.22         703     83.0
Maryland................        10,477,693             44       1.05       238,129       6.246       359.06         681     84.8
Maine...................           231,775              1       0.02       231,775       6.125       356.00         638     80.0
Michigan................         9,259,275             54       0.93       171,468       6.354       356.93         694     88.1
Minnesota...............         8,413,437             35       0.84       240,384       6.166       359.33         692     80.9
Missouri................         1,913,615             15       0.19       127,574       6.219       358.87         701     77.4
Mississippi.............         1,024,653              6       0.10       170,776       6.432       359.65         689     87.7
North Carolina..........         3,394,158             25       0.34       135,766       6.407       358.66         686     82.8
Nebraska................           207,850              2       0.02       103,925       7.297       360.00         656     89.8
New Hampshire...........         1,097,523              4       0.11       274,381       6.093       359.77         667     72.0
New Jersey..............         6,544,336             26       0.65       251,705       6.779       359.08         679     84.6
New Mexico .............           732,974              7       0.07       104,711       5.871       359.50         692     79.2
Nevada..................        31,202,578            148       3.12       210,828       5.748       359.37         697     80.9
New York................         5,163,033             16       0.52       322,690       6.497       358.76         664     77.5
Ohio....................         3,650,104             28       0.37       130,361       6.289       359.05         685     82.4
Oklahoma................           347,481              3       0.03       115,827       6.209       358.59         640     91.5
Oregon..................         4,574,448             25       0.46       182,978       6.096       359.10         699     83.3
Pennsylvania............         2,195,470              8       0.22       274,434       5.749       359.57         684     78.2
Rhode Island............         1,446,794              6       0.14       241,132       5.496       359.38         697     75.9
South Carolina..........         2,128,774             11       0.21       193,525       5.447       358.62         726     74.5
Tennessee...............         3,069,242             14       0.31       219,232       5.395       359.00         713     81.5
Texas...................        10,651,225             63       1.07       169,067       6.486       359.51         686     84.0
Utah....................        10,220,873             61       1.02       167,555       5.722       359.65         690     81.4
Virginia................        32,586,209            128       3.26       254,580       5.634       359.31         691     80.4
Washington..............         7,327,523             43       0.73       170,408       5.907       359.54         699     79.6
Wisconsin...............         1,562,801              8       0.16       195,350       5.862       359.48         710     52.3
Wyoming.................           394,809              2       0.04       197,405       5.762       359.32         759     83.4
                            --------------          -----     ------      --------       -----       ------         ---     ----
         Total..........    $1,000,000,035          3,914     100.00%     $255,493       5.568%      359.34         699     78.5%
                            ==============          =====     ======

         No more than approximately 0.83% of the sample Group 1 Loans (by aggregate outstanding principal balance as of the Cut-off Date) are secured by mortgaged properties located in any one zip code.

                                               DEBT TO INCOME RATIO

                                                                                                   WEIGHTED
                                                                                      WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                                                                                      AVERAGE        REMG.     AVERAGE    AVERAGE
                                                  NO. OF     % OF        AVERAGE       GROSS         TERM       CREDIT    ORIGINAL
DESCRIPTION (%)              CURRENT BALANCE      LOANS      TOTAL       BALANCE        WAC        (MONTHS)     SCORE       LTV
--------------------------  -----------------   ---------   -------    ----------   ----------   ----------  ----------   --------
0.01 - 5.00...............  $      341,087          2        0.03%      $170,544       5.521%       359.32       720       83.2%
5.01 - 10.00..............       1,328,739          6        0.13        221,457       4.731        359.02       746       71.4
10.01 - 15.00.............       5,618,650         22        0.56        255,393       5.018        359.03       712       70.8
15.01 - 20.00.............       5,211,491         22        0.52        236,886       5.142        359.49       695       70.9
20.01 - 25.00.............      12,361,104         54        1.24        228,909       5.462        358.77       716       78.0
25.01 - 30.00.............      25,407,849        107        2.54        237,457       5.281        359.02       707       75.7
30.01 - 35.00.............      44,866,838        176        4.49        254,925       5.462        358.90       707       78.9
35.01 - 40.00.............      78,996,736        284        7.90        278,158       5.503        358.97       707       78.9
40.01 - 45.00.............      92,030,170        358         9.2        257,068       5.498        359.00       703       80.4
45.01 - 50.00.............      73,753,646        279        7.38        264,350       5.445        359.10       694       79.8
50.01 - 55.00.............       5,148,917         18        0.51        286,051       5.101        359.25       673       69.6
Greater than 55.00........         829,017          4        0.08        207,254       5.063        358.53       661       65.0
Not Required..............     654,105,792      2,582       65.41        253,333       5.634        359.51       697       78.3
                            --------------      -----      ------      ---------       -----        ------       ---       ----
Total.....................  $1,000,000,035      3,914      100.00%      $255,493       5.568%       359.34       699       78.5%
                            ==============      =====      ======

         As of the Cut-off Date, the weighted average debt to income ratio of the sample Group 1 Loans will be approximately 38.69% per annum.


                               PREPAYMENT PENALTY


                                                                                                   WEIGHTED
                                                                                      WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                                                                                      AVERAGE        REMG.     AVERAGE    AVERAGE
                                                  NO. OF     % OF        AVERAGE       GROSS         TERM       CREDIT    ORIGINAL
NUMBER OF MONTHS             CURRENT BALANCE      LOANS      TOTAL       BALANCE        WAC        (MONTHS)     SCORE       LTV
------------------------    -----------------   ---------   -------    ----------   ----------   ----------  ----------   --------
0........................   $  232,616,952         952       23.26%     $244,346       5.677%      359.08         703        78.9%
6........................        3,115,165           9        0.31       346,129       5.333       359.57         696        68.5
7........................        2,190,750           4        0.22       547,688       5.850       357.33         741        72.1
12.......................      200,423,348         692       20.04       289,629       5.298       359.39         701        77.4
24.......................      352,471,008       1,446       35.25       243,756       5.624       359.46         696        80.0
36.......................      140,182,198         547       14.02       256,275       5.612       359.43         697        76.7
60.......................       69,000,614         264        6.90       261,366       5.605       359.30         699        77.1
                            --------------       -----      ------      --------       -----       ------         ---        ----
Total....................   $1,000,000,035       3,914      100.00%     $255,493       5.568%      359.34         699        78.5%
                            ==============       =====      ======

                                      MONTHS REMAINING TO SCHEDULED MATURITY

                                                                                                   WEIGHTED
                                                                                      WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                                                                                      AVERAGE        REMG.     AVERAGE    AVERAGE
                                                  NO. OF     % OF        AVERAGE       GROSS         TERM       CREDIT    ORIGINAL
RANGE OF MONTHS              CURRENT BALANCE      LOANS      TOTAL       BALANCE        WAC        (MONTHS)     SCORE       LTV
--------------------------  -----------------   ---------   -------    ----------   ----------   ----------  ----------   --------
301-360...................  $1,000,000,035        3,914     100.00%     $255,493       5.568%       359.34       699        78.5%
                            --------------        -----     ------      --------       -----        ------       ---        -----
Total.....................  $1,000,000,035        3,914     100.00%     $255,493       5.568%       359.34       699        78.5%
                            ==============        =====     ======

         As of the Cut-off Date, the weighted average months remaining to scheduled maturity of the sample Group 1 Loans will be approximately 359 months.


                                  CREDIT SCORES


                                                                                                   WEIGHTED
                                                                                      WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                                                                                      AVERAGE        REMG.     AVERAGE    AVERAGE
                                                  NO. OF     % OF        AVERAGE       GROSS         TERM       CREDIT    ORIGINAL
RANGE OF CREDIT SCORES       CURRENT BALANCE      LOANS      TOTAL       BALANCE        WAC        (MONTHS)     SCORE       LTV
-------------------------   -----------------   ---------   -------    ----------   ----------   ----------  ----------   --------
Not Required..............  $      434,890           3        0.04%     $144,963       5.130%       356.93       N/A        68.9%
801 - 820.................       5,459,928          21        0.55       259,997       5.088        359.00       805        75.6
781 - 800.................      25,500,650          99        2.55       257,582       5.259        359.20       788        75.8
761 - 780.................      76,203,825         289        7.62       263,681       5.217        359.27       770        75.6
741 - 760.................      98,935,397         373        9.89       265,242       5.308        359.28       751        77.9
721 - 740.................     118,899,949         475       11.89       250,316       5.359        359.34       730        79.1
701 - 720.................     154,850,331         590       15.49       262,458       5.459        359.45       710        78.9
681 - 700.................     166,241,485         647       16.62       256,942       5.490        359.33       691        78.8
661 - 680.................     136,993,276         549       13.70       249,532       5.752        359.37       671        80.5
641 - 660.................     111,069,576         439       11.11       253,006       5.792        359.38       651        79.0
621 - 640.................      71,172,845         281        7.12       253,284       6.043        359.30       632        78.4
601 - 620.................      23,371,503          97        2.34       240,943       6.332        359.24       613        77.1
581 - 600.................       5,876,598          28        0.59       209,878       6.514        359.00       591        71.6
561 - 580.................       1,193,020           6        0.12       198,837       7.540        359.77       574        63.3
541 - 560.................       1,787,840          10        0.18       178,784       7.643        358.78       552        62.6
521 - 540.................         419,746           1        0.04       419,746       8.500        359.00       521        70.0
501 - 520.................       1,424,675           5        0.14       284,935       7.453        359.51       509        65.6
Less than 501.............         164,500           1        0.02       164,500       7.250        360.00       500        70.0
                            --------------       -----     -------     ---------       -----        ------       ---        ----
Total.....................  $1,000,000,035       3,914      100.00%     $255,493       5.568%       359.34       699        78.5%
                            ==============       =====      ======



         As of the Cut-off Date, the weighted average credit score of the sample Group 1 Loans will be approximately 699.

                             RANGE OF MONTHS TO ROLL

                                                                                                   WEIGHTED
                                                                                      WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                                                                                      AVERAGE        REMG.     AVERAGE    AVERAGE
                                                  NO. OF     % OF        AVERAGE       GROSS         TERM       CREDIT    ORIGINAL
NUMBER OF MONTHS             CURRENT BALANCE      LOANS      TOTAL       BALANCE        WAC        (MONTHS)     SCORE       LTV
-------------------------   -----------------   ---------   -------    ----------   ----------   ----------  ----------   --------
1 - 6...................    $  263,327,816         947       26.33%     $278,065       5.334%        359.25     696         78.3%
7 - 12..................         1,208,458           6        0.12       201,410       5.476         355.70     702         77.5
13 - 18.................         2,806,942          12        0.28       233,912       6.516         353.01     655         85.1
19 - 24.................       461,255,627       1,935       46.13       238,375       5.711         359.43     696         80.4
25 - 31.................         1,569,927           6        0.16       261,655       6.066         354.18     690         79.1
32 - 37.................       158,982,811         624        15.9       254,780       5.454         359.49     702         76.2
43 - 49.................           520,026           4        0.05       130,006       6.981         347.36     680         91.3
50 - 55.................         1,122,910           3        0.11       374,303       5.614         353.90     749         67.6
56 - 61.................       107,636,113         373       10.76       288,569       5.652         359.33     713         74.0
80 - 85.................         1,569,405           4        0.16       392,351       5.829         357.59     710         69.2
                            --------------       -----    --------    ----------       -----         ------     ---         ----
Total...................    $1,000,000,035       3,914      100.00%     $255,493       5.568%        359.34     699         78.5%
                            ==============       =====      ======

        As of the Cut-off Date, the weighted average months to roll of the sample Group 1 Loans will be approximately 25 months.

                                  LOAN PURPOSES

                                                                                                   WEIGHTED
                                                                                      WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                                                                                      AVERAGE        REMG.     AVERAGE    AVERAGE
                                                  NO. OF     % OF        AVERAGE       GROSS         TERM       CREDIT    ORIGINAL
LOAN PURPOSE                 CURRENT BALANCE      LOANS      TOTAL       BALANCE        WAC        (MONTHS)     SCORE       LTV
-------------------------   -----------------   ---------   -------    ----------   ----------   ----------  ----------   --------
Purchase................    $  640,603,477        2,547      64.06%     $251,513       5.581%       359.27       709        80.9%
Refinance - Cash Out....       262,143,642          996      26.21       263,196       5.634        359.47       678        74.1
Refinance - Rate/Term...        97,252,916          371       9.73       262,137       5.300        359.41       691        74.9
                            --------------        -----     ------       -------       -----        ------       ---        ----
         Total..........    $1,000,000,035        3,914     100.00%     $255,493       5.568%       359.34       699        78.5%
                            ==============        =====     ======


         In general, in the case of a mortgage loan made for "rate and term" refinance purposes, substantially all of the proceeds are used to pay in full the principal balance of a previous mortgage loan of the mortgagor with respect to a mortgaged property and to pay origination and closing costs associated with such refinancing. Mortgage loans made for "cash-out" refinance purposes may involve the use of the proceeds to pay in full the principal balance of a previous mortgage loan and related costs except that a portion of the proceeds are generally retained by the mortgagor for uses unrelated to the mortgaged property. The amount of these proceeds retained by the mortgagor may be substantial.

Loan Group 2

         The sample Group 2 Loans had an aggregate principal balance as of the Cut-off Date of approximately $300,000,394, after application of scheduled payments due on or before the Cut-off Date, whether or not received. All of the sample Group 2 Loans are secured by first liens on the related mortgaged property.

         The average principal balance of the sample Group 2 Loans at origination was approximately $190,700. No sample Group 2 Loan had a principal balance at origination of greater than approximately $1,500,000 or less than approximately $31,500. The average principal balance of the sample Group 2 Loans as of the Cut-off Date was approximately $190,476. No sample Group 2 Loan had a principal balance as of the Cut-off Date of greater than approximately $1,491,753 or less than approximately $31,271.

         As of the Cut-off Date, the sample Group 2 Loans had mortgage rates ranging from approximately 4.750% per annum to approximately 11.000% per annum and the weighted average mortgage rate was approximately 6.935% per annum. The weighted average remaining term to stated maturity of the sample Group 2 Loans was approximately 350 months as of the Cut-off Date. None of the sample Group 2 Loans will have a first Due Date prior to July 1, 2002, or after May 1, 2004, or will have a remaining term to maturity of less than 119 months or greater than 360 months as of the Cut-off Date. The latest maturity date of any sample Group 2 Loan is April 1, 2034.

         Approximately 7.08% and 0.52% of the sample Group 2 Loans have initial interest only periods of five and ten years, respectively years.

         The loan-to-value ratio of a mortgage loan secured by a first lien is equal to the ratio, expressed as a percentage, of the principal amount of the loan at origination, to the lesser of the appraised value of the related mortgaged property at the time of origination and the sales price. The weighted average of the loan-to-value ratios at origination of the sample Group 2 Loans was approximately 77.38%. No loan-to- value ratio at origination of any sample Group 2 Loan was greater than approximately 100.00% or less than approximately 15.00%.

         Approximately 0.13% of the sample Group 2 Loans are balloon loans. The amount of the balloon payment on each of these sample mortgage loans is substantially in excess of the amount of the scheduled monthly payment on such sample mortgage loan for the period prior to the Due Date of the balloon payment. These sample mortgage loans have a weighted average remaining term to maturity of approximately 176 months.

         None of the sample Group 2 Loans are buydown mortgage loans.

         None of the Group 2 Loans will be subject to the Home Ownership and Equity Protection Act of 1994 or any comparable state law.

         Approximately 66.29% of the sample Group 2 Loans provide for prepayment charges.

         Approximately 27.53% and 7.02% of the sample Group 2 Loans are covered by a Primary Insurance Policy and the Radian Lender-Paid PMI Policy, respectively. For the sample Group 2 Loans, the weighted average of the Radian PMI Rates for the mortgage loans covered by the Radian Lender-Paid PMI Policy is approximately 0.905% per annum.

         Set forth below is a description of certain additional characteristics of the sample Group 2 Loans as of the Cut-off Date, except as otherwise indicated. All percentages of the sample Group 2 Loans are approximate percentages by aggregate principal balance as of the Cut-off Date, except as otherwise indicated. Dollar amounts and percentages may not add up to totals due to rounding.

                             MORTGAGE LOAN PROGRAMS

                                                                                                   WEIGHTED
                                                                                      WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                                                                                      AVERAGE        REMG.     AVERAGE    AVERAGE
                                                  NO. OF     % OF        AVERAGE       GROSS         TERM       CREDIT    ORIGINAL
LOAN PROGRAM                 CURRENT BALANCE      LOANS      TOTAL       BALANCE        WAC        (MONTHS)     SCORE       LTV
-------------------------   -----------------   ---------   -------    ----------   ----------   ----------  ----------   --------
10 Year Fixed..............   $    221,583          1        0.07%     $221,583       5.250%    119.00         744        78.0%
15 Year Fixed..............     13,282,742         92        4.43       144,378       6.546     178.86         676        66.7
20 Year Fixed..............        870,103          4        0.29       217,526       6.334     238.66         646        63.4
25 Year Fixed..............        155,788          1        0.05       155,788       6.375     299.00         665        69.3
30/15 Fixed Balloon........        387,266          3        0.13       129,089       7.030     175.61         708        88.2
30 Year Fixed..............    262,293,067      1,384       87.43       189,518       6.986     358.48         685        78.4
30 Year Fixed IO...........     22,789,845         90        7.60       253,220       6.607     359.16         697        72.5
                              ------------    -------   ---------     ---------       -----     ------         ---        ----
         Total.............   $300,000,394      1,575      100.00%     $190,476       6.935%    349.79         685        77.4%
                              ============      =====      ======

                      PRINCIPAL BALANCES AS OF ORIGINATION

                                                                                                  WEIGHTED
                                                                                     WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                                                                                     AVERAGE        REMG.     AVERAGE    AVERAGE
RANGE OF MORTGAGE                      CURRENT        NO. OF   % OF     AVERAGE       GROSS         TERM       CREDIT    ORIGINAL
LOAN PRINCIPAL BALANCES                BALANCE        LOANS    TOTAL    BALANCE        WAC        (MONTHS)     SCORE       LTV
-------------------------           ------------     -------  -------  ---------   ----------   ----------  ----------   --------
$0.01 - $50,000.00..............    $    263,723         6      0.09%  $   43,954     7.732%      294.76         707        53.7%
$50,000.01 - $100,000.00........      25,648,415       311      8.55       82,471     7.246       343.43         680        79.6
$100,000.01 - $150,000.00.......      56,782,052       454     18.93      125,071     7.122       345.29         685        80.2
$150,000.01 - $200,000.00.......      48,657,617       280     16.22      173,777     7.013       347.44         683        79.3
$200,000.01 - $250,000.00.......      38,567,977       172     12.86      224,232     6.913       348.31         684        78.8
$250,000.01 - $300,000.00.......      35,405,603       129     11.80      274,462     6.814       352.90         685        79.2
$300,000.01 - $350,000.00.......      23,646,191        73      7.88      323,920     7.035       356.36         680        80.3
$350,000.01 - $400,000.00.......      22,926,724        61      7.64      375,848     6.792       355.53         691        76.2
$400,000.01 - $450,000.00.......      11,912,201        28      3.97      425,436     6.875       352.22         686        75.0
$450,000.01 - $500,000.00.......      10,982,396        23      3.66      477,495     6.962       358.48         675        70.2
$500,000.01 - $550,000.00.......       7,964,981        15      2.65      530,999     6.335       357.89         704        63.7
$550,000.01 - $600,000.00.......       3,947,245         7      1.32      563,892     6.148       332.71         691        68.0
$600,000.01 - $650,000.00.......       2,501,380         4      0.83      625,345     6.194       357.24         715        64.5
$650,000.01 - $700,000.00.......       1,352,895         2      0.45      676,448     7.126       358.00         703        78.9
$700,000.01 - $750,000.00.......       2,964,217         4      0.99      741,054     5.848       359.25         734        64.2
$750,000.01 - $800,000.00.......       1,550,415         2      0.52      775,207     6.691       352.06         726        53.9
$950,000.01 - $1,000,000.00.....         995,279         1      0.33      995,279     6.500       357.00         639        52.5
$1,150,000.01 - $1,200,000.00...       1,188,918         1      0.40    1,188,918     5.875       352.00         714        47.1
$1,250,000.01 - $1,300,000.00...       1,250,412         1      0.42    1,250,412     6.250       357.00         660        60.0
$1,450,000.01 - $1,500,000.00...       1,491,753         1      0.50    1,491,753     6.500       354.00         673        60.0
                                    ------------     -----    ------   ----------     -----       ------         ---        ----
         Total..................    $300,000,394     1,575    100.00%  $  190,476     6.935%      349.79         685        77.4%
                                    ============     =====    ======



         As of origination, the average current principal balance of the sample Group 2 Loans will be approximately $190,700.

                    PRINCIPAL BALANCES AS OF THE CUT-OFF DATE

                                                                                           WEIGHTED
                                                                                 WEIGHTED  AVERAGE     WEIGHTED   WEIGHTED
                                                                                 AVERAGE     REMG.     AVERAGE    AVERAGE
RANGE OF MORTGAGE                    CURRENT        NO. OF    % OF    AVERAGE     GROSS      TERM       CREDIT    ORIGINAL
LOAN PRINCIPAL BALANCES              BALANCE        LOANS     TOTAL   BALANCE      WAC     (MONTHS)     SCORE       LTV
-------------------------          ------------     -------  ------- ---------   -------   ---------  ----------  --------
$0.01 - $50,000.00..............   $    263,723        6      0.09%  $   43,954   7.732%     294.76       707        53.7%
$50,000.01 - $100,000.00........     25,648,415      311      8.55       82,471   7.246      343.43       680        79.6
$100,000.01 - $150,000.00.......     56,782,052      454     18.93      125,071   7.122      345.29       685        80.2
$150,000.01 - $200,000.00.......     48,657,617      280     16.22      173,777   7.013      347.44       683        79.3
$200,000.01 - $250,000.00.......     38,567,977      172     12.86      224,232   6.913      348.31       684        78.8
$250,000.01 - $300,000.00.......     35,405,603      129     11.80      274,462   6.814      352.90       685        79.2
$300,000.01 - $350,000.00.......     23,646,191       73      7.88      323,920   7.035      356.36       680        80.3
$350,000.01 - $400,000.00.......     22,926,724       61      7.64      375,848   6.792      355.53       691        76.2
$400,000.01 - $450,000.00.......     11,912,201       28      3.97      425,436   6.875      352.22       686        75.0
$450,000.01 - $500,000.00.......     10,982,396       23      3.66      477,495   6.962      358.48       675        70.2
$500,000.01 - $550,000.00.......      7,964,981       15      2.65      530,999   6.335      357.89       704        63.7
$550,000.01 - $600,000.00.......      3,947,245        7      1.32      563,892   6.148      332.71       691        68.0
$600,000.01 - $650,000.00.......      2,501,380        4      0.83      625,345   6.194      357.24       715        64.5
$650,000.01 - $700,000.00.......      1,352,895        2      0.45      676,448   7.126      358.00       703        78.9
$700,000.01 - $750,000.00.......      2,964,217        4      0.99      741,054   5.848      359.25       734        64.2
$750,000.01 - $800,000.00.......      1,550,415        2      0.52      775,207   6.691      352.06       726        53.9
$950,000.01 - $1,000,000.00.....        995,279        1      0.33      995,279   6.500      357.00       639        52.5
$1,150,000.01 - $1,200,000.00...      1,188,918        1      0.40    1,188,918   5.875      352.00       714        47.1
$1,250,000.01 - $1,300,000.00...      1,250,412        1      0.42    1,250,412   6.250      357.00       660        60.0
$1,450,000.01 - $1,500,000.00...      1,491,753        1      0.50    1,491,753   6.500      354.00       673        60.0
                                   ------------    -----   -------   ----------   -----      ------       ---        ----
         Total..................   $300,000,394    1,575    100.00%  $  190,476   6.935%     349.79       685        77.4%
                                   ============    =====    ======


         As of the Cut-off Date, the average current principal balance of the sample Group 2 Loans will be approximately $190,476.

                                 MORTGAGE RATES

                                                                                    WEIGHTED
                                                                          WEIGHTED  AVERAGE     WEIGHTED   WEIGHTED
                                                                          AVERAGE     REMG.     AVERAGE    AVERAGE
RANGE OF                         CURRENT      NO. OF   % OF    AVERAGE     GROSS      TERM       CREDIT    ORIGINAL
MORTGAGE RATES(%)                BALANCE      LOANS    TOTAL   BALANCE      WAC     (MONTHS)     SCORE       LTV
-------------------------     ------------   -------  ------- ---------   -------   ---------  ----------  --------
4.500 - 4.999............     $    891,894       3      0.30% $297,298    4.834%      359.00      752        64.1%
5.000 - 5.499............        3,580,791      15      1.19   238,719    5.219       328.31      728        60.5
5.500 - 5.999............       26,078,993      91      8.69   286,582    5.786       334.55      722        61.8
6.000 - 6.499............       53,718,085     239     17.91   224,762    6.221       348.64      707        67.1
6.500 - 6.999............       85,092,684     447     28.36   190,364    6.689       349.69      686        77.4
7.000 - 7.499............       48,625,365     289     16.21   168,254    7.194       351.31      679        83.1
7.500 - 7.999............       49,203,204     296      16.4   166,227    7.667       354.98      672        86.8
8.000 - 8.499............       20,834,740     123      6.94   169,388    8.178       357.41      653        87.0
8.500 - 8.999............        9,235,769      53      3.08   174,260    8.670       356.07      631        86.2
9.000 - 9.499............        1,851,032      11      0.62   168,276    9.113       344.13      626        84.1
9.500 - 9.999............          719,940       5      0.24   143,988    9.635       359.24      606        87.6
10.000 - 10.499..........           74,938       1      0.02    74,938   10.375       358.00      504        52.1
10.500 - 10.999..........           42,726       1      0.01    42,726   10.500       179.00      671        15.0
11.000 - 11.499..........           50,232       1      0.02    50,232   11.000       359.00      676        15.0
                              ------------   -----    ------  --------   ------       ------      ---        ----
         Total...........     $300,000,394   1,575    100.00% $190,476    6.935%      349.79      685        77.4%
                              ============   =====    ======

------------

         The weighted average mortgage rate of the sample Group 2 Loans was approximately 6.935% per annum.

                                           ORIGINAL LOAN-TO-VALUE RATIOS

                                                                                    WEIGHTED
                                                                          WEIGHTED  AVERAGE     WEIGHTED   WEIGHTED
                                                                          AVERAGE     REMG.     AVERAGE    AVERAGE
RANGE OF LOAN-TO-                CURRENT      NO. OF  % OF     AVERAGE     GROSS      TERM       CREDIT    ORIGINAL
VALUE RATIOS (%)                 BALANCE      LOANS   TOTAL    BALANCE      WAC     (MONTHS)     SCORE       LTV
-------------------------     ------------   ------- -------  ---------   -------   ---------  ----------  --------
0.01 - 20.00............      $    344,431       4     0.11%  $ 86,108     7.225%    328.27       696        15.2%
20.01 - 25.00...........         1,286,678       6     0.43    214,446     6.079     310.85       694        23.0
25.01 - 30.00...........           274,833       3     0.09     91,611     6.429     327.18       675        26.7
30.01 - 35.00...........         1,466,644       9     0.49    162,960     6.075     333.49       698        32.6
35.01 - 40.00...........         3,112,188      16     1.04    194,512     6.374     328.15       697        37.6
40.01 - 45.00...........         4,317,020      25     1.44    172,681     6.182     318.06       693        42.5
45.01 - 50.00...........         4,933,015      23     1.64    214,479     6.149     333.46       705        47.8
50.01 - 55.00...........        10,035,668      39     3.35    257,325     6.311     346.07       685        52.8
55.01 - 60.00...........        16,266,691      59     5.42    275,707     6.315     344.51       688        58.3
60.01 - 65.00...........        16,428,621      64     5.48    256,697     6.330     345.22       689        63.1
65.01 - 70.00...........        34,975,917     158    11.66    221,367     6.504     349.81       689        68.9
70.01 - 75.00...........        16,776,043      81     5.59    207,112     7.015     351.19       682        73.7
75.01 - 80.00...........        86,145,331     458    28.72    188,090     6.890     350.20       683        79.7
80.01 - 85.00...........         9,150,266      52     3.05    175,967     7.240     351.77       671        84.5
85.01 - 90.00...........        40,537,982     275    13.51    147,411     7.384     353.43       683        89.6
90.01 - 95.00...........        44,958,519     245    14.99    183,504     7.573     356.44       679        94.8
95.01 - 100.00..........         8,990,547      58     3.00    155,009     7.535     355.01       722        99.6
                              ------------   -----   ------   --------     -----     ------       ---        ----
         Total..........      $300,000,394   1,575   100.00%  $190,476     6.935%    349.79       685        77.4%
                              ============   =====   ======

----------
         The minimum and maximum loan-to-value ratios of the sample Group 2 Loans at origination were approximately 15.00% and 100.00%, respectively, and the weighted average of the loan-to-value ratios of the sample Group 2 Loans at origination was approximately 77.38%.



                                 OCCUPANCY TYPES

                                                                                          WEIGHTED
                                                                                WEIGHTED   AVERAGE    WEIGHTED   WEIGHTED
                                                                                AVERAGE     REMG.     AVERAGE    AVERAGE
                                 CURRENT      NO. OF       % OF      AVERAGE     GROSS      TERM       CREDIT    ORIGINAL
OCCUPANCY                        BALANCE      LOANS        TOTAL     BALANCE      WAC     (MONTHS)     SCORE       LTV
-------------------------     ------------   -------      -------  ---------    -------   ---------  ----------  --------
Owner Occupied..........      $221,576,142     1,089      73.86%    $203,468     6.941%     349.05         681     77.8%
Non-Owner Occupied......        68,610,245       439      22.87      156,288     6.946      351.40         698     76.6
Second Home.............         9,814,007        47       3.27      208,809     6.719      355.35         705     72.9
                              ------------     -----     ------     --------     -----      ------         ---     ----
         Total..........      $300,000,394     1,575     100.00%    $190,476     6.935%     349.79         685     77.4%
                              ============     =====     ======


         Occupancy type is based on the representation of the borrower at the time of origination.

                  MORTGAGE LOAN PROGRAM AND DOCUMENTATION TYPE

                                                                                                   WEIGHTED
                                                                                      WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                                                                                      AVERAGE        REMG.     AVERAGE    AVERAGE
                                                  NO. OF     % OF        AVERAGE       GROSS         TERM       CREDIT    ORIGINAL
DOCUMENT TYPE                CURRENT BALANCE      LOANS      TOTAL       BALANCE        WAC        (MONTHS)     SCORE       LTV
-------------------------   -----------------   ---------   -------    ----------   ----------   ----------  ----------   --------
Progressive Series
Program (Limited
(Stated)
Documentation)..........      $116,618,680         589      38.87%     $197,994       6.606%       350.08         697        73.3%
Progressive Express(TM)
Program (Non Verified
Assets).................        62,320,591         344      20.77       181,165       7.552        347.89         664        82.6
Progressive Series
Program
(Full Documentation)....        47,755,059         224      15.92       213,192       6.418        350.13         700        74.6
Progressive Express(TM)
Program (Verified
Assets).................        38,665,614         216      12.89       179,007       7.105        348.40         674        80.1
Progressive Express(TM)
No Doc Program (No
Documentation)..........        28,780,387         170       9.59       169,296       7.474        355.09         680        83.1
Progressive Express(TM)
Program No Doc
Program (Verified
Assets).................         4,253,181          22       1.42       193,326       7.321        344.37         683        78.6
Progressive Series
Program (Full
Income/Stated Assets
Documentation)..........           794,800           5       0.26       158,960       7.540        359.59         678        87.8
Progressive Series
Program (Lite/Reduced
Documentation (SE)......           301,537           1       0.10       301,537       7.750        359.00         622        85.0
Progressive Series
Program (No
Income/No Asset
Documentation)..........           275,728           3       0.09        91,909       6.749        276.44         684        64.7
Progressive Express
Program (Express
Priority Refinance).....           234,817           1       0.08       234,817       7.250        359.00         622        79.7
                              ------------       -----     ------      --------       -----        ------         ---        ----
         Total..........      $300,000,394       1,575     100.00%     $190,476       6.935%       349.79         685        77.4%
                              ============       =====     ======


         See "--Underwriting Standards" below for a detailed description of the Seller's loan programs and documentation requirements.

                                 RISK CATEGORIES

                                                                                                   WEIGHTED
                                                                                      WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                                                                                      AVERAGE        REMG.     AVERAGE    AVERAGE
                                                  NO. OF     % OF        AVERAGE       GROSS         TERM       CREDIT    ORIGINAL
CREDIT GRADE CATEGORY         CURRENT BALANCE     LOANS      TOTAL       BALANCE        WAC        (MONTHS)     SCORE       LTV
-------------------------     ----------------   --------   -------    ----------   ----------   ----------  ----------   --------
A+(1)......................      $110,782,527      534      36.93%      $207,458       6.454%       351.53        728       74.4%
A(1).......................        78,843,780      399      26.28        197,603       6.873        349.95        654       76.2
A- (1).....................        10,006,468       47       3.34        212,904       7.153        347.15        624       71.3
B(1).......................           453,651        4       0.15        113,413       8.010        270.89        609       66.7
CX(1)......................            74,938        1       0.02         74,938      10.375        358.00        504       52.1
Progressive Express(TM)I(2)        36,466,803      218      12.16        167,279       7.261        349.80        723       83.8
Progressive Express(TM)II(2)       50,507,534      296      16.84        170,634       7.510        349.35        650       83.8
Progressive Express(TM)III(2)       4,221,756       24       1.41        175,906       7.603        339.32        617       77.3
Progressive Express(TM)IV(2)        2,886,301       20       0.96        144,315       7.716        321.75        593       71.6
Progressive Express(TM)V(2)         3,015,179       17       1.01        177,363       8.388        354.73        578       71.6
Progressive Express(TM)VI(2)        2,741,456       15       0.91        182,764       8.659        345.73        548       63.2
                                 ------------    -----     ------       --------       -----        ------        ---       ----
         Total.............      $300,000,394    1,575     100.00%      $190,476       6.935%       349.79        685       77.4%
                                 ============    =====     ======

-----------------

(1) All of these sample Group 2 Loans were reviewed and placed into risk categories based on the credit standards of the Progressive Series Program. Credit grades of A+, A, A-, B and CX correspond to Progressive Series I+, I and II, III and III+, IV and VI, respectively. All of the Seasoned Mortgage Loans in Loan Group 2 have been assigned credit grades by Impac Funding. All of the mortgage loans originated pursuant to the Express Priority Refi(TM) Program have been placed in Progressive Express(TM) Programs II and III.

(2) These sample Group 2 Loans were originated under the Seller's Progressive Express(TM) Program. The underwriting for these sample Group 2 Loans is generally based on the borrower's "Credit Score" score and therefore these sample Group 2 Loans do not correspond to the alphabetical risk categories listed above.

         See "--Underwriting Standards" below for a description of the Seller's risk categories.

                                 PROPERTY TYPES

                                                                                                WEIGHTED
                                                                                   WEIGHTED     AVERAGE    WEIGHTED    WEIGHTED
                                                                                   AVERAGE       REMG.     AVERAGE     AVERAGE
                                    CURRENT        NO. OF      % OF     AVERAGE     GROSS        TERM       CREDIT     ORIGINAL
PROPERTY TYPE                       BALANCE        LOANS       TOTAL    BALANCE      WAC       (MONTHS)     SCORE        LTV
------------------------       -----------------  --------    -------  ---------  --------     --------   ---------   ----------
Single-Family Residence...     $201,469,205        1,073       67.16%   $187,763    6.934%      348.74       683        78.0%
Two Family................       24,247,636          115        8.08     210,849    7.105       352.41       684        77.4
Condominium...............       18,089,979          110        6.03     164,454    6.873       355.59       696        79.8
De Minimis PUD............       15,865,356           83        5.29     191,149    7.019       353.78       679        74.5
Planned Unit
Development ..............       12,704,946           83        4.23     153,072    6.933       352.58       692        83.7
Four Family...............       11,697,242           44        3.90     265,846    6.610       352.95       704        69.2
Three Family..............       11,461,712           43        3.82     266,551    6.715       341.22       697        69.4
Highrise/Condominium......        3,423,356           14        1.14     244,525    7.464       355.23       664        73.3
Townhouse.................          636,639            6        0.21     106,107    7.447       324.53       698        76.5
Condotel..................          223,889            2        0.07     111,945    6.500       359.45       768        70.0
Non-Warrantable Condo.....          104,823            1        0.03     104,823    6.875       358.00                  70.0
Manufactured Housing......           75,610            1        0.03      75,610    7.875       347.00       629        90.0
                               ------------        -----      ------    --------    -----       ------       ---        ----
         Total............     $300,000,394        1,575      100.00%   $190,476    6.935%      349.79       685        77.4%
                               ============        =====      ======

                 GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                                                WEIGHTED
                                                                                   WEIGHTED     AVERAGE    WEIGHTED    WEIGHTED
                                                                                   AVERAGE       REMG.     AVERAGE     AVERAGE
                                    CURRENT        NO. OF      % OF     AVERAGE     GROSS        TERM       CREDIT     ORIGINAL
STATE                               BALANCE        LOANS       TOTAL    BALANCE      WAC       (MONTHS)     SCORE        LTV
------------------------       -----------------  --------    -------  ---------  --------     --------   ---------   ----------
Arkansas................          $468,835            3         0.16%   $156,278    6.722%      358.44       660         82.5%
Arizona.................         5,372,091           31         1.79     173,293    6.888       339.30       699         82.9
California..............       105,223,558          439        35.07     239,689    6.493       349.56       695         69.7
Colorado................         1,785,833           11         0.60     162,348    7.448       358.31       696         80.8
Connecticut ...........          2,154,885           12         0.72     179,574    7.043       330.97       658         64.7
District of Columbia....         2,034,386           10         0.68     203,439    7.437       330.34       635         69.6
Delaware................           663,814            4         0.22     165,953    7.234       358.33       629         85.3
Florida.................        61,549,450          418        20.52     147,247    7.230       351.78       681         83.7
Georgia.................         2,783,507           16         0.93     173,969    7.138       345.97       678         76.8
Hawaii..................         2,126,228            3         0.71     708,743    6.725       355.97       683         66.5
Illinois................         5,099,764           32         1.70     159,368    7.349       349.56       683         83.3
Indiana.................         1,400,194           14         0.47     100,014    7.471       358.89       688         87.6
Kentucky................           760,022            6         0.25     126,670    7.011       358.89       672         84.0
Louisiana...............           264,864            3         0.09      88,288    7.133       357.53       695         76.2
Massachusetts...........         3,986,363           18         1.33     221,465    7.009       359.50       685         69.5
Maryland................         7,117,449           40         2.37     177,936    6.906       346.09       682         80.7
Maine...................           153,782            1         0.05     153,782    7.750       358.00       593         70.0
Michigan................         5,189,926           29         1.73     178,963    7.289       350.32       692         83.6
Minnesota...............         1,241,320            9         0.41     137,924    7.247       359.41       663         73.8
Missouri................         1,050,414            9         0.35     116,713    7.104       358.06       703         82.2
Mississippi.............           332,823            3         0.11     110,941    7.921       356.63       661         86.3
Montana.................            99,916            1         0.03      99,916    6.875       359.00       651         66.7
North Carolina..........         2,318,614           17         0.77     136,389    6.853       328.58       701         82.1
Nebraska................           121,235            1         0.04     121,235    7.625       357.00       664         90.0
New Hampshire...........           986,376            5         0.33     197,275    7.616       359.47       659         86.0
New Jersey..............        18,012,941           78         6.00     230,935    7.078       349.76       675         78.9
New Mexico .............         1,483,553           10         0.49     148,355    7.435       358.58       647         78.3
Nevada..................         5,485,407           31         1.83     176,949    7.150       347.51       677         86.4
New York................        25,024,648           83         8.34     301,502    7.329       348.92       679         82.0
Ohio....................         2,178,997           20         0.73     108,950    7.223       344.01       666         87.2
Oklahoma................           379,052            3         0.13     126,351    7.544       358.74       683         95.0
Oregon..................         2,665,761           18         0.89     148,098    7.124       358.15       683         82.3
Pennsylvania............         1,989,151           15         0.66     132,610    7.606       358.93       655         85.0
Rhode Island............           858,175            5         0.29     171,635    7.815       329.42       660         83.6
South Carolina..........           738,521            6         0.25     123,087    7.717       358.80       691         88.3
Tennessee...............         1,259,066           11         0.42     114,461    7.403       358.79       686         86.6
Texas...................         9,866,048           78         3.29     126,488    7.182       355.72       683         84.9
Utah....................           933,117            9         0.31     103,680    7.275       359.34       673         86.5
Virginia................        11,060,753           56         3.69     197,513    6.667       338.73       694         75.3
Washington..............         3,319,883           13         1.11     255,376    7.102       359.19       665         80.8
Wisconsin...............           244,506            2         0.08     122,253    7.500       354.68       629         87.9
West Virginia...........            95,401            1         0.03      95,401    7.250       359.00       700         95.0
Wyoming.................           119,769            1         0.04     119,769    8.250       357.00       708        100.0
                              ------------        -----       ------    --------    -----       ------       ---        -----
         Total..........      $300,000,394        1,575       100.00%   $190,476    6.935%      349.79       685         77.4%
                              ============        =====       ======

         No more than approximately 0.54% of the sample Group 2 Loans (by aggregate outstanding principal balance as of the Cut-off Date) are secured by mortgaged properties located in any one zip code.

                              DEBT TO INCOME RATIO

                                                                                                WEIGHTED
                                                                                   WEIGHTED     AVERAGE    WEIGHTED    WEIGHTED
                                                                                   AVERAGE       REMG.     AVERAGE     AVERAGE
                                    CURRENT        NO. OF      % OF     AVERAGE     GROSS        TERM       CREDIT     ORIGINAL
DESCRIPTION(%)                      BALANCE        LOANS       TOTAL    BALANCE      WAC       (MONTHS)     SCORE        LTV
------------------------       -----------------  --------    -------  ---------  --------     --------   ---------   ----------
5.01 - 10.00..............     $    175,000            1        0.06%   $175,000   6.000%        360.00      752        70.0%
10.01 - 15.00.............        1,169,500            3        0.39     389,833   6.050         356.24      699        64.3
15.01 - 20.00.............        3,459,292           16        1.15     216,206   6.144         358.70      720        66.6
20.01 - 25.00.............        6,071,076           31        2.02     195,841   6.673         352.46      688        77.1
25.01 - 30.00.............        8,270,595           48        2.76     172,304   6.637         351.06      709        70.3
30.01 - 35.00.............       15,380,420           73        5.13     210,691   6.375         347.55      705        72.7
35.01 - 40.00.............       23,276,525          113        7.76     205,987   6.652         349.91      699        75.9
40.01 - 45.00.............       28,424,465          133        9.47     213,718   6.781         350.30      688        77.5
45.01 - 50.00.............       22,690,157          111        7.56     204,416   6.889         351.02      688        79.4
50.01 - 55.00.............        5,169,472           19        1.72     272,077   6.694         350.53      690        66.7
Greater than 55.00........          704,596            5        0.23     140,919   7.145         359.18      649        81.0
Not Required..............      185,209,295        1,022       61.74     181,222   7.095         349.32      679        78.6
                               ------------        -----       -----   ---------   -----         ------      ---        ----
Total.....................     $300,000,394        1,575      100.00%   $190,476   6.935%        349.79      685        77.4%
                               ============        =====      ======


         As of the Cut-off Date, the weighted average debt to income ratio of the sample Group 2 Loans will be approximately 38.74% per annum.


                               PREPAYMENT PENALTY

                                                                                                WEIGHTED
                                                                                   WEIGHTED     AVERAGE    WEIGHTED    WEIGHTED
                                                                                   AVERAGE       REMG.     AVERAGE     AVERAGE
                                    CURRENT        NO. OF      % OF     AVERAGE     GROSS        TERM       CREDIT     ORIGINAL
NUMBER OF MONTHS                    BALANCE        LOANS       TOTAL    BALANCE      WAC       (MONTHS)     SCORE        LTV
------------------------       -----------------  --------    -------  ---------  --------     --------   ---------   ----------
0.........................     $101,121,308          478       33.71%   $211,551    7.080%       348.74       681        78.2%
6.........................          618,000            2        0.21     309,000    6.319        359.39       745        73.9
12........................       15,737,314           82        5.25     191,918    6.889        354.07       698        77.6
24........................       19,294,662          117        6.43     164,912    7.011        354.23       686        79.4
36........................       63,113,544          353       21.04     178,792    6.916        349.27       685        77.3
42........................           77,348            1        0.03      77,348    8.000        359.00       585        90.0
60........................      100,038,217          542       33.35     184,572    6.795        349.59       687        76.2
                               ------------        -----      ------    --------    -----        ------       ---        ----
Total.....................     $300,000,394        1,575      100.00%   $190,476    6.935%       349.79       685        77.4%
                               ============        =====      ======

                     MONTHS REMAINING TO SCHEDULED MATURITY

                                                                                                WEIGHTED
                                                                                   WEIGHTED     AVERAGE    WEIGHTED    WEIGHTED
                                                                                   AVERAGE       REMG.     AVERAGE     AVERAGE
                                    CURRENT        NO. OF      % OF     AVERAGE     GROSS        TERM       CREDIT     ORIGINAL
RANGE OF MONTHS                     BALANCE        LOANS       TOTAL    BALANCE      WAC       (MONTHS)     SCORE        LTV
------------------------       -----------------  --------    -------  ---------  --------     --------   ---------   ----------
1-120.....................     $    221,583            1        0.07%  $221,583     5.250%      119.00       744        78.0%
121-180...................       13,670,009           95        4.56    143,895     6.560       178.76       677        67.4
181-240...................          870,103            4        0.29    217,526     6.334       238.66       646        63.4
241-300...................          585,011            2        0.20    292,506     5.458       287.99       733        61.5
301-360...................      284,653,688        1,473       94.88    193,248     6.959       358.65       686        77.9
                               ------------        -----     -------  ---------     -----       ------       ---        ----
Total.....................     $300,000,394        1,575      100.00%  $190,476     6.935%      349.79       685        77.4%
                               ============        =====      ======

         As of the Cut-off Date, the weighted average number of months remaining to scheduled maturity of the sample Group 2 Loans will be approximately 350 months.


                                  CREDIT SCORES

                                                                                                WEIGHTED
                                                                                   WEIGHTED     AVERAGE    WEIGHTED    WEIGHTED
                                                                                   AVERAGE       REMG.     AVERAGE     AVERAGE
                                    CURRENT        NO. OF      % OF     AVERAGE     GROSS        TERM       CREDIT     ORIGINAL
RANGE OF CREDIT SCORES              BALANCE        LOANS       TOTAL    BALANCE      WAC       (MONTHS)     SCORE        LTV
------------------------       -----------------  --------    -------  ---------  --------     --------   ---------   ----------
Not Required..............      $  1,139,952          7         0.38%   $162,850    6.940%      339.18       N/A        68.5%
801 - 820.................         1,448,518          6         0.48     241,420    6.795       343.71       806        82.4
781 - 800.................         8,670,124         42         2.89     206,432    6.438       357.11       791        73.9
761 - 780.................        13,460,373         66         4.49     203,945    6.433       346.24       769        74.6
741 - 760.................        26,902,167        133         8.97     202,272    6.560       351.06       751        75.4
721 - 740.................        25,690,423        144         8.56     178,406    6.586       352.84       731        74.3
701 - 720.................        33,413,990        163        11.14     204,994    6.817       353.53       710        79.8
681 - 700.................        40,176,498        210        13.39     191,317    6.761       348.36       690        77.8
661 - 680.................        48,227,933        262        16.08     184,076    7.065       348.99       671        79.3
641 - 660.................        42,074,200        228        14.02     184,536    7.107       351.32       650        78.2
621 - 640.................        37,223,613        196        12.41     189,916    7.237       347.36       631        79.0
601 - 620.................        11,881,945         60         3.96     198,032    7.330       348.70       614        76.0
581 - 600.................         4,640,811         31         1.55     149,704    7.682       331.19       590        72.8
561 - 580.................         1,783,511         12         0.59     148,626    8.256       342.40       573        71.1
541 - 560.................         1,744,968          7         0.58     249,281    8.567       343.60       551        66.6
521 - 540.................           968,600          4         0.32     242,150    8.891       358.55       526        70.5
501 - 520.................           552,769          4         0.18     138,192    8.875       359.20       510        65.1
                                ------------      -----       ------   ---------    -----       ------       ---        ----
Total.....................      $300,000,394      1,575       100.00%   $190,476    6.935%      349.79       685        77.4%
                                ============      =====       ======

         As of the Cut-off Date, the weighted average credit score of the sample Group 2 Loans will be approximately 685.

                                  LOAN PURPOSES

                                                                                                WEIGHTED
                                                                                   WEIGHTED     AVERAGE    WEIGHTED    WEIGHTED
                                                                                   AVERAGE       REMG.     AVERAGE     AVERAGE
                                    CURRENT        NO. OF      % OF     AVERAGE     GROSS        TERM       CREDIT     ORIGINAL
LOAN PURPOSE                        BALANCE        LOANS       TOTAL    BALANCE      WAC       (MONTHS)     SCORE        LTV
------------------------       -----------------  --------    -------  ---------  --------     --------   ---------   ----------
Purchase..................        $140,709,031       791       46.90%   $177,888    7.166%       355.61       693        85.2%
Refinance - Cash Out......         121,158,082       597       40.39     202,945    6.776        346.51       676        70.3
Refinance - No Cash Out             38,133,281       187       12.71     203,921    6.587        338.74       686        71.0
                                  ------------     -----      ------   ---------    -----        ------       ---        ----
         Total............        $300,000,394     1,575      100.00%   $190,476    6.935%       349.79       685        77.4%
                                  ============     =====      ======

Loan Group 3

         The sample Group 3 Loans had an aggregate principal balance as of the Cut-off Date of approximately $59,112,870, after application of scheduled payments due on or before the Cut-off Date, whether or not received. All of the sample Group 3 Loans are multifamily loans and are secured by first liens on the related mortgaged property.

         The average principal balance of the sample Group 3 Loans at origination was approximately $1,097,356. No sample Group 3 Loan had a principal balance at origination of greater than approximately $2,700,000 or less than approximately $349,250. The average principal balance of the sample Group 3 Loans as of the Cut-off Date was approximately $1,094,683. No sample Group 3 Loan had a principal balance as of the Cut-off Date of greater than approximately $2,697,045 or less than approximately $348,553.

         As of the Cut-off Date, the sample Group 3 Loans had mortgage rates ranging from approximately 4.250% per annum to approximately 6.375% per annum and the weighted average mortgage rate was approximately 5.299% per annum. The weighted average remaining term to stated maturity of the sample Group 3 Loans was approximately 358 months as of the Cut-off Date. None of the sample Group 3 Loans will have a first Due Date prior to December 1, 2003, or after March 1, 2004, or will have a remaining term to maturity of less than 356 months or greater than 359 months as of the Cut- off Date. The latest maturity date of any sample Group 3 Loan is February 1, 2034.

         The loan-to-value ratio of a mortgage loan secured by a first lien is equal to the ratio, expressed as a percentage, of the principal amount of the loan at origination, to the lesser of the appraised value of the related mortgaged property at the time of origination and the sales price. The weighted average of the loan-to-value ratios at origination of the sample Group 3 Loans was approximately 64.85%. No loan-to- value ratio at origination of any sample Group 3 Loan was greater than approximately 75.00% or less than approximately 25.00%.

         None of the sample Group 3 Loans are buydown mortgage loans.

         None of the Group 3 Loans will be subject to the Home Ownership and Equity Protection Act of 1994 or any comparable state law.

         None of the sample Group 3 Loans have reached their first adjustment date as of the Closing Date.

         All of the sample Group 3 Loans provide for prepayment charges.

         The sample Group 3 Loans had debt service coverage ratios as of the Cut-off Date of at least 1.19x but not more than 2.94x, with a weighted average debt service coverage ratio of approximately 1.36x. The sample Group 3 Loans had occupancy rates, determined as of the most recent date information was available, ranging from approximately 75.00% to approximately 100.00%, with a weighted average occupancy rate at origination of approximately 97.59%.

         All of the Group 3 Loans will accrue interest on an actual number of days in the prior calendar month and a year consisting of 360 days. As a result, the portion of the scheduled monthly payment in respect of interest received on the Group 3 Loans will be greater if the prior calendar month has 31 days, and will be reduced if the prior calendar month is February. However, all of the Group 3 Loans will be treated as if they paid interest on a 360-day year consisting of twelve 30-day months.

         None of the Group 3 Loans are cross-collateralized with other multifamily loans. None of the Group 3 Loans involve borrowers that are bankruptcy-remote special purpose entities. As a result, defaults and losses could occur for reasons unrelated to the financial condition or operation of the related mortgaged property.

         See "The Mortgage Pool -- Multifamily Loans" in this prospectus supplement for additional information about the multifamily loans. See "Description of the Servicing Agreement -- Servicing of Multifamily Loans" in this prospectus supplement for a discussion of the servicing of multifamily loans.

         Set forth below is a description of certain additional characteristics of the sample Group 3 Loans as of the Cut-off Date, except as otherwise indicated. All percentages of the sample Group 3 Loans are approximate percentages by aggregate principal balance as of the Cut-off Date, except as otherwise indicated. Dollar amounts and percentages may not add up to totals due to rounding.

                             MORTGAGE LOAN PROGRAMS

                                                                                                  WEIGHTED
                                                                                      WEIGHTED    AVERAGE    WEIGHTED    WEIGHTED
                                                                                      AVERAGE       REMG.     AVERAGE     AVERAGE
                                    CURRENT        NO. OF      % OF       AVERAGE      GROSS        TERM       CREDIT     ORIGINAL
LOAN PR0GRAMS                       BALANCE        LOANS       TOTAL      BALANCE       WAC       (MONTHS)     SCORE        LTV
------------------------       -----------------  --------    -------  ------------  --------     --------   ---------   ----------
5/25 LIBOR 6MO.............      $36,784,118         34         62.23%   $1,081,886    5.342%      357.98       721         66.5%
30Y LIBOR 6MO..............        9,321,080          8         15.77     1,165,135    4.453       358.56       685         67.4
3/27 LIBOR 6MO.............        3,151,816          3          5.33     1,050,605    5.228       356.82       766         59.4
7/23 LIBOR 6MO.............        9,855,857          9         16.67     1,095,095    5.961       357.27       727         57.9
                                ------------         --        ------    ----------    -----       ------       ---         ----
         Total.............      $59,112,870         54        100.00%   $1,094,683    5.299%      357.89       719         64.8%
                                 ===========         ==        ======

                      PRINCIPAL BALANCES AS OF ORIGINATION

                                                                                                  WEIGHTED
                                                                                      WEIGHTED    AVERAGE    WEIGHTED    WEIGHTED
                                                                                      AVERAGE       REMG.     AVERAGE     AVERAGE
RANGE OF MORTGAGE                    CURRENT        NO. OF    % OF       AVERAGE      GROSS        TERM       CREDIT     ORIGINAL
LOAN PRINCIPAL BALANCES              BALANCE        LOANS     TOTAL      BALANCE       WAC       (MONTHS)     SCORE        LTV
------------------------         ---------------   --------  -------  ------------  --------     --------   ---------   ----------
$300,000.01 - $350,000.00.......  $   348,553          1       0.59%    $348,553     6.000%       358.00       769        73.5%
$350,000.01 - $400,000.00.......      732,319          2       1.24      366,160     6.255        357.52       736        57.7
$500,000.01 - $550,000.00.......    1,595,927          3        2.7      531,976     6.053        357.34       746        51.2
$550,000.01 - $600,000.00.......    1,129,109          2       1.91      564,555     5.188        357.01       732        61.6
$600,000.01 - $650,000.00.......    2,555,565          4       4.32      638,891     5.250        359.00       703        70.0
$650,000.01 - $700,000.00.......      673,519          1       1.14      673,519     5.500        358.00       765        75.0
$700,000.01 - $750,000.00.......    2,937,179          4       4.97      734,295     5.412        357.50       775        60.1
$750,000.01 - $800,000.00.......    1,515,013          2       2.56      757,507     4.811        357.00       700        54.4
$800,000.01 - $850,000.00.......    1,666,677          2       2.82      833,339     4.500        358.49       650        72.3
$850,000.01 - $900,000.00.......    1,751,846          2       2.96      875,923     5.804        358.00       759        69.1
$900,000.01 - $950,000.00.......      939,237          1       1.59      939,237     5.500        357.00       740        70.0
$950,000.01 - $1,000,000.00.....    3,969,881          4       6.72      992,470     5.753        357.50       720        52.2
$1,000,000.01 - $1,050,000.00...    2,046,581          2       3.46    1,023,290     5.374        358.50       724        68.7
$1,050,000.01 - $1,100,000.00...    3,281,766          3       5.55    1,093,922     5.457        357.67       733        66.3
$1,100,000.01 - $1,150,000.00...    2,248,385          2        3.8    1,124,193     5.876        358.00       712        67.5
$1,150,000.01 - $1,200,000.00...    3,544,215          3          6    1,181,405     4.750        358.67       675        70.0
$1,250,000.01 - $1,300,000.00...    2,584,696          2       4.37    1,292,348     5.877        358.00       768        59.2
$1,300,000.01 - $1,350,000.00...    2,651,878          2       4.49    1,325,939     4.880        357.49       690        70.4
$1,350,000.01 - $1,400,000.00...    2,787,443          2       4.72    1,393,721     5.500        359.00       678        67.5
$1,450,000.01 - $1,500,000.00...    1,498,279          1       2.53    1,498,279     5.250        359.00       688        66.7
$1,550,000.01 - $1,600,000.00...    3,155,757          2       5.34    1,577,879     5.059        357.49       706        61.8
$1,800,000.01 - $1,850,000.00...    1,843,878          1       3.12    1,843,878     5.250        357.00       782        55.2
$1,850,000.01 - $1,900,000.00...    1,868,476          1       3.16    1,868,476     5.000        357.00       721        75.0
$2,150,000.01 - $2,200,000.00...    4,357,349          2       7.37    2,178,675     5.063        356.50       688        66.6
$2,200,000.01 - $2,250,000.00...    2,240,074          1       3.79    2,240,074     5.500        358.00       780        71.1
$2,450,000.01 - $2,500,000.00...    2,492,222          1       4.22    2,492,222     4.250        359.00       738        59.1
$2,650,000.01 - $2,700,000.00...    2,697,045          1       4.56    2,697,045     5.500        359.00       672        71.2
                                  -----------       ----     ------    ---------     -----        ------       ---        ----
         Total..................  $59,112,870         54     100.00%  $1,094,683     5.299%       357.89       719        64.8%
                                  ===========       ====     ======

         As of origination, the average current principal balance of the sample Group 3 Loans will be approximately $1,097,356.

                    PRINCIPAL BALANCES AS OF THE CUT-OFF DATE

                                                                                                    WEIGHTED
                                                                                      WEIGHTED      AVERAGE    WEIGHTED    WEIGHTED
                                                                                      AVERAGE        REMG.     AVERAGE     AVERAGE
RANGE OF MORTGAGE                      CURRENT        NO. OF    % OF       AVERAGE      GROSS        TERM       CREDIT     ORIGINAL
LOAN PRINCIPAL BALANCES                BALANCE        LOANS     TOTAL      BALANCE       WAC       (MONTHS)     SCORE        LTV
------------------------           ---------------   --------  -------  ------------  --------     --------   ---------   ----------
$300,000.01 - $350,000.00.......    $   348,553          1       0.59%  $  348,553      6.000%      358.00       769        73.5%
$350,000.01 - $400,000.00.......        732,319          2       1.24      366,160      6.255       357.52       736        57.7
$500,000.01 - $550,000.00.......      1,595,927          3       2.70      531,976      6.053       357.34       746        51.2
$550,000.01 - $600,000.00.......      1,129,109          2       1.91      564,555      5.188       357.01       732        61.6
$600,000.01 - $650,000.00.......      2,555,565          4       4.32      638,891      5.250       359.00       703        70.0
$650,000.01 - $700,000.00.......        673,519          1       1.14      673,519      5.500       358.00       765        75.0
$700,000.01 - $750,000.00.......      2,937,179          4       4.97      734,295      5.412       357.50       775        60.1
$750,000.01 - $800,000.00.......      1,515,013          2       2.56      757,507      4.811       357.00       700        54.4
$800,000.01 - $850,000.00.......      1,666,677          2       2.82      833,339      4.500       358.49       650        72.3
$850,000.01 - $900,000.00.......      1,751,846          2       2.96      875,923      5.804       358.00       759        69.1
$900,000.01 - $950,000.00.......        939,237          1       1.59      939,237      5.500       357.00       740        70.0
$950,000.01 - $1,000,000.00.....      3,969,881          4       6.72      992,470      5.753       357.50       720        52.2
$1,000,000.01 - $1,050,000.00...      2,046,581          2       3.46    1,023,290      5.374       358.50       724        68.7
$1,050,000.01 - $1,100,000.00...      3,281,766          3       5.55    1,093,922      5.457       357.67       733        66.3
$1,100,000.01 - $1,150,000.00...      2,248,385          2       3.80    1,124,193      5.876       358.00       712        67.5
$1,150,000.01 - $1,200,000.00...      3,544,215          3       6.00    1,181,405      4.750       358.67       675        70.0
$1,250,000.01 - $1,300,000.00...      2,584,696          2       4.37    1,292,348      5.877       358.00       768        59.2
$1,300,000.01 - $1,350,000.00...      2,651,878          2       4.49    1,325,939      4.880       357.49       690        70.4
$1,350,000.01 - $1,400,000.00...      2,787,443          2       4.72    1,393,721      5.500       359.00       678        67.5
$1,450,000.01 - $1,500,000.00...      1,498,279          1       2.53    1,498,279      5.250       359.00       688        66.7
$1,550,000.01 - $1,600,000.00...      3,155,757          2       5.34    1,577,879      5.059       357.49       706        61.8
$1,800,000.01 - $1,850,000.00...      1,843,878          1       3.12    1,843,878      5.250       357.00       782        55.2
$1,850,000.01 - $1,900,000.00...      1,868,476          1       3.16    1,868,476      5.000       357.00       721        75.0
$2,150,000.01 - $2,200,000.00...      4,357,349          2       7.37    2,178,675      5.063       356.50       688        66.6
$2,200,000.01 - $2,250,000.00...      2,240,074          1       3.79    2,240,074      5.500       358.00       780        71.1
$2,450,000.01 - $2,500,000.00...      2,492,222          1       4.22    2,492,222      4.250       359.00       738        59.1
$2,650,000.01 - $2,700,000.00...      2,697,045          1       4.56    2,697,045      5.500       359.00       672        71.2
                                    -----------         --     ------   ----------      -----       ------       ---        ----
         Total..................    $59,112,870         54     100.00%  $1,094,683      5.299%      357.89       719        64.8%
                                    ===========         ==     ======


         As of the Cut-off Date, the average current principal balance of the sample Group 3 Loans will be approximately $1,094,683.

                                 MORTGAGE RATES

                                                                                                    WEIGHTED
                                                                                       WEIGHTED     AVERAGE    WEIGHTED    WEIGHTED
                                                                                       AVERAGE       REMG.     AVERAGE     AVERAGE
                                       CURRENT        NO. OF    % OF       AVERAGE      GROSS        TERM       CREDIT     ORIGINAL
MORTGAGE RATES(%)                      BALANCE        LOANS     TOTAL      BALANCE       WAC       (MONTHS)     SCORE        LTV
------------------------           ---------------   --------  -------  ------------  --------     --------   ---------   ----------
4.250....................           $  2,492,222         1       4.22%   $2,492,222    4.250%        359.00       738        59.1%
4.500....................              6,094,783         6      10.31     1,015,797    4.500         358.33       650        72.5
4.625....................              1,591,921         1       2.69     1,591,921    4.625         356.00       707        60.4
4.750....................                734,075         1       1.24       734,075    4.750         359.00       802        53.3
5.000....................              4,035,907         2       6.83     2,017,954    5.000         357.00       731        69.6
5.125....................              3,505,361         3       5.93     1,168,454    5.125         356.00       670        61.9
5.250....................             16,934,315        17      28.65       996,136    5.250         358.12       725        65.1
5.500....................             12,538,980         9      21.21     1,393,220    5.500         358.26       720        68.2
5.625....................                503,452         1       0.85       503,452    5.625         357.00       786        69.7
5.750....................              1,391,546         1       2.35     1,391,546    5.750         359.00       705        70.0
5.875....................              1,086,829         1       1.84     1,086,829    5.875         357.00       794        60.6
6.000....................              1,346,557         2       2.28       673,278    6.000         358.00       763        60.5
6.125....................                894,525         2       1.51       447,263    6.125         357.00       701        56.2
6.250....................              3,420,695         3       5.79     1,140,232    6.250         357.71       726        50.3
6.375....................              2,541,702         4       4.30       635,425    6.375         357.71       774        59.4
                                    ------------     -----     ------  ------------    -----         ------       ---        ----
         Total...........           $ 59,112,870        54     100.00%   $1,094,683    5.299%        357.89       719        64.8%
                                    ============     =====     ======

------------

         The weighted average mortgage rate of the sample Group 3 Loans was approximately 5.299% per annum.

                              NEXT ADJUSTMENT DATE

                                                                                             WEIGHTED
                                                                                WEIGHTED     AVERAGE    WEIGHTED    WEIGHTED
                                                                                AVERAGE       REMG.     AVERAGE     AVERAGE
                                CURRENT        NO. OF    % OF       AVERAGE      GROSS        TERM       CREDIT     ORIGINAL
NEXT ADJUSTMENT DATE            BALANCE        LOANS     TOTAL      BALANCE       WAC       (MONTHS)     SCORE        LTV
------------------------    ---------------   --------  -------  ------------  --------     --------   ---------   ----------
July 1, 2004...........     $    4,092,423       4        6.92%   $1,023,106     4.500%      358.00        650        72.1%
August 1, 2004.........          5,228,657       4        8.85     1,307,164     4.416       359.00        713        63.7
November 1, 2006.......            560,420       1        0.95       560,420     5.125       356.00        693        65.5
December 1, 2006.......          2,591,396       2        4.38     1,295,698     5.250       357.00        782        58.1
November 1, 2008.......          2,346,945       2        3.97     1,173,472     4.786       356.00        721        54.1
December 1, 2008.......         10,498,958      10       17.76     1,049,896     5.269       357.00        738        68.3
January 1, 2009........          9,525,848      10       16.11       952,585     5.515       358.00        742        67.1
February 1, 2009.......         14,412,367      12       24.38     1,201,031     5.372       359.00        693        66.9
November 1, 2010.......          2,189,918       1        3.70     2,189,918     5.125       356.00        636        68.2
December 1, 2010.......          2,832,183       3        4.79       944,061     6.139       357.00        755        49.4
January 1, 2011........          4,833,756       5        8.18       966,751     6.235       358.00        752        58.2
                            --------------    ----      ------    ----------     -----       ------        ---        ----
         Total.........     $   59,112,870      54      100.00%   $1,094,683     5.299%      357.89        719        64.8%
                            ==============    ====      ======


--------------

         As of the Cut-off Date, the weighted average remaining months to the next adjustment date of the sample Group 3 Loans will be approximately 52 months.

                                  GROSS MARGIN

                                                                                             WEIGHTED
                                                                                WEIGHTED     AVERAGE    WEIGHTED    WEIGHTED
                                                                                AVERAGE       REMG.     AVERAGE     AVERAGE
RANGE OF GROSS                  CURRENT        NO. OF    % OF       AVERAGE      GROSS        TERM       CREDIT     ORIGINAL
MARGINS(%)                      BALANCE        LOANS     TOTAL      BALANCE       WAC       (MONTHS)     SCORE        LTV
------------------------    ---------------   --------  -------  ------------  --------     --------   ---------   ----------
2.001 - 3.000..........      $53,771,251         47      90.96%   $1,144,069     5.256%      357.94       715        65.4%
3.001 - 4.000..........        5,341,619          7       9.04       763,088     5.737       357.35       756        59.4
                             -----------       ----     -------   -----------    -----       ------       ---        ----
         Total.........      $59,112,870         54     100.00%   $1,094,683     5.299%      357.89       719        64.8%
                             ===========       ====     ======

-----------

         As of the Cut-off Date, the weighted average Gross Margin of the sample Group 3 Loans will be approximately 3.003% per annum.


                              MAXIMUM MORTGAGE RATE

                                                                                             WEIGHTED
                                                                                WEIGHTED     AVERAGE    WEIGHTED    WEIGHTED
                                                                                AVERAGE       REMG.     AVERAGE     AVERAGE
RANGE OF GROSS                  CURRENT        NO. OF    % OF       AVERAGE      GROSS        TERM       CREDIT     ORIGINAL
MARGINS(%)                      BALANCE        LOANS     TOTAL      BALANCE       WAC       (MONTHS)     SCORE        LTV
------------------------    ---------------   --------  -------  ------------  --------     --------   ---------   ----------
9.001 -10.000...........      $ 5,627,828         3       9.52%   $1,875,943     4.894%      356.72       724        67.0%
10.001 - 11.000.........       46,628,120        42      78.88     1,110,193     5.204       358.07       715        66.1
11.001 - 12.000.........        6,856,921         9      11.60       761,880     6.280       357.62       740        54.5
                              -----------     -----     ------    ----------     -----       ------       ---        ----
         Total..........      $59,112,870        54     100.00%   $1,094,683     5.299%      357.89       719        64.8%
                              ===========      ====     ======

-----------------

         As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the sample Group 3 Loans will be approximately 10.457% per annum.


                            INITIAL FIXED-RATE PERIOD

                                                                                                   WEIGHTED
                                                                                      WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                                                                                      AVERAGE        REMG.     AVERAGE    AVERAGE
                                                  NO. OF     % OF        AVERAGE       GROSS         TERM       CREDIT    ORIGINAL
INITIAL FIXED PERIOD         CURRENT BALANCE      LOANS      TOTAL       BALANCE        WAC        (MONTHS)     SCORE       LTV
-------------------------   -----------------   ---------   -------    ----------   ----------   ----------  ----------   --------
Six Months..............       $ 9,321,080         8         15.77%   $1,165,135       4.453%    358.56         685        67.4%
Three Years.............         3,151,816         3          5.33     1,050,605       5.228     356.82         766        59.4
Five Years..............        36,784,118        34         62.23     1,081,886       5.342     357.98         721        66.5
Seven Years.............         9,855,857         9         16.67     1,095,095       5.961     357.27         727        57.9
                               -----------         -         -----     ---------       -----     ------         ---        ----
         Total..........       $59,112,870        54        100.00%   $1,094,683       5.299%    357.89         719        64.8%
                               ===========        ==        ======

                                INITIAL RATE CAP

                                                                                                   WEIGHTED
                                                                                      WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                                                                                      AVERAGE        REMG.     AVERAGE    AVERAGE
                                                  NO. OF     % OF        AVERAGE       GROSS         TERM       CREDIT    ORIGINAL
INITIAL CAP(%)               CURRENT BALANCE      LOANS      TOTAL       BALANCE        WAC        (MONTHS)     SCORE       LTV
-------------------------   -----------------   ---------   -------    ----------   ----------   ----------  ----------   --------
1.000...................      $  9,321,080           8        15.77%   $1,165,135     4.453%        358.56       685        67.4%
5.000...................        49,791,791          46        84.23     1,082,430     5.457         357.76       725        64.4
                              ------------          --       ------    ----------     -----         ------       ---        ----
         Total..........       $59,112,870          54       100.00%   $1,094,683     5.299%        357.89       719        64.8%
                               ===========         ===       ======



                                PERIODIC RATE CAP

                                                                                                   WEIGHTED
                                                                                      WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                                                                                      AVERAGE        REMG.     AVERAGE    AVERAGE
                                                  NO. OF     % OF        AVERAGE       GROSS         TERM       CREDIT    ORIGINAL
SUBSEQUENT CAP(%)            CURRENT BALANCE      LOANS      TOTAL       BALANCE        WAC        (MONTHS)     SCORE       LTV
-------------------------   -----------------   ---------   -------    ----------   ----------   ----------  ----------   --------
1.000...................       $59,112,870          54      100.00%     1,094,683      5.299%      357.89        719        64.8%
                               -----------          --      ------      ---------      -----       ------        ---        ----
         Total..........       $59,112,870          54      100.00%     1,094,683      5.299%      357.89        719        64.8%



                          ORIGINAL LOAN-TO-VALUE RATIOS

                                                                                             WEIGHTED
                                                                                WEIGHTED     AVERAGE    WEIGHTED    WEIGHTED
                                                                                AVERAGE       REMG.     AVERAGE     AVERAGE
RANGE OF LOAN-TO-               CURRENT        NO. OF    % OF       AVERAGE      GROSS        TERM       CREDIT     ORIGINAL
VALUE RATIOS(%)                 BALANCE        LOANS     TOTAL      BALANCE       WAC       (MONTHS)     SCORE        LTV
------------------------    ---------------   --------  -------  ------------  --------     --------   ---------   ----------
 0.01 - 50.00...........      $  2,301,316         3      3.89%    $767,105     5.911%       356.91        729        30.8%
50.01 - 55.00...........         1,085,104         2      1.84      542,552     5.195        358.35        763        53.3
55.01 - 60.00...........        11,747,307        10     19.87    1,174,731     5.287        358.05        744        57.5
60.01 - 65.00...........         9,234,572         8     15.62    1,154,322     5.445        357.97        723        62.4
65.01 - 70.00...........        16,505,468        16     27.92    1,031,592     5.281        357.67        705        67.8
70.01 - 75.00...........        18,239,102        15     30.85    1,215,940     5.179        358.04        708        73.1
                              ------------      ----    ------   ----------     -----        ------        ---        ----
         Total..........       $59,112,870        54    100.00%  $1,094,683     5.299%       357.89        719        64.8%
                               ===========      ====    ======

----------

         The minimum and maximum loan-to-value ratios of the sample Group 3 Loans at origination were approximately 25.00% and 75.00%, respectively, and the weighted average of the loan-to-value ratios of the sample Group 3 Loans at origination was approximately 64.85%.

                                 OCCUPANCY TYPES

                                                                                                   WEIGHTED
                                                                                      WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                                                                                      AVERAGE        REMG.     AVERAGE    AVERAGE
                                                  NO. OF     % OF        AVERAGE       GROSS         TERM       CREDIT    ORIGINAL
OCCUPANCY                    CURRENT BALANCE      LOANS      TOTAL       BALANCE        WAC        (MONTHS)     SCORE       LTV
-------------------------   -----------------   ---------   -------    ----------   ----------   ----------  ----------   --------
Non-Owner Occupied......       $59,112,870          54      100.00%    $1,094,683     5.299%        357.89       719        64.8%
                               -----------        ----      ------     ----------     -----         ------       ---        ----
         Total..........       $59,112,870          54      100.00%    $1,094,683     5.299%        357.89       719        64.8%
                               ===========        ====      ======

         Occupancy type is based on the representation of the borrower at the time of origination.


                  MORTGAGE LOAN PROGRAM AND DOCUMENTATION TYPE

                                                                                                   WEIGHTED
                                                                                      WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                                                                                      AVERAGE        REMG.     AVERAGE    AVERAGE
                                                  NO. OF     % OF        AVERAGE       GROSS         TERM       CREDIT    ORIGINAL
DOCUMENT TYPE                CURRENT BALANCE      LOANS      TOTAL       BALANCE        WAC        (MONTHS)     SCORE       LTV
-------------------------   -----------------   ---------   -------    ----------   ----------   ----------  ----------   --------
Progressive Series
Program
(Full Documentation)....       $59,112,870          54      100.00%    $1,094,683     5.299%       357.89        719      64.8%
                               -----------        ----      ------     ----------     -----        ------        ---      ----
         Total..........       $59,112,870          54      100.00%    $1,094,683     5.299%       357.89        719      64.8%
                               ===========        ====      ======

         See "--Underwriting Standards" below for a detailed description of the Seller's loan programs and documentation requirements.


                                 RISK CATEGORIES

                                                                                                   WEIGHTED
                                                                                      WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                                                                                      AVERAGE        REMG.     AVERAGE    AVERAGE
CREDIT GRADE                                      NO. OF     % OF        AVERAGE       GROSS         TERM       CREDIT    ORIGINAL
CATEGORY                     CURRENT BALANCE      LOANS      TOTAL       BALANCE        WAC        (MONTHS)     SCORE       LTV
-------------------------   -----------------   ---------   -------    ----------   ----------   ----------  ----------   --------
A(1)....................       $59,112,870          54      100.00%    $1,094,683      5.299%      357.89        719       64.8%
                               -----------        ----      ------     ----------      -----       ------        ---       ----
         Total..........       $59,112,870          54      100.00%    $1,094,683      5.299%      357.89        719       64.8%
                               ===========        ====      ======

-----------------

         See "--Underwriting Standards" below.



                                 PROPERTY TYPES

                                                                                             WEIGHTED
                                                                                WEIGHTED     AVERAGE    WEIGHTED    WEIGHTED
                                                                                AVERAGE       REMG.     AVERAGE     AVERAGE
                                CURRENT        NO. OF    % OF       AVERAGE      GROSS        TERM       CREDIT     ORIGINAL
PROPERTY TYPE                   BALANCE        LOANS     TOTAL      BALANCE       WAC       (MONTHS)     SCORE        LTV
------------------------    ---------------   --------  -------  ------------  --------     --------   ---------   ----------
Multi-Family Residence....      $59,112,870       54    100.00%   $1,094,683     5.299%       357.89      719         64.8%
                                -----------     ----    ------    ----------     -----        ------      ---          ----
         Total............      $59,112,870       54    100.00%   $1,094,683     5.299%       357.89      719         64.8%
                                ===========     ====    ======

                 GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                                             WEIGHTED
                                                                                WEIGHTED     AVERAGE    WEIGHTED    WEIGHTED
                                                                                AVERAGE       REMG.     AVERAGE     AVERAGE
                                CURRENT        NO. OF    % OF       AVERAGE      GROSS        TERM       CREDIT     ORIGINAL
STATE                           BALANCE        LOANS     TOTAL      BALANCE       WAC       (MONTHS)     SCORE        LTV
------------------------    ---------------   --------  -------  ------------  --------     --------   ---------   ----------
Arizona.................      $  1,691,281         2      2.86%     $845,640     5.500%       358.00       724      75.0%
California..............        51,590,191        46     87.27     1,121,526     5.237        357.94       713      65.7
Oregon..................           381,291         1      0.65       381,291     6.375        358.00       788      61.6
Washington..............         5,450,108         5      9.22     1,090,022     5.749        357.34       767      54.1
                              ------------      ----    ------    ----------     -----        ------       ---      ----
         Total..........      $ 59,112,870        54    100.00%   $1,094,683     5.299%       357.89       719      64.8%
                              ============      ====    ======

         No more than approximately 8.10% of the sample Group 3 Loans (by aggregate outstanding principal balance as of the Cut-off Date) are secured by mortgaged properties located in any one zip code.



                               PREPAYMENT PENALTY

                                                                                             WEIGHTED
                                                                                WEIGHTED     AVERAGE    WEIGHTED    WEIGHTED
                                                                                AVERAGE       REMG.     AVERAGE     AVERAGE
                                CURRENT        NO. OF    % OF       AVERAGE      GROSS        TERM       CREDIT     ORIGINAL
NUMBER OF MONTHS                BALANCE        LOANS     TOTAL      BALANCE       WAC       (MONTHS)     SCORE        LTV
------------------------    ---------------   --------  -------  ------------  --------     --------   ---------   ----------
36........................      $12,472,896       11      21.10%   $1,133,900     4.649%      358.12      706        65.4%
60........................       36,784,118       34      62.23     1,081,886     5.342       357.98      721        66.5
84........................        9,855,857        9      16.67     1,095,095     5.961       357.27      727        57.9
                              -------------     ----    -------   -----------     -----       ------      ---        ----
Total.....................      $59,112,870       54    100.00%    $1,094,683     5.299%      357.89      719        64.8%
                                ===========     ====    ======




                                              PREPAYMENT PENALTY TYPE

                                                                                             WEIGHTED
                                                                                WEIGHTED     AVERAGE    WEIGHTED    WEIGHTED
                                                                                AVERAGE       REMG.     AVERAGE     AVERAGE
                                CURRENT        NO. OF    % OF       AVERAGE      GROSS        TERM       CREDIT     ORIGINAL
NUMBER OF MONTHS                BALANCE        LOANS     TOTAL      BALANCE       WAC       (MONTHS)     SCORE        LTV
------------------------    ---------------   --------  -------  ------------  --------     --------   ---------   ----------
30Y LIB6M - 3/2/1.........      $ 9,321,080        8     15.77%   $1,165,135     4.453%      358.56       685        67.4%
3/27 LIB6M - 3/2/1........        3,151,816        3      5.33     1,050,605     5.228       356.82       766        59.4
5/25 LIB6M - 5/4/3/2/1....       36,784,118       34     62.23     1,081,886     5.342       357.98       721        66.5
7/23 LIB6M -
5/4/3/2/1/1/1.............        9,855,857        9     16.67     1,095,095     5.961       357.27       727        57.9
                                -----------     ----    ------    ----------     -----       ------       ---        ----
Total.....................      $59,112,870       54    100.00%   $1,094,683     5.299%      357.89       719        64.8%
                                ===========     ====    ======

                     MONTHS REMAINING TO SCHEDULED MATURITY


                                                                                             WEIGHTED
                                                                                WEIGHTED     AVERAGE    WEIGHTED    WEIGHTED
                                                                                AVERAGE       REMG.     AVERAGE     AVERAGE
                                CURRENT        NO. OF    % OF       AVERAGE      GROSS        TERM       CREDIT     ORIGINAL
RANGE OF MONTHS                 BALANCE        LOANS     TOTAL      BALANCE       WAC       (MONTHS)     SCORE        LTV
------------------------    ---------------   --------  -------  ------------  --------     --------   ---------   ----------
301-360...................    $59,112,870        54     100.00%   $1,094,683     5.299%       357.89      719        64.8%
                              -----------      ----     ------    ----------     -----        ------      ---        ----
Total.....................    $59,112,870        54     100.00%   $1,094,683     5.299%       357.89      719        64.8%
                              ===========      ====     ======

         As of the Cut-off Date, the weighted average months remaining to scheduled maturity of the sample Group 3 Loans will be approximately 358 months.


                             RANGE OF MONTHS TO ROLL

                                                                                             WEIGHTED
                                                                                WEIGHTED     AVERAGE    WEIGHTED    WEIGHTED
                                                                                AVERAGE       REMG.     AVERAGE     AVERAGE
                                CURRENT        NO. OF    % OF       AVERAGE      GROSS        TERM       CREDIT     ORIGINAL
NUMBER OF MONTHS                BALANCE        LOANS     TOTAL      BALANCE       WAC       (MONTHS)     SCORE        LTV
------------------------    ---------------   --------  -------  ------------  --------     --------   ---------   ----------
1 - 6.....................      $ 9,321,080        8      15.77%   $1,165,135    4.453%      358.56         685        67.4%
32 - 37...................        3,151,816        3       5.33     1,050,605    5.228       356.82         766        59.4
56 - 61...................       36,784,118       34      62.23     1,081,886    5.342       357.98         721        66.5
80 - 85...................        9,855,857        9      16.67     1,095,095    5.961       357.27         727        57.9
                                -----------       --    -------   -----------    -----       ------         ---        ----
Total.....................      $59,112,870       54    100.00%   $1,094,683     5.299%      357.89         719        64.8%
                                ===========       ==    ======


         As of the Cut-off Date, the weighted average months to roll of the sample Group 3 Loans will be approximately 52 months.


                               FIRST PAYMENT DATE

                                                                                             WEIGHTED
                                                                                WEIGHTED     AVERAGE    WEIGHTED    WEIGHTED
                                                                                AVERAGE       REMG.     AVERAGE     AVERAGE
                                CURRENT        NO. OF    % OF       AVERAGE      GROSS        TERM       CREDIT     ORIGINAL
NUMBER OF MONTHS                BALANCE        LOANS     TOTAL      BALANCE       WAC       (MONTHS)     SCORE        LTV
------------------------    ---------------   --------  -------  ------------  --------     --------   ---------   ----------
December 1, 2003..........    $ 5,097,282        4        8.62%   $1,274,321     4.969%       356.00      681         61.4%
January 1, 2004...........     15,922,537       15       26.94     1,061,502     5.421        357.00      748         63.3
February 1, 2004..........     18,452,027       19       31.21       971,159     5.479        358.00      724         65.9
March 1, 2004.............     19,641,024       16       33.23     1,227,564     5.118        359.00      699         66.1
                              -----------       --      ------   -----------     -----        ------      ---         ----
Total.....................    $59,112,870       54      100.00%   $1,094,683     5.299%       357.89      719         64.8%
                              ===========       ==      ======

                                  CREDIT SCORES

                                                                                             WEIGHTED
                                                                                WEIGHTED     AVERAGE    WEIGHTED    WEIGHTED
                                                                                AVERAGE       REMG.     AVERAGE     AVERAGE
                                CURRENT        NO. OF    % OF       AVERAGE      GROSS        TERM       CREDIT     ORIGINAL
NUMBER OF MONTHS                BALANCE        LOANS     TOTAL      BALANCE       WAC       (MONTHS)     SCORE        LTV
------------------------    ---------------   --------  -------  ------------  --------     --------   ---------   ----------
801 - 820.................    $  $734,075        1        1.24%     $734,075     4.750%       359.00        802      53.3%
781 - 800.................      6,713,532        7       11.36       959,076     5.636        357.38        789      61.3
761 - 780.................      6,553,636        7       11.09       936,234     5.644        357.74        771      67.8
741 - 760.................      5,434,092        6        9.19       905,682     5.585        357.58        747      57.0
721 - 740.................     12,009,649        8       20.32     1,501,206     5.072        357.78        731      65.3
701 - 720.................      8,643,679        9       14.62       960,409     5.431        358.09        705      61.1
681 - 700.................      4,198,993        4        7.10     1,049,748     5.361        358.09        694      70.8
661 - 680.................      4,146,812        3        7.02     1,382,271     5.487        358.83        670      68.0
641 - 660.................      8,488,486        8       14.36     1,061,061     4.741        358.40        650      69.3
621 - 640.................     $2,189,918        1        3.70     2,189,918     5.125        356.00        636      68.2
                              -----------     ----      ------   -----------     -----        ------        ---      ----
Total.....................    $59,112,870       54      100.00%   $1,094,683     5.299%       357.89        719      64.8%
                              ===========     ====      ======

         As of the Cut-off Date, the weighted average credit score of the sample Group 3 Loans will be approximately 719.


                          DEBT SERVICE COVERAGE RATIOS

                                                                                                   WEIGHTED
                                                                                      WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                                                                                      AVERAGE        REMG.     AVERAGE    AVERAGE
                                                  NO. OF     % OF        AVERAGE       GROSS         TERM       CREDIT    ORIGINAL
LOAN PURPOSE                 CURRENT BALANCE      LOANS      TOTAL       BALANCE        WAC        (MONTHS)     SCORE       LTV
-------------------------   -----------------   ---------   -------    ----------   ----------   ----------  ----------   --------
1.14 - 1.19.............       $ 1,182,642         1         2.00%    $1,182,642     5.250%       359.00        726       60.0%
1.20 - 1.21.............        14,509,957        14        24.55      1,036,426     5.415        357.98        726       67.9
1.22 - 1.24.............         5,587,127         4         9.45      1,396,782     5.281        357.89        746       61.9
1.25 - 1.29.............        15,320,915        13        25.92      1,178,532     5.378        357.70        701       68.1
1.30 - 1.49.............        13,734,644        14        23.23        981,046     5.406        357.70        725       65.3
1.50 - 1.99.............         7,473,583         6        12.64      1,245,597     4.675        358.46        702       59.4
Greater than 1.99.......         1,304,002         2         2.21        652,001     5.651        356.84        747       35.3
                               -----------      ----       ------    -----------    -----         ------        ---       ----
         Total..........       $59,112,870        54       100.00%   $1,094,683     5.299%        357.89        719       64.8%
                               ===========      ====       ======

         As of the Cut-off Date, the weighted average debt service coverage ratio of the sample Group 3 Loans will be approximately 1.36x.

                                              CURRENT OCCUPANCY RATES

                                                                                                   WEIGHTED
                                                                                      WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                                                                                      AVERAGE        REMG.     AVERAGE    AVERAGE
CURRENT                                           NO. OF     % OF        AVERAGE       GROSS         TERM       CREDIT    ORIGINAL
OCCUPANCY RATES (%)          CURRENT BALANCE      LOANS      TOTAL       BALANCE        WAC        (MONTHS)     SCORE       LTV
-------------------------   -----------------   ---------   -------    ----------   ----------   ----------  ----------   --------
70.00 - 79.99...........          $673,519         1          1.14%     $673,519       5.500%       358.00        765      75.0%
80.00 - 89.99...........         4,336,618         3          7.34     1,445,539       5.437        358.25        719      66.0
90.00 - 94.99...........         6,605,357         5         11.17     1,321,071       5.129        358.18        736      58.9
95.00 - 97.99...........         7,329,737         5         12.40     1,465,947       5.129        357.45        724      67.1
100.00 - 100.00.........        40,167,640        40         67.95     1,004,191       5.340        357.88        714      65.1
                              ------------      ----        ------    ----------       -----        ------        ---      ----
Total...................      $ 59,112,870        54        100.00%   $1,094,683       5.299%       357.89        719      64.8%
                              ============      ====        ======


         As of the Cut-off Date, the weighted average current occupancy rate of the sample Group 3 Loans will be approximately 97.59%.


                                                  NUMBER OF UNITS

                                                                                                   WEIGHTED
                                                                                      WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                                                                                      AVERAGE        REMG.     AVERAGE    AVERAGE
                                                  NO. OF     % OF        AVERAGE       GROSS         TERM       CREDIT    ORIGINAL
NUMBER OF UNITS              CURRENT BALANCE      LOANS      TOTAL       BALANCE        WAC        (MONTHS)     SCORE       LTV
-------------------------   -----------------   ---------   -------    ----------   ----------   ----------  ----------   --------
5 - 9...................       $ 9,650,158        14         16.32%     $689,297       5.474%       358.05        718      63.5%
10 - 14.................         9,870,381         9         16.70     1,096,709       5.389        357.85        738      62.2
15 - 24.................        21,216,063        20         35.89     1,060,803       5.279        357.86        700      67.2
25 - 49.................        14,040,168         9         23.75     1,560,019       5.339        357.78        721      66.3
50 - 99.................         4,336,100         2          7.34     2,168,050       4.675        358.15        757      57.5
                               -----------      ----        ------    ----------       -----        ------        ---      ----
Total...................       $59,112,870        54        100.00%   $1,094,683       5.299%       357.89        719      64.8%
                               ===========      ====        ======



                                                    YEAR BUILT

                                                                                                   WEIGHTED
                                                                                      WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                                                                                      AVERAGE        REMG.     AVERAGE    AVERAGE
                                                  NO. OF     % OF        AVERAGE       GROSS         TERM       CREDIT    ORIGINAL
YEAR BUILT                   CURRENT BALANCE      LOANS      TOTAL       BALANCE        WAC        (MONTHS)     SCORE       LTV
-------------------------   -----------------   ---------   -------    ----------   ----------   ----------  ----------   --------
< 1954..................        $6,315,091         5         10.68%   $1,263,018       5.272%       356.82        725       56.1%
1954 - 1970.............        28,320,535        25         47.91     1,132,821       5.192        358.11        700       66.3
1971 - 1975.............         5,356,064         5          9.06     1,071,213       5.387        357.59        769       62.3
1976 - 1980.............         1,994,716         2          3.37       997,358       5.411        357.65        780       56.5
1981 - 1985.............         1,297,527         1          2.19     1,297,527       6.250        358.00        742       61.3
1986 - 1990.............        12,488,632        14         21.13       892,045       5.361        357.80        733       67.1
1991 - 1995.............         3,340,306         2          5.65     1,670,153       5.452        359.00        678       70.9
                              ------------      ----        ------    ----------       -----        ------        ---       ----
         Total..........      $ 59,112,870        54        100.00%   $1,094,683       5.299%       357.89        719       64.8%
                              ============      ====        ======

                                                     RENOVATED

                                                                                                   WEIGHTED
                                                                                      WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                                                                                      AVERAGE        REMG.     AVERAGE    AVERAGE
                                                  NO. OF     % OF        AVERAGE       GROSS         TERM       CREDIT    ORIGINAL
RENOVATED                    CURRENT BALANCE      LOANS      TOTAL       BALANCE        WAC        (MONTHS)     SCORE       LTV
-------------------------   -----------------   ---------   -------    ----------   ----------   ----------  ----------   --------
No......................       $36,134,496        35         61.13%   $1,032,414       5.257%       357.63        715      66.2%
Yes.....................        22,978,374        19         38.87     1,209,388       5.366        358.30        725      62.7
                              ------------      ----       -------   -----------       -----        ------        ---      ----
         Total                 $59,112,870        54        100.00%   $1,094,683       5.299%       357.89        719      64.8%
                               ===========      ====        ======

                                                   LOAN PURPOSES

                                                                                                   WEIGHTED
                                                                                      WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                                                                                      AVERAGE        REMG.     AVERAGE    AVERAGE
                                                  NO. OF     % OF        AVERAGE       GROSS         TERM       CREDIT    ORIGINAL
LOAN PURPOSE                 CURRENT BALANCE      LOANS      TOTAL       BALANCE        WAC        (MONTHS)     SCORE       LTV
-------------------------   -----------------   ---------   -------    ----------   ----------   ----------  ----------   --------
Purchase................       $28,708,691        26         48.57%   $1,104,180       5.394%       358.04        731      66.4%
Refinance - Cash Out....        24,603,587        23         41.62     1,069,721       5.154        357.71        710      64.2
Refinance - Rate/Term...         5,800,592         5          9.81     1,160,118       5.445        357.95        695      59.6
                             -------------    ------       -------   -----------       -----        ------        ---      ----
         Total..........       $59,112,870        54        100.00%   $1,094,683       5.299%       357.89        719      64.8%
                               ===========     =====        ======



         In general, in the case of a mortgage loan made for "rate and term" refinance purposes, substantially all of the proceeds are used to pay in full the principal balance of a previous mortgage loan of the mortgagor with respect to a mortgaged property and to pay origination and closing costs associated with such refinancing. Mortgage loans made for "cash-out" refinance purposes may involve the use of the proceeds to pay in full the principal balance of a previous mortgage loan and related costs except that a portion of the proceeds are generally retained by the mortgagor for uses unrelated to the mortgaged property. The amount of these proceeds retained by the mortgagor may be substantial.

CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS AND THE PRE-FUNDING ACCOUNTS

         Under and to the extent provided in the Indenture, the Indenture Trustee, on behalf of the Trust, will be obligated to purchase from the company during the Funding Period, subject to the availability thereof, Group 1 subsequent mortgage loans and Group 2 subsequent mortgage loans which meet the respective parameters set forth below. The Group 1 subsequent mortgage loans and Group 2 subsequent mortgage loans will be transferred to the Indenture Trustee, on behalf of the Trust, on the related Subsequent Transfer Date pursuant to the related Subsequent Transfer Instrument between the company and the Indenture Trustee. In connection with the purchase of Group 1 subsequent mortgage loans and Group 2 subsequent mortgage loans on such Subsequent Transfer Dates, the Indenture Trustee, on behalf of the Trust, will be required to pay to the company from amounts on deposit in the related Pre-Funding Account, a cash purchase price of 100% of the principal balance of the Group 1 subsequent mortgage loans and Group 2 subsequent mortgage loans. The amount paid from the related Pre-Funding Account on each Subsequent Transfer Date will not include accrued interest on the related Group 1 subsequent mortgage loans and Group 2 subsequent mortgage loans. Following each Subsequent Transfer Date, the aggregate Stated Principal Balance of the mortgage loans will increase by an amount equal to the aggregate Stated Principal Balance of the related Group 1 subsequent mortgage loans and Group 2 subsequent mortgage loans so purchased and the amount in the related Pre-Funding Account will decrease accordingly.

         The Group 1 Pre-Funding Account will be established to provide the Indenture Trustee, on behalf of the Trust, with sufficient funds to purchase the Group 1 subsequent mortgage loans. On or about April 30, 2004, and otherwise during the Funding Period, the Group 1 Original Pre-Funded Amount will be reduced by the amount used to purchase the Group 1 subsequent mortgage loans for the mortgage pool in accordance with the Indenture. Any investment income on funds in the Group 1 Pre-Funding Account will be included in Group 1 Available Funds.

         Any conveyance of Group 1 subsequent mortgage loans on a Subsequent Transfer Date is subject to certain conditions including, but not limited to the following: (a) each such mortgage loan must satisfy the representations and warranties specified in the related Subsequent Transfer Instrument and the Indenture; (b) the company will not select such mortgage loans in a manner that it believes to be adverse to the interests of the Bondholders; (c) the company will deliver certain opinions of counsel with respect to the validity of the conveyance of such mortgage loans; (d) as of the related Subsequent Cut-off Date, each such mortgage loan will satisfy the following criteria: (i) such mortgage loan may not be 30 or more days delinquent as of the last day of the month preceding the Subsequent Cut-off Date; (ii) the original term to stated maturity of such mortgage loan will be 360 months; (iii) each Group 1 subsequent mortgage loan must be an adjustable-rate mortgage loan with a first lien on the related mortgaged property; (iv) no Group 1 subsequent mortgage loan will have a first payment date occurring after June 1, 2004; (v) the latest maturity date of any Group 1 subsequent mortgage loan will be no later than May 1, 2034; (vi) none of the Group 1 subsequent mortgage loans will be a buydown loan; (vii) such mortgage loan will have a credit score of not less than 500; (viii) such mortgage loan will have a Mortgage Rate as of the applicable Subsequent Cut-off Date ranging from approximately 2.875% per annum to approximately 10.125% per annum; (ix) none of the Group 1 subsequent mortgage loans will be a New York State "high cost" loan; and (x) such subsequent mortgage loan shall have been underwritten in accordance with the criteria set forth under "The Mortgage Pool--Underwriting Standards" in this prospectus supplement; (e) as of the related Subsequent Cut-off Date, each group of such mortgage loans will satisfy the following criteria: (i) have a weighted average Mortgage Rate ranging from 5.500% to 6.000% per annum; (ii) consist of mortgage loans with prepayment charges representing no less than approximately 70% of the Pool Balance; (iii) have a weighted average credit score ranging from 685 to 695; (iv) have no more than 70% of such mortgage loans concentrated in the state of California; (v) have no less than 80% of the mortgaged properties securing Group 1 Loans be owner occupied; (vi) have no less than 70% of the mortgaged properties securing Group 1 Loans be single family detached and de minimis planned unit developments; (vii) have no more than 30% of the Group 1 Loans be cash-out refinance; (viii) not have any of such group of Group 1 subsequent mortgage loans with a loan-to-value ratio greater than 80% not be covered by a Primary Insurance Policy or the Radian Lender-Paid PMI Policy; (ix) have no more than 70% of the Group 1 Loans be mortgage loans with an interest only period; and (x) together with the Group 1 Loans already included in the trust, have no more than 1.50% of such mortgage loans (by aggregate Stated Principal Balance as of the Subsequent Cut-off Date) secured by mortgaged properties located in any one zip code.

         The Group 2 Pre-Funding Account will be established to provide the Indenture Trustee, on behalf of the Trust, with sufficient funds to purchase the Group 2 subsequent mortgage loans. On or about April 30, 2004, and otherwise during the Funding Period, the Group 2 Original Pre-Funded Amount will be reduced by the amount used to purchase the Group 2 subsequent mortgage loans for the mortgage pool in accordance with the Indenture. Any investment income on funds in the Group 2 Pre-Funding Account will be included in Group 2 Available Funds.

         Any conveyance of Group 2 subsequent mortgage loans on a Subsequent Transfer Date is subject to certain conditions including, but not limited to the following: (a) each such mortgage loan must satisfy the representations and warranties specified in the related Subsequent Transfer Instrument and the Indenture; (b) the company will not select such mortgage loans in a manner that it believes to be adverse to the interests of the Bondholders; (c) the company will deliver certain opinions of counsel with respect to the validity of the conveyance of such mortgage loans; (d) as of the related Subsequent Cut-off Date, each such mortgage loan will satisfy the following criteria: (i) such Subsequent Mortgage Loan may not be 30 or more days delinquent as of the last day of the month preceding the related Subsequent Cut off Date; (ii) the original term to stated maturity of such Subsequent Mortgage Loan will not be less than 180 months and will not exceed 360 months; (iii) each Subsequent Mortgage Loan must be a fixed rate mortgage loan with a first lien on the related mortgaged property; (iv) no Subsequent Mortgage Loan will have a first payment date occurring after June 1, 2004; (v) the latest maturity date of any Subsequent Mortgage Loan will be no later than May 1, 2034; (vi) no Subsequent Mortgage Loan will be a buydown loan; (vii) such Subsequent Mortgage Loan will have a credit score of not less than 500; (viii) such Subsequent Mortgage Loan will have a Mortgage Rate ranging from approximately 4.375% per annum to approximately 11.990% per annum; (ix) none of the Group 1 subsequent mortgage loans will be a New York State "high cost" loan; and (x) such subsequent mortgage loan shall have been underwritten in accordance with the criteria set forth under "The Mortgage Pool--Underwriting Standards" in this prospectus supplement; (e) as of the related Subsequent Cut-off Date, each group of such mortgage loans will satisfy the following criteria: (i) have a weighted average Mortgage Rate ranging from 6.800% to 7.375% per annum; (ii) consist of mortgage loans with prepayment charges representing no less than approximately 60% of the Pool Balance; (iii) have a weighted average credit score ranging from 680 to 700; (iv) have no more than 44% of such mortgage loans concentrated in the state of California; (v) have no less than 70% of the mortgaged properties be owner occupied; (vi) have no less than 70% of the mortgaged properties be single family detached and de minimis planned unit developments; (vii) have no more than 42% of the mortgage loans be cash-out refinance; (viii) none of the mortgage loans will be balloon loans; (ix) all of the Subsequent Mortgage Loans with a loan to value ratio greater than 80% will be covered by a Primary Insurance Policy or the Radian Lender-Paid PMI Policy; and (x) together with the Group 2 Loans already included in the Trust, have no more than 1.5% of such mortgage loans (by aggregate Stated Principal Balance as of the applicable Subsequent Cut-off Date) be secured by mortgaged properties located in any one zip code.

         Notwithstanding the foregoing, any Group 1 subsequent mortgage loan or Group 2 subsequent mortgage loans may be rejected by any one of the Rating Agencies if the inclusion of such mortgage loan would adversely affect the ratings on any class of Bonds. In addition, minor variances from the characteristics stated above will be permitted with the consent of the Rating Agencies so long as there are compensating factors. The final characteristics of the mortgage loans will be reflected in a Form 8-K which will be filed within 15 days of the end of the Funding Period.

UNDERWRITING STANDARDS

General

         Approximately 0.23% of the sample mortgage loans are Seasoned Mortgage Loans. Approximately 66.74%, 44.87% and none of the sample Non-Seasoned Mortgage Loans in Loan Group 1, Loan Group 2 and Loan Group 3, respectively, were underwritten pursuant to, or in accordance with, the standards of the Seller's Progressive Series Program which is described below. Approximately 23.27%, 33.24% and none of the sample Non-Seasoned Mortgage Loans in Loan Group 1, Loan Group 2 and Loan Group 3, respectively, were underwritten pursuant to, or in accordance with, the standards of the Progressive Express(TM) Program, each of which is described below. Approximately 9.99%, 21.89% and 100.00% of the sample Non-Seasoned Mortgage Loans in Loan Group 1, Loan Group 2 and Loan Group 3, respectively, were acquired in bulk purchases from underwriters, the underwriting standards of whom were reviewed for acceptability by the Master Servicer. All of the sample mortgage loans in Loan Group 3 were underwritten pursuant to, or in accordance with, the Seller's Multifamily Loan Program which is described below.

Details of Specific Programs

         The following provisions apply to all of the Non-Seasoned Mortgage Loans originated under the Seller's Progressive Series Program and Progressive Express(TM) Program.

         Eligibility. The Seller generally performs a pre-funding audit on each mortgage loan. This audit includes a review for compliance with the related program parameters and accuracy of the legal documents.

         Quality Control. The Seller performs a post-closing quality control review on a minimum of 25% of the mortgage loans originated or acquired under the programs described below for complete re- verification of employment, income and liquid assets used to qualify for such mortgage loan. Such review also includes procedures intended to detect evidence of fraudulent documentation and/or imprudent activity during the processing, funding, servicing or selling of the mortgage loan. Verification of occupancy and applicable information is made by regular mail.

         Variations. The Seller uses the following parameters as guidelines only. On a case-by-case basis, the Seller may determine that the prospective mortgagor warrants an exception outside the standard program guidelines. An exception may be allowed if the loan application reflects certain compensating factors, including instances where the prospective mortgagor:

          (1) has demonstrated an ability to save and devote a greater portion of income to basic housing needs;

          (2) may have a potential for increased earnings and advancement because of education or special job training, even if the prospective mortgagor has just entered the job market;

          (3)  has demonstrated an ability to maintain a debt free position;

          (4) may have short term income that is verifiable but could not be counted as stable income because it does not meet the remaining term requirements; and

          (5) has net worth substantial enough to suggest that repayment of the loan is within the prospective mortgagor's ability.

         Appraisals. The Seller does not publish an approved appraiser list for the conduit seller. Each conduit seller maintains its own list of appraisers, provided that each appraiser must:

          (6)  be a state licensed or certified appraiser;

          (7) meet the independent appraiser requirements for staff appraisers, or, if appropriate, be on a list of appraisers specified by the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC and the Office of Thrift Supervision under their respective real estate appraisal regulations adopted in accordance with Title XI of the Financial Institutions Reform Recovery and Enforcement Act of 1989, regardless of whether the seller is subject to those regulations;

          (8) be experienced in the appraisal of properties similar to the type being appraised;

          (9)  be actively engaged in appraisal work; and

          (10) subscribe to a code of ethics that is at least as strict as the code of the American Institute of Real Estate Appraisers or the Society of Real Estate Appraisers.

         With respect to the Seller's Progressive Series Program or Progressive Express(TM) Program in general one full appraisal is required on each loan. In addition, an automated valuation model, or AVM, or a quantitative appraisal report (Fannie Mae Form 2055), or a Hansen Pro, or enhanced desk review is obtained either (a) when the loan-to-value ratio is 90.01% to 95% or (b) when the property has multiple units and the loan-to-value ratio is greater than 80%, or (c) the loan is a Progressive Express(TM) No Doc Program and the loan-to-value ratio is 80.01% to 90%. In addition, a quantitative appraisal report (Fannie Mae Form 2055), or a Hansen Pro, or enhanced desk review is obtained when the loan is a Progressive Express(TM) No Doc Program and the loan-to-value ratio is equal to or greater than 90.01%. An enhanced field review is also required when the loan-to-value ratio is equal to or greater than 95.01% or when the loan amount is above $500,000 or the property is located in Georgia and the LTV is 70.01% and above. At the underwriter's discretion, any one of the above appraisal reviews may be required when program parameters do not require an appraisal review.

The Progressive Series Program

         General. The underwriting guidelines utilized in the Progressive Series Program, as developed by the Seller, are intended to assess the borrower's ability and willingness to repay the mortgage loan obligation and to assess the adequacy of the mortgaged property as collateral for the mortgage loan. The Progressive Series Program is designed to meet the needs of borrowers with excellent credit, as well as those whose credit has been adversely affected. The Progressive Series Program consists of seven mortgage loan programs. Each program has different credit criteria, reserve requirements, qualifying ratios and loan-to-value ratio restrictions. Series I is designed for credit history and income requirements typical of "A" credit borrowers. In the event a borrower does not fit the Series I criteria, the borrower's mortgage loan is placed into either Series II, III, III+, IV, V or VI, depending on which series' mortgage loan parameters meets the borrower's unique credit profile. Series II, III, III+, IV, V or VI allow for less restrictive standards because of certain compensating or offsetting factors such as a lower loan-to-value ratio, verified liquid assets, job stability, pride of ownership and, in the case of refinanced mortgage loans, length of time owning the mortgaged property. The philosophy of the Progressive Series Program is that no single borrower characteristic should automatically determine whether an application for a mortgage loan should be approved or disapproved. Lending decisions are based on a risk analysis assessment after the review of the entire mortgage loan file. Each mortgage loan is individually underwritten with emphasis placed on the overall quality of the mortgage loan. The Progressive Series I, II, III, III+, IV, V and VI Program borrowers are required to have debt service-to-income ratios within the range of 45% to 60% calculated on the basis of monthly income and depending on the loan-to-value ratio of the mortgage loan.

         Under the Progressive Series Program, the Seller underwrites one- to four-family mortgage loans with loan-to-value ratios at origination of up to 100%, depending on, among other things, a borrower's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property. Second lien financing of the mortgaged properties may be provided by lenders other


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than the Seller at origination; however, the combined loan-to-value ratio
("CLTV") generally may not exceed 100%. Generally, when the LTV is 97.00% to 100.00%, second liens are ineligible. Mortgage loans with a LTV of up to 95.00% on owner-occupied mortgage properties are allowed a CLTV of up to 100%. Generally, second home-owner-occupied and non-owner-occupied mortgage properties are allowed a maximum CLTV of up to 95%. Under the Seller's 80/20 program, which is available to Progressive Series I and II borrowers only, the Seller may allow second lien financing at the same time as the origination of the first lien with CLTVs of up to 100%.

         The mortgage loans in the Progressive Series Program generally bear rates of interest that are greater than those which are originated in accordance with Freddie Mac and Fannie Mae standards. In general, the maximum amount for mortgage loans originated under the Progressive Series Program is $750,000; however, the Seller may approve mortgage loans in excess of such amount on a case-by-case basis where generally the maximum loan amount is up to $1 million, owner-occupied, with a minimum credit score of 681, the maximum loan-to-value is 80% on full documentation and 75% on reduced documentation, the CLTV is 100% on full documentation and 90% on reduced documentation and the property must be a single-family residence, excluding condominiums.

         All of the mortgage loans originated under the Progressive Series I, II and III Programs are prior approved and/or underwritten either by employees of the Seller or underwritten by contracted mortgage insurance companies or delegated conduit sellers. Generally all of the mortgage loans originated under the Series III+, IV, V and VI Programs are prior approved and/or underwritten by employees of the Seller and underwritten by designated conduit sellers. All of the Series I Program mortgage loans and all of the Series II and III Program mortgage loans with loan-to-value ratios at origination in excess of 80% are insured by a Radian, Republic Mortgage Insurance Corporation, General Electric Mortgage Insurance, PMI or United Guaranty Insurance. The borrower can elect to have primary mortgage insurance covered by their loan payment. If the borrower makes such election, a loan-to-value ratio between 80.01% and 90.00% requires 22% coverage, a loan-to-value ratio between 90.01% and 95.00% requires 30% coverage and a loan-to-value ratio between 95.01% and 100% requires 35% coverage. If the borrower does not make such election, the related mortgage loan will be covered by a modified primary mortgage insurance policy issued by Radian to the Seller providing coverage in the amount of (i) 22% coverage for a mortgage loan with a loan-to-value ratio between 80.01% and 90.00%, (ii) 30% coverage for a mortgage loan with a loan-to-value ratio between 90.01% and 95.00% and (iii) 35% coverage for a mortgage loan with a loan-to-value ratio between 95.01% and 100%. None of the Series III+ Program mortgage loans with loan-to-value ratios at origination in excess of 80% will be insured by a Primary Insurance Policy. All Series IV, V and VI Program mortgage loans have loan-to-value ratios at origination which are less than or equal to 85% and do not require a Primary Insurance Policy. The Seller receives verbal verification from the conduit seller of employment prior to funding or acquiring each Progressive Series Program mortgage loan.

         Full/Alternative Documentation and Reduced Documentation Progressive Series Programs. Each prospective borrower completes a mortgage loan application which includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. The Seller requires a credit report on each applicant from a credit reporting company. The report typically contains information relating to credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments.

         The Progressive Series Program allows for approval of an application pursuant to the (a) Full/Alternative Documentation Program, or (b) the Limited Documentation Program or the "No Income, No Assets" Program or the No Ratio Program (any of the foregoing, a "Reduced Documentation Program"). The Full/Alternative Documentation Program requires the following documents: (i) Uniform


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Residential Loan Application (Fannie Mae Form 1003 or Freddie Mac Form 65), (ii)
Statement of Assets and Liabilities (Fannie Mae Form 1003A or Freddie Mac Form
65A), (iii) In-File Tri-Merged Credit Report or Residential Mortgage Credit Report with records obtained from at least two separate repositories, (iv) Verification of Employment Form providing a complete two year employment history, (v) Verification of Deposit Form for all liquid assets, verifying minimum cash reserves based upon the loan-to-value ratio and borrower's income, and (vi) a Uniform Residential Appraisal Report (Fannie Mae Form 1004 or Freddie Mac Form 70). The Full/Alternative Documentation Program allows for the use of certain alternative documents in lieu of the Verification of Deposit Form and Verification of Employment Form. These include W-2 Statements, tax returns and one pay check from the most recent full month for verification of income and the most recent one month personal bank statement for verification of liquid assets. In addition, self-employed borrowers must provide federal tax returns for the previous two years, including K-1's, federal business tax returns for two years, year-to-date financial statements and a signed IRS Form 4506 (Request for Copy of Tax Returns).

         Under the Full Income Documentation/Stated Assets Program available to borrowers in the Series I, II and III programs, the borrower provides full income and employment documentation information, which the Seller is required to verify. The borrower states assets on the Residential Loan Application (Fannie Mae Form 1003 or Freddie Mac Form 65); however, verification of assets is not required. With respect to the Full Income Documentation/Stated Assets Program, a mortgage loan is allowed to have an LTV at origination of up to 100%.

         Under each Reduced Documentation Program, which is available to borrowers in every Progressive Series Program, the Seller obtains from prospective borrowers either a verification of deposits or bank statements for the most recent one-month period preceding the mortgage loan application. Under this program the borrower provides income information on the mortgage loan application, and the debt service-to-income ratio is calculated. However, income is not verified. Permitted maximum loan-to-value ratios (including secondary financing) under the Reduced Documentation Program generally are limited.

         Under the "No Ratio" program available to borrowers in the Series I and II program, the borrower provides no income information, but provides employment and asset information, which the Seller is required to verify, on the mortgage loan application. With respect to the "No Ratio" program, a mortgage loan with a Loan-to-Value Ratio at origination in excess of 80% is generally not eligible.

         Under the "No Income, No Assets" Program available to borrowers in the Series I Program, the borrower provides no income information, but provides employment and unverified asset information on the mortgage loan application. With respect to the "No Income, No Assets" Program, a mortgage loan with a Loan-to-Value Ratio at origination in excess of 80% is generally not eligible.

         Under all Progressive Series Programs, the Seller or the conduit seller verbally verifies the borrower's employment prior to closing. Credit history, collateral quality and the amount of the down payment are important factors in evaluating a mortgage loan submitted under one of the Reduced Documentation Programs. In addition, in order to qualify for a Reduced Documentation Program, a mortgage loan must conform to certain criteria regarding maximum loan amount, property type and occupancy status. Mortgage loans having a loan-to-value ratio at origination in excess of 95% where the related mortgaged property is used as a second or vacation home or is a non-owner occupied home are not eligible for the Series I, II or III Reduced Documentation Program. In general, the maximum loan amount for mortgage loans underwritten in accordance with Series I, II and III Reduced Documentation Program is $750,000 for purchase transactions, rate-term transactions and cash out refinance transactions. The maximum loan amount is $500,000 for mortgage loans underwritten in accordance with


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Series III+ Reduced Documentation Program, $400,000 for mortgage loans underwritten in accordance with Series IV and V Reduced Documentation Program, and $175,000 for mortgage loans underwritten in accordance with Series VI Reduced Documentation Program, however, exceptions are granted on a case-by-case basis. Secondary financing is allowed in the origination of the Reduced Documentation Program but must meet the CLTV requirements described above and certain other requirements for subordinate financing. In all cases, liquid assets must support the level of income of the borrower as stated in proportion to the type of employment of the borrower. Full Documentation is requested by the underwriter if it is the judgment of the underwriter that the compensating factors are insufficient for loan approval.

         Credit History. The Progressive Series Program defines an acceptable credit history in each of the Series I, II and III Programs. The Series I Program defines an acceptable credit history as a borrower who has "A" credit, meaning a minimum of four trade accounts, including a mortgage and/or rental history, along with one non-traditional trade account to satisfy five trades, with 24 months credit history, no 30-day delinquent mortgage payments in the last 12 months, and a maximum of one 30-day delinquent payments on any revolving credit account within the past 12 months and a maximum of one 30-day delinquent payment on installment credit account within the past 12 months. However, if the Loan-to- Value Ratio of the loan is 90% or less, consumer credit is disregarded. Bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge-offs in the past 24 months, generally older items must be paid prior to or at closing.

         With respect to the Series II Program, a borrower must have a minimum of four trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy five trades, and no 30-day delinquent mortgage payments in the past 12 months. A borrower may not have more than three 30-day delinquent payments on any revolving credit account and a maximum of three 30- day delinquent payments within the past 12 months on any installment credit account. However, if the Loan-to-Value Ratio of the loan is 90% or less, consumer credit is disregarded. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge-offs in the past 24 months, generally older items must be paid prior to or at closing.

         With respect to the Series III Program, a borrower must have a minimum of four trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy five trades, with 24-months credit history, a borrower may not have more than two 30-day delinquent mortgage payments within the past 12 months. Bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge-offs in the past 24 months, generally older items must be paid prior to or at closing.

         With respect to the Series III+ Program, a borrower must have a minimum of two trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy three trades, with 12 months credit history, a borrower may not have more than two 30-day delinquent mortgage payments within the past 12 months. Any open judgments, suits, liens, collections and charge- offs not to exceed $500 cumulatively within the past 12 months generally are paid prior to or at closing. Bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed during the past 24 months. Tax liens are not allowed within the last 12 months.



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         With respect to the Series IV Program, a borrower must have a minimum of two trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy three trades, with 12 months credit history, a borrower may not have more than four 30-day delinquent mortgage payments or three 30-day delinquent mortgage payments and one 60-day delinquent mortgage payment within the past 12 months. Any open judgments, suits, liens, collections and charge-offs not to exceed $1,000 cumulatively within the past 12 months generally are paid prior to or at closing. Bankruptcies must be at least 18 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 18 months. Tax liens are not allowed within the last 12 months.

         With respect to the Series V Program, a borrower must have a minimum of two trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy three trades, with 12 months credit history, a borrower may not have more than five 30-day delinquent mortgage payments or two 60-day delinquent mortgage payments or one 90-day delinquent mortgage payment within the past 12 months. Any open judgments, suits, liens, collections and charge-offs not to exceed $4,000 cumulatively within the past 12 months generally are paid prior to or at closing. Bankruptcies must be at least 12 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 12 months. Tax liens are not allowed within the last 12 months.

         With respect to the Series VI program, a borrower must have a minimum of two trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy three trades, with 12 months credit history, a borrower may not have more than one 90-day delinquent mortgage payment within the past 12 months. Any open judgments, suits, liens, collections and charge- offs generally are paid prior to or at closing. Bankruptcies must be at least 6 months old. Foreclosures are not allowed in the past 6 months. Tax liens are not allowed within the last 6 months.

The Progressive Express(TM) Programs

         Progressive Express(TM) Programs with Documentation

         General. In July 1996, the Seller developed an additional series to the Progressive Program, the "Progressive Express(TM) Program." The concept of the Progressive Express(TM) Program is to underwrite the loan focusing on the borrower's Credit Score, ability and willingness to repay the mortgage loan obligation, and assess the adequacy of the mortgaged property as collateral for the loan. The Credit Score is an electronic evaluation of past and present credit accounts on the borrower's credit bureau report. This includes all reported accounts as well as public records and inquiries. The Progressive Express(TM) Program offers six levels of mortgage loan programs. The Progressive Express(TM) Program has a minimum Credit Score that must be met by the borrower's primary wage earner and does not allow for exceptions to the Credit Score requirement. The Credit Score requirement is as follows: Progressive Express(TM) I above 680, Progressive Express(TM) II 680-620, Progressive Express(TM) III 619-601, Progressive Express(TM) IV 600-581, Progressive Express(TM) V 580-551, and Progressive Express(TM) VI 550-500. Each Progressive Express(TM) program has different Credit Score requirements, credit criteria, reserve requirements, and loan-to-value ratio restrictions. Progressive Express(TM) I is designed for credit history and income requirements typical of "A+" credit borrowers. In the event a borrower does not fit the Progressive Express(TM) I criteria, the borrower's mortgage loan is placed into either Progressive Express(TM) II, III, IV, V, or VI, depending on which series' mortgage loan parameters meets the borrowers unique credit profile.



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         All of the mortgage loans originated under the Progressive Express(TM)
program are prior approved and/or underwritten either by employees of the Seller or underwritten by contracted mortgage insurance companies or delegated conduit sellers. Under the Progressive Express(TM) Program, the Seller underwrites single family dwellings with loan-to-value ratios at origination of up to 100%. In general, the maximum amount for mortgage loans originated under the Progressive Express Program is $750,000; however, the Seller may approve mortgage loans on a case-by-case basis where generally the maximum loan amount is up to $1 million, owner-occupied, with a minimum credit score of 681. The borrower must disclose employment and assets which both are verified by the Seller, the loan-to-value must not be greater than 70%, the combined LTV must not be greater than 80% and the property must be single- family residence, excluding condominiums. For loans that exceed a 97% loan-to-value ratio to a maximum of a 100% loan-to-value ratio, (i) such loans must be for purchase transactions only, (ii) the borrower must have a minimum credit score of 700,
(iii) the mortgaged property must be an owner- occupied, primary residence, (iv) the borrower must state income and assets on the Residential Loan Application and meet a debt ratio not to exceed 50% and (v) such loan must be underwritten utilizing the Impac Direct Access System for Lending (IDASL) automated underwriting system. Condominiums are not allowed on the 100% loan-to-value ratio feature. In order for the property to be eligible for the Progressive Express(TM) Program, it may include a single-family residence (1-unit), 2-4 units, condominium and/or planned unit development (PUD). Progressive Express(TM) I & II allow owner- occupied and second home single-family residence property subject to a maximum loan-to-value ratio of 95% and a maximum 100% combined loan-to-value (CLTV). Express III allows owner-occupied single- family residence property subject to a maximum 90% loan-to-value ratio and a combined loan-to-value of 95%. Progressive Express(TM) I & II allow owner-occupied and non-owner occupied properties to a maximum 90% LTV on 1-2 units and 80% LTV on 3-4 units with a maximum 100% CLTV on owner- occupied and Express II non-owner occupied to 95% CLTV. Express III allow non-owner occupied subject to a maximum 80% LTV on 1-4 units with a maximum 95% CLTV. Express IV, V and VI allow owner-occupied and second homes only and non-owner occupied property is not allowed. Express IV owner-occupied is subject to a maximum 90% LTV, Express V is subject to a maximum of 80% LTV and Express VI is subject to a maximum of 75% LTV and CLTV is not allowed on Express IV, V or VI. Express IV, V or VI loans secured by a second home are subject to a maximum of 70% LTV on Express IV, V and VI and CLTV is not allowed. Progressive Express(TM) Programs I through IV loans with loan-to- value ratios at origination in excess of 80% are insured by MGIC, Radian or RMIC. The borrower can elect to have primary mortgage insurance covered by their loan payment. If the borrower makes such election, a loan-to-value ratio between 80.01% and 89.99% requires 22% coverage, and a loan-to-value ratio between 90.00% and 95.00% requires 30% coverage and a loan-to-value ratio between 95.01% and 100% requires 35% coverage. If the borrower does not make such election, the related mortgage loan will be covered by a modified primary mortgage insurance policy issued by Radian to the Seller providing coverage in the amount of (i) 22% for a mortgage loan with a loan-to-value ratio between 80.01% and 89.99%, (ii) 30% for a mortgage loan with a loan-to-value ratio between 90% and 95% and (iii) 35% for mortgage loan with a loan-to-value ratio between 95.01% and 100%.

         Each borrower completes a Residential Loan Application (Fannie Mae Form 1003 or Freddie Mac Form 65). The borrower must disclose employment and assets on the application, however, there is no verification of the information. If the borrower elects to verify assets, the Seller obtains from the borrower either verification of deposits or bank statements for the most recent one-month period preceding the mortgage loan application. The conduit seller obtains a verbal verification of employment on each borrower.

         The Seller uses the foregoing parameters as guidelines only. The Seller may include certain provisions in the note that the Seller may not enforce. Full documentation is requested by the underwriter


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if it is the judgment of the underwriter that the compensating factors are insufficient for loan approval under the Progressive Express(TM) Product Line.

         Credit History. The Progressive Express(TM) Program defines an acceptable credit history in each of the programs I through VI. Progressive Express(TM) I defines an acceptable credit history as a borrower who has "A+" credit, meaning a minimum of four trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy five trades, no 30-day delinquent mortgage payments in the past 12 months, and a maximum of one 30-day delinquent payments on any revolving credit accounts within the past 12 months and one 30-day delinquent payment on any installment credit accounts within the past 12 months. However, if the Loan-to-Value Ratio of the loan is 90% or less, consumer credit is disregarded. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge-offs in the past 24 months, generally older items must be paid prior to or at closing.

         With respect to Progressive Express(TM) II, a borrower must have a minimum of four trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy five trades, and no late mortgage payments for the past 12 months. In addition, a borrower must have a maximum of two 30-day delinquent payments on any revolving credit accounts within the past 12 months and one 30-day delinquent payment on any installment credit accounts within the past 12 months. However, if the loan-to-value ratio of the loan is 90% or less, revolving and installment credit is disregarded. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge-offs allowed within the past 24 months, generally older items must be paid prior to or at closing.

         With respect to Progressive Express(TM) III, a borrower must have a minimum of four trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy five trades and no more than one 30-day late mortgage payment for the past 12 months. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge-offs allowed within the past 24 months, generally older items must be paid prior to or at closing.

         With respect to Progressive Express(TM) IV, a borrower must have a minimum of four trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy five trades, no more than two 30-day late mortgage payments for the past 12 months. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge-offs allowed within the past 24 months, generally older items must be paid prior to or at closing.

         With respect to Progressive Express(TM) V, a borrower must have a minimum of two trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy three trades, with 12 months credit history, no more than two 30-day late mortgage payments in the past 12 months. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 24 months. Judgments, suits, liens, collections or charge-offs, may not exceed $500 cumulatively within the past 12 months, and must be paid prior to or at closing. Tax liens are not allowed within the last 12 months.


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         With respect to Progressive Express(TM) VI, a borrower must have a minimum of two trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy three trades, with 12 months credit history, no more than four 30-day or three 30-day and one 60- day late mortgage payments in the past 12 months. All bankruptcies must be at least 18 months old and fully discharged. Foreclosures are not allowed in the past 18 months. Judgments, suits, liens, collections or charge-offs, may not exceed $1,000 cumulatively within the past 12 months, and must be paid prior to or at closing. Tax liens are not allowed within the last 12 months.

         Progressive Express(TM) No Doc Program

         In May, 1999, the Seller introduced a Progressive Express(TM) No Doc Program (the "No Doc program"). The concept of the No Doc program is to underwrite the loan focusing on the borrower's credit score, ability and willingness to repay the mortgage loan obligation, and assess the adequacy of the mortgaged property as collateral for the loan. The No Doc program has a minimum credit score and does not allow for exceptions to the credit score. The credit score requirement is as follows: 681 for Progressive Express(TM) No Doc I and 620 for Progressive Express(TM) No Doc II. Each program has a different credit score requirement and credit criteria.

         All of the mortgage loans originated under the Progressive Express(TM) No Doc program are prior approved and/or underwritten either by employees of the Seller or underwritten by contracted mortgage insurance companies or delegated conduit sellers. Under the Progressive Express(TM) No Doc program, the Seller employees or contracted mortgage insurance companies or delegated conduit sellers underwrite single family dwellings with loan-to-value ratios at origination up to 95% and $500,000. In order for the property to be eligible for the Progressive Express(TM) No Doc program, it must be a single family residence (single unit only), condominium and/or planned unit development (PUD) or 2-units to a maximum loan-to-value ratio of 80%. The borrower can elect to have primary mortgage insurance covered by their loan payment. If the borrower makes such election, the loan-to-value ratios at origination in excess of 80%, are insured by MGIC, Radian or RMIC. For loan-to-value ratios of 80.01% to 89.99%, mortgage insurance coverage is 22% and for loan-to-value ratios of 90% to 95%, mortgage insurance coverage is 30%. If the borrower does not make such election, the related mortgage loan will be covered by a modified primary insurance policy issued by Radian to the Seller providing coverage in the amount of 22% for a mortgage loan with a loan-to-value ratio between 80.01% and 89.99% and 30% for a mortgage loan with a loan-to-value ratio of 90% to 95%.

         Each borrower completes a Residential Loan Application (Fannie Mae Form 1003 or Freddie Mac Form 65). The borrower does not disclose income, employment, or assets and a Verbal Verification of Employment is not provided. Generally, borrowers provide a daytime telephone number as well as an evening telephone number. If the prospective borrower elects to state and verify assets on the Residential Loan Application, Seller obtains from prospective borrowers either a verification of deposits or bank statements for the most recent one-month period preceding the mortgage loan application.

         Credit History. The Progressive Express(TM) No Doc program defines an acceptable credit history as follows: Progressive Express(TM) No Doc I defines an acceptable credit history as a borrower who has "A+" credit, meaning a minimum of four trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy five trades, and no 30-day delinquent mortgage payments in the past 12 months and a maximum of one 30-day delinquent payments on any revolving credit accounts within the past 12 months and one 30-day delinquent payment on any installment credit accounts within the past 12 months. However, if the loan-to-value ratio of the loan is 90% or less, revolving and installment credit is disregarded. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed a satisfactory credit history.

Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge-offs are allowed within the past 24 months, generally older items must be paid prior to or at closing.

         With respect to Progressive Express(TM) No Doc II a borrower must have a minimum of four trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy five trades, and no late mortgage payments for the past 12 months and a maximum of two 30-day delinquent payments on any revolving credit accounts and one 30-day delinquent payment on any installment credit accounts within the past 12 months. However, if the loan-to-value ratio of the loan is 90% or less, revolving and installment credit is disregarded. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in past 3 years. No judgments, suits, tax liens, other liens, collections or charge-offs allowed within the past 24 months, generally older items must be paid prior to or at closing.

         In addition, see "The Mortgage Pools -- Underwriting Standards" in the prospectus.

Multifamily Loans

         General. All of the Group 3 Loans were originated by IMPAC Multifamily Capital Corporation ("IMCC"), a subsidiary of the Seller, and were underwritten pursuant to, or in accordance with, the standards of IMCC's underwriting guidelines for its multifamily origination program (the "IMCC Program") which are generally described below. The IMCC Program focuses exclusively on small apartment properties for which the loan amount generally does not exceed $1,500,000, however, loans may be originated under the program in excess of this amount. The IMCC Program is designed for uncomplicated loan activity on existing property where repayment is to be supported by cash flow from ongoing normal rental operations and where the expected productive physical life of the property and its systems will sustain tenancy occupancy over the term of the loan with normal management and maintenance. The program is not designed for properties requiring significant rehabilitation, renovation, repair, or reconstruction. Neither is the IMCC Program established to finance property exhibiting certain high risk attributes.

         Property Location. IMCC currently will consider making loans in the following states: California, Arizona, Nevada, Oregon, Washington, Idaho, Utah, Texas and Colorado, subject to change by IMCC's management.

         Property Types. IMCC offers first lien, adjustable-rate and hybrid mortgages for apartment properties having 5 or more total residential units. In addition, the following characteristics, among others, are also considered:

          o property shall generally be at least 90% occupied with consistent and predictable cash flows from tenant rentals;

          o property shall generate enough gross income to support the proposed mortgage debt service, operating expenses, reserves, and a sufficient return on investment to the related borrower(s);

          o property shall be in "average" or better condition as determined by the property inspection and/or appraisal, without excessive deferred maintenance, and without building code violations or health and safety issues;

          o property shall conform to the zoning of the site or is adequately insured for any nonconformity;

          o proposed loans that collateralize multiple apartment buildings should generally have the buildings contiguous and adjacent to each other;

          o condominiums or "Planned Unit Developments" ("PUD") where the borrower owns 100% of the units contained in the separate structure(s) defined as the collateral property even though the structure(s) may be only a portion of the condominium association or PUD;

          o properties with seasonal occupancy where the market area does support year-around occupancy and/or year-around employment; and

          o properties with a studio/efficiency (i.e. units not containing any bedrooms) unit mix will be considered on a case-by-case basis.

IMCC generally does not make loans on properties that:

          o    have a nonresidential component;

          o    need significant rehabilitation or deferred maintenance;

          o    have been converted from alternative initial intended usage;

          o have tenants that are "doubling-up," i.e. have more occupants than intended for the unit; or

          o cannot be "split-up" from another property because of requisite common areas that are essential to the property as a whole.

         Property Condition Assessment. IMCC will generally require that a property inspection report ("Property Inspection Report") be performed on each complete loan request. This report will help IMCC to determine the general condition of the property and if there is need for a repair letter and/or monetary holdback (generally 125% of the estimated cost) and the overall condition of the property. IMCC may require property repairs pre-funding or post funding. Any potential health and/or safety issues must be corrected prior to any loan funding and any work for which a holdback was required must generally be completed within 90 days of loan closing.

         Environmental Guidelines. A collateral questionnaire is required to be completed by the seller or buyer as an initial "screening" of a property for potential hazardous conditions. If the property was built in 1978 or earlier, an Operations and Maintenance Plan ("O&M") will be required for lead-based paint and "asbestos containing materials." In addition, "transaction screen investigations" ("TSI") are performed to identify "recognized environmental conditions" at a property. Based on such TSI's, IMCC may require further actions including, but not limited to, a partial or full Phase I environmental site assessment.

         Property Insurance. Each borrower is required to provide insurance coverage with respect to the related mortgaged property that includes:

          o fire and extended coverage equal to the greater of the replacement cost of the buildings and improvements or the loan amount;

          o comprehensive personal liability coverage in an amount not less than $500,000;

          o    loss of rent coverage equal to 100% of the gross annual rent; and

          o to the extent required based on the characteristics of a particular property, law and ordinance coverage, flood insurance and earthquake insurance.

         Appraisals. One full appraisal is required on each loan and generally is completed on the FHLMC Form 71A or 71B depending on the specific property size and complexity or a narrative report may be accepted. A desk review appraisal is generally completed on each loan prior to funding and is completed by internal appraisers or independent fee appraisers from list of approved appraisers and conforms to the requirements of USPAP Standard 3 as follows

          o    satisfies the requirements of USPAP Standard 1;

          o identifies and sets forth any additional data relied upon and the reasoning and basis for the different estimate of value; and

          o clearly identifies and discloses assumptions and limitations connected with the different estimate of value to avoid confusion in the marketplace.

         Debt Service Coverage Ratio. IMCC typically looks to the Debt Service Coverage Ratio of a loan as an important measure of the risk of default on such a loan. The "Debt-Service Coverage Ratio" of a multifamily loan at any given time is generally equal to the ratio of (i) the Net Operating Income of the related mortgaged property for a twelve-month period to (ii) the annualized scheduled payment on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the related mortgage. "Net Operating Income" ("NOI") generally means, for any given period, the total operating revenues derived from a multifamily property during such period, minus the total operating expenses incurred in respect of such property during such period other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the related mortgage loan) secured by liens on such property. The Debt Coverage Ratio and the combined Debt Coverage Ratio generally require a minimum of 1.20:1 after adjusting the NOI for Replacement Reserves. IMCC also looks to the loan-to-value ratio of a multifamily loan as a measure of risk. Generally the maximum loan-to-value is 75% and the maximum combined loan-to-value is 85% on multifamily properties of 5 or more units. The maximum loan amount generally does not exceed $1,500,000. The prospective borrower's personal debt-to-income ratio on monthly obligations generally do not exceed 45% and when there is more than one prospective borrower, generally the overall combined personal debt-to-income ratios of all borrowers does not exceed 45%.

         Evaluation of Borrower. A borrower under the IMCC Program may be an individual, corporation, limited liability company, partnership or other legal entity approved by IMCC, provided, however, that one or more natural persons must own a controlling interest in such borrower and each such natural person shall generally be personally liable for the loan or will otherwise personally guaranty the loan.

         Each prospective borrower completes a mortgage loan application that includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information.

IMCC requires a credit report on each applicant from a national credit reporting company. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions, or judgments. Generally, the primary borrower's minimum middle credit score is 640. Generally, when the credit report indicates delinquent payments and the borrower's average credit score is below 680, the borrower may be required to explain all delinquencies over 30 days past due and all accounts must be brought current before closing. When the borrower's average credit score is between 680 and 720, the borrower may be required to explain all delinquencies within 24 months of the application date and all accounts must be current before closing. When the borrower's average credit score is greater than 720, the borrower may be required to explain long term debt (installment/mortgage) delinquencies within 24 months of the application and all accounts must be brought current prior to closing. Bankruptcy must be at least 60 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 5 years. Any judgments or tax liens in excess of $1,000 per occurrence or an aggregate of $3,000 must be paid in full prior to closing.

         Management Experience. The IMCC Program takes into account that an apartment building containing five to nine units is typical of the "starter" market for the beginning real estate investor. Thus, five to nine unit properties will generally not need management letters to be supplied, since it is assumed that these properties will be owner-managed by "starters" as well as experienced owners. For properties 10 units and larger, management experience is normally required. IMCC may deny the loan request based on insufficient management experience (generally, where the borrower has not demonstrated the necessary ability to manage investment real estate within the past three years). If the loan is granted upon other extenuating reasons, a management letter may be required, plus satisfactory review of a management agreement and qualifications of the manager.

DELINQUENCY AND FORECLOSURE EXPERIENCE OF THE SELLER

         Based solely upon information provided by the Seller, the following tables summarize, for the respective dates indicated, the delinquency, foreclosure, bankruptcy and REO property status with respect to all one- to four-family residential mortgage loans originated or acquired by the Seller which were being master serviced by the Seller at the dates indicated. The following tables do not contain any information about multifamily loans originated or acquired by the Seller. The indicated periods of delinquency are based on the number of days past due on a contractual basis. The monthly payments under all of such mortgage loans are due on the first day of each calendar month. A mortgage loan is considered "30 days" delinquent if a payment due on the first of the month is not received by the second day of the following month, and so forth.

         A substantial majority of mortgage loan sales by the Seller during 1999 were made on a servicing-released basis. The following information does not include statistical information on such mortgage loans. As a result, the aggregate principal balance of non-delinquent mortgage loans serviced by the Seller is not as high as it would otherwise be, resulting in increased delinquency percentages for the total portfolio of mortgage loans serviced as of December 31, 1999.




                            At December 31, 1999        At December 31, 2000       At December 31, 2001       At December 31, 2002
                          NUMBER       PRINCIPAL       NUMBER       PRINCIPAL     NUMBER       PRINCIPAL     NUMBER       PRINCIPAL
                         OF LOANS        AMOUNT       OF LOANS       AMOUNT      OF LOANS       AMOUNT      OF LOANS        AMOUNT
                         --------        ------       --------       ------      --------       ------      --------        ------
                           (DOLLARS IN THOUSANDS)      (DOLLARS IN THOUSANDS)     (DOLLARS IN THOUSANDS)     (DOLLARS IN THOUSANDS)
Total Loan Outstanding    26,002      $2,878,701       31,971      $4,042,859    37,972       $5,568,740    448,520      $8,694,474
DELINQUENCY 1 2
   Period of
Delinquency:
     30-59 Days.....       1,103        $124,875        1,941      $  242,081     2,064       $  287,616      2,331      $  383,855
     60-89 Days.....         286          27,997          529          65,809       531           72,460        644         100,878
     90- Days or More        369          21,113          266          25,952       705           72,544        616          71,466
                          ------        --------       ------      ----------     -----       ----------      -----      ----------
   Total Delinquencies     1,758        $173,985        2,736      $  333,842     3,300       $  432,620      3,591      $  556,200
                          ======        ========       ======      ==========     =====       ==========      =====      ==========
Delinquencies as a
Percentage of Total
Loans Outstanding...        6.76%           6.04%        8.56%           8.26%     8.69%            7.77%      7.40%           6.40%




                                At December 31, 2003
                              NUMBER       PRINCIPAL
                             OF LOANS        AMOUNT
                             --------        ------
                               (DOLLARS IN THOUSANDS)
Total Loan Outstanding        65,256      $13,919,693
DELINQUENCY 1 2
   Period of
Delinquency:
     30-59 Days.....           2,432      $   419,202
     60-89 Days.....             601          105,455
     90- Days or More            560           87,297
                               -----      -----------
   Total Delinquencies         3,593      $   611,954
                               =====      ===========
Delinquencies as a
Percentage of Total
Loans Outstanding...            5.51%             4.40%

-------------------

1 The delinquency balances, percentages and numbers set forth under this heading exclude (a) delinquent mortgage loans that were in foreclosure at the respective dates indicated ("Foreclosure Loans"), (b) delinquent mortgage loans as to which the related mortgagor was in bankruptcy proceedings at the respective dates indicated ("Bankruptcy Loans") and
         (c) REO properties that have been purchased upon foreclosure of the related mortgage loans. All Foreclosure Loans, Bankruptcy Loans and REO properties have been segregated into the sections of the table entitled "Foreclosures Pending," "Bankruptcies Pending" and "REO Properties," respectively, and are not included in the "30-59 Days," "60-89 Days," "90 Days or More" and "Total Delinquencies" sections of the table. See the section of the table entitled "Total Delinquencies plus Foreclosures Pending and Bankruptcies Pending" for total delinquency balances, percentages and numbers which include Foreclosure Loans and Bankruptcy Loans, and see the section of the table entitled "REO Properties" for delinquency balances, percentages and numbers related to REO properties that have been purchased upon foreclosure of the related mortgage loans.

2 A substantial majority of mortgage loan sales by the Seller during 1999 were made on a servicing-released basis. The information on this table does not include statistical information on such mortgage loans. As a result, the aggregate principal balance of non-delinquent mortgage loans serviced by the Seller is not as high as it would otherwise be, resulting in increased delinquency percentages for the total portfolio of mortgage loans serviced as of December 31, 1999.




                            At December 31, 1999        At December 31, 2000       At December 31, 2001       At December 31, 2002
                          NUMBER       PRINCIPAL       NUMBER       PRINCIPAL     NUMBER       PRINCIPAL     NUMBER       PRINCIPAL
                         OF LOANS        AMOUNT       OF LOANS       AMOUNT      OF LOANS       AMOUNT      OF LOANS        AMOUNT
                         --------        ------       --------       ------      --------       ------      --------        ------
                           (DOLLARS IN THOUSANDS)      (DOLLARS IN THOUSANDS)     (DOLLARS IN THOUSANDS)     (DOLLARS IN THOUSANDS)
FORECLOSURES PENDING1              334     $ 46,969       396        $57,133       931        $132,571        1,452       $212,309
Foreclosures Pending as a
Percentage of Total Loans
Outstanding....................   1.28%        1.63%     1.24%          1.41%      2.45%          2.38%        2.99%          2.44
BANKRUPTCIES PENDING2              419     $ 33,188       227        $22,556        259       $ 22,054          328       $ 26,402
Bankruptcies Pending as a
Percentage of Total Loans
Outstanding....................   1.61%        1.15%     0.71%          0.56%      0.68%          0.40%         0.68%         0.30
Total Delinquencies plus
Foreclosures Pending and
Bankruptcies Pending...........    2,511   $254,142     3,359       $413,531      4,490       $587,245         5,371      $794,910
Total Delinquencies plus
Foreclosures Pending and
Bankruptcies Pending as a
Percentage of Total Loans
Outstanding....................     9.66%      8.83%    10.51%         10.23%     11.82%         10.55%        11.07%         9.14%

REO PROPERTIES3                      119   $ 13,882       105        $13,944        223         37,631           329       $53,055

REO Properties as a Percentage.    0.46%       0.48%     0.33%          0.34%      0.59%          0.68%         0.68%         0.61






                                At December 31, 2003
                              NUMBER       PRINCIPAL
                             OF LOANS        AMOUNT
                             --------        ------
                             (DOLLARS IN THOUSANDS)
FORECLOSURES PENDING1            1,049    $158,261
Foreclosures Pending as a
Percentage of Total Loans
Outstanding....................   1.61%       1.14%
BANKRUPTCIES PENDING2              227    $ 19,912
Bankruptcies Pending as a
Percentage of Total Loans
Outstanding....................   0.35%       0.14%
Total Delinquencies plus
Foreclosures Pending and
Bankruptcies Pending...........  4,869    $790,127
Total Delinquencies plus
Foreclosures Pending and
Bankruptcies Pending as a
Percentage of Total Loans
Outstanding....................   7.46%       5.68%

REO PROPERTIES3                    316     $50,383

REO Properties as a Percentage.   0.48%       0.36%

-----------------------------------

1 Mortgage loans that are in foreclosure but as to which the mortgaged property has not been liquidated at the respective dates indicated. It is generally the Master Servicer's policy, with respect to mortgage loans originated by the Seller, to commence foreclosure proceedings when a mortgage loan is 60 days or more delinquent. However, the Master Servicer may delay the foreclosure process as a result of loss mitigation efforts.

2 Mortgage loans as to which the related mortgagor is in bankruptcy proceedings at the respective dates indicated.

3 REO properties that have been purchased upon foreclosure of the related mortgage loans, including mortgaged properties that were purchased by the Seller after the respective dates indicated.

         The above data on delinquency, foreclosure, bankruptcy and REO property status as of December 31, 1999, include mortgage loans which were sold servicing-released by the Seller, but for which the servicing had not yet been transferred as of such date.

         A substantial majority of mortgage loan sales by the Seller during 1999 were made on a servicing- released basis. The following information does not include statistical information on such mortgage loans. As a result, the aggregate principal balance of non-delinquent mortgage loans serviced by the Seller is not as high as it would otherwise be, resulting in increased loss percentages for the total portfolio of mortgage loans serviced as of December 31, 1999.

         Based solely on information provided by the Seller, the following table presents the changes in the Seller's charge-offs and recoveries for the periods indicated.



                                 TWELVE MONTHS        TWELVE MONTHS      TWELVE MONTHS      TWELVE MONTHS     TWELVE MONTHS
                                     ENDED                ENDED              ENDED              ENDED              ENDED
                                 DECEMBER 31,          DECEMBER 31,      DECEMBER 31,       DECEMBER 31,       DECEMBER 31,
                                     1999                  2000              2001               2002               2003
                               ------------------   ----------------  ------------------  ---------------  -----------------
                                 (DOLLARS IN          (DOLLARS IN        (DOLLARS IN        (DOLLARS IN      (DOLLARS IN
                                  THOUSANDS             THOUSANDS)        THOUSANDS)         THOUSANDS)         THOUSANDS)


Charge-offs:
    Mortgage Loan Properties...   $  7,026              $ 12,785         $  6,475            $  2,416           $ 3,049
REO Properties.................      2,165                 4,779            4,584               4,043            10,687
Recoveries:
    Mortgage Loan Properties...        713                   409              849               1,509               913
    REO Properties ............          0                     0                0                   0                 0
Net charge-offs ...............      8,478                17,155           10,210               4,950            12,823
Ratio of net charge-offs ......
to average loans
outstanding during the
indicated period** ............       0.34%*                0.51%*           0.21%*              0.07%*            0.12%*

---------------

         *The ratio of net charge-offs was based upon annualized charge-offs for the indicated periods. The average loans outstanding was computed using monthly balances for the indicated periods.

         **The information on this table does not include statistical information on mortgage loans which have recently been sold on a servicing-released basis by the Seller to third parties. In addition, it does not include statistical information for mortgage loans for which the servicing rights were sold by the Seller in 1999. As a result, the aggregate principal balance of non-delinquent mortgage loans serviced has decreased, resulting in increased loss percentages for mortgage loans serviced as of December 31, 1998 and December 31, 1999.

         The above data on charge-offs and recoveries are calculated on the basis of the total mortgage loans originated or acquired by the Seller. However, the total amount of mortgage loans on which the above data are based includes many mortgage loans which were not, as of the respective dates indicated, outstanding long enough to give rise to some of the indicated charge-offs. In the absence of such mortgage loans, the charge-off percentages indicated above would be higher and could be substantially higher. Because the mortgage pool will consist of a fixed group of mortgage loans, the actual charge-off percentages with respect to the mortgage pool may therefore be expected to be higher, and may be substantially higher, than the percentages indicated above.

         The Seller has only recently begun originating and servicing multifamily mortgage loans. As a result, there is no material loss or delinquency history for these mortgage loans.

         The information set forth in the preceding paragraphs concerning the Seller has been provided by the Seller.

ADDITIONAL INFORMATION

         The description in this prospectus supplement of the sample mortgage loans and the mortgaged properties is based upon the sample mortgage pool as of the Cut-off Date, as adjusted for the scheduled principal payments due on or before this date. The sample mortgage loans consist of mortgage loans that are intended to be included in the trust as initial mortgage loans, but not the Group 1 subsequent mortgage loans and Group 2 subsequent mortgage loans. However, many of the sample mortgage loans may not be included in the trust as initial mortgage loans as a result of incomplete documentation or otherwise if the company deems this removal necessary or desirable, and may be prepaid at any time. The characteristics of the final pool will not materially differ from the information provided with respect to the sample pool. Within 15 days of the Closing Date and 15 days of the end of the Funding Period, tables reflecting the composition of the initial mortgage loans and the final pool of mortgage loans, respectively, will be filed on Form 8-K with the Commission. However, only one set of tables will be filed if the final pool of mortgage loans is determined within 15 days of the closing date.


                         YIELD ON THE OFFERED SECURITIES

SHORTFALLS IN COLLECTIONS OF INTEREST

         When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the principal prepayment, instead of for a full month. When a partial principal prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for any days in the month in which the prepayment is made. In addition, the application of the Relief Act to any Group 1 Loan or Group 2 Loan will adversely affect, for an indeterminate period of time, the ability of the Master Servicer or any subservicer to collect full amounts of interest on the mortgage loan. See "Legal Aspects of the Mortgage Loans--Servicemembers Relief Act" in the prospectus. The Master Servicer is obligated to pay from its own funds only those interest shortfalls attributable to full prepayments by the mortgagors on the mortgage loans, but only to the extent of the lesser of (a) one-twelfth of 0.125% of the aggregate Stated Principal Balance of the mortgage loans immediately preceding such payment date and (b) the sum of the Master Servicing Fee and the Subservicing Fee for the related Due Period. See "Description of the Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement. Accordingly, the effect of (1) any principal prepayments in full or in part on the mortgage loans, to the extent that any resulting Prepayment Interest Shortfall exceeds any Compensating Interest or (2) any shortfalls resulting from the application of the Relief Act, will be to reduce the aggregate amount of interest collected that is available for payment to holders of the Securities. Any resulting Unpaid Interest Shortfalls will be allocated among the Securities as provided in this prospectus supplement under "Description of the Securities -- Interest Payments on the Bonds" and "-- Payments on the Grantor Trust Certificates" and will be reimbursed solely from the Net Monthly Excess Cashflow as provided in this prospectus supplement under "Description of the Securities -- Overcollateralization."

GENERAL YIELD AND PREPAYMENT CONSIDERATIONS

         The yield to maturity of the Offered Securities will be sensitive to defaults on the mortgage loans. If a purchaser of an Offered Security calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the mortgage loans.

         The Group 1 Loans and Group 2 Loans were underwritten generally in accordance with underwriting standards which are primarily intended to provide for single family "non-conforming" mortgage loans. A "non-conforming" mortgage loan means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for "A" credit mortgagors. These credit characteristics include mortgagors whose creditworthiness and repayment ability do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. Accordingly, mortgage loans underwritten under the seller's non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the Offered Securities.

         The rate of principal payments, the aggregate amount of payments and the yields to maturity of the Group 1 Bonds, Group 2 Bonds and Group 3 Bonds will be affected by the rate and timing of payments of principal on the Group 1 Loans, Group 2 Loans and Group 3 Loans, respectively. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties or condemnations and repurchases by the Seller). Certain of the mortgage loans contain prepayment charge provisions. The rate of principal payments may or may not be less than the rate of principal payments for mortgage loans that did not have prepayment charge provisions.

         If provided in the related mortgage note, the adjustable-rate mortgage loans typically are assumable under some circumstances if, in the sole judgment of the master servicer or subservicer, the prospective purchaser of a mortgaged property is creditworthy and the security for the mortgage loan is not impaired by the assumption.

         Prepayments, liquidations and purchases of the mortgage loans (including any optional purchases) will result in payments on the Offered Securities of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Since the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of Offered Securities may vary from the anticipated yield will depend in the case of the Offered Securities upon the degree to which such class of Offered Securities is purchased at a discount or premium. Further, an investor should consider the risk that, in the case of any Offered Security purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Security purchased at a premium, a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

         The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, the market for retail properties, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the mortgage rates on the mortgage loans, such mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on such mortgage loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on such mortgage loans would generally be expected to decrease. The mortgage loans may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, mortgagors may be inclined to refinance their mortgage loans with a fixed-rate loan to "lock in" at a lower interest rate or to refinance their mortgage loans with adjustable-rate mortgage loans with low introductory interest rates. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

         Approximately 0.08%, 0.14%, 0.38%, 65.56%, 0.02% and 1.91% of the
sample Group 1 Loans have initial interest only periods of one year, two, three, five, seven and ten years, respectively. Approximately 7.08% and 0.52% of the sample Group 2 Loans have initial interest only periods of five and ten years, respectively. During this period, the payment made by the related borrower will be less than it would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced by the principal portion of scheduled monthly payments during this period. As a result, no principal payments will be made to the Securities from these mortgage loans during their interest only period except in the case of a prepayment.

         Approximately 76.74%, 66.29 and 100.00% of the sample Group 1 Loans, sample Group 2 Loans and sample Group 3 Loans, respectively, provide for payment by the borrower of a prepayment charge in limited circumstances on certain prepayments. The Master Servicer or the related subservicer will be entitled to all prepayment charges received on the mortgage loans, and these amounts will not be available for payment on the Securities. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans. Investors should conduct their own analysis of the effect, if any, that the prepayment premiums, and decisions by the Master Servicer or the related subservicer with respect to the waiver thereof, may have on the prepayment performance of the mortgage loans.

         The Class 1-A Derivative Contracts, Class M Derivative Contracts and Group 3 Derivative Contracts will be assigned to, or entered into by, the Trust and will provide some protection against Basis Risk Shortfalls on (i) the Class 1-A Bonds, (ii) the Underlying Class M-1-1, Class M-1-2, Class M-2-1, Class M-2-2, Class M-3-1, Class M-3-2, Class M-4-1, Class M-4-2, Class M-5-1, Class M-5-2, Class M- 6-1 and Class M-6-2 Bonds, and (iii) the Class 3-A, Class 3-M-1, Class 3-M-2 and Class 3-B Bonds, respectively. However, the Derivative Contracts may not provide sufficient funds to cover all such Basis Risk Shortfalls on such related Bonds and, with respect to the Underlying Class M Bonds, the corresponding Grantor Trust Certificates. In addition, payments under the related Derivative Contracts are limited to a specified rate in effect from time to time. To the extent that net amounts payable under the Derivative Contracts are insufficient to cover all Basis Risk Shortfalls on the related Bonds, some or all of the related Net Monthly Excess Cashflow may be used. However, there can be no assurance that the related Net Monthly Excess Cashflow will be sufficient to cover these shortfalls, particularly because on any payment date where the Bond Interest Rate is limited to the related Available Funds Rate, there will be little or no excess interest. Further, cross-collateralization will not cover Basis Risk Shortfalls. In the event of a decrease in One-Month LIBOR, the amount of Net Monthly Excess Cashflow available to the Bonds will be reduced by any Net Derivative Fees paid to the Derivative Counterparty under the related Derivative Contracts. In addition, the related Available Funds Rate and therefore the Bond Interest Rate or Certificate Interest Rate on the related Offered Securities may be reduced by the requirement of the Issuer to pay the Net Derivative Fee to the Derivative Counterparty under the related Derivative Contracts.

         The recording of mortgages in the name of MERS is a new practice in the mortgage lending industry. While the company expects that the Master Servicer or applicable subservicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate, public recording officers and others, however, may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to the bondholders and grantor trust certificateholders and increase the amount of Realized Losses on the Group 1 Loans and Group 2 Loans. In addition, if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS(R) System, it becomes necessary to remove any Group 1 Loan or Group 2 Loan from registration on the MERS(R) System and to arrange for the assignment of the related mortgages to the Indenture Trustee, then any related expenses shall be reimbursable by the trust to the Master Servicer, which will reduce the amount available to pay principal of and interest on the Securities. For additional information regarding the recording of mortgages in the name of MERS see "The Mortgage Pool - Sample Mortgage Loan Characteristics" in this prospectus supplement.

YIELD SENSITIVITY OF THE CLASS 3-M-1, CLASS 3-M-2 AND CLASS 3-B BONDS

         If the amount of overcollateralization with respect to the Group 3 Loans has been reduced to zero, the yield to maturity on the Class 3-B Bonds will become extremely sensitive to Realized Losses on the Group 3 Loans (and the timing thereof), because the entire amount of any Realized Losses (to the extent not covered by related Net Monthly Excess Cashflow or by cross-collateralization) will be allocated to the Class 3-B Bonds. If the amount of overcollateralization with respect to the Group 3 Loans and the bond principal balance of the Class 3-B Bonds have been reduced to zero, the yield to maturity on the Class 3-M-2 Bonds will become extremely sensitive to Realized Losses on the Group 3 Loans (and the timing thereof), because the entire amount of any Realized Losses (to the extent not covered by related Net Monthly Excess Cashflow or by cross-collateralization) will be allocated to the Class 3-M-2 Bonds. If the amount of overcollateralization with respect to the Group 3 Loans and the bond principal balances of the Class 3-B Bonds and Class 3-M-2 Bonds have been reduced to zero, the yield to maturity on the Class 3-M-1 Bonds will become extremely sensitive to Realized Losses on the Group 3 Loans (and the timing thereof), because the entire amount of any Realized Losses (to the extent not covered by related Net Monthly Excess Cashflow or by cross-collateralization) will be allocated to the Class 3-M-1 Bonds. The initial undivided interest in the Group 3 Loans evidenced by the Class 3-M-1, Class 3-M-2 and Class 3-B Bonds on the Closing Date will be approximately 4.95%, 10.15% and 17.85%, respectively. The initial amount of overcollateralization in the trust for Loan Group 3 is approximately 3.70% of the sum of the Group 3 Cut-off Date Balance.

         Investors in the Class 3-M-1, Class 3-M-2 and Class 3-B Bonds should fully consider the risk that Realized Losses on the Group 3 Loans could result in the failure of such investors to fully recover their investments. In addition, once Realized Losses have been allocated to the Class 3-M-1, Class 3-M-2 and Class 3-B Bonds, such amounts with respect to such Bonds will no longer accrue interest and will not be reinstated thereafter. However, Allocated Realized Loss Amounts may be paid to the holders of the Class 3-M-1, Class 3-M-2 and Class 3-B Bonds from Net Monthly Excess Cashflow in the priority set forth under "Description of the Bonds -- Overcollateralization Provisions" in this prospectus supplement.

YIELD SENSITIVITY OF THE GRANTOR TRUST CERTIFICATES

         The yield to maturity on the Grantor Trust Certificates will be extremely sensitive to Realized Losses on the Group 1 Loans and Group 2 Loans (and the timing thereof) on any payment date if the amount of overcollateralization with respect to Loan Group 1 and Loan Group 2 is reduced to zero, because the entire amount of any Realized Losses (to the extent not covered by related Net Monthly Excess Cashflow or by cross-collateralization) will be allocated to the related Underlying Class M Bonds, correspondingly reducing the applicable Certificate Principal Balance of the related Grantor Trust Certificates. The initial undivided interest in the Group 1 Loans evidenced by the Underlying Class M-1- 1, Class M-2-1, Class M-3-1, Class M-4-1, Class M-5-1 and Class M-6-1 Bonds on the Closing Date will be approximately 3.50%, 3.50%, 2.20%, 2.40%, 2.15% and 1.75%, respectively. The initial undivided interest in the Group 2 Loans evidenced by the Underlying Class M-1-2, Class M-2-2, Class M-3-2, Class M-4-2, Class M-5-2 and Class M-6-2 Bonds on the Closing Date will be approximately 3.50%, 3.50%, 2.20%, 2.40%, 2.15% and 1.75%, respectively.

         Investors in the Grantor Trust Certificates should fully consider the risk that Realized Losses on the Group 1 Loans and Group 2 Loans could result in the failure of such investors to fully recover their investments. In addition, once Realized Losses have been allocated to the Grantor Trust Certificates, such amounts with respect to such grantor trust certificates will no longer accrue interest and will not be reinstated thereafter. However, Allocated Realized Loss Amounts may be paid to the holders of the Underlying Class M Bonds, and correspondingly to the applicable Grantor Trust Certificates, from Net Monthly Excess Cashflow in the priority set forth under "Description of the Securities -- Overcollateralization Provisions" in this prospectus supplement.

WEIGHTED AVERAGE LIVES

         The timing of changes in the rate of principal prepayments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal prepayments is consistent with such investor's expectation. In general, the earlier a principal prepayment on the mortgage loans occurs, the greater the effect of such principal prepayment on an investor's yield to maturity. The effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Securities may not be offset by a subsequent like decrease (or increase) in the rate of principal prepayments.

         The weighted average life of an Offered Security is the average amount of time that will elapse from the Closing Date until each dollar of principal is repaid to the investors in such Offered Security. Because it is expected that there will be prepayments and defaults on the mortgage loans, the actual weighted average lives of these Securities are expected to vary substantially from the weighted average remaining term to stated maturity of the sample mortgage loans as set forth under "The Mortgage Pool" in this prospectus supplement.

         Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement for the Group 1 Loans, Group 2 Loans and Group 3 Loans is the related Prepayment Assumption. The Prepayment Assumptions do not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the related mortgage loans to be included in the trust.

         The following tables entitled "Percent of Initial Bond Principal Balance Outstanding at the Following Percentages of Prepayment Assumption" and "Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of Prepayment Assumption", as applicable, were prepared on the basis of the assumptions in the following paragraph and the table set forth below. There are certain differences between the loan characteristics included in such assumptions and the characteristics of the actual mortgage loans. Any such discrepancy may have an effect upon the percentages of original Bond Principal Balances or Certificate Principal Balances outstanding and weighted average lives of the Securities set forth in the tables. In addition, since the actual mortgage loans in the trust will have characteristics that differ from those assumed in preparing the tables set forth below, the payments of principal of the Securities may be made earlier or later than indicated in the tables.

         The percentages and weighted average lives in the tables entitled "Percent of Initial Bond Principal Balance Outstanding at the Following Percentages of the Prepayment Assumption" and "Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of the Prepayment Assumption" were determined assuming that: (i) the mortgage groups consists of fifty-one hypothetical mortgage loans having the following characteristics:


                                                                                                   REMAINING
                                                                                           AGE    AMORTIZATION
   LOAN             LOAN            PRINCIPAL            MORTGAGE       NET MORTGAGE       (IN       TERM
  NUMBER           GROUP           BALANCE ($)            RATE (%)         RATE(%)        MONTHS)    MONTHS)       INDEX
---------------  ---------   --------------------    ---------------   --------------   ----------  ----------  --------------------
          1           1             827,000.00           4.951663          4.543063          0       360        1 Yr. LIBOR
          2           1             724,000.00           5.881215          4.875930          0       360        6 Mth. LIBOR
          3           1             712,000.00           6.596910          6.188310          2       358        6 Mth. LIBOR
          4           1           2,130,799.00           5.843593          5.434993          1       359        1 Yr. LIBOR
          5           1             418,600.00           5.311216          4.902616          0       360        6 Mth. LIBOR
          6           1           1,222,485.00           6.261835          5.853235          1       359        6 Mth. LIBOR
          7           1         110,629,010.00           5.341524          4.885361          0       360        6 Mth. LIBOR
          8           1         159,972,253.02           5.430151          4.978570          1       359        6 Mth. LIBOR
          9           1           1,098,400.00           4.182083          3.773483          0       360        1 Yr. LIBOR
         10           1          43,420,670.00           5.406701          4.980734          0       360        6 Mth. LIBOR
         11           1          61,299,885.38           5.256928          4.842542          1       359        6 Mth. LIBOR
         12           1          68,320,730.00           5.175454          4.724124          0       360        6 Mth. LIBOR
         13           1         132,112,021.15           5.273237          4.802883          1       359        6 Mth. LIBOR
         14           1             246,932.00           5.625000          5.216400          4       356        1 Yr. CMT
         15           1           1,509,618.82           5.560575          5.151975          1       359        1 Yr. LIBOR
         16           1          26,905,075.00           5.537352          5.123018          0       360        6 Mth. LIBOR
         17           1          49,153,323.31           5.565499          5.151813          1       359        6 Mth. LIBOR
         18           1             892,500.00           6.125000          5.716400          3       357        6 Mth. LIBOR
         19           1             250,000.00           5.250000          4.841400          2       358        6 Mth. LIBOR
         20           1           1,089,250.00           4.917202          4.508602          0       360        6 Mth. LIBOR
         21           1           3,217,133.00           5.487571          5.078971          1       359        6 Mth. LIBOR
         22           1             796,000.00           4.595477          4.186877          0       360        6 Mth. LIBOR
         23           1           6,415,792.21           4.318168          3.909568          1       359        6 Mth. LIBOR
         24           1             457,600.00           5.750000          5.341400          2       358        1 Yr. LIBOR
         25           1           6,677,851.00           5.808800          5.400200          2       358        6 Mth. LIBOR
         26           1             426,904.99           5.550251          5.141651          1       359        6 Mth. LIBOR
         27           1          64,278,591.42           5.919464          5.452539          0       360        6 Mth. LIBOR
         28           1         128,128,172.70           6.290857          5.537121          1       359        6 Mth. LIBOR
         29           1             333,700.00           4.000000          3.591400          0       360        1 Yr. LIBOR
         30           1           1,417,229.82           4.708085          4.299485          1       359        1 Yr. LIBOR
         31           1          16,456,521.85           5.918649          5.494263          0       360        6 Mth. LIBOR
         32           1          28,448,064.13           5.776115          5.292914          1       359        6 Mth. LIBOR
         33           1          16,771,839.16           5.793368          5.290282          0       360        6 Mth. LIBOR
         34           1          38,911,433.53           5.800833          5.333226          2       358        6 Mth. LIBOR
         35           1             327,909.80           5.586193          5.177593          9       351        1 Yr. CMT
         36           1             251,261.37           6.250000          5.841400          1       359        1 Yr. LIBOR
         37           1           9,354,549.96           5.946134          5.537534          0       360        6 Mth. LIBOR
         38           1          14,394,927.12           5.940389          5.531789          1       359        6 Mth. LIBOR
         39           2           6,230,504.00           6.541312          6.249519          0       360        N/A
         40           2          15,010,348.65           6.710462          6.416218          1       359        N/A
         41           2           1,548,991.89           5.861973          5.578373          4       356        N/A
         42           2           9,922,831.03           6.534424          6.222833          2       182        N/A
         43           2           4,451,597.27           6.465725          6.163098          0       180        N/A
         44           2         197,535,373.83           6.993112          6.644629          2       358        N/A



                                                                                                   REMAINING
                                                                                           AGE    AMORTIZATION
   LOAN             LOAN            PRINCIPAL            MORTGAGE       NET MORTGAGE       (IN       TERM
  NUMBER           GROUP           BALANCE ($)            RATE (%)         RATE(%)        MONTHS)    MONTHS)       INDEX
---------------  ---------   --------------------    ---------------   --------------   ----------  ----------  --------------------
         45           2             109,250.00           7.000000          6.716400          0       360        N/A
         46           2             278,016.31           7.041582          6.757982          6       354        N/A
         47           2          64,913,481.04           6.964614          6.593837          0       360        N/A
         48           3           3,151,816.23           5.227774          5.024174          3       357        6 Mth. LIBOR
         49           3           9,321,079.55           4.452845          4.249245          1       359        6 Mth. LIBOR
         50           3          36,784,117.66           5.342270          5.138670          2       358        6 Mth. LIBOR
         51           3           9,855,856.62           5.960764          5.757164          3       357        6 Mth. LIBOR


                                                            MONTHS
                                              MONTHS TO    BETWEEN                    SUBSEQUENT                         ORIGINAL
                                              NEXT RATE      RATE         INITIAL      PERIODIC  MAXIMUM      MINIMUM    INTEREST
   LOAN             LOAN            GROSS     ADJUSTMENT  ADJUSTMENT       RATE          RATE    MORTGAGE    MORTGAGE  ONLY PERIOD
  NUMBER           GROUP          MARGIN (%)    DATE        DATES        CAP (%)        CAP (%)   RATE (%)    RATE (%)   (MONTHS)
---------------------------------------------------------------------------------------------------------------------------------
      1              1             5.000000     12            12        2.000000     2.000000    10.951663    5.000000     12
      2              1             5.000000     24             6        3.000000     1.000000    11.881215    5.508287     24
      3              1             5.000000     22             6        3.000000     1.000000    12.596910    6.596910     24
      4              1             3.018193     35            12        2.000000     2.000000    11.843593    3.018193     36
      5              1             3.250000     36             6        3.000000     1.000000    10.311216    5.311216     36
      6              1             3.429158     35             6        5.217659     1.739220    13.956907    3.820329     36
      7              1             3.443131     24             6        3.000000     1.000000    11.341576    3.443131     60
      8              1             3.379365     23             6        2.996849     1.001050    11.448023    3.390557     60
      9              1             2.750000     36            12        6.000000     2.000000    10.182083    2.750000     60
     10              1             3.424959     36             6        3.000000     1.000000    11.407504    3.424959     60
     11              1             3.449857     35             6        3.000000     1.000000    11.258800    3.474198     60
     12              1             3.092216      6             6        1.000000     1.000000    11.180595    3.092216     60
     13              1             3.048252      5             6        1.028536     1.005707    11.282801    3.070071     60
     14              1             2.750000     56            12        3.000000     1.000000    10.625000    2.750000     60
     15              1             2.927402     59            12        5.000000     2.000000    10.560575    2.927402     60
     16              1             3.611044     60             6        3.081249     1.000000    11.518374    3.714965     60
     17              1             3.298015     59             6        3.787465     1.168666    11.539376    3.298015     60
     18              1             2.250000     81             6        6.000000     2.000000    12.125000    2.250000     60
     19              1             2.875000     82             6        6.000000     2.000000    11.250000    2.875000     84
     20              1             2.250000     36             6        6.000000     2.000000    10.917202    2.250000    120
     21              1             2.573159     35             6        6.000000     2.000000    11.487571    2.573159    120
     22              1             2.750000      6             6        1.000000     1.000000    10.595477    2.750000    120
     23              1             2.775502      5             6        1.705291     1.141058    10.318168    2.788127    120
     24              1             2.250000     58            12        6.000000     2.000000    11.750000    2.250000    120
     25              1             2.492331     58             6        6.000000     2.000000    11.808800    2.492331    120
     26              1             2.875000     83             6        6.000000     2.000000    11.550251    2.875000    120
     27              1             3.710760     24             6        3.000000     1.012673    11.938759    3.853959    N/A
     28              1             3.874206     23             6        2.743712     1.013249    12.521248    3.931115    N/A
     29              1             2.750000     36            12        6.000000     2.000000    10.000000    2.750000    N/A
     30              1             2.570665     35            12        4.386345     2.000000    10.708085    2.570665    N/A
     31              1             3.885329     36             6        3.000000     1.012685    11.930442    4.051785    N/A


                                                            MONTHS
                                              MONTHS TO    BETWEEN                    SUBSEQUENT                         ORIGINAL
                                              NEXT RATE      RATE         INITIAL      PERIODIC  MAXIMUM      MINIMUM    INTEREST
   LOAN             LOAN            GROSS     ADJUSTMENT  ADJUSTMENT       RATE          RATE    MORTGAGE    MORTGAGE  ONLY PERIOD
  NUMBER           GROUP          MARGIN (%)    DATE        DATES        CAP (%)        CAP (%)   RATE (%)    RATE (%)   (MONTHS)
---------------------------------------------------------------------------------------------------------------------------------
        32           1             3.476811     35             6        3.170142     1.083086    11.874010    3.539618    N/A
        33           1             3.260628      6             6        1.012521     1.012521    11.787930    3.303119    N/A
        34           1             3.246336      5             6        1.074259     1.037547    11.905731    3.351233    N/A
        35           1             2.750000     51            12        5.000000     2.000000    10.586193    2.750000    N/A
        36           1             3.250000     59            12        3.000000     2.000000    11.250000    3.250000    N/A
        37           1             3.721005     60             6        3.585251     1.000000    11.653509    3.802650    N/A
        38           1             3.671486     59             6        3.321999     1.067763    11.919896    3.701597    N/A
        39           2                N/A      N/A            N/A          N/A         N/A          N/A         N/A        60
        40           2                N/A      N/A            N/A          N/A         N/A          N/A         N/A        60
        41           2                N/A      N/A            N/A          N/A         N/A          N/A         N/A       120
        42           2                N/A      N/A            N/A          N/A         N/A          N/A         N/A       N/A
        43           2                N/A      N/A            N/A          N/A         N/A          N/A         N/A       N/A
        44           2                N/A      N/A            N/A          N/A         N/A          N/A         N/A       N/A
        45           2                N/A      N/A            N/A          N/A         N/A          N/A         N/A       N/A
        46           2                N/A      N/A            N/A          N/A         N/A          N/A         N/A       N/A
        47           2                N/A      N/A            N/A          N/A         N/A          N/A         N/A       N/A
        48           3             3.161096     33             6        5.000000     1.000000    10.227774    5.227774    N/A
        49           3             2.913468      5             6        1.000000     1.000000    10.452845    4.452845    N/A
        50           3             3.005908     58             6        5.000000     1.000000    10.342270    5.342270    N/A
        51           3             3.028558     81             6        5.000000     1.000000    10.960764    5.960764    N/A



(ii) with respect to the Bonds, the level of One-Month LIBOR remains constant at 1.09%; (iii) the hypothetical mortgage loans with an Index indicated as "6 Mth. LIBOR", "1 Yr. LIBOR" or "1 Yr. CMT" have an Index of Six-Month LIBOR, One-Year LIBOR and One Year CMT which remain constant at 1.15%, 1.30% and 1.15% per annum, respectively; (iv) hypothetical mortgage loans 45 and 46 are balloon loans, with a remaining term to stated maturity of 180 and 174 months, respectively; (v) payments on the Securities are received, in cash, on the 25th day of each month, commencing in April 2004; (vi) there are no delinquencies or losses on the mortgage loans and principal payments on the mortgage loans are timely received together with prepayments, if any, at the respective percentages of the Prepayment Assumption set forth in the following tables; (vii) there are no repurchases of the mortgage loans; (viii) all of the hypothetical mortgage loans are fully-amortizing other than as set forth in clause (iv) above; (ix) there is no Prepayment Interest Shortfall, Basis Risk Shortfall or any other interest shortfall in any month; (x) the scheduled monthly payment for the mortgage loan is calculated based on its principal balance, mortgage rate and remaining term to maturity such that such mortgage loan will amortize in amounts sufficient to repay the remaining principal balance of such mortgage loan by its remaining term to maturity, in some cases following an interest only period;
(xi) with respect to each mortgage loan, the Index remains constant at the rate set forth above and the mortgage rate on each mortgage loan is adjusted on the next adjustment date (and on subsequent adjustment dates, as necessary) to equal the Index plus the applicable gross margin, subject to the maximum mortgage rates, minimum mortgage rates and periodic rate caps listed above; (xii) none of the mortgage loans provide for negative amortization; (xiii) the monthly payment on each mortgage loan is adjusted on the due date immediately following the next related adjustment date (and on subsequent adjustment dates, as necessary) to equal a fully amortizing payment as described in clause (x) above, in some cases, after an initial interest only period; (xiv) payments on the mortgage loans earn no reinvestment return; (xv) there are no additional ongoing expenses payable out of the trust; (xvi) the holder of the Owner Trust Certificates exercises its option to redeem the related Bonds on the first payment date on which it would be permitted to do so as described in "Description of the Securities -- Optional Redemption" in this prospectus supplement; (xvii) the Securities will be purchased on March 30, 2004; (xviii) loan numbers 1, 2, 5, 7, 9, 10, 12, 16, 20, 22, 27, 29, 31, 33, 37, 39, 43, 45 and 47 will begin to pay principal and interest in May 2004, with the characteristics set forth on the previous page; and (xix) scheduled payments on the mortgage loans are received on the first day of each month commencing in the calendar month following the Closing Date and are computed prior to giving effect to prepayments received on the last day of the prior month. Nothing contained in the foregoing assumptions should be construed as a representation that the mortgage loans will not experience delinquencies or losses or will otherwise behave in accordance with any of the above structuring assumptions.

         Based on the foregoing assumptions, the following tables indicate the projected weighted average lives of each class of the Offered Securities and set forth the percentages of the original Bond Principal Balance or Certificate Principal Balance of each such class of Offered Securities that would be outstanding after each of the dates shown, at various constant percentages of the Prepayment Assumption.

          PERCENT OF INITIAL BOND PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION


                                                                       CLASS 1-A BONDS
                                                                       ---------------
PREPAYMENT ASSUMPTION                       0%             80%            100%            150%             180%
---------------------                       --             ---            ----            ----             ----

PAYMENT DATE
------------
Initial Percentage....................      100%           100%            100%            100%               100%
March 25, 2005........................       99             76              70              55                 46
March 25, 2006........................       99             57              49              30                 21
March 25, 2007........................       98             43              34               0                  0
March 25, 2008........................       98             32              23               0                  0
March 25, 2009........................       97             24               0               0                  0
March 25, 2010........................       95              0               0               0                  0
March 25, 2011........................       93              0               0               0                  0
March 25, 2012........................       90              0               0               0                  0
March 25, 2013........................       88              0               0               0                  0
March 25, 2014........................       85              0               0               0                  0
March 25, 2015 and thereafter.........        0              0               0               0                  0
Weighted Average Life in                    9.6            2.8             2.2             1.3                1.1
     years (to Optional Redemption)*..


(*) The weighted average life of a Bond is determined by (i) multiplying the net reduction, if any, of the initial Bond Principal Balance by the number of years from the date of issuance of the Bond to the related payment date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Bond Principal Balance described in (i) above.

          PERCENT OF INITIAL BOND PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION



                                                                       CLASS 2-A BONDS
                                                                       ---------------
PREPAYMENT ASSUMPTION                       0%             80%            100%            150%             180%
---------------------                       --             ---            ----            ----             ----
PAYMENT DATE
------------
Initial Percentage....................      100%           100%            100%            100%               100%
March 25, 2005........................       98             85              81              73                 67
March 25, 2006........................       97             68              61              46                 38
March 25, 2007........................       96             54              46               0                  0
March 25, 2008........................       95             43              34               0                  0
March 25, 2009........................       93             34               0               0                  0
March 25, 2010........................       92              0               0               0                  0
March 25, 2011........................       90              0               0               0                  0
March 25, 2012........................       88              0               0               0                  0
March 25, 2013........................       86              0               0               0                  0
March 25, 2014........................       84              0               0               0                  0
March 25, 2015 and thereafter.........        0              0               0               0                  0
Weighted Average Life in                    9.3            3.3             2.6             1.7                1.4
     years (to Optional Redemption)*..


(*) The weighted average life of a Bond is determined by (i) multiplying the net reduction, if any, of the initial Bond Principal Balance by the number of years from the date of issuance of the Bond to the related payment date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Bond Principal Balance described in (i) above.

          PERCENT OF INITIAL BOND PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION


                                                   CLASS 3-A, CLASS 3-M-1, CLASS 3-M-2 AND CLASS 3-B BONDS
                                                   -------------------------------------------------------
PREPAYMENT ASSUMPTION                       0%             80%            100%            150%             180%
---------------------                       --             ---            ----            ----             ----
PAYMENT DATE
------------
Initial Percentage....................     100%           100%            100%            100%               100%
March 25, 2005........................       96             95              95              94                 93
March 25, 2006........................       94             84              82              76                 72
March 25, 2007........................       93             71              66              54                 47
March 25, 2008........................       91             54              46              30                 22
March 25, 2009........................       89             38              30               0                  0
March 25, 2010........................       87             29               0               0                  0
March 25, 2011........................       85              0               0               0                  0
March 25, 2012........................       83              0               0               0                  0
March 25, 2013........................       81              0               0               0                  0
March 25, 2014........................       79              0               0               0                  0
March 25, 2015 and thereafter.........        0              0               0               0                  0
Weighted Average Life in
     years (to Optional Redemption)*..      9.0            4.3             3.8             3.1                2.8

(*) The weighted average life of a Bond is determined by (i) multiplying the net reduction, if any, of the initial Bond Principal Balance by the number of years from the date of issuance of the Bond to the related payment date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Bond Principal Balance described in (i) above.

       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION


                                              CLASS M-1, CLASS M-2, CLASS M-3, CLASS M-4, CLASS M-5 AND CLASS M-6
                                              -------------------------------------------------------------------
PREPAYMENT ASSUMPTION                        0%            80%            100%            150%             180%
---------------------                       --             ---            ----            ----             ----
PAYMENT DATE
------------
Initial Percentage...................       100%           100%            100%            100%               100%
March 25, 2005.......................         99             78              73              59                 51
March 25, 2006.......................         98             60              51              34                 25
March 25, 2007.......................         98             46              36               0                  0
March 25, 2008.......................         97             35              26               0                  0
March 25, 2009.......................         96             27               0               0                  0
March 25, 2010.......................         94              0               0               0                  0
March 25, 2011.......................         92              0               0               0                  0
March 25, 2012.......................         90              0               0               0                  0
March 25, 2013.......................         87              0               0               0                  0
March 25, 2014.......................         85              0               0               0                  0
March 25, 2015 and thereafter........          0              0               0               0                  0
Weighted Average Life in                       9.5            2.9             2.3             1.4                1.1
     years (to Optional
Redemption)*.........................

(*) The weighted average life of a Grantor Trust Certificate is determined by (i) multiplying the net reduction, if any, of the initial Certificate Principal Balance by the number of years from the date of issuance of the Grantor Trust Certificate to the related payment date,
         (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in
         (i) above.

         There is no assurance that prepayments of the mortgage loans will conform to any of the percentages of the Prepayment Assumptions indicated in the tables above or to any other level, or that the actual weighted average life of the Class 1-A, Class 2-A, Class 3-A, Class 3-M-1, Class 3-M-2 or Class 3- B Bonds or the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates will conform to any of the weighted average lives set forth in the tables above. Furthermore, the information contained in the tables with respect to the weighted average life of each specified class of Bonds or Certificates is not necessarily indicative of the weighted average life that might be calculated or projected under different or varying prepayment assumptions or other structuring assumptions.

         The characteristics of the mortgage loans will differ from those assumed in preparing the tables above. In addition, it is unlikely that any mortgage loan will prepay at any constant percentage of the Prepayment Assumption until maturity or that all of the mortgage loans will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.

FINAL SCHEDULED PAYMENT DATE

         The final scheduled payment date on each class of (1) Offered Securities, other than the Group 3 Bonds, will be June 2034, and (2) Group 3 Bonds will be March 2034, which in each case is the payment date in the month immediately following the month of the final scheduled monthly payment on any mortgage loan. Due to losses and prepayments on the mortgage loans, the final scheduled payment date on each class of Offered Securities may be substantially earlier than the related payment dates indicated above.

         For additional considerations relating to the yield on the Offered Securities, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

                                   THE ISSUER

         The Issuer is a statutory trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this prospectus supplement. The Trust Agreement constitutes the "governing instrument" under the laws of the State of Delaware relating to statutory trusts. After its formation, the Issuer will not engage in any activity other than (i) acquiring and holding the mortgage loans and the other assets of the Trust and proceeds therefrom, (ii) issuing the Bonds and Owner Trust Certificates, (iii) making payments on the Bonds and the Owner Trust Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

         The assets of the Issuer will consist of the mortgage loans, the Derivative Contracts and certain related assets.

                                THE OWNER TRUSTEE

         Wilmington Trust Company is the Owner Trustee under the Trust Agreement. The Owner Trustee is a Delaware banking corporation and its principal offices are located in Wilmington, Delaware. The Owner Trustee shall be entitled to compensation for its services on each payment date in an amount equal to the Owner Trustee's Fee.

         Neither the Owner Trustee nor any director, officer or employee of the Owner Trustee will be under any liability to the Issuer or the Bondholders under the Trust Agreement under any circumstances, except for the Owner Trustee's own misconduct, gross negligence, bad faith or grossly negligent failure to act or in the case of the inaccuracy of certain representations made by the Owner Trustee in the Trust Agreement. All persons into which the Owner Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the Owner Trustee under the Trust Agreement.

                              THE INDENTURE TRUSTEE

         Deutsche Bank National Trust Company will be the Indenture Trustee under the Indenture. The Indenture Trustee has designated its offices located at c/o DTC Transfer Services, 55 Water Street, Jeanette Park Entrance, New York, New York 10041 for purposes of the transfer and exchange of the Bonds. For all other purposes, the Indenture Trustee's "Corporate Trust Office" is located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: IMH Assets Corp., Series 2004-3, or such other address as the Indenture Trustee may designate from time to time by notice to the Bondholders, the Company and the Master Servicer. The Indenture Trustee shall be entitled to compensation for its services on each payment date in an amount equal to the Indenture Trustee's Fee.

                               THE GRANTOR TRUSTS

         Each grantor trust is a common law trust formed under the laws of the State of New York pursuant to the Grantor Trust Agreement for the transactions described in this prospectus supplement. The Grantor Trust Agreement constitutes the "governing instrument" under the laws of the State of New York relating to common law trusts. After their formation, none of the Grantor Trusts will engage in any activity other than (i) acquiring and holding the Underlying Class M Bonds and the other assets of the Grantor Trust and proceeds therefrom, (ii) issuing the Grantor Trust Certificates, (iii) making payments on the Grantor Trust Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

         The assets of Impac CMB Grantor Trust 2004-3-1, Impac CMB Grantor Trust 2004-3-2, Impac CMB Grantor Trust 2004-3-3, Impac CMB Grantor Trust 2004-3-4, Impac CMB Grantor Trust 2004-3-5 and Impac CMB Grantor Trust 2004-3-6 shall be
(i) the Underlying Class M-1-1 Bonds and Class M-1-2 Bonds, (ii) the Underlying Class M-2-1 Bonds and Class M-2-2 Bonds, (iii) the Underlying Class M-3-1 Bonds and Class M-3-2 Bonds, (iv) the Underlying Class M-4-1 Bonds and Class M-4-2 Bonds, (v) the Underlying Class M-5-1 Bonds and Class M-5-2 Bonds and (vi) the Underlying Class M-6-1 Bonds and Class M-6-2 Bonds, respectively.


                          DESCRIPTION OF THE SECURITIES

GENERAL

         The Series 2004-3 Bonds will consist of eighteen classes of Bonds, the Class 1-A, Class 2-A, Class 3-A, Class 3-M-1, Class 3-M-2 and Class 3-B Bonds and the underlying Class M-1-1, Class M-1-2, Class M-2-1, Class M-2-2, Class M-3-1, Class M-3-2, Class M-4-1, Class M-4-2, Class M-5-1, Class M-5- 2, Class M-6-1 and Class M-6-2 Bonds. Only the Class 1-A, Class 2-A, Class 3-A, Class 3-M-1, Class 3- M-2 and Class 3-B Bonds are offered under this prospectus supplement. In addition, the Series 2004-3 Grantor Trust Certificates will consist of six classes of Certificates, the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates, each of which are offered under this prospectus supplement.

         The Owner Trust Certificates, which are not offered hereby, will be entitled to payments on any payment date only after all required payments have been made on the Bonds. The principal balance of the Owner Trust Certificates as of any date of determination will be equal to the aggregate principal balance of the mortgage loans minus the aggregate Bond Principal Balance of all the Bonds. The Owner Trust Certificates will be entitled to payments as provided in the Agreements.

         The Bonds will be issued by a trust, the assets of which on the closing date will consist primarily of the initial mortgage loans and the Group 1 Original Pre-Funded Amount and Group 2 Original Pre-Funded Amount. The assets of Impac CMB Grantor Trust 2004-3-1, Impac CMB Grantor Trust 2004- 3-2, Impac CMB Grantor Trust 2004-3-3, Impac CMB Grantor Trust 2004-3-4, Impac CMB Grantor Trust 2004-3-5 and Impac CMB Grantor Trust 2004-3-6 shall be (i) the Underlying Class M-1-1 Bonds and Class M-1-2 Bonds, (ii) the Underlying Class M-2-1 Bonds and Class M-2-2 Bonds, (iii) the Underlying Class M-3-1 Bonds and Class M-3-2 Bonds, (iv) the Underlying Class M-4-1 Bonds and Class M-4-2 Bonds, (v) the Underlying Class M-5-1 Bonds and Class M-5-2 Bonds and (vi) the Underlying Class M-6- 1 Bonds and Class M-6-2 Bonds, respectively. The grantor trusts will issue the Grantor Trust Certificates.

         Each class of the Offered Securities will have the related initial Bond Principal Balance or Certificate Principal Balance as set forth on page S-5 hereof and will have the related Bond Interest Rate or Certificate Interest Rate as defined under "Glossary" in this prospectus supplement. The Bond Interest Rate on each class of the Bonds will be limited to the related Available Funds Rate. In addition, the Bond Interest Rate on each class of the Bonds will be subject to increase on and after the related Step-Up Date.

         The Offered Securities will be issued, maintained and transferred on the book-entry records of DTC, Clearstream and Euroclear and their participants in minimum denominations representing Bond Principal Balances or Certificate Principal Balances of $25,000 and integral multiples of $1 in excess thereof. The Offered Securities will be issued as Global Securities. See Annex I" to this prospectus supplement and "Description of the Securities -- Global Securities" in the prospectus.

         No person acquiring an interest in any class of the Book-Entry Securities will be entitled to receive an Offered Security representing such person's interest, except as set forth below under " --Definitive Securities." Unless and until definitive securities are issued under the limited circumstances described in this prospectus supplement, all references to actions by holders of the Offered Securities with respect to the Book-Entry Securities shall refer to actions taken by DTC, Clearstream and Euroclear upon instructions from its participants and all references in this prospectus supplement to payments, notices, reports and statements to holders of the Offered Securities with respect to the Book-Entry Securities shall refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Securities, for payment to Security Owners in accordance with DTC procedures. See "--Registration of the Book-Entry Securities" and "--Definitive Securities" in this prospectus supplement.

         The definitive securities, if ever issued, will be transferable and exchangeable at the offices of the Indenture Trustee and Grantor Trustee, as applicable, designated by the Indenture Trustee and Grantor Trustee from time to time for these purposes. The Indenture Trustee and Grantor Trustee have each initially designated its offices located at c/o DTC Transfer Services, 55 Water Street, Jeanette Park Entrance, New York, New York 10041 for such purpose. No service charge will be imposed for any registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

         All payments to holders of the Offered Securities, other than the final payment on any class of Offered Securities, will be made on each payment date by or on behalf of the Indenture Trustee and Grantor Trustee, as applicable, to the persons in whose names the Offered Securities are registered at the close of business on the related Record Date. Payments will be made by wire transfer in immediately available funds to the account of the holders of the Offered Securities specified in the request. The final payment on any class of Offered Securities will be made in like manner, but only upon presentment and surrender of the Offered Securities at the location specified by the Indenture Trustee and Grantor Trustee, as applicable, in the notice to holders of the Offered Securities of the final payment.

REGISTRATION OF THE BOOK-ENTRY SECURITIES

         DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book entries, thereby eliminating the need for physical movement of Securities.

         Security Owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Book-Entry Securities may do so only through participants and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their relevant depositary which in turn will hold those positions in their accounts as DTC participants. Secondary market trading between DTC participants will be settled using the procedures applicable to prior mortgage loan asset-backed bonds issues in same-day funds. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds. See "Description of the Securities -- The Global Securities" in the prospectus. In addition, Security Owners will receive all payments of principal of and interest on the Book-Entry Securities from the Indenture Trustee through DTC and DTC participants. Accordingly, Security Owners may experience delays in their receipt of payments. Unless and until definitive bonds are issued, it is anticipated that the only Securityholders of the Book-Entry Securities will be Cede & Co., as nominee of DTC. Security Owners will not be recognized by the Indenture Trustee as Securityholders, as such term is used in the Indenture and Security Owners will be permitted to exercise the rights of Securityholders only indirectly through DTC and its participants.

         Under the Rules, DTC is required to make book-entry transfers of Book-Entry Securities among participants and to receive and transmit payments of principal of, and interest on, the Book-Entry Securities. Participants and indirect participants with which Security Owners have accounts with respect to the Book-Entry Securities similarly are required to make book-entry transfers and receive and transmit these payments on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess definitive bonds, the Rules provide a mechanism by which Security Owners, through their participants and indirect participants, will receive payments and will be able to transfer their interest in the Book-Entry Securities.

         Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and on behalf of certain banks, the ability of a Security Owner to pledge Book-Entry Securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to Book-Entry Securities, may be limited due to the absence of physical bonds for the Book-Entry Securities. In addition, under a book-entry format, Security Owners may experience delays in their receipt of payments since payment will be made by the Indenture Trustee to Cede & Co., as nominee for DTC.

         Under the Rules, DTC will take any action permitted to be taken by Securityholders under the Indenture only at the direction of one or more participants to whose DTC account the Book-Entry Securities are credited. Clearstream or Euroclear, as the case may be, will take any action permitted to be taken by Securityholders under the Indenture on behalf of a Clearstream participant or Euroclear participant in accordance with its rules. Additionally, DTC, Clearstream or Euroclear, under the Rules or its respective rules, as the case may be, will take actions with respect to specified voting rights only at the direction, and on the behalf, of participants whose holdings of Book-Entry Securities evidence these specified voting rights. DTC may take conflicting actions with respect to voting rights, to the extent that participants whose holdings of Book-Entry Securities evidence voting rights authorize divergent action.

         The Company, the Master Servicer and the Indenture Trustee will have no liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

DEFINITIVE SECURITIES

         Definitive bonds will be issued to Security Owners or their nominees, respectively, rather than to DTC or its nominee, only if (1) the Company advises the Indenture Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as clearing agency with respect to the Book-Entry Securities and the Company is unable to locate a qualified successor,
(2) the Company, at its option, elects to terminate the book- entry system through DTC, or (3) after the occurrence of an Event of Default, Security Owners representing in the aggregate not less than 51% of the aggregate Bond Principal Balance and Certificate Principal Balance of the Book-Entry Securities advise the Indenture Trustee and DTC through participants, in writing, that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Security Owners' best interest.

         Upon the occurrence of any event described in the immediately preceding paragraph, the Indenture Trustee is required to notify all Security Owners, through participants, of the availability of definitive bonds. Upon surrender by DTC of the definitive bonds representing the Book-Entry Securities and receipt of instructions for re-registration, the Indenture Trustee will reissue the Book-Entry Securities as definitive bonds issued in the respective principal amounts owned by individual Security Owners, and thereafter the Indenture Trustee will recognize the holders of definitive bonds as Securityholders under the Indenture. Definitive bonds will be issued in minimum denominations of $25,000, except that any beneficial ownership represented by a Book-Entry Security in an amount less than $25,000 immediately prior to the issuance of a definitive bond shall be issued in a minimum denomination equal to the amount of the beneficial ownership.

INTEREST PAYMENTS ON THE BONDS

         Group 1 Available Funds

         On each payment date, the Indenture Trustee shall withdraw from the Payment Account the Group 1 Available Funds for such payment date and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Group 1 Available Funds remaining for such payment date:

         (i) to the holders of the Class 1-A Bonds, the related Accrued Bond Interest for such class for such payment date;

         (ii) to the holders of the Underlying Class M-1-1 Bonds, the related Accrued Bond Interest for such class for such payment date;



                                      S-110

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         (iii) to the holders of the Underlying Class M-2-1 Bonds, the related
Accrued Bond Interest for such class for such payment date;

         (iv) to the holders of the Underlying Class M-3-1 Bonds, the related Accrued Bond Interest for such class for such payment date;

         (v) to the holders of the Underlying Class M-4-1 Bonds, the related Accrued Bond Interest for such class for such payment date;

         (vi) to the holders of the Underlying Class M-5-1 Bonds, the related Accrued Bond Interest for such class for such payment date; and

         (vii) to the holders of the Underlying Class M-6-1 Bonds, the related Accrued Bond Interest for such class for such payment date.

         On any payment date, any shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls on the Group 1 Loans to the extent not covered by Compensating Interest paid by the Master Servicer will constitute Unpaid Interest Shortfalls and will be allocated to the Class 1- A Bonds and the Underlying Class M-1-1, Class M-2-1, Class M-3-1, Class M-4-1, Class M-5-1 and Class M-6-1 Bonds on a pro rata basis based on the respective amounts of interest accrued on such Bonds for such payment date as provided in the definition of Accrued Bond Interest. Prepayment Interest Shortfalls resulting from partial prepayments on the Group 1 Loans will not be offset by the Master Servicer from the Master Servicing Fee, Subservicing Fee or otherwise. No assurance can be given that Compensating Interest available to cover Prepayment Interest Shortfalls on the Group 1 Loans will be sufficient therefor. Unpaid Interest Shortfalls allocated to the Class 1-A Bonds and the Underlying Class M-1-1, Class M-2-1, Class M-3-1, Class M-4-1, Class M-5-1 and Class M-6-1 Bonds shall only be reimbursed as described in "--Overcollateralization Provisions" below.

         In addition, during the Funding Period, amounts on deposit in the Group 1 Pre-Funding Account will earn a limited amount of interest which will primarily be available to the Group 1 Bondholders. The interest earned will be significantly less than interest generated by the mortgage loans in the trust, and the shortfall will not be covered by any account of the trust or by any other third-party.

         Group 2 Available Funds

         On each payment date, the Indenture Trustee shall withdraw from the Payment Account the Group 2 Available Funds for such payment date and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Group 2 Available Funds remaining for such payment date:

         (i) to the holders of the Class 2-A Bonds, the related Accrued Bond Interest for such class for such payment date;

         (ii) to the holders of the Underlying Class M-1-2 Bonds, the related Accrued Bond Interest for such class for such payment date;

         (iii) to the holders of the Underlying Class M-2-2 Bonds, the related Accrued Bond Interest for such class for such payment date;

         (iv) to the holders of the Underlying Class M-3-2 Bonds, the related Accrued Bond Interest for such class for such payment date;


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         (v) to the holders of the Underlying Class M-4-2 Bonds, the related
Accrued Bond Interest for such class for such payment date;

         (vi) to the holders of the Underlying Class M-5-2 Bonds, the related Accrued Bond Interest for such class for such payment date; and

         (vii) to the holders of the Underlying Class M-6-2 Bonds, the related Accrued Bond Interest for such class for such payment date.

         In addition, during the Funding Period, amounts on deposit in the Group 2 Pre-Funding Account will earn a limited amount of interest which will primarily be available to the Group 2 Bondholders. The interest earned will be significantly less than interest generated by the mortgage loans in the trust, and the shortfall will not be covered by any account of the trust or by any other third-party.

         On any payment date, any shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls on the Group 2 Loans to the extent not covered by Compensating Interest paid by the Master Servicer will constitute Unpaid Interest Shortfalls and will be allocated to the Class 2- A Bonds and the Underlying Class M-1-2, Class M-2-2, Class M-3-2, Class M-4-2, Class M-5-2 and Class M-6-2 Bonds on a pro rata basis based on the respective amounts of interest accrued on such Bonds for such payment date as provided in the definition of Accrued Bond Interest. Prepayment Interest Shortfalls resulting from partial prepayments on the Group 2 Loans will not be offset by the Master Servicer from the Master Servicing Fee, Subservicing Fee or otherwise. No assurance can be given that Compensating Interest available to cover Prepayment Interest Shortfalls on the Group 2 Loans will be sufficient therefor. Unpaid Interest Shortfalls allocated to the Class 2-A Bonds and the Underlying Class M-1-2, Class M-2-2, Class M-3-2, Class M-4-2, Class M-5-2 and Class M-6-2 Bonds shall only be reimbursed as described in "--Overcollateralization Provisions" below.

         Group 3 Available Funds

         On each payment date, the Indenture Trustee shall withdraw from the Payment Account the Group 3 Available Funds for such payment date and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Group 3 Available Funds remaining for such payment date:

         (i) to the holders of the Class 3-A Bonds, the related Accrued Bond Interest for such class for such payment date;

         (ii) to the holders of the Class 3-M-1 Bonds, the related Accrued Bond Interest for such class for such payment date;

         (iii) to the holders of the Class 3-M-2 Bonds, the related Accrued Bond Interest for such class for such payment date; and

         (iv) to the holders of the Class 3-B Bonds, the related Accrued Bond Interest for such class for such payment date.

         On any payment date, any shortfalls resulting from any Prepayment Interest Shortfalls on the Group 3 Loans to the extent not covered by Compensating Interest paid by the Master Servicer or the application of the Relief Act will constitute Unpaid Interest Shortfalls and will be allocated to the Class 3-A, Class 3-M-1, Class 3-M-2 and Class 3-B Bonds on a pro rata basis based on the respective amounts of interest accrued on such Bonds for such payment date as provided in the definition of Accrued Bond


                                      S-112

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Interest. Prepayment Interest Shortfalls resulting from partial prepayments on the Group 3 Loans will not be offset by the Master Servicer from the Master Servicing Fee, Subservicing Fee or otherwise. No assurance can be given that Compensating Interest available to cover Prepayment Interest Shortfalls on the Group 3 Loans will be sufficient therefor. Unpaid Interest Shortfalls allocated to the Class 3-A, Class 3-M-1, Class 3-M-2 and Class 3-B Bonds shall only be reimbursed as described in "--Overcollateralization Provisions" below.

CALCULATION OF ONE-MONTH LIBOR

         On each Interest Determination Date, the Indenture Trustee will determine the London interbank offered rate for one-month United States dollar deposits, or One-Month LIBOR, for the next Accrual Period for the Bonds, other than the Class 2-A Bonds, on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rate appears on the Telerate Screen Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date.

         On each Interest Determination Date, if the rate does not appear or is not available on Telerate Screen Page 3750, One-Month LIBOR for the related Accrual Period for these Bonds will be established by the Indenture Trustee as follows:

         (a) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%).

         (b) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (x) One- Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate.

         The establishment of One-Month LIBOR on each Interest Determination Date by the Indenture Trustee and the Indenture Trustee's calculation of the rate of interest applicable to these Bonds for the related Accrual Period shall (in the absence of manifest error) be final and binding.

PRINCIPAL PAYMENTS ON THE BONDS

         Class 1-A Bonds and the Underlying Class M-1-1, Class M-2-1, Class M-3-1, Class M-4-1, Class M-5-1 and Class M-6-1 Bonds

         On each payment date, the holders of the Class 1-A Bonds and the Underlying Class M-1-1, Class M-2-1, Class M-3-1, Class M-4-1, Class M-5-1 and Class M-6-1 Bonds shall be entitled to receive payments in respect of principal equal to the related Principal Distribution Amount for that payment date, allocated on a pro rata basis, based on the Bond Principal Balances thereof, in reduction of the Bond Principal Balances thereof, until the Bond Principal Balances thereof have been reduced to zero.

         Class 2-A Bonds and the Underlying Class M-1-2, Class M-2-2, Class M-3-2, Class M-4-2, Class M-5-2 and Class M-6-2 Bonds

         On each payment date, the holders of the Class 2-A Bonds and the Underlying Class M-1-2, Class M-2-2, Class M-3-2, Class M-4-2, Class M-5-2 and Class M-6-2 Bonds shall be entitled to receive payments in respect of principal equal to the related Principal Distribution Amount for that payment date, allocated on a pro rata basis, based on the Bond Principal Balances thereof, in reduction of the Bond Principal Balances thereof, until the Bond Principal Balances thereof have been reduced to zero.


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         Class 3-A, Class 3-M-1, Class 3-M-2 and Class 3-B Bonds

         On each payment date, the holders of the Class 3-A, Class 3-M-1, Class 3-M-2 and Class 3-B Bonds shall be entitled to receive payments in respect of principal equal to the related Principal Distribution Amount for that payment date, allocated on a pro rata basis, based on the Bond Principal Balances thereof, in reduction of the Bond Principal Balances thereof, until the Bond Principal Balances thereof have been reduced to zero.

OVERCOLLATERALIZATION PROVISIONS

         The weighted average of the Net Mortgage Rates for the mortgage loans in each Loan Group is generally expected to be higher than the weighted average of the Bond Interest Rates on the related Bonds. As a result, interest collections on the mortgage loans in each Loan Group are generally expected to be generated in excess of the amount of interest payable to the holders of the related Bonds and the related fees and expenses payable by the trust. This excess interest will generally constitute the related Net Monthly Excess Cashflow on any payment date.

         Group 1 Loans

         With respect to any payment date, any Net Monthly Excess Cashflow in respect of the Group 1 Loans shall be paid as follows:

         (i) to the holders of the Group 1 Bonds, pro rata, an amount equal to any related Undercollateralized Amount, payable to such holders of the Group 1 Bonds as part of the related Principal Distribution Amount as described under "--Principal Payments on the Bonds" above;

         (ii) to the holders of the Group 2 Bonds, pro rata, an amount equal to any related Undercollateralized Amount, payable to such holders of the Group 2 Bonds as part of the related Principal Distribution Amount as described under "--Principal Payments on the Bonds" above;

         (iii) if Loan Group 1 is an Undercollateralized Loan Group, to the holders of the Group 1 Bonds, pro rata, an amount in respect of principal equal to any remaining outstanding Subordinated Transfer Realized Loss Amount, payable to such holders of the Group 1 Bonds as part of the related Principal Distribution Amount as described under "--Principal Payments on the Bonds" above, until either (a) such amount has been reduced to zero or (b) the Overcollateralized Amount for Loan Group 2 is equal to the Overcollateralization Target Amount for Loan Group 2;

         (iv) to the holders of the Group 1 Bonds, pro rata, an amount equal to any Realized Losses on the Group 1 Loans during the related Due Period, payable to such holders of the Group 1 Bonds as part of the related Principal Distribution Amount as described under "--Principal Payments on the Bonds" above, but not greater than the amount required to increase the Overcollateralized Amount for Loan Group 1 to the Overcollateralization Target Amount for Loan Group 1;

         (v) to the holders of the Group 2 Bonds, pro rata, an amount equal to any Realized Losses on the Group 2 Loans during the related Due Period, to the extent unreimbursed by Net Monthly Excess Cashflow for the Group 2 Loans on that payment date, payable to such holders of the Group 2 Bonds as part of the related Principal Distribution Amount as described under "--Principal Payments on the Bonds" above, but not greater than the amount required to increase the Overcollateralized Amount for Loan Group 2 to the Overcollateralization Target Amount for Loan Group 2;



                                      S-114

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         (vi) to the holders of the Class 1-A Bonds and the Underlying Class
M-1-1, Class M-2-1, Class M-3-1, Class M-4-1, Class M-5-1 and Class M-6-1 Bonds, pro rata, an amount equal to any related Overcollateralization Increase Amount, payable to such holders as part of the related Principal Distribution Amount as described under "--Principal Payments on the Bonds" above;

         (vii) to the holders of the Group 2 Bonds, pro rata, an amount equal to any related Overcollateralization Increase Amount resulting from any previously unreimbursed Realized Losses on the Group 2 Loans, to the extent that such Realized Losses have not been reimbursed by related and non-related Net Monthly Excess Cashflow on prior payment dates, payable to such holders of the Group 2 Bonds as part of the related Principal Distribution Amount as described under "--Principal Payments on the Bonds" above;

         (viii) to the holders of the Underlying Class M-1-1, Class M-1-2, Class M-2-1, Class M-2-2, Class M-3-1, Class M-3-2, Class M-4-1, Class M-4-2, Class M-5-1, Class M-5-2, Class M-6-1 and Class M-6-2 Bonds, in that order, in an amount equal to the Allocated Realized Loss Amount for such classes of the Underlying Class M Bonds, in each case to the extent not covered by non-related Net Monthly Excess Cashflow for a non-related Underlying Class M Bond;

         (ix) to the holders of the Class 1-A Bonds and then to the Underlying Class M-1-1, Class M-2- 1, Class M-3-1, Class M-4-1, Class M-5-1 and Class M-6-1 Bonds, in that order, any Unpaid Interest Shortfall for such Bonds on such payment date, to the extent not previously reimbursed;

         (x) to the holders of the Class 1-A and then to the Underlying Class M-1-1, Class M-2-1, Class M-3-1, Class M-4-1, Class M-5-1 and Class M-6-1 Bonds, in that order, any related Basis Risk Shortfall Carry-Forward Amount for such Bonds on such payment date, to the extent not covered by the related Derivative Contracts;

         (xi) to the holders of the Group 3 Bonds, an amount equal to (a) any Realized Losses on the Group 3 Loans during the related Due Period, to the extent unreimbursed by Net Monthly Excess Cashflow for the Group 3 Loans on that payment date and (b) any related Overcollateralization Increase Amount resulting from any previously unreimbursed Realized Losses on the Group 3 Loans, to the extent that such Realized Losses have not been reimbursed by related and non-related Net Monthly Excess Cashflow on prior payment dates, payable to such holders of the Group 3 Bonds as part of the related Principal Distribution Amount as described under "--Principal Payments on the Bonds" above (with amounts payable pursuant to this clause and clause (viii) under "-- Group 2 Loans" below payable pro rata, based on available Net Monthly Excess Cashflow);

         (xii) sequentially, to the holders of the Class 3-M-1, Class 3-M-2, Class 3-B Bonds in an amount equal to any remaining Allocated Realized Loss Amounts for such Bonds; and

         (xiii) to the holders of the Owner Trust Certificates as provided in the Agreements.

         Group 2 Loans

         With respect to any payment date, any Net Monthly Excess Cashflow in respect of the Group 2 Loans shall be paid as follows:

         (i) to the holders of the Group 2 Bonds, pro rata, an amount equal to any related Undercollateralized Amount, payable to such holders of the Group 2 Bonds as part of the related Principal Distribution Amount as described under "--Principal Payments on the Bonds" above;



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         (ii) to the holders of the Group 1 Bonds, pro rata, an amount equal to any related Undercollateralized Amount, payable to such holders of the Group 1 Bonds as part of the related Principal Distribution Amount as described under "--Principal Payments on the Bonds" above;

         (iii) if Loan Group 2 is an Undercollateralized Loan Group, to the holders of the Group 2 Bonds, pro rata, an amount in respect of principal equal to any remaining outstanding Subordinated Transfer Realized Loss Amount, payable to such holders of the Group 2 Bonds as part of the related Principal Distribution Amount as described under "--Principal Payments on the Bonds" above, until either (a) such amount has been reduced to zero or (b) the Overcollateralized Amount for Loan Group 1 is equal to the Overcollateralization Target Amount for Loan Group 1;

         (iv) to the holders of the Group 2 Bonds, pro rata, an amount equal to any Realized Losses on the Group 2 Loans during the related Due Period, payable to such holders of the Group 2 Bonds as part of the related Principal Distribution Amount as described under "--Principal Payments on the Bonds" above, but not greater than the amount required to increase the Overcollateralized Amount for Loan Group 2 to the Overcollateralization Target Amount for Loan Group 2;

         (v) to the holders of the Group 1 Bonds, pro rata, an amount equal to any Realized Losses on the Group 1 Loans during the related Due Period, to the extent unreimbursed by Net Monthly Excess Cashflow for the Group 1 Loans on that payment date, payable to such holders of the Group 1 Bonds as part of the related Principal Distribution Amount as described under "--Principal Payments on the Bonds" above, but not greater than the amount required to increase the Overcollateralized Amount for Loan Group 1 to the Overcollateralization Target Amount for Loan Group 1;

         (vi) to the holders of the Class 2-A Bonds and the Underlying Class M-1-2, Class M-2-2, Class M-3-2, Class M-4-2, Class M-5-2 and Class M-6-2 Bonds, pro rata, an amount equal to any related Overcollateralization Increase Amount, payable to such holders as part of the related Principal Distribution Amount as described under "--Principal Payments on the Bonds" above;

         (vii) to the holders of the Group 1 Bonds, pro rata, an amount equal to any related Overcollateralization Increase Amount resulting from any previously unreimbursed Realized Losses on the Group 1 Loans, to the extent that such Realized Losses have not been reimbursed by related and non-related Net Monthly Excess Cashflow on prior payment dates, payable to such holders of the Group 1 Bonds as part of the related Principal Distribution Amount as described under "--Principal Payments on the Bonds" above;

         (viii) to the holders of the Underlying Class M-1-2, Class M-1-1, Class M-2-2, Class M-2-1, Class M-3-2, Class M-3-1, Class M-4-2, Class M-4-1, Class M-5-2, Class M-5-1, Class M-6-2 and Class M-6-1 Bonds, in that order, in an amount equal to the Allocated Realized Loss Amount for such classes of the Underlying Class M Bonds, in each case to the extent not covered by non-related Net Monthly Excess Cashflow for a non-related Underlying Class M Bond;

         (ix) to the holders of the Class 2-A Bonds and then to the Underlying Class M-1-2, Class M-2-2, Class M-3-2, Class M-4-2, Class M-5-2 and Class M-6-2 Bonds, in that order, any Unpaid Interest Shortfall for such Bonds on such payment date, to the extent not previously reimbursed;

         (x) to the holders of the Class 2-A Bonds and Underlying Class M-1-2, Class M-2-2, Class M-3-2, Class M-4-2, Class M-5-2 and Class M-6-2 Bonds, in that order, any related Class 2-A Net WAC Cap Shortfall Carry-Forward Amount or Basis Risk Shortfall Carry-Forward Amount, as applicable, for such Bonds on such payment date, to the extent not covered by the Class M Derivative Contracts, as applicable;


                                      S-116

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         (xi) to the holders of the Group 3 Bonds, pro rata, an amount equal to
(a) any Realized Losses on the Group 3 Loans during the related Due Period, to the extent unreimbursed by Net Monthly Excess Cashflow for the Group 3 Loans on that payment date and (b) any related Overcollateralization Increase Amount resulting from any previously unreimbursed Realized Losses on the Group 3 Loans, to the extent that such Realized Losses have not been reimbursed by related and non-related Net Monthly Excess Cashflow on prior payment dates, payable to such holders of the Group 3 Bonds as part of the related Principal Distribution Amount as described under "--Principal Payments on the Bonds" above (with amounts payable pursuant to this clause and clause (viii) above "-- Group 1 Loans" below payable pro rata, based on available Net Monthly Excess Cashflow);

         (xii) sequentially, to the holders of the Class 3-M-1, Class 3-M-2, Class 3-B Bonds in an amount equal to any remaining Allocated Realized Loss Amounts for such Bonds; and

         (xiii) to the holders of the Owner Trust Certificates as provided in the Agreements.

         Group 3 Loans

         With respect to any payment date, any Net Monthly Excess Cashflow in respect of the Group 3 Loans shall be paid as follows:

         (i) to the holders of the Group 3 Bonds, pro rata, an amount equal to any Realized Losses on the Group 3 Loans during the related Due Period, payable to such holders of the Group 3 Bonds as part of the related Principal Distribution Amount as described under "--Principal Payments on the Bonds" above;

         (ii) to the holders of the Group 3 Bonds, pro rata, an amount equal to any related Overcollateralization Increase Amount, payable to such holders as part of the related Principal Distribution Amount as described under "--Principal Payments on the Bonds" above;

         (iii) to the holders of the Class 3-M-1, Class 3-M-2 and Class 3-B-1 Bonds, in that order, in an amount equal to the Allocated Realized Loss Amount for such Bonds;

         (iv) to the holders of the Class 3-A, Class 3-M-1, Class 3-M-2 and Class 3-B Bonds, in that order, any Unpaid Interest Shortfall for such Bonds on such payment date, to the extent not previously reimbursed;

         (v) to the holders of the Class 3-A and then to the Class 3-M-1, Class 3-M-2 and Class 3-B Bonds, in that order, any related Basis Risk Shortfall Carry-Forward Amount for such Bonds on such payment date, to the extent not covered by the Group 3 Derivative Contracts;

         (vi) to the holders of the Group 1 Bonds and the Group 2 Bonds, on a pro rata basis, based on the following amount determined separately for the Group 1 Bonds and Group 2 Bonds, an amount equal to (a) any Realized Losses on the Group 1 Loans and Group 2 Loans, respectively, during the related Due Period, to the extent unreimbursed by related and non-related Net Monthly Excess Cashflow on that payment date and (b) any related Overcollateralization Increase Amount resulting from any previously unreimbursed Realized Losses on the Group 1 Loans and Group 2 Loans, to the extent that such Realized Losses have not been reimbursed by related and non-related Net Monthly Excess Cashflow on prior payment dates, payable to such holders of the Group 1 Bonds and Group 2 Bonds as part of the related Principal Distribution Amount as described under "--Principal Payments on the Bonds";


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         (vii) concurrently, to the holders of the Underlying Class M Bonds, an amount equal to any remaining Allocated Realized Loss Amount for such classes of the Underlying Class M Bonds; and

         (viii) to the holders of the Owner Trust Certificates as provided in the Agreements.

DERIVATIVE CONTRACTS

         On the Closing Date, either the Seller will assign to the Company, and the Company will assign to the Issuer for the benefit of the Bonds, its rights under the Derivative Contracts, or the Seller will cause the Issuer to enter into the Derivative Contracts with the Derivative Counterparty. Each Derivative Contract will contain a Swap Agreement Fixed Rate and provide for the calculation of One-Month LIBOR. The Derivative Contracts consist of various swap agreements, where net payments will be made (a) to the Issuer, if One-Month LIBOR exceeds the related Swap Agreement Fixed Rate, and (b) to the Derivative Counterparty, to the extent such Swap Agreement Fixed Rate exceeds One-Month LIBOR. The Derivative Contracts will be divided into three groups, the Class 1-A Derivative Contracts, Class M Derivative Contracts and Group 3 Derivative Contracts. Amounts payable from the Class 1-A Derivative Contracts will be available solely to make payments to the Class 1-A Bonds, amounts payable from the Class M Derivative Contracts will be available solely to make payments to the Underlying Class M Bonds and amounts payable from the Group 3 Derivative Contracts will be available solely to make payments to the Class 3-A, Class 3-M-1, Class 3-M-2 and Class 3-B Bonds, in each case as provided below. On any payment date, any amounts not paid to the related bonds will be paid to the Owner Trust Certificates and will be not be available to make payments to the bonds on future payment dates.

         Payments will be made with respect to each Derivative Contract based on a notional balance for each payment date as determined in accordance with such Derivative Contract. The notional balance for each Class 1-A Derivative Contract for any payment date will be the lesser of (a) the scheduled notional balance for such Derivative Contract for such payment date and (b) a percentage of the aggregate Bond Principal Balance of the Class 1-A Bonds immediately prior to such payment date. The notional balance for each Class M Derivative Contract for any payment date will be the lesser of (a) the scheduled notional balance for such Derivative Contract for such payment date and (b) a percentage of the aggregate Bond Principal Balance of the Underlying Class M Bonds immediately prior to such payment date. The notional balance for each Group 3 Derivative Contract for any payment date will be the lesser of (a) the scheduled notional balance for such Derivative Contract for such payment date and (b) a percentage of the aggregate Bond Principal Balance of the Group 3 Bonds immediately prior to such payment date. The percentages referenced above will be determined separately for each Derivative Contract and each payment date. The percentage, for each Derivative Contract and each payment date, will be equal to the quotient, expressed as a percentage, of the scheduled notional balance of such Derivative Contract for such payment date divided by the aggregate scheduled notional balance of all related Derivative Contracts for such payment date.

         On each payment date, the Indenture Trustee will determine the total amount payable to the Issuer and the total amount payable to the Derivative Counterparty under the Derivative Contracts. The Indenture Trustee will determine whether a net payment is due to the Issuer or to the Derivative Counterparty and will collect or make such payment, as applicable. Payments due by the Issuer under the Derivative Contracts will be made prior to payments on the Bonds.

         The Derivative Counterparty, or the guarantor thereof making payments to the Issuer is, as of the Closing Date, rated at least "AA-" (or its equivalent) by two of S&P, Moody's or Fitch Ratings.



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         The Swap Agreement Fixed Rates and scheduled notional balances of the
Derivative Contracts will be determined in accordance with (1) the first six tables with respect to the Class 1-A Derivative Contracts, (2) the seventh and eighth tables with respect to the Class M Derivative Contracts and (3) the last four tables with respect to the Group 3 Derivative Contracts; provided, that the actual notional balance of any Derivative Contract may from time to time be less than its scheduled notional balance based on the aggregate Bond Principal Balances of the related Bonds as described above:



                                                                  Swap Agreement
          Payment Date            Scheduled Notional Balance($)   Fixed Rate (%)
-------------------------------- ------------------------------  ---------------
April 25, 2004...................         151,587,100                 1.941
May 25, 2004.....................         151,158,300                 1.941
June 25, 2004....................         150,600,100                 1.941
July 25, 2004....................         149,912,700                 1.941
August 25, 2004..................         149,096,600                 1.941
September 25, 2004...............         148,152,100                 1.941
October 25, 2004.................         147,080,400                 1.941
November 25, 2004................         145,883,100                 1.941
December 25, 2004................         144,562,000                 1.941
January 25, 2005.................         143,119,200                 1.941
February 25, 2005................         141,557,200                 1.941
March 25, 2005...................         139,878,400                 1.941
April 25, 2005...................         138,085,800                 1.941
May 25, 2005.....................         136,183,100                 1.941
June 25, 2005....................         134,173,700                 1.941
July 25, 2005....................         132,061,900                 1.941
August 25, 2005..................         129,851,900                 1.941
September 25, 2005...............         127,547,700                 1.941
October 25, 2005.................         125,154,300                 1.941
November 25, 2005................         122,676,400                 1.941
December 25, 2005................         120,119,300                 1.941
January 25, 2006.................         117,489,000                 1.941
February 25, 2006................          53,830,500                 1.968
March 25, 2006...................          22,843,800                 1.975

          After the payment date in March 2006, the first Derivative Contract will terminate without termination payments by either party.



                                                                  Swap Agreement
          Payment Date            Scheduled Notional Balance($)   Fixed Rate (%)
-------------------------------- ------------------------------  ---------------
April 25, 2004...................         144,773,200                  2.036
May 25, 2004.....................         144,414,600                  2.036
June 25, 2004....................         143,933,000                  2.036
July 25, 2004....................         143,327,800                  2.036
August 25, 2004..................         142,599,700                  2.036

                                                                  Swap Agreement
          Payment Date            Scheduled Notional Balance($)   Fixed Rate (%)
-------------------------------- ------------------------------  ---------------
September 25, 2004...............         141,748,700                  2.036
October 25, 2004.................         140,775,800                  2.036
November 25, 2004................         139,682,200                  2.036
December 25, 2004................         138,469,900                  2.036
January 25, 2005.................         137,140,600                  2.036
February 25, 2005................         135,696,100                  2.036
March 25, 2005...................         134,139,500                  2.036
April 25, 2005...................         132,472,700                  2.036
May 25, 2005.....................         130,699,400                  2.036
June 25, 2005....................         128,823,200                  2.036
July 25, 2005....................         126,847,500                  2.036
August 25, 2005..................         124,775,900                  2.036
September 25, 2005...............         122,613,000                  2.036
October 25, 2005.................         120,362,800                  2.036
November 25, 2005................         118,030,000                  2.036
December 25, 2005................         115,619,600                  2.036
January 25, 2006.................         113,137,400                  2.036
February 25, 2006................         110,588,200                  2.036
March 25, 2006...................           7,614,600                  1.995

          After the payment date in March 2006, the second Derivative Contract will terminate without termination payments by either party.



                                                                  Swap Agreement
          Payment Date            Scheduled Notional Balance($)   Fixed Rate (%)
-------------------------------- ------------------------------  ---------------
April 25, 2004...................          58,737,600                  2.429
May 25, 2004.....................          58,560,500                  2.429
June 25, 2004....................          58,333,300                  2.429
July 25, 2004....................          58,056,300                  2.429
August 25, 2004..................          57,729,600                  2.429
September 25, 2004...............          57,353,300                  2.429
October 25, 2004.................          56,927,800                  2.429
November 25, 2004................          56,453,800                  2.429
December 25, 2004................          55,932,200                  2.429
January 25, 2005.................          55,363,800                  2.429
February 25, 2005................          54,749,500                  2.429
March 25, 2005...................          54,090,300                  2.429
April 25, 2005...................          53,387,200                  2.429
May 25, 2005.....................          52,642,000                  2.429
June 25, 2005....................          51,855,700                  2.429

                                                                  Swap Agreement
          Payment Date            Scheduled Notional Balance($)   Fixed Rate (%)
-------------------------------- ------------------------------  ---------------
July 25, 2005....................          51,030,100                  2.429
August 25, 2005..................          50,166,900                  2.429
September 25, 2005...............          49,271,000                  2.429
October 25, 2005.................          48,344,000                  2.429
November 25, 2005................          47,387,500                  2.429
December 25, 2005................          46,403,400                  2.429
January 25, 2006.................          45,394,000                  2.429
February 25, 2006................          44,361,100                  2.429
March 25, 2006...................          43,318,500                  2.429
April 25, 2006...................          42,292,200                  2.429
May 25, 2006.....................          41,290,600                  2.429
June 25, 2006....................          40,312,500                  2.429
July 25, 2006....................          39,357,500                  2.429
August 25, 2006..................          36,194,900                  2.426
September 25, 2006...............          35,337,400                  2.426
October 25, 2006.................          34,500,500                  2.426
November 25, 2006................          33,683,200                  2.426
December 25, 2006................          32,885,100                  2.426
January 25, 2007.................          32,106,100                  2.426
February 25, 2007................          22,982,200                  2.440
March 25, 2007...................           5,710,900                  2.413

          After the payment date in March 2007, the third Derivative Contract will terminate without termination payments by either party.




                                                                  Swap Agreement
          Payment Date            Scheduled Notional Balance($)   Fixed Rate (%)
-------------------------------- ------------------------------  ---------------
April 25, 2004...................          23,959,700                  2.569
May 25, 2004.....................          23,898,900                  2.569
June 25, 2004....................          23,817,800                  2.569
July 25, 2004....................          23,716,200                  2.569
August 25, 2004..................          23,594,300                  2.569
September 25, 2004...............          23,452,100                  2.569
October 25, 2004.................          23,289,700                  2.569
November 25, 2004................          23,107,300                  2.569
December 25, 2004................          22,905,300                  2.569
January 25, 2005.................          22,684,000                  2.569
February 25, 2005................          22,443,600                  2.569
March 25, 2005...................          22,184,700                  2.569
April 25, 2005...................          21,907,600                  2.569

                                                                  Swap Agreement
          Payment Date            Scheduled Notional Balance($)   Fixed Rate (%)
-------------------------------- ------------------------------  ---------------
May 25, 2005.....................          21,612,900                  2.569
June 25, 2005....................          21,301,200                  2.569
July 25, 2005....................          20,973,000                  2.569
August 25, 2005..................          20,629,000                  2.569
September 25, 2005...............          20,269,900                  2.569
October 25, 2005.................          19,896,500                  2.569
November 25, 2005................          19,509,500                  2.569
December 25, 2005................          19,109,700                  2.569
January 25, 2006.................          18,698,000                  2.569
February 25, 2006................          18,275,300                  2.569
March 25, 2006...................          17,842,400                  2.569
April 25, 2006...................          17,419,700                  2.569
May 25, 2006.....................          17,007,100                  2.569
June 25, 2006....................          16,604,200                  2.569
July 25, 2006....................          16,210,900                  2.569
August 25, 2006..................          15,826,900                  2.569
September 25, 2006...............          15,452,000                  2.569
October 25, 2006.................          15,085,900                  2.569
November 25, 2006................          14,728,600                  2.569
December 25, 2006................          14,379,700                  2.569
January 25, 2007.................          14,039,100                  2.569
February 25, 2007................          13,706,500                  2.569

          After the payment date in February 2007, the fourth Derivative Contract will terminate without termination payments by either party.



                                                                  Swap Agreement
          Payment Date            Scheduled Notional Balance($)   Fixed Rate (%)
-------------------------------- ------------------------------  ---------------
April 25, 2004...................          24,958,000                  2.643
May 25, 2004.....................          24,894,600                  2.643
June 25, 2004....................          24,810,100                  2.643
July 25, 2004....................          24,704,200                  2.643
August 25, 2004..................          24,577,200                  2.643
September 25, 2004...............          24,429,100                  2.643
October 25, 2004.................          24,260,000                  2.643
November 25, 2004................          24,070,000                  2.643
December 25, 2004................          23,859,500                  2.643
January 25, 2005.................          23,629,000                  2.643
February 25, 2005................          23,378,500                  2.643
March 25, 2005...................          23,108,900                  2.643

                                                                  Swap Agreement
          Payment Date            Scheduled Notional Balance($)   Fixed Rate (%)
-------------------------------- ------------------------------  ---------------
April 25, 2005...................          22,820,300                  2.643
May 25, 2005.....................          22,513,300                  2.643
June 25, 2005....................          22,188,700                  2.643
July 25, 2005....................          21,846,800                  2.643
August 25, 2005..................          21,488,400                  2.643
September 25, 2005...............          21,114,400                  2.643
October 25, 2005.................          20,725,400                  2.643
November 25, 2005................          20,322,300                  2.643
December 25, 2005................          19,905,800                  2.643
January 25, 2006.................          19,476,900                  2.643
February 25, 2006................          19,036,500                  2.643
March 25, 2006...................          18,585,500                  2.643
April 25, 2006...................          18,145,100                  2.643
May 25, 2006.....................          17,715,200                  2.643
June 25, 2006....................          17,295,600                  2.643
July 25, 2006....................          16,886,000                  2.643
August 25, 2006..................          16,486,000                  2.643
September 25, 2006...............          16,095,500                  2.643
October 25, 2006.................          15,714,100                  2.643
November 25, 2006................          15,342,000                  2.643
December 25, 2006................          14,978,500                  2.643
January 25, 2007.................          14,623,600                  2.643
February 25, 2007................          14,277,100                  2.643

          After the payment date in February 2007, the fifth Derivative Contract will terminate without termination payments by either party.




                                                                  Swap Agreement
          Payment Date            Scheduled Notional Balance($)   Fixed Rate (%)
-------------------------------- ------------------------------  ---------------
April 25, 2004...................          31,915,800                  2.943
May 25, 2004.....................          31,824,500                  2.943
June 25, 2004....................          31,706,100                  2.943
July 25, 2004....................          31,560,400                  2.943
August 25, 2004..................          31,387,700                  2.943
September 25, 2004...............          31,188,000                  2.943
October 25, 2004.................          30,961,500                  2.943
November 25, 2004................          30,708,500                  2.943
December 25, 2004................          30,429,400                  2.943
January 25, 2005.................          30,124,800                  2.943
February 25, 2005................          29,794,900                  2.943

                                                                  Swap Agreement
          Payment Date            Scheduled Notional Balance($)   Fixed Rate (%)
-------------------------------- ------------------------------  ---------------
March 25, 2005...................          29,440,700                  2.943
April 25, 2005...................          29,062,500                  2.943
May 25, 2005.....................          28,661,000                  2.943
June 25, 2005....................          28,237,200                  2.943
July 25, 2005....................          27,791,700                  2.943
August 25, 2005..................          27,325,500                  2.943
September 25, 2005...............          26,839,600                  2.943
October 25, 2005.................          26,334,900                  2.943
November 25, 2005................          25,812,500                  2.943
December 25, 2005................          25,273,400                  2.943
January 25, 2006.................          24,718,900                  2.943
February 25, 2006................          24,150,100                  2.943
March 25, 2006...................          23,578,000                  2.943
April 25, 2006...................          23,019,400                  2.943
May 25, 2006.....................          22,474,100                  2.943
June 25, 2006....................          21,941,700                  2.943
July 25, 2006....................          21,422,000                  2.943
August 25, 2006..................          20,914,500                  2.943
September 25, 2006...............          20,419,100                  2.943
October 25, 2006.................          19,935,300                  2.943
November 25, 2006................          19,463,200                  2.943
December 25, 2006................          19,002,100                  2.943
January 25, 2007.................          18,551,900                  2.943
February 25, 2007................          18,112,400                  2.943
March 25, 2007...................          17,683,400                  2.943
April 25, 2007...................          17,264,600                  2.943
May 25, 2007.....................          16,855,600                  2.943
June 25, 2007....................          16,456,400                  2.943
July 25, 2007....................          16,066,500                  2.943
August 25, 2007..................          15,685,900                  2.943
September 25, 2007...............          15,314,200                  2.943
October 25, 2007.................          14,951,400                  2.943
November 25, 2007................          14,597,300                  2.943
December 25, 2007................          14,251,600                  2.943
January 25, 2008.................          13,914,100                  2.943
February 25, 2008................          13,584,400                  2.943
March 25, 2008...................          13,262,600                  2.943
April 25, 2008...................          12,948,400                  2.943
May 25, 2008.....................          12,641,600                  2.943

                                                                  Swap Agreement
          Payment Date            Scheduled Notional Balance($)   Fixed Rate (%)
-------------------------------- ------------------------------  ---------------
June 25, 2008....................          12,342,200                  2.943
July 25, 2008....................          12,049,800                  2.943
August 25, 2008..................          11,764,400                  2.943
September 25, 2008...............          11,485,800                  2.943
October 25, 2008.................          11,213,700                  2.943
November 25, 2008................          10,948,000                  2.943
December 25, 2008................          10,688,600                  2.943
January 25, 2009.................          10,435,500                  2.943
February 25, 2009................           6,424,700                  2.974

          After the payment date in February 2009, the sixth Derivative Contract will terminate without termination payments by either party.



                                                                  Swap Agreement
          Payment Date            Scheduled Notional Balance($)   Fixed Rate (%)
-------------------------------- ------------------------------  ---------------
April 25, 2004...................          69,882,300                  2.147
May 25, 2004.....................          69,705,100                  2.147
June 25, 2004....................          69,468,400                  2.147
July 25, 2004....................          69,172,100                  2.147
August 25, 2004..................          68,816,400                  2.147
September 25, 2004...............          68,401,500                  2.147
October 25, 2004.................          67,927,800                  2.147
November 25, 2004................          67,395,800                  2.147
December 25, 2004................          66,806,500                  2.147
January 25, 2005.................          66,161,000                  2.147
February 25, 2005................          65,459,700                  2.147
March 25, 2005...................          64,704,600                  2.147
April 25, 2005...................          63,896,300                  2.147
May 25, 2005.....................          63,036,700                  2.147
June 25, 2005....................          62,127,600                  2.147
July 25, 2005....................          61,170,500                  2.147
August 25, 2005..................          60,167,200                  2.147
September 25, 2005...............          59,120,000                  2.147
October 25, 2005.................          58,030,800                  2.147
November 25, 2005................          56,901,900                  2.147
December 25, 2005................          55,735,700                  2.147
January 25, 2006.................          54,535,000                  2.147
February 25, 2006................          53,302,100                  2.147

          After the payment date in February 2006, the seventh Derivative Contract will terminate without termination payments by either party.

                                                                  Swap Agreement
          Payment Date            Scheduled Notional Balance($)   Fixed Rate (%)
-------------------------------- ------------------------------  ---------------
April 25, 2004...................          44,924,400                  3.061
May 25, 2004.....................          44,810,300                  3.061
June 25, 2004....................          44,658,200                  3.061
July 25, 2004....................          44,467,600                  3.061
August 25, 2004..................          44,239,000                  3.061
September 25, 2004...............          43,972,400                  3.061
October 25, 2004.................          43,668,000                  3.061
November 25, 2004................          43,326,000                  3.061
December 25, 2004................          42,947,200                  3.061
January 25, 2005.................          42,532,200                  3.061
February 25, 2005................          42,081,400                  3.061
March 25, 2005...................          41,596,100                  3.061
April 25, 2005...................          41,076,600                  3.061
May 25, 2005.....................          40,524,000                  3.061
June 25, 2005....................          39,939,700                  3.061
July 25, 2005....................          39,324,300                  3.061
August 25, 2005..................          38,679,200                  3.061
September 25, 2005...............          38,006,000                  3.061
October 25, 2005.................          37,305,800                  3.061
November 25, 2005................          36,580,200                  3.061
December 25, 2005................          35,830,500                  3.061
January 25, 2006.................          35,058,500                  3.061
February 25, 2006................          34,265,800                  3.061
March 25, 2006...................          33,454,000                  3.061
April 25, 2006...................          32,661,300                  3.061
May 25, 2006.....................          31,887,500                  3.061
June 25, 2006....................          31,132,200                  3.061
July 25, 2006....................          30,394,900                  3.061
August 25, 2006..................          29,674,900                  3.061
September 25, 2006...............          28,972,000                  3.061
October 25, 2006.................          28,285,500                  3.061
November 25, 2006................          27,615,700                  3.061
December 25, 2006................          26,961,400                  3.061
January 25, 2007.................          26,322,600                  3.061
February 25, 2007................          25,699,000                  3.061
March 25, 2007...................          25,090,400                  3.061
April 25, 2007...................          24,496,200                  3.061
May 25, 2007.....................          23,915,900                  3.061
June 25, 2007....................          23,349,600                  3.061

                                                                  Swap Agreement
          Payment Date            Scheduled Notional Balance($)   Fixed Rate (%)
-------------------------------- ------------------------------  ---------------
July 25, 2007....................          22,796,300                  3.061
August 25, 2007..................          22,256,300                  3.061
September 25, 2007...............          21,729,000                  3.061
October 25, 2007.................          21,214,200                  3.061
November 25, 2007................          20,711,800                  3.061
December 25, 2007................          20,221,300                  3.061
January 25, 2008.................          19,742,400                  3.061
February 25, 2008................          19,274,600                  3.061
March 25, 2008...................          18,818,100                  3.061
April 25, 2008...................          18,372,400                  3.061
May 25, 2008.....................          17,937,000                  3.061
June 25, 2008....................          17,512,200                  3.061
July 25, 2008....................          17,097,300                  3.061
August 25, 2008..................          16,692,300                  3.061
September 25, 2008...............          16,297,000                  3.061
October 25, 2008.................          15,910,900                  3.061
November 25, 2008................          15,533,900                  3.061
December 25, 2008................          15,165,800                  3.061
January 25, 2009.................          14,806,600                  3.061
February 25, 2009................          14,455,800                  3.061

          After the payment date in February 2009, the eighth Derivative Contract will terminate without termination payments by either party.



                                                                  Swap Agreement
          Payment Date            Scheduled Notional Balance($)   Fixed Rate (%)
-------------------------------- ------------------------------  ---------------
April 25, 2004...................           2,952,700                  2.205
May 25, 2004.....................           2,944,600                  2.205
June 25, 2004....................           2,936,000                  2.205
July 25, 2004....................           2,926,900                  2.205
August 25, 2004..................           2,917,300                  2.205
September 25, 2004...............           2,907,300                  2.205
October 25, 2004.................           2,896,800                  2.205
November 25, 2004................           2,885,800                  2.205
December 25, 2004................           2,874,400                  2.205
January 25, 2005.................           2,862,500                  2.205
February 25, 2005................           2,850,200                  2.205
March 25, 2005...................           2,837,400                  2.205
April 25, 2005...................           2,824,200                  2.205
May 25, 2005.....................           2,810,500                  2.205

                                                                  Swap Agreement
          Payment Date            Scheduled Notional Balance($)   Fixed Rate (%)
-------------------------------- ------------------------------  ---------------
June 25, 2005....................           2,796,400                  2.205
July 25, 2005....................           2,781,900                  2.205
August 25, 2005..................           2,767,000                  2.205
September 25, 2005...............           2,752,200                  2.205
October 25, 2005.................           2,737,400                  2.205
November 25, 2005................           2,722,700                  2.205
December 25, 2005................           2,708,100                  2.205
January 25, 2006.................           2,693,600                  2.205
February 25, 2006................           2,679,200                  2.205
March 25, 2006...................           2,664,800                  2.205
April 25, 2006...................           2,650,500                  2.205
May 25, 2006.....................           2,636,300                  2.205
June 25, 2006....................           2,622,200                  2.205
July 25, 2006....................           2,608,100                  2.205

          After the payment date in July 2006, the ninth Derivative Contract will terminate without termination payments by either party.



                                                                  Swap Agreement
          Payment Date            Scheduled Notional Balance($)   Fixed Rate (%)
-------------------------------- ------------------------------  ---------------
April 25, 2004...................          14,827,900                  3.501
May 25, 2004.....................          14,792,200                  3.501
June 25, 2004....................          14,754,100                  3.501
July 25, 2004....................          14,713,500                  3.501
August 25, 2004..................          14,670,500                  3.501
September 25, 2004...............          14,625,200                  3.501
October 25, 2004.................          14,577,500                  3.501
November 25, 2004................          14,527,400                  3.501
December 25, 2004................          14,475,000                  3.501
January 25, 2005.................          14,420,300                  3.501
February 25, 2005................          14,363,300                  3.501
March 25, 2005...................          14,304,000                  3.501
April 25, 2005...................          14,242,400                  3.501
May 25, 2005.....................          14,178,600                  3.501
June 25, 2005....................          14,112,700                  3.501
July 25, 2005....................          14,044,500                  3.501
August 25, 2005..................          13,974,200                  3.501
September 25, 2005...............          13,903,400                  3.501
October 25, 2005.................          13,832,200                  3.501
November 25, 2005................          13,760,500                  3.501

                                                                  Swap Agreement
          Payment Date            Scheduled Notional Balance($)   Fixed Rate (%)
-------------------------------- ------------------------------  ---------------
December 25, 2005................          13,688,300                  3.501
January 25, 2006.................          13,615,700                  3.501
February 25, 2006................          13,542,600                  3.501
March 25, 2006...................          13,470,000                  3.501
April 25, 2006...................          13,397,800                  3.501
May 25, 2006.....................          13,325,900                  3.501
June 25, 2006....................          13,254,500                  3.501
July 25, 2006....................          13,183,400                  3.501
August 25, 2006..................          13,112,700                  3.501
September 25, 2006...............          13,042,300                  3.501
October 25, 2006.................          12,972,400                  3.501
November 25, 2006................          12,902,800                  3.501
December 25, 2006................          12,833,600                  3.501
January 25, 2007.................          12,764,800                  3.501
February 25, 2007................          12,696,300                  3.501
March 25, 2007...................          12,628,200                  3.501
April 25, 2007...................          12,560,400                  3.501
May 25, 2007.....................          12,493,100                  3.501
June 25, 2007....................          12,426,100                  3.501
July 25, 2007....................          12,359,400                  3.501
August 25, 2007..................          12,293,100                  3.501
September 25, 2007...............          12,227,100                  3.501
October 25, 2007.................          12,161,600                  3.501
November 25, 2007................          12,096,400                  3.501
December 25, 2007................          12,031,500                  3.501
January 25, 2008.................          11,966,900                  3.501
February 25, 2008................          11,902,700                  3.501
March 25, 2008...................          11,838,900                  3.501
April 25, 2008...................          11,775,400                  3.501
May 25, 2008.....................          11,712,200                  3.501
June 25, 2008....................          11,649,400                  3.501
July 25, 2008....................          11,586,900                  3.501
August 25, 2008..................           3,924,700                  3.548
September 25, 2008...............           3,903,600                  3.548
October 25, 2008.................           3,882,700                  3.548
November 25, 2008................           3,861,900                  3.548
December 25, 2008................           3,841,200                  3.548
January 25, 2009.................           3,820,600                  3.548

          After the payment date in January 2009, the tenth Derivative Contract will terminate without termination payments by either party.



                                                                  Swap Agreement
          Payment Date            Scheduled Notional Balance($)   Fixed Rate (%)
-------------------------------- ------------------------------  ---------------
April 25, 2004...................           6,907,600                  3.654
May 25, 2004.....................           6,889,800                  3.654
June 25, 2004....................           6,870,900                  3.654
July 25, 2004....................           6,850,800                  3.654
August 25, 2004..................           6,829,600                  3.654
September 25, 2004...............           6,807,300                  3.654
October 25, 2004.................           6,783,900                  3.654
November 25, 2004................           6,759,400                  3.654
December 25, 2004................           6,733,800                  3.654
January 25, 2005.................           6,707,100                  3.654
February 25, 2005................           6,679,400                  3.654
March 25, 2005...................           6,650,600                  3.654
April 25, 2005...................           6,620,800                  3.654
May 25, 2005.....................           6,590,000                  3.654
June 25, 2005....................           6,558,100                  3.654
July 25, 2005....................           6,525,200                  3.654
August 25, 2005..................           6,491,400                  3.654
September 25, 2005...............           6,456,600                  3.654
October 25, 2005.................           6,422,000                  3.654
November 25, 2005................           6,387,600                  3.654
December 25, 2005................           6,353,300                  3.654
January 25, 2006.................           6,319,200                  3.654
February 25, 2006................           6,285,300                  3.654
March 25, 2006...................           6,251,600                  3.654
April 25, 2006...................           6,218,100                  3.654
May 25, 2006.....................           6,184,700                  3.654
June 25, 2006....................           6,151,500                  3.654
July 25, 2006....................           6,118,500                  3.654
August 25, 2006..................           6,085,700                  3.654
September 25, 2006...............           6,053,100                  3.654
October 25, 2006.................           6,020,600                  3.654
November 25, 2006................           5,988,300                  3.654
December 25, 2006................           5,956,200                  3.654
January 25, 2007.................           5,924,300                  3.654
February 25, 2007................           5,892,500                  3.654
March 25, 2007...................           5,860,900                  3.654
April 25, 2007...................           5,829,500                  3.654

                                                                  Swap Agreement
          Payment Date            Scheduled Notional Balance($)   Fixed Rate (%)
-------------------------------- ------------------------------  ---------------
May 25, 2007.....................           5,798,200                  3.654
June 25, 2007....................           5,767,100                  3.654
July 25, 2007....................           5,736,200                  3.654
August 25, 2007..................           5,705,400                  3.654
September 25, 2007...............           5,674,800                  3.654
October 25, 2007.................           5,644,400                  3.654
November 25, 2007................           5,614,100                  3.654
December 25, 2007................           5,584,000                  3.654
January 25, 2008.................           5,554,000                  3.654
February 25, 2008................           5,524,200                  3.654
March 25, 2008...................           5,494,600                  3.654
April 25, 2008...................           5,465,100                  3.654
May 25, 2008.....................           5,435,800                  3.654
June 25, 2008....................           5,406,600                  3.654
July 25, 2008....................           5,377,600                  3.654
August 25, 2008..................           5,348,800                  3.654

          After the payment date in August 2008, the eleventh Derivative Contract will terminate without termination payments by either party.



                                                                  Swap Agreement
          Payment Date            Scheduled Notional Balance($)   Fixed Rate (%)
-------------------------------- ------------------------------  ---------------
April 25, 2004...................           4,934,000                  4.074
May 25, 2004.....................           4,921,300                  4.074
June 25, 2004....................           9,853,700                  4.090
July 25, 2004....................           9,827,500                  4.090
August 25, 2004..................           9,799,700                  4.090
September 25, 2004...............           9,770,300                  4.090
October 25, 2004.................           9,739,300                  4.090
November 25, 2004................           9,706,700                  4.090
December 25, 2004................           9,672,500                  4.090
January 25, 2005.................           9,636,800                  4.090
February 25, 2005................           9,599,500                  4.090
March 25, 2005...................           9,560,600                  4.090
April 25, 2005...................           9,520,300                  4.090
May 25, 2005.....................           9,478,500                  4.090
June 25, 2005....................           9,435,100                  4.090
July 25, 2005....................           9,390,300                  4.090
August 25, 2005..................           9,344,100                  4.090
September 25, 2005...............           9,296,400                  4.090

                                                                  Swap Agreement
          Payment Date            Scheduled Notional Balance($)   Fixed Rate (%)
-------------------------------- ------------------------------  ---------------
October 25, 2005.................           9,248,200                  4.090
November 25, 2005................           9,199,400                  4.090
December 25, 2005................           9,150,000                  4.090
January 25, 2006.................           9,101,000                  4.090
February 25, 2006................           9,052,200                  4.090
March 25, 2006...................           9,003,600                  4.090
April 25, 2006...................           8,955,300                  4.090
May 25, 2006.....................           8,907,300                  4.090
June 25, 2006....................           8,859,500                  4.090
July 25, 2006....................           8,811,900                  4.090
August 25, 2006..................           8,764,700                  4.090
September 25, 2006...............           8,717,700                  4.090
October 25, 2006.................           8,670,900                  4.090
November 25, 2006................           8,624,400                  4.090
December 25, 2006................           8,578,200                  4.090
January 25, 2007.................           8,532,200                  4.090
February 25, 2007................           8,486,400                  4.090
March 25, 2007...................           8,440,900                  4.090
April 25, 2007...................           8,395,600                  4.090
May 25, 2007.....................           8,350,600                  4.090
June 25, 2007....................           8,305,800                  4.090
July 25, 2007....................           8,261,200                  4.090
August 25, 2007..................           8,216,900                  4.090
September 25, 2007...............           8,172,800                  4.090
October 25, 2007.................           8,129,000                  4.090
November 25, 2007................           8,085,400                  4.090
December 25, 2007................           8,042,000                  4.090
January 25, 2008.................           7,998,900                  4.090
February 25, 2008................           7,956,000                  4.090
March 25, 2008...................           7,913,300                  4.090
April 25, 2008...................           7,870,800                  4.090
May 25, 2008.....................           7,828,600                  4.090
June 25, 2008....................           7,786,600                  4.090
July 25, 2008....................           7,744,800                  4.090
August 25, 2008..................           7,703,300                  4.090
September 25, 2008...............           3,861,900                  4.106
October 25, 2008.................           3,841,200                  4.106
November 25, 2008................           3,820,600                  4.106

          After the payment date in November 2008, the twelfth Derivative Contract will terminate without termination payments by either party.

         With respect to the Class 1-A Derivative Contracts, on each payment date, the Class 1-A Net Derivative Contract Payment Amount with respect to such payment date will be allocated to the Class 1-A Bonds and the Owner Trust Certificates in the following order of priority, in each case to the extent of amounts remaining:

         (i) to the holders of the Class 1-A Bonds any related Basis Risk Shortfall Carry-Forward Amount for such payment date; and

         (ii) any remaining amounts to the holders of the Owner Trust Certificates.

         With respect to the Class M Derivative Contracts, on each payment date, the Class M Net Derivative Contract Payment Amount with respect to such payment date will be allocated to the Underlying Class M Bonds and the Owner Trust Certificates in the following order of priority, in each case to the extent of amounts remaining:

         (i) to the Underlying Class M-1-1 Bonds and Class M-1-2 Bonds, pro rata, any related Basis Risk Shortfall Carry-Forward Amount for such payment date;

         (ii) to the Underlying Class M-2-1 Bonds and Class M-2-2 Bonds, pro rata, any related Basis Risk Shortfall Carry-Forward Amount for such payment date;

         (iii) to the Underlying Class M-3-1 Bonds and Class M-3-2 Bonds, pro rata, any related Basis Risk Shortfall Carry-Forward Amount for such payment date;

         (iv) to the Underlying Class M-4-1 Bonds and Class M-4-2 Bonds, pro rata, any related Basis Risk Shortfall Carry-Forward Amount for such payment date;

         (v) to the Underlying Class M-5-1 Bonds and Class M-5-2 Bonds, pro rata, any related Basis Risk Shortfall Carry-Forward Amount for such payment date;

         (vi) to the Underlying Class M-6-1 Bonds and Class M-6-2 Bonds, pro rata, any related Basis Risk Shortfall Carry-Forward Amount for such payment date; and

         (vii) any remaining amounts to the holders of the Owner Trust Certificates.

         With respect to the Group 3 Derivative Contracts, on each payment date, the Group 3 Net Derivative Contract Payment Amount with respect to such payment date will be allocated to the Group 3 Bonds and the Owner Trust Certificates in the following order of priority, in each case to the extent of amounts remaining:

         (i) to the holders of the Class 3-A, Class 3-M-1, Class 3-M-2 and Class 3-B Bonds, in that order, any related Basis Risk Shortfall Carry-Forward Amount for such payment date; and

         (ii) any remaining amounts to the holders of the Owner Trust Certificates.

PRINCIPAL AND INTEREST PAYMENTS ON THE GRANTOR TRUST CERTIFICATES

         On each payment date, each of the Grantor Trust Certificates will be entitled to all payments received on the related Underlying Class M Bonds as provided in the preceding sections. The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates will receive any payments received on
(i) the Underlying Class M-1-1 Bonds and Class M-1-2 Bonds, (ii) the Underlying Class M-2- 1 Bonds and Class M-2-2 Bonds, (iii) the Underlying Class M-3-1 Bonds and Class M-3-2 Bonds, (iv) the Underlying Class M-4-1 Bonds and Class M-4-2 Bonds, (v) the Underlying Class M-5-1 Bonds and Class M-5-2 Bonds and (vi) the Underlying Class M-6-1 Bonds and Class M-6-2 Bonds, respectively.

SUBORDINATION

         The rights of the holders of the Underlying Class M-1-1, Class M-2-1, Class M-3-1, Class M-4-1, Class M-5-1 and Class M-6-1 Bonds and the Owner Trust Certificates to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class 1-A Bonds. The protection afforded to the holders of the Class 1-A Bonds by means of the subordination of the Underlying Class M-1-1, Class M-2-1, Class M-3-1, Class M-4-1, Class M-5-1 and Class M-6-1 Bonds and the Owner Trust Certificates will be accomplished in part by the preferential right of the holders of the Class 1-A Bonds to receive on any payment date, prior to distributions on the Underlying Class M-1-1, Class M-2-1, Class M-3-1, Class M-4-1, Class M-5-1 and Class M-6-1 Bonds and Owner Trust Certificates, distributions in respect of interest.

         The rights of the holders of the Underlying Class M-1-2, Class M-2-2, Class M-3-2, Class M-4-2, Class M-5-2 and Class M-6-2 Bonds and the Owner Trust Certificates to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class 2-A Bonds. The protection afforded to the holders of the Class 2-A Bonds by means of the subordination of the Underlying Class M-1-2, Class M-2-2, Class M-3-2, Class M-4-2, Class M-5-2 and Class M-6-2 Bonds and the Owner Trust Certificates will be accomplished in part by the preferential right of the holders of the Class 2-A Bonds to receive on any payment date, prior to distributions on the Underlying Class M-1-2, Class M-2-2, Class M-3-2, Class M-4-2, Class M-5-2 and Class M-6-2 Bonds and Owner Trust Certificates, distributions in respect of interest.

         The rights of the holders of the Class 3-M-1, Class 3-M-2 and Class 3-B-1 Bonds and the Certificates to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class 3-A Bonds. The protection afforded to the holders of the Class 3-A Bonds by means of the subordination of the Class 3-M-1, Class 3-M-2 and Class 3-B Bonds and the Certificates will be accomplished in part by the preferential right of the holders of the Class 3-A Bonds to receive on any payment date, prior to distributions on the Class 3-M-1, Class 3-M-2 and Class 3-B Bonds and Certificates, distributions in respect of interest.

         In addition, the rights of the holders of the Bonds to receive payments in respect of interest and principal will be senior to the rights of the holders of the Owner Trust Certificates, to the extent described in this prospectus supplement.

         The subordination feature is intended to enhance the likelihood of regular receipt by the holders of the Bonds of payments in respect of interest and principal and to afford such holders protection against Realized Losses.

ALLOCATION OF LOSSES

         Any Realized Losses on the Group 1 Loans and Group 2 Loans will be allocated or covered on any payment date as follows: first, to the related Net Monthly Excess Cashflow and to the non-related Net Monthly Excess Cashflow, to the extent described in "--Overcollateralization Provisions" above; second, in reduction of the related Overcollateralized Amount, until reduced to zero; third, in reduction of the unrelated Overcollateralized Amount, until reduced to zero (meaning, no losses will be allocated to the related Bonds until the aggregate Bond Principal Balance of all of the Group 1 Bonds and Group 2 Bonds is greater than the aggregate Stated Principal Balance of all of the mortgage loans in Loan Group 1 and Loan Group 2); and fourth, (A) if such Realized Loss is on a Group 1 Loan, to the Underlying Class M-6- 1, Class M-6-2, Class M-5-1, Class M-5-2, Class M-4-1, Class M-4-2, Class M-3-1, Class M-3-2, Class M-2-1, Class M-2-2, Class M-1-1, Class M-1-2 Bonds, in that order, and (B) if such Realized Loss is on a Group 2 Loan, to the Underlying Class M-6-2, Class M-6-1, Class M-5-2, Class M-5-1, Class M-4-2, Class M-4-1, Class M-3-2, Class M-3-1, Class M-2-2, Class M-2-1, Class M-1-2, Class M-1-1 Bonds, in that order, until reduced to zero.

         Any Realized Losses on the mortgage loans allocated to an Underlying Class M Bond as indicated above shall be allocated to its related Grantor Trust Certificate in reduction of the Certificate Principal Balance thereof, until reduced to zero.

         Any Realized Losses on the Group 3 Loans will be allocated or covered on any payment date as follows: first, to the related Net Monthly Excess Cashflow, by an increase in the related Overcollateralization Increase Amount for that payment date; second, to the non-related Net Monthly Excess Cashflow, to the extent described in "--Overcollateralization Provisions" above; third, in reduction of the related Overcollateralized Amount, until reduced to zero; and fourth, to the Class 3-B, Class 3-M-2 and Class 3-M-1 Bonds, in that order, until reduced to zero.

         The Indenture does not permit the allocation of Realized Losses to the Class A Bonds. Investors in the Class A Bonds should note that although Realized Losses cannot be allocated to the Class A Bonds, under certain loss scenarios there will not be enough principal and interest on the mortgage loans to pay the Class A Bonds all interest and principal amounts to which they are then entitled.

         Once Realized Losses have been allocated to the Underlying Class M Bonds or Class 3-M-1, Class 3-M-2 and Class 3-B Bonds, such amounts with respect to such Bonds will no longer accrue interest nor will such amounts in respect of interest be reinstated thereafter. However, Allocated Realized Loss Amounts may be repaid to the Underlying Class M Bonds or Class 3-M-1, Class 3-M-2 and Class 3-B Bonds from Net Monthly Excess Cashflow from the related and non-related mortgage loans, according to the priorities set forth under "--Overcollateralization Provisions" above. In addition, the Bond Principal Balances of the Underlying Class M Bonds and the Class 3-M-1, Class 3-M-2 and Class 3-B Bonds may be increased to the extent of any Subsequent Recoveries received with respect to mortgage loans which incurred a Realized Loss which was allocated to such Bonds.

         Any allocation of a Realized Loss to an Underlying Class M Bond or a Class 3-M-1, Class 3-M-2 and Class 3-B Bond will be made by reducing the Bond Principal Balance thereof by the amount so allocated as of the payment date in the month following the calendar month in which such Realized Loss was incurred. Notwithstanding anything to the contrary described in this prospectus supplement, in no event will the Bond Principal Balance of the Underlying Class M Bonds or Class 3-M-1, Class 3-M-2 and Class 3-B Bonds be reduced more than once in respect of any particular amount both (i) allocable to such Bond in respect of Realized Losses and (ii) payable as principal to the holder of such Bond from the related and non-related Net Monthly Excess Cashflow.

P&I ADVANCES

         Subject to the following limitations, the Master Servicer will be obligated to advance or cause to be advanced on or before each payment date its own funds, advances made by a subservicer or funds in the Payment Account that are not included in the related Available Funds for such payment date, in an amount equal to the P&I Advances for such payment date. With respect to a delinquent balloon payment, the Master Servicer is not required to advance such delinquent balloon payment.

         P&I Advances are required to be made only to the extent they are deemed, in the good faith judgment of the Master Servicer, to be recoverable from related late collections, Insurance Proceeds or Liquidation Proceeds, including amounts paid under the Radian Lender-Paid PMI Policy. The purpose of making P&I Advances is to maintain a regular cash flow to the Bondholders, rather than to guarantee or insure against losses. The Master Servicer will not be required to make any P&I Advances with respect to reductions in the amount of the monthly payments due on the mortgage loans due to bankruptcy proceedings or the application of the Relief Act.

         All P&I Advances, except the termination advances described below, will be reimbursable to the Master Servicer from late collections, insurance proceeds and liquidation proceeds from the mortgage loan as to which the unreimbursed P&I Advance was made. In addition, any P&I Advances previously made in respect of any mortgage loan that are deemed by the Master Servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the Master Servicer out of any funds in the Payment Account prior to the payments on the Bonds. In the event the Master Servicer fails in its obligation to make any such advance, the Indenture Trustee, as successor Master Servicer, will be obligated to make any such advance, to the extent required in the Servicing Agreement.

THE PAYING AGENT

         The Paying Agent shall initially be the Indenture Trustee. The Paying Agent shall have the revocable power to withdraw funds from the Payment Account for the purpose of making payments to the Bondholders.

OPTIONAL REDEMPTION

         The holder of the Owner Trust Certificates, or, if there is no single holder, the majority holder of the Owner Trust Certificates, may purchase the Group 1 Bonds and Group 2 Bonds from the trust, effecting the early retirement of the Class 1-A Bonds, Class 2-A Bonds and Grantor Trust Certificates, on or after the earlier of (i) the payment date on which the aggregate Stated Principal Balance of the Group 1 Loans and Group 2 Loans as of the end of the prior Due Period is less than or equal to 25% of the aggregate Stated Principal Balance of the Group 1 Loans and Group 2 Loans as of the Cut-off Date and the sum of the Group 1 Original Pre-Funded Amount and Group 2 Original Pre-Funded Amount and (ii) the payment date occurring in April 2014. The holder of the Owner Trust Certificates, or, if there is no single holder, the majority holder of the Owner Trust Certificates, may purchase the Group 3 Bonds from the trust, effecting the early retirement of the Group 3 Bonds, on or after the earlier of
(i) the payment date on which the aggregate Stated Principal Balance of the Group 3 Loans as of the end of the prior Due Period is less than or equal to 25% of the aggregate Stated Principal Balance of the Group 3 Loans as of the Cut-off Date and (ii) the payment date occurring in April 2014.

         The purchase price for the Group 1 Bonds and Group 2 Bonds will be equal to 100% of the aggregate outstanding Bond Principal Balance of these Bonds and accrued and unpaid interest thereon (including any related Unpaid Interest Shortfall, Class 2-A Net WAC Shortfall Carry-Forward Amount and Basis Risk Shortfall Carry-Forward Amount) at the Bond Interest Rate through the date on which these Bonds are redeemed in full together with all amounts due and owing to the Indenture Trustee and the Grantor Trustee in relation to these called Bonds. Any amounts payable to the Underlying Class M Bonds in connection with the optional redemption shall be paid to the related Grantor Trust Certificates and cause the retirement of the related grantor trust.

         The purchase price for the Group 3 Bonds will be equal to 100% of the aggregate outstanding Bond Principal Balance of the related Bonds and accrued and unpaid interest thereon (including any related Unpaid Interest Shortfall and Basis Risk Shortfall Carry-Forward Amount) at the Bond Interest Rate through the date on which these Bonds are redeemed in full together with all amounts due and owing to the Indenture Trustee and the Grantor Trustee in relation to these called Bonds.


                     DESCRIPTION OF THE SERVICING AGREEMENT

THE MASTER SERVICER

         Impac Funding Corporation will act as master servicer for the mortgage loans pursuant to the Servicing Agreement. See "Impac Funding Corporation" in the prospectus. As of the Cut-off Date, the Master Servicer has entered into a subservicing arrangement for substantially all of the Group 1 Loans, Group 2 Loans and Group 3 Loans with Countrywide Home Loans Servicing LP, GMAC Mortgage Corporation and Midland Loan Services, Inc., respectively. Notwithstanding these arrangements, the Master Servicer will remain primarily liable for servicing the mortgage loans.

THE SUBSERVICERS

         All of the Group 1 Loans will be subserviced by Countrywide Home Loans Servicing LP. All of the Group 2 Loans will be subserviced by GMAC Mortgage Corporation. All of the Group 3 Loans will be subserviced by Midland Loan Services, Inc.

         Countrywide Home Loans Servicing LP is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. As of June 30, 2003, Countrywide Home Loans Servicing LP had a net worth of approximately $7.2 billion. The principal executive officers of Countrywide Home Loans Servicing LP are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Home Loans Servicing LP is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans, Inc., a New York corporation. Countrywide Home Loans, Inc., is a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation (formerly known as Countrywide Credit Industries, Inc.).

          GMAC Mortgage Corporation is an indirect wholly-owned subsidiary of General Motors Acceptance Corporation and is one of the nation's largest mortgage bankers. GMAC Mortgage Corporation is engaged in the mortgage banking business, including the origination, purchase, sale and servicing of residential loans. GMAC Mortgage Corporation maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044, and its telephone number is
(215) 682-1000.

         Midland Loan Services, Inc. is a wholly-owned subsidiary of PNC Bank, National Association. Midland is a real estate financial services company that provides loan servicing and asset management for large pools of commercial and multifamily real estate assets. Midland's address is 210 West 10th Street, 6th Floor, Kansas City, Missouri 64105.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The principal compensation to be paid to the Master Servicer in respect of its master servicing activities for the Bonds and the Owner Trust Certificates will be equal to the Master Servicing Fee. The principal compensation to be paid to any subservicer of the mortgage loans will be equal to the Subservicing Fee. As additional servicing compensation, the Master Servicer or any subservicer is entitled to retain all prepayment penalties and charges, any assumption fees and any late payment charges, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Payment Account and any escrow accounts in respect of the mortgage loans. However, the Master Servicer is obligated to offset any Prepayment Interest Shortfall in respect of the mortgage loans on any payment date with Compensating Interest. The Master Servicer or the related subservicer is obligated to pay certain insurance premiums and ongoing expenses associated with the mortgage pool in respect of mortgage loans serviced by it and incurred by the Master Servicer or such subservicer in connection with its responsibilities under the Servicing Agreement or the related subservicing agreement. However, the Master Servicer or such subservicer is entitled to reimbursement therefor as provided in the Servicing Agreement or the related subservicing agreement.

SERVICING OF MULTIFAMILY LOANS

         Each multifamily loan will be subject to special servicing provisions. Each Specially Serviced Multifamily Loan will be serviced in accordance with the special servicing provisions of the Servicing Agreement and the related subservicing agreement. These provisions include obtaining updated appraisals of the multifamily property, modifying the terms of the loan and, if needed, selling the related mortgaged property. Midland will be entitled to a fee in connection with any workout of a Specially Serviced Multifamily Loan equal to 1.50% of each collection of payments received on such mortgage loan, so long as it is no longer a Specially Serviced Multifamily Loan, which fee shall be applied by the Master Servicer against the principal balance of that mortgage loan. In addition, Midland will be entitled to a disposition fee of 1.50% of the net liquidation proceeds of any Specially Servicing Multifamily Loan which is sold.

         If a material default occurs or a payment default is reasonably foreseeable with respect to a multifamily loan, the Master Servicer or the special servicer will be permitted, subject to any specific limitations set forth in the related subservicing agreement, to modify, waive or amend any term of such mortgage loan, including deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule, provided that such modification, waiver or amendment (1) is reasonably likely to produce a greater recovery with respect to such mortgage loan on a present value basis than would liquidation and (2) will not adversely affect the coverage under the policy.

         The Master Servicer may not acquire title to or permit any subservicer to acquire title to any multifamily property securing a multifamily loan or take any other action that would cause the trustee or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such mortgaged property within the meaning of certain federal environmental laws, including CERCLA, unless the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that:

                  (i) the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

                  (ii) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, taking such actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions.

See "Legal Aspects of Loans--Environmental Legislation" in the prospectus.

OPTIONAL PURCHASE OF DELINQUENT LOANS

         The Master Servicer, on behalf of the Issuer, may either purchase itself or sell to a third-party any mortgage loan that is 90 days or more delinquent from the Issuer at a price equal to the Stated Principal Balance thereof plus one month's interest thereon and any amounts, including advances, owed to the Master Servicer and the related subservicer. The removal of any such mortgage loan from the Trust may affect the loss and delinquency tests which determine the level of the Overcollateralization Target Amount.


                                  THE INDENTURE

         The following summary describes certain terms of the Indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Trust Agreement and Indenture. Whenever particular defined terms of the Indenture are referred to, such defined terms are thereby incorporated in this prospectus supplement by reference. See "The Agreements" in the prospectus.

RIGHTS UPON EVENT OF DEFAULT

         In case an Event of Default should occur and be continuing with respect to the Bonds, then (in every such case) the Indenture Trustee, at the written direction of Bondholders representing more than 50% of the aggregate Bond Principal Balance of the Bonds then outstanding, shall declare the principal of the Bonds, together with accrued and unpaid interest thereon through the date of acceleration, to be due and payable. Such declarations in respect of the Bonds may under certain circumstances be rescinded by the Bondholders representing more than 50% of the aggregate Bond Principal Balance of the Bonds.

         If, following an Event of Default, any Bonds have been declared to be due and payable, the Indenture Trustee may, if directed by the related Bondholders, refrain from selling such assets and continue to apply all amounts received on such assets to payments due on the Bonds in accordance with their terms, notwithstanding the acceleration of the maturity of such Bonds. The Indenture Trustee, however, must sell or cause to be sold the assets included in the Trust if collections in respect of such assets are determined to be insufficient to pay certain expenses payable under the Indenture and to make all scheduled payments on the Bonds. In the event the assets of the Trust are sold, any collection on, or the proceeds from the sale of, the mortgage loans will be applied in accordance with the Indenture.

         Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an Event of Default shall occur and be continuing, the Indenture Trustee shall be under no obligation to exercise any of the rights and powers under the Indenture at the request or direction of any of the Bondholders, unless such Bondholders shall have offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, Bondholders representing more than 50% of the aggregate Bond Principal Balance of the Bonds shall have the right to direct the time, method, and place of conducting any proceeding or any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to such Bonds; and Bondholders representing more than 50% of the aggregate Bond Principal Balance of the Bonds may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of the holder of each outstanding Bond affected thereby.

LIMITATION ON SUITS

         No Bondholder will have any right to institute any proceedings with respect to the Indenture unless (1) such Bondholder has previously given written notice to the Indenture Trustee of a continuing Event of Default; (2) Bondholders representing not less than 25% of the aggregate Bond Principal Balance of the Bonds have made written request to the Indenture Trustee to institute proceedings in respect of such Event of Default in its own name as Indenture Trustee; (3) such Bondholders have offered to the Indenture Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (4) for 60 days after its receipt of such notice, request and offer of indemnity the Indenture Trustee has failed to institute any such proceedings; and (5) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Bondholders representing more than 50% of the aggregate Bond Principal Balance of the Bonds.

THE INDENTURE TRUSTEE

         The Indenture Trustee may resign at any time, or in the event there is a conflict of interest with respect to any class of Bonds, as Indenture Trustee with respect to one or more classes of Bonds, in which event the Issuer will be obligated to appoint a successor Indenture Trustee for the Bonds or such class of Bonds within the period specified in the Indenture. The Indenture Trustee also may be removed at any time by the Bondholders representing more than 50% of the aggregate Bond Principal Balance of the Bonds if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the Indenture Trustee or its property. Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of the appointment by the successor Indenture Trustee.


                         FEDERAL INCOME TAX CONSEQUENCES

         For federal income tax purposes, the Bonds will be characterized as indebtedness to a Bondholder other than the owner of the Owner Trust Certificates and not as representing an ownership interest in the Trust Fund or an equity interest in the Issuer or the Company. In addition, for federal income tax purposes, the Issuer will not be (i) classified as an association taxable as a corporation for federal income tax purposes, (ii) a taxable mortgage pool as defined in Section 7701(i) of the Code, or (iii) a "publicly traded partnership" as defined in Treasury Regulation Section 1.7704-1. The Offered Securities will not be treated as having been issued with "original issue discount" (as defined in the prospectus). Each

Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation. See "Federal Income Tax Consequences" in the prospectus.

         The Offered Securities will not be treated as assets described in
Section 7701(a)(19)(C) of the Code or "real estate assets" under Section 856(c)(4)(A) of the Code. In addition, interest on the Offered Securities will not be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code. The Offered Securities will also not be treated as "qualified mortgages" under Section 860G(a)(3)(C) of the Code.

         Prospective investors in the Offered Securities should see "Federal Income Tax Consequences" and "State and Other Tax Consequences" in the prospectus for a discussion of the application of certain federal income and state and local tax laws to the Issuer and purchasers of the Offered Securities.


                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in an underwriting agreement, dated March 29, 2004, Countrywide Securities Corporation has agreed to purchase 75% and Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to purchase 25% of each class of Offered Securities, and the Company has agreed to sell to the Underwriters the Offered Securities. It is expected that delivery of the Offered Securities will be made only in book-entry form through the Same Day Funds Settlement System of DTC on or about March 30, 2004, against payment therefor in immediately available funds.

         The Offered Securities will be purchased from the Company by the Underwriters and will be offered by the Underwriters from time to time to the public in negotiated transactions or otherwise at varying prices to be determined for each investor at the time of sale. The proceeds to the Company from the sale of the Offered Securities are expected to be approximately 99.73% of the aggregate initial Bond Principal Balance and Certificate Principal Balance of the Offered Securities less expenses expected to equal approximately $760,000. The Underwriters may effect such transactions by selling the Offered Securities to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the sale of the Offered Securities, the Underwriters may be deemed to have received compensation from the Company in the form of underwriting compensation. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Securities may be deemed to be underwriters and any profit on the resale of the Offered Securities positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

         The underwriting agreement provides that the Company, the Seller and Impac Funding Corporation will jointly and severally indemnify the Underwriters, and that under limited circumstances the Underwriters will indemnify the Company, the Seller and Impac Funding Corporation against certain civil liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof.

         Countrywide Securities Corporation is an affiliate of Countrywide Home Loans Servicing LP.


                                SECONDARY MARKET

         There can be no assurance that a secondary market for the Offered Securities will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the Offered Securities will be the monthly statements discussed in the prospectus under "Description of the Securities--Reports to Securityholders," which will include information as to the outstanding principal balance of the Offered Securities and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Offered Securities will be available through any other source. In addition, the Company is not aware of any source through which price information about the Offered Securities will be generally available on an ongoing basis. The limited nature of information regarding the Offered Securities may adversely affect the liquidity of the Offered Securities, even if a secondary market for the Offered Securities becomes available.


                                 LEGAL OPINIONS

         Legal matters relating to the Securities will be passed upon for the Company by Thacher Proffitt & Wood LLP, New York, New York and for the Underwriters by Sidley Austin Brown & Wood LLP, New York, New York. Sidley Austin Brown & Wood LLP represents the Seller on certain matters from time to time.


                                     RATINGS

         It is a condition to the issuance of the Offered Securities that each class of Class 1-A Bonds, Class 2-A and Class 3-A Bonds be rated "AAA" by S&P and "Aaa" by Moody's, that the Class 3-M-1 Bonds be rated at least "AA" by S&P and "Aa2" by Moody's, that the Class 3-M-2 Bonds be rated at least "A" by S&P and "A2" by Moody's, that the Class 3-B Bonds be rated at least "BBB" by S&P and "Baa2" by Moody's, that the Class M-1 Certificates be rated at least "AA+" by S&P and "Aa1" by Moody's, that the Class M-2 Certificates be rated at least "AA+" by S&P and "Aa2" by Moody's, that the Class M-3 Certificates be rated at least "AA+" by S&P and "Aa3" by Moody's, that the Class M-4 Certificates be rated at least "AA" by S&P and "A1" by Moody's, that the Class M-5 Certificates be rated at least "AA" by S&P and "A2" by Moody's and Class M-6 Certificates be rated at least "A+" by S&P and "A3" by Moody's.

         The ratings of S&P and Moody's assigned to collateralized asset-backed bonds and grantor trust certificates address the likelihood of the receipt by Securityholders of all distributions to which the Securityholders are entitled other than Unpaid Interest Shortfalls or Basis Risk Shortfalls. The rating process addresses structural and legal aspects associated with the Offered Securities, including the nature of the underlying mortgage loans. The ratings assigned to collateralized asset-backed bonds do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which the rate and timing principal prepayments will differ from that originally anticipated.

         In addition, the ratings by S&P and Moody's do not address the likelihood of the receipt of any amounts in respect of Unpaid Interest Shortfalls or Basis Risk Shortfalls.

         The Company has not requested that any rating agency rate any class of the Offered Securities other than as stated above. However, there can be no assurance as to whether any other rating agency will rate any class of the Offered Securities, or, if it does, what rating would be assigned by any other rating agency. A rating on any class of the Offered Securities by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Securities as stated above. The ratings do not address the possibility that Securityholders might suffer a lower than anticipated yield due to non-credit events.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the

Offered Securities are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Offered Securities.


                                LEGAL INVESTMENT

         The Class 1-A, Class 2-A, Class 3-A and Class 3-M-1 Bonds and the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates will constitute "mortgage related securities" for purposes of SMMEA for so long as they are rated not lower than the second highest rating category by a Rating Agency (as defined in the prospectus) and, as such, will be legal investments for entities to the extent provided in SMMEA. SMMEA, however, provides for state limitation on the authority of these entities to invest in "mortgage related securities" provided that restrictive legislation by the state was enacted prior to October 3, 1991. Some states have enacted legislation which overrides the preemption provisions of SMMEA. The Class 3-M-2 Bonds, Class 3-B Bonds and Class M-6 Certificates will not constitute "mortgage related securities" for purposes of SMMEA.

         The Company makes no representations as to the proper characterization of any class of Offered Securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Offered Securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Securities. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of Offered Securities constitutes a legal investment or is subject to investment, capital or other restrictions.

         See "Legal Investment Matters" in the prospectus.


                              ERISA CONSIDERATIONS

         ERISA and Section 4975 of the Code impose certain requirements on Plans (as defined in the prospectus) and on persons who are fiduciaries with respect to such Plans. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Offered Securities would be required to determine whether such an investment is permitted under the governing Plan instruments and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. The DOL (as defined in the prospectus) has promulgated the DOL Regulations defining the term "Plan Assets" for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. Under the DOL Regulations, generally, when a Plan acquires an "equity interest" in another entity (such as the Trust), the underlying assets of that entity may be considered to be Plan Assets. The DOL Regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features."

         As of the date hereof, the ratings of the Class 1-A, Class 2-A, Class 3-A, Class 3-M-1, Class 3-M- 2 and Class 3-B Bonds and the traditional debt features of these Bonds should cause these Bonds to be treated as debt with no "substantial equity features" under the DOL Regulations. There can be no assurance given, however, that the Bonds are or will be treated as debt and not "equity interests" under the DOL Regulations. Moreover, the debt treatment of the Bonds for ERISA purposes could change subsequent to their issuance; that is, they could be treated as equity interests, if, for example, the ratings of the Bonds change. Because of the factual nature of certain of the above-described provisions of ERISA, the Code and the DOL Regulations, Plans or persons investing Plan Assets should carefully consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the

Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Bonds should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such Offered Securities.

         In addition, ERISA and the Code prohibit certain transactions involving the assets of a Plan and Parties in Interest (as defined in the prospectus) who have certain specified relationships to the Plan. Accordingly, even if the Bonds are treated as indebtedness under the DOL Regulations, prior to making an investment in the Bonds, investing Plans should determine whether the Issuer, the Seller, the Company, any Underwriter, any service provider, the Owner Trustee, the Indenture Trustee, the Grantor Trustee, any owner of 50% or more of the Owner Trust Certificates, which could be transferred subsequent to the purchase of the Bonds by a Plan, or any of their affiliates is a Party in Interest with respect to such Plan and, if so, whether such transaction is subject to one or more statutory, regulatory or administrative exemptions. Additionally, an investment of the assets of a Plan in certain securities may cause the assets of the issuer of those securities to be deemed "Plan Assets" of such Plan, and any person with certain specified relationships to such issuer to be deemed a Party in Interest with respect to the investing Plan.

         By acquiring a Class 1-A, Class 2-A, Class 3-A, Class 3-M-1, Class 3-M-2 or Class 3-B Bond, each purchaser will be deemed to represent that either
(1) it is not acquiring such Bond with the assets of a Plan; or (2) (A) the acquisition, holding and transfer of the Offered Security will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and (B) such Bonds have an investment grade rating at the time of acquisition and such purchaser agrees to treat them as indebtedness for federal income tax purposes.

         It is not anticipated that the exemption granted to the underwriters in Prohibited Transaction Exemption 2002-41 will apply to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates. If the holder of such a Certificate is a Plan or purchasing with Plan Assets, the underlying Bonds held by the grantor trust issuing the certificate may be treated as assets of such Plan. If, however, the underlying Bond is treated as indebtedness without substantial equity features for purposes of the DOL Regulations, the mortgage loans underlying the Bonds will not be treated as Plan Assets of the Plan. While it is anticipated that, as of the date hereof, the traditional debt features of the underlying Bonds should cause such Bonds to be treated as debt with no "substantial equity features" under the DOL Regulations, there can be no assurance that any class of underlying Bonds will be treated as indebtedness without substantial equity features for purposes of the DOL Regulations. Consequently, in the event that such Bonds are not treated as debt with no "substantial equity features" under the DOL Regulations, the subsequent transfer of such Certificates or any interest therein to a Plan trustee or other person acting on behalf of a Plan, or using Plan Assets to effect such transfer, will be restricted. Without regard to whether the underlying Bonds are treated as indebtedness with no substantial equity features, if the Issuer, the Seller, the Company, any Underwriter, the Owner Trustee, the Indenture Trustee, any owner of 50% or more of the Owner Trust Certificates, the trustee of or any service provider to the grantor trust issuing such Certificate or any of their affiliates is a Party in Interest with respect to such Plan, a prohibited transaction could occur if an exemption is not available. By acquiring a Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificate, each purchaser will be deemed to represent that either (1) it is not acquiring the Certificate with Plan Assets; or (2) (A) the acquisition and holding of the Certificate will not give rise to a nonexempt prohibited transaction under
Section 406 of ERISA or Section 4975 of the Code and (B) the Certificate has an investment-grade rating at the time of acquisition.

         Alternatively, regardless of the rating of the Offered Securities, a person investing on behalf of or with assets of a Plan may provide the Indenture Trustee and the Owner Trustee or the Grantor Trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the Issuer, the Seller, the Company, any Underwriter, the Owner Trustee, the Indenture Trustee, the Grantor Trustee, the Master

Servicer or any successor servicer which opines that the acquisition, holding and transfer of such Offered Security or interest therein is permissible under applicable law, will not constitute or result in a non exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Issuer, the Seller, the Company, any Underwriter, the Owner Trustee, the Indenture Trustee, the Grantor Trustee, the Master Servicer or any successor servicer to any obligation in addition to those undertaken in the Indenture.

                                    GLOSSARY


ACCRUAL PERIOD - With respect to any payment date and each class of Group 1 Bonds, Group 2 Bonds and Group 3 Bonds, other than the Class 2-A Bonds, the period from the preceding payment date (or in the case of the first payment date, from the Closing Date) through the day preceding such payment date. With respect to any payment date and the Class 2-A Bonds, the preceding calendar month.

ACCRUED BOND INTEREST - With respect to any payment date and each class of Bonds, interest accrued during the related Accrual Period at the then-applicable Bond Interest Rate on the related Bond Principal Balance thereof immediately prior to such payment date, less such Bonds' Unpaid Interest Shortfall for such payment date, plus any Accrued Bond Interest remaining unpaid from any prior payment date with interest thereon at the related Bond Interest Rate. Accrued Bond Interest for the Bonds, other than the Class 2-A Bonds, shall be calculated on the basis of the actual number of days in the Accrual Period and a 360 day year. Accrued Bond Interest for the Class 2-A Bonds shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

AGREEMENTS - The Servicing Agreement, the Indenture, the Trust Agreement and the Mortgage Loan Purchase Agreement.

ALLOCATED REALIZED LOSS AMOUNT - With respect to the Underlying Class M Bonds, Class 3-M-1, Class 3-M-2 and Class 3-B Bonds and any payment date, an amount equal to the sum of any Realized Loss allocated to such Bonds on that payment date and any Allocated Realized Loss Amount for that class remaining unpaid from the previous payment date, less the amount of any Subsequent Recoveries added to Bond Principal Balance of such Bond. With respect to each Grantor Trust Certificate, the Allocated Realized Loss Amount for its corresponding Underlying Class M Bonds.

ALLOWABLE CLAIM - For any mortgage loan covered by a Primary Insurance Policy, the current principal balance of such mortgage loan plus accrued interest and allowable expenses at the time of the claim.

APPRAISED VALUE - The appraised value of a mortgaged property based upon the lesser of (i) the appraisal made at the time of the origination of the related mortgage loan, or (ii) the sale price of such mortgaged property at such time of origination. With respect to a mortgage loan, the proceeds of which were used to refinance an existing mortgage loan, the appraised value of the mortgaged property based upon the appraisal obtained at the time of refinancing.

AVAILABLE FUNDS - The Group 1 Available Funds, Group 2 Available Funds or Group 3 Available Funds, as applicable.

AVAILABLE FUNDS RATE - On any payment date during the Funding Period and for the Class 1-A Bonds and the Underlying Class M-1-1, Class M-2-1, Class M-3-1, Class M-4-1, Class M-5-1 and Class M-6-1 Bonds, the per annum rate equal to the product of:

         (i)      the product of:

                  (1) the weighted average of

                           (x)      the Group 1 Adjusted Net WAC Rate and

                           (y) the amount of interest earned on amounts on deposit in the Group 1 Pre-Funding Account from the prior payment date to the current payment date, expressed as a percentage of the Group 1 Pre-Funded Amount at the end of the prior Due Period and converted to a per annum rate, in the case of (x), weighted on the basis of the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the end of the prior Due Period, and in the case of (y), weighted on the basis of the Group 1 Pre-Funded Amount as of the end of the related Due Period, and

                  (2) a fraction equal to

                           (x) the sum of the aggregate Stated Principal Balance
                  of the Group 1 Loans and the Group 1 Pre-Funded Amount as of the end of the prior Due Period (plus, on any Subordinated Transfer Payment Date where the Group 1 Loans are the Undercollateralized Loan Group, the Subordinated Transfer Realized Loss Amount) divided by

                           (y) the aggregate Bond Principal Balance of the Class
                  1-A Bonds and the Underlying Class M-1-1, Class M-2-1, Class M-3-1, Class M-4-1, Class M-5-1 and Class M-6-1 Bonds immediately prior to such payment date, and

         (ii) a fraction equal to (x) 30 divided by (y) the number of days in the related Accrual Period.

On any payment date following the Funding Period, the per annum rate equal to the product of:

         (i)      the product of:

                  (1) Group 1 Adjusted Net WAC Rate and

                  (2) a fraction equal to

                           (x) the aggregate Stated Principal Balance of the
                  Group 1 Loans as of the end of the prior Due Period (plus, on any Subordinated Transfer Payment Date where the Group 1 Loans are the Undercollateralized Loan Group, the Subordinated Transfer Realized Loss Amount) divided by

                           (y) the aggregate Bond Principal Balance of the Class
                  1-A Bonds and the Underlying Class M-1-1, Class M-2-1, Class M-3-1, Class M-4-1, Class M-5-1 and Class M-6-1 Bonds immediately prior to such payment date, and

         (ii) a fraction equal to (x) 30 divided by (y) the number of days in the related Accrual Period.

         On any payment date during the Funding Period and for the Class 2-A Bonds and the Underlying Class M-1-2, Class M-2-2, Class M-3-2, Class M-4-2, Class M-5-2 and Class M-6-2 Bonds, the per annum rate equal to the product of:

         (i)      the product of:

                  (1) the weighted average of

                           (x)      the Group 2 Adjusted Net WAC Rate and

                           (y) the amount of interest earned on amounts on deposit in the Group 2 Pre-Funding Account from the prior payment date to the current payment date, expressed as a percentage of the Group 2 Pre-Funded Amount at the end of the prior Due Period and converted to a per annum rate, in the case of (x), weighted on the basis of the aggregate Stated Principal Balance of the Group 2 Mortgage Loans as of the end of the prior Due Period, and in the case of (y), weighted on the basis of the Group 2 Pre-Funded Amount as of the end of the related Due Period, and

                  (2) a fraction equal to

                           (x) the sum of the aggregate Stated Principal Balance
                  of the Group 2 Loans and the Group 2 Pre-Funded Amount as of the end of the prior Due Period (plus, on any Subordinated Transfer Payment Date where the Group 2 Loans are the Undercollateralized Loan Group, the Subordinated Transfer Realized Loss Amount) divided by

                           (y) the aggregate Bond Principal Balance of the Class
                  2-A Bonds and the Underlying Class M-1-2, Class M-2-2, Class M-3-2, Class M-4-2, Class M-5-2 and Class M-6-2 Bonds immediately prior to such payment date, and

         (ii) a fraction equal to (x) 30 divided by (y) the number of days in the related Accrual Period.

On any payment date following the Funding Period, the per annum rate equal to the product of:

         (i)      the product of:

                  (1) Group 2 Adjusted Net WAC Rate and

                  (2) a fraction equal to

                           (x) the aggregate Stated Principal Balance of the
                  Group 2 Loans as of the end of the prior Due Period (plus, on any Subordinated Transfer Payment Date where the Group 2 Loans are the Undercollateralized Loan Group, the Subordinated Transfer Realized Loss Amount) divided by

                           (y) the aggregate Bond Principal Balance of the Class
                  2-A Bonds and the Underlying Class M-1-2, Class M-2-2, Class M-3-2, Class M-4-2, Class M-5-2 and Class M-6-2 Bonds immediately prior to such payment date, and

         (ii) a fraction equal to (x) 30 divided by (y) the number of days in the related Accrual Period.

         On any payment date and the for Group 3 Bonds, the per annum rate equal to the product of:

         (i)      the product of:

                           (1) the weighted average of the Net Mortgage Rates on the Group 3 Loans included in the trust as of the end of the prior Due Period, weighted on the basis of the Stated Principal Balances thereof as of the end of the prior Due Period and

                           (2) a fraction equal to

                                    (x) the aggregate Stated Principal Balance
                           of the Group 3 Loans as of the end of the prior Due Period divided by

                                    (y) the aggregate Bond Principal Balance of
                           the Group 3 Bonds immediately prior to such payment date, and

         (ii) a fraction equal to (x) 30 divided by (y) the number of days in the related Accrual Period.

BASIC PRINCIPAL DISTRIBUTION AMOUNT - With respect to any payment date and each Loan Group, the lesser of (a) the excess of (i) the related Available Funds for such payment date over (ii) the aggregate amount of Accrued Bond Interest for the related Bonds for such payment date and (b) the excess of (i) the related Principal Remittance Amount for such payment date over (ii) the related Overcollateralization Release Amount, if any, for such payment date.

BASIS RISK SHORTFALL - With respect to any class of Bonds, other than the Class 2-A Bonds, on each payment date where clause (iii) of the definition of "Bond Interest Rate" is less than clauses (i) or (ii) of the definition of "Bond Interest Rate", the excess, if any, of (x) the aggregate Accrued Bond Interest thereon for such payment date calculated pursuant to the lesser of clause (i) or
(ii) of the definition of Bond Interest Rate over (y) interest accrued on the related mortgage loans at the related Available Funds Rate.

BASIS RISK SHORTFALL CARRY-FORWARD AMOUNT - With respect to each class of Bonds, other than the Class 2-A Bonds, and any payment date, as determined separately for each such class of Bonds, an amount equal to the aggregate amount of Basis Risk Shortfall for such Bonds on such payment date, plus any unpaid Basis Risk Shortfall for such class of Bonds from prior payment dates, plus interest thereon at the Bond Interest Rate for such payment date, to the extent previously unreimbursed by related Net Monthly Excess Cashflow or the related Derivative Contracts.

BOND - A Class 1-A, Class 2-A, Class 3-A, Class 3-M-1, Class 3-M-2 or Class 3-B Bond, or an Underlying Class M-1-1, Class M-1-2, Class M-2-1, Class M-2-2, Class M-3-1, Class M-3-2, Class M-4-1, Class M-4-2, Class M-5-1, Class M-5-2, Class M-6-1 or Class M-6-2 Bond.

BOND INTEREST RATE - With respect to each payment date and each class of Bonds, other than the Class 2-A Bonds, a floating rate equal to the least of (i) One-Month LIBOR plus the related Bond Margin, (ii) the Maximum Bond Rate and
(iii) the related Available Funds Rate with respect to such payment date. With respect to the Class 2-A Bonds, the lesser of (A) the applicable fixed rate listed on page S-4 plus, on any payment date on and after the Step-Up Date, 0.50% per annum, and (B) the related Available Funds Rate.

BOND MARGIN - With respect to the Class 1-A Bonds, on any payment date prior to the related Step-Up Date, 0.250% per annum, and on any payment date on and after the related Step-Up Date, 0.500% per annum. With respect to the Class 3-A Bonds, on any payment date prior to the related Step-Up Date, 0.320% per annum, and on any payment date on and after the related Step-Up Date, 0.640% per annum. With respect to the Class 3-M-1 Bonds, on any payment date prior to the related Step-Up Date, 0.550% per annum, and on any payment date on and after the related Step-Up Date, 0.825% per annum. With

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respect to the Class 3-M-2 Bonds, on any payment date prior to the related
Step-Up Date, 1.150% per annum, and on any payment date on and after the related Step-Up Date, 1.725% per annum. With respect to the Class 3-B Bonds, on any payment date prior to the related Step-Up Date, 1.850% per annum, and on any payment date on and after the related Step-Up Date, 2.775% per annum. With respect to the Class M-1-1 Bonds and Class M-1-2 Bonds, on any payment date prior to the related Step-Up Date, 0.470% per annum, and on any payment date on and after the related Step-Up Date, 0.705% per annum. With respect to the Class M-2-1 Bonds and Class M-2-2 Bonds, on any payment date prior to the related Step-Up Date, 0.520% per annum, and on any payment date on and after the related Step-Up Date, 0.780% per annum. With respect to the Class M-3-1 Bonds and Class M-3-2 Bonds, on any payment date prior to the related Step-Up Date, 0.570% per annum, and on any payment date on and after the related Step-Up Date, 0.855% per annum. With respect to the Class M-4-1 Bonds and Class M-4-2 Bonds, on any payment date prior to the related Step-Up Date, 0.900% per annum, and on any payment date on and after the related Step-Up Date, 1.350% per annum. With respect to the Class M-5-1 Bonds and Class M-5-2 Bonds, on any payment date prior to the related Step-Up Date, 1.000% per annum, and on any payment date on and after the related Step-Up Date, 1.500% per annum. With respect to the Class M-6-1 Bonds and Class M-6-2 Bonds, on any payment date prior to the related Step-Up Date, 1.250% per annum, and on any payment date on and after the related Step-Up Date, 1.875% per annum.

BOND PRINCIPAL BALANCE - With respect to any Bond as of any date of determination, the initial Bond Principal Balance as stated on the face thereof, minus all amounts distributed in respect of principal with respect to such Bond and, in the case of any Underlying Class M Bond, Class 3-M-1, Class 3-M-2 or Class 3-B Bond, the aggregate amount of any reductions in the Bond Principal Balance thereof deemed to have occurred in connection with allocations of Realized Losses on all prior payment dates as described in this prospectus supplement; provided that, the Bond Principal Balance of any class of Bonds, other than the Class 1-A, Class 2-A or Class 3-A Bonds, with the highest payment priority to which Realized Losses have been allocated shall be increased by the amount of any Subsequent Recoveries on the related mortgage loans not previously allocated, but not by more than the amount of Realized Losses previously allocated to reduce the Bond Principal Balance of that class.

BONDHOLDER - A holder of a Bond.

BOOK-ENTRY BONDS - Each class of the Bonds for so long as they are issued, maintained and transferred at DTC.

CERTIFICATE INTEREST RATE - With respect to the Class M-1 Certificates, the weighted average of the Bond Interest Rates of the Underlying Class M-1-1 Bonds and the Underlying Class M-1-2 Bonds, weighted on the basis of the Bond Principal Balances thereof as of the end of the prior Due Period. With respect to the Class M-2 Certificates, the weighted average of the Bond Interest Rates of the Underlying Class M-2-1 Bonds and the Underlying Class M-2-2 Bonds, weighted on the basis of the Bond Principal Balances thereof as of the end of the prior Due Period. With respect to the Class M-3 Certificates, the weighted average of the Bond Interest Rates of the Underlying Class M-3-1 Bonds and the Underlying Class M-3-2 Bonds, weighted on the basis of the Bond Principal Balances thereof as of the end of the prior Due Period. With respect to the Class M-4 Certificates, the weighted average of the Bond Interest Rates of the Underlying Class M-4-1 Bonds and the Underlying Class M-4-2 Bonds, weighted on the basis of the Bond Principal Balances thereof as of the end of the prior Due Period. With respect to the Class M-5 Certificates, the weighted average of the Bond Interest Rates of the Underlying Class M-5-1 Bonds and the Underlying Class M-5-2 Bonds, weighted on the basis of the Bond Principal Balances thereof as of the end of the prior Due Period. With respect to the Class M-6 Certificates, the weighted average of the Bond Interest Rates of the Underlying Class M-6-1 Bonds and the Underlying Class M-6-2 Bonds, weighted on the basis of the Bond Principal Balances thereof as of the end of the prior Due Period.

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CERTIFICATE PRINCIPAL BALANCE - With respect to Class M-1 Certificates as of any date of determination, the sum of the Bond Principal Balances of the Class M-1-1 Bonds and Class M-1-2 Bonds. With respect to Class M-2 Certificates as of any date of determination, the sum of the Bond Principal Balances of the Class M-2-1 Bonds and Class M-2-2 Bonds. With respect to Class M-3 Certificates as of any date of determination, the sum of the Bond Principal Balances of the Class M-3-1 Bonds and Class M-3-2 Bonds. With respect to Class M-4 Certificates as of any date of determination, the sum of the Bond Principal Balances of the Class M-4-1 Bonds and Class M-4-2 Bonds. With respect to Class M-5 Certificates as of any date of determination, the sum of the Bond Principal Balances of the Class M-5-1 Bonds and Class M-5-2 Bonds. With respect to Class M-6 Certificates as of any date of determination, the sum of the Bond Principal Balances of the Class M-6-1 Bonds and Class M-6-2 Bonds.

CERTIFICATE REGISTRAR - Deutsche Bank National Trust Company, and its successors and assigns.

CLASS 1-A DERIVATIVE CONTRACTS - The six derivative contracts between the Seller and the Derivative Counterparty for the benefit of the Class 1-A Bonds and the Owner Trust Certificates.

CLASS 1-A NET DERIVATIVE CONTRACT PAYMENT AMOUNT - With respect to any payment date, the amount equal to the excess, if any, of (a) the aggregate amount payable on that payment date to the Issuer from the Derivative Counterparty pursuant to the Class 1-A Derivative Contracts, over (b) the aggregate amount payable on that payment date to the Derivative Counterparty under the Class 1-A Derivative Contracts, in each case as described in "Description of the Securities--The Derivative Contracts" in this prospectus supplement.

CLASS 2-A NET WAC CAP SHORTFALL - With respect to the Class 2-A Bonds and any payment date on which the related Available Funds Rate is used to determine the Bond Interest Rate of the Class 2-A Bonds, an amount equal to the excess of (x) Accrued Bond Interest for the Class 2-A Bonds calculated at a rate equal to applicable fixed rate set forth on page S-4 over (y) Accrued Bond Interest for the Class 2-A Bonds calculated using the related Available Funds Rate.

CLASS 2-A NET WAC CAP SHORTFALL CARRY-FORWARD AMOUNT - With respect to the Class 2-A Bonds and any payment date, an amount equal to the aggregate amount of Class 2-A Net WAC Cap Shortfall for the Class 2-A Bonds on that payment date, plus any unpaid Class 2-A Net WAC Cap Shortfall from prior payment dates, plus interest thereon to the extent previously unreimbursed by Net Monthly Excess Cashflow, at a rate equal to the related Bond Interest Rate.

CLASS M DERIVATIVE CONTRACTS - The two derivative contracts between the Seller and the Derivative Counterparty for the benefit of the Underlying Class M-1-1, Class M-1-2, Class M-2-1, Class M-2-2, Class M-3-1, Class M-3-2, Class M-4-1, Class M-4-2, Class M-5-1, Class M-5-2, Class M-6-1 or Class M-6-2 Bonds and the Owner Trust Certificates.

CLASS M NET DERIVATIVE CONTRACT PAYMENT AMOUNT - With respect to any payment date, the amount equal to the excess, if any, of (a) the aggregate amount payable on that payment date to the Issuer from the Derivative Counterparty pursuant to the Class M Derivative Contracts, over (b) the aggregate amount payable on that payment date to the Derivative Counterparty under the Class M Derivative Contracts, in each case as described in "Description of the Securities--The Derivative Contracts" in this prospectus supplement.

CLOSING DATE - March 30, 2004.

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CODE - The Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

COMPANY - IMH Assets Corp., or its successor in interest.

COMPENSATING INTEREST - With respect to any payment date as determined separately for each Loan Group, the amount of any Prepayment Interest Shortfalls resulting from prepayments in full during the preceding calendar month on the related mortgage loans, but only to the extent such Prepayment Interest Shortfalls do not exceed an amount equal to the lesser of (a) one-twelfth of 0.125% of the aggregate Stated Principal Balance of the related mortgage loans immediately preceding such payment date and (b) the sum of the Master Servicing Fee and Subservicing Fee for such payment date for the related mortgage loans.

CPR - A constant rate of prepayment on the mortgage loans.

CREDIT SCORE - A measurement of the relative degree of risk a borrower represents to a lender obtained from credit reports utilizing, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience.

CUT-OFF DATE - March 1, 2004.

CUT-OFF DATE BALANCE -- The aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date.

DEBT SERVICE COVERAGE RATIO - With respect to any multifamily loan at any given time, the ratio of (i) the net cashflow of the related mortgaged property for a twelve-month period to (ii) the annualized scheduled payments on the mortgage loan.

DERIVATIVE CONTRACTS - The Class 1-A Derivative Contracts, Class M Derivative Contracts or Group 3 Derivative Contracts, as applicable.

DERIVATIVE COUNTERPARTY - Bear Stearns Financial Products Inc..

DETERMINATION DATE - With respect to any payment date is on the 15th day of the related month or, if such day is not a business day, on the immediately preceding business day.

DUE DATE - With respect to each mortgage loan, the day of the month on which each scheduled monthly payment is due.

DUE PERIOD - With respect to any payment date and the mortgage loans, the period commencing on the second day of the month immediately preceding the month of such payment date (or, with respect to the first Due Period, the day following the Cut-off Date) and ending on the first day of the month of such payment date.

ERISA - The Employee Retirement Income Security Act of 1974, as amended.

EVENT OF DEFAULT - Any one of the following: (a) the failure by the Issuer to pay (i) Accrued Bond Interest on any Class of Bonds or any Principal Distribution Amount with respect to a payment date on such payment date, or (ii) any Unpaid Interest Shortfall on any Class of Bonds with respect to a payment date, but in the case of clause (ii) only to the extent funds are available to make such payment as described

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under "-- Overcollateralization Provisions" in this prospectus supplement; (b) a default by the Issuer in the observance of certain negative covenants in the Indenture; (c) a default by the Issuer in the observance of any other covenant of the Indenture, and the continuation of any such default for a period of thirty days after notice to the Issuer by the Indenture Trustee, by the Holders of at least 25% of the aggregate Bond Principal Balance of the Bonds, as applicable; (d) any representation or warranty made by the Issuer in the Indenture or in any Bond or other writing delivered pursuant thereto having been incorrect in a material respect as of the time made, and the circumstance in respect of which such representation or warranty is incorrect not having been cured within thirty days after notice thereof is given to the Issuer by the Indenture Trustee, by the Holders of at least 25% of the aggregate Bond
Principal Balance of the Bonds, as applicable; (e) certain events of bankruptcy, insolvency, receivership or reorganization of the Issuer; or (f) the failure by the Issuer on the final scheduled payment date to reduce the Bond Principal Balances of the Bonds to zero.

FUNDING PERIOD - With respect to Loan Group 1, the period from the Closing Date until the earlier of (i) the date on which the amount on deposit in the Group 1 Pre-Funding Account is reduced to less than $10,000 or (ii) April 30, 2004. With respect to Loan Group 2, the period from the Closing Date until the earlier of
(i) the date on which the amount on deposit in the Group 2 Pre-Funding Account is reduced to less than $10,000 or (ii) April 30, 2004.

GRANTOR TRUST AGREEMENT - The Grantor Trust Agreement dated as of March 30, 2004, between the Company and the Grantor Trustee, as Grantor Trustee.

GRANTOR TRUST CERTIFICATE - Any Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 or Class M-6 Certificate.

GRANTOR TRUSTEE - Deutsche Bank National Trust Company, and its successors and assigns or any successor grantor trustee appointed pursuant to the terms of the Grantor Trust Agreement.

GROUP 1 ADJUSTED NET WAC RATE - On any payment date which is not a Subordinated Transfer Payment Date, or which is a Subordinated Transfer Payment Date but the Group 1 Loans are an Overcollateralized Loan Group, the Group 1 Net WAC Rate. On any Subordinated Transfer Payment Date, if the Group 1 Loans are an Undercollateralized Loan Group, the weighted average of the Group 1 Net WAC Rate and the Group 2 Net WAC Rate, weighted on the basis of the aggregate Stated Principal Balance of the Group 1 Loans as of the end of the prior Due Period, and the Subordinated Transfer Realized Loss Amount, respectively.

GROUP 1 AVAILABLE FUNDS - For any payment date, an amount equal to the amount received by the Indenture Trustee and available in the Payment Account on that payment date in respect of the Group 1 Loans. The Group 1 Available Funds will generally be equal to (a) the sum of (1) the aggregate amount of scheduled payments on the Group 1 Loans received or advanced that were due during the related Due Period, (2) any unscheduled payments and receipts on the Group 1 Loans, including mortgagor prepayments on such mortgage loans, the proceeds of any repurchase of the Group 1 Loans by the Master Servicer or Seller, Insurance Proceeds (including amounts paid under the Radian Lender-Paid PMI Policy) and Liquidation Proceeds, received during the related Prepayment Period, in each case net of amounts reimbursable therefrom to the Indenture Trustee, the Master Servicer and any subservicer, and (3) any Compensating Interest paid by the Master Servicer in respect of the Group 1 Loans, (4) at the end of the Funding Period, any excess amounts transferred from the Group 1 Pre-Funding Account, and
(5) interest earned on amounts on deposit in the Group 1 Pre-Funding Account and reduced by (b) the sum of (1) Master Servicing Fees, the Subservicing Fees, the Indenture Trustee's Fee, the Owner Trustee's Fee, the related Net Derivative Fee, if any, any amounts in respect of the premiums payable to Radian under the

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Radian Lender-Paid PMI Policy in respect of the Group 1 Loans, and (2) certain amounts owed to the Master Servicer, the Depositor, the Indenture Trustee and the Owner Trustee in respect of the Group 1 Loans, as provided in the Agreements; provided, however, that on any Subordinated Transfer Payment Date, the Group 1 Available Funds shall be increased (if it is the Undercollateralized Loan Group) or reduced (if it is the Overcollateralized Loan Group), by the Subordinated Payment Transfer Fraction of the Available Funds for the Overcollateralized Loan Group.

GROUP 1 BOND - A Class 1-A Bond or Underlying Class M-1-1, Class M-2-1, Class M-3-1, Class M-4-1, Class M-5-1 and Class M-6-1 Bond.

GROUP 1 CUT-OFF DATE BALANCE - The aggregate Stated Principal Balance of the Group 1 Loans as of the Cut-off Date.

GROUP 1 NET WAC RATE - The weighted average of the Net Mortgage Rates on the Group 1 Loans included in the trust as of the end of the prior Due Period, weighted on the basis of the Stated Principal Balances thereof as of the end of the prior Due Period.

GROUP 1 ORIGINAL PRE-FUNDED AMOUNT - The amount deposited in the Group 1 Pre-Funding Account on the Closing Date by the Indenture Trustee.

GROUP 1 OVERCOLLATERALIZATION TARGET AMOUNT - With respect to any payment date,
(i) on or before the payment date occurring in September 2004, approximately zero, or (ii) with respect to any payment date thereafter, 0.50% of the Group 1 Cut-off Date Balance and the Group 1 Original Pre-Funded Amount; provided, that if the aggregate Bond Principal Balance of the Group 2 Bonds has been reduced to zero, the Group 1 Overcollateralization Target Amount will be 0.50% of the sum of the Group 1 Cut-off Date Balance, Group 2 Cut-off Date Balance, the Group 1 Original Pre-Funded Amount and the Group 2 Original Pre-Funded Amount.

GROUP 1 PRE-FUNDED AMOUNT - The amount on deposit in the Group 1 Pre-Funding Account on any date of determination.

GROUP 1 PRE-FUNDING ACCOUNT - An account established by the Indenture Trustee for the benefit of the Bondholders and funded on the Closing Date by the Company with the Group 1 Original Pre-Funded Amount.

GROUP 1 SUBSEQUENT TRANSFER INSTRUMENT - With respect to the Group 1 subsequent mortgage loans, the subsequent transfer instrument, dated as of the applicable Subsequent Transfer Date, between IMH Assets Corp., as company, and Deutsche Bank National Trust Company, as indenture trustee, or such other instrument as agreed upon by the company and the Indenture Trustee.

GROUP 2 ADJUSTED NET WAC RATE - On any payment date which is not a Subordinated Transfer Payment Date, or which is a Subordinated Transfer Payment Date but the Group 2 Loans are an Overcollateralized Loan Group, the Group 2 Net WAC Rate. On any Subordinated Transfer Payment Date, if the Group 2 Loans are an Undercollateralized Loan Group, the weighted average of the Group 2 Net WAC Rate and the Group 1 Net WAC Rate, weighted on the basis of the aggregate Stated Principal Balance of the Group 2 Loans as of the end of the prior Due Period, and the Subordinated Transfer Realized Loss Amount, respectively.

GROUP 2 AVAILABLE FUNDS - For any payment date, an amount equal to the amount received by the Indenture Trustee and available in the Payment Account on that payment date in respect of the Group 2

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Loans. The Group 2 Available Funds will generally be equal to (a) the sum of (1)
the aggregate amount of scheduled payments on the Group 2 Loans received or advanced that were due during the related Due Period, (2) any unscheduled payments and receipts on the Group 2 Loans, including mortgagor prepayments on such mortgage loans, the proceeds of any repurchase of the Group 2 Loans by the Master Servicer or Seller, Insurance Proceeds and Liquidation Proceeds, received during the related Prepayment Period, in each case net of amounts reimbursable therefrom to the Indenture Trustee, the Master Servicer and any subservicer, and
(3) any Compensating Interest paid by the Master Servicer in respect of the Group 2 Loans, (4) at the end of the Funding Period, any excess amounts transferred from the Group 2 Pre-Funding Account, and (5) interest earned on amounts on deposit in the Group 2 Pre-Funding Account and reduced by (b) the sum of (1) Master Servicing Fees, the Subservicing Fees, the Indenture Trustee's
Fee, the Owner Trustee's Fee, and the related Net Derivative Fee, if any, and
(2) certain amounts owed to the Master Servicer, the Depositor, the Indenture Trustee and the Owner Trustee in respect of the Group 2 Loans, as provided in the Agreements; provided, however, that on any Subordinated Transfer Payment Date, the Group 2 Available Funds shall be increased (if it is the Undercollateralized Loan Group) or reduced (if it is the Overcollateralized Loan Group), by the Subordinated Payment Transfer Fraction of the Available Funds for the Overcollateralized Loan Group.

GROUP 2 BOND - A Class 2-A Bond or Underlying Class M-1-2, Class M-2-2, Class M-3-2, Class M-4-2, Class M-5-2 and Class M-6-2 Bond.

GROUP 2 CUT-OFF DATE BALANCE - The aggregate Stated Principal Balance of the Group 2 Loans as of the Cut-off Date.

GROUP 2 NET WAC RATE - The weighted average of the Net Mortgage Rates on the Group 2 Loans included in the trust as of the end of the prior Due Period, weighted on the basis of the Stated Principal Balances thereof as of the end of the prior Due Period.

GROUP 2 ORIGINAL PRE-FUNDED AMOUNT - The amount deposited in the Group 2 Pre-Funding Account on the Closing Date by the Indenture Trustee.

GROUP 2 OVERCOLLATERALIZATION TARGET AMOUNT - With respect to any payment date,
(i) on or before the payment date occurring in September 2004, approximately zero, or (ii) with respect to any payment date thereafter, 0.50% of the Group 2 Cut-off Date Balance and the Group 2 Original Pre-Funded Amount; provided, that if the aggregate Bond Principal Balance of the Group 1 Bonds has been reduced to zero, the Group 2 Overcollateralization Target Amount will be 0.50% of the sum of the Group 1 Cut-off Date Balance, Group 2 Cut-off Date Balance, the Group 1 Original Pre-Funded Amount and the Group 2 Original Pre-Funded Amount.

GROUP 2 PRE-FUNDED AMOUNT - The amount on deposit in the Group 2 Pre-Funding Account on any date of determination.

GROUP 2 PRE-FUNDING ACCOUNT - An account established by the Indenture Trustee for the benefit of the Bondholders and funded on the Closing Date by the Company with the Group 2 Original Pre-Funded Amount.

GROUP 2 SUBSEQUENT TRANSFER INSTRUMENT - With respect to the Group 2 subsequent mortgage loans, the subsequent transfer instrument, dated as of the applicable Subsequent Transfer Date, between IMH Assets Corp., as company, and Deutsche Bank National Trust Company, as indenture trustee, or such other instrument as agreed upon by the company and the Indenture Trustee.

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GROUP 3 AVAILABLE FUNDS - For any payment date, an amount equal to the amount received by the Indenture Trustee and available in the Payment Account on that payment date in respect of the Group 3 Loans. The Group 3 Available Funds will generally be equal to (a) the sum of (1) the aggregate amount of scheduled payments on the Group 3 Loans received or advanced that were due during the related Due Period, (2) any unscheduled payments and receipts on the Group 3 Loans, including mortgagor prepayments on such mortgage loans, the proceeds of any repurchase of the Group 3 Loans by the Master Servicer or Seller and Liquidation Proceeds, received during the related Prepayment Period, in each case net of amounts reimbursable therefrom to the Indenture Trustee, the Master Servicer and any subservicer, and (3) any Compensating Interest paid by the Master Servicer in respect of the Group 3 Loans and reduced by (b) the sum of
(1) Master Servicing Fees, the Subservicing Fees, the Indenture Trustee's Fee, the Owner Trustee's Fee, the related Net Derivative Fee, if any, and (2) certain amounts owed to the Master Servicer, the Depositor, the Indenture Trustee and the Owner Trustee in respect of the Group 3 Loans, as provided in the Agreements.

GROUP 3 BOND - A Class 3-A, Class 3-M-1, Class 3-M-2 or Class 3-B Bond.

GROUP 3 CUT-OFF DATE BALANCE - The aggregate Stated Principal Balance of the Group 3 Loans as of the Cut-off Date.

GROUP 3 DERIVATIVE CONTRACTS - The four derivative contracts between the Seller and the Derivative Counterparty for the benefit of the Class 3-A, Class 3-M-1, Class 3-M-2 and Class 3-B Bonds and the Owner Trust Certificates.

GROUP 3 NET DERIVATIVE CONTRACT PAYMENT AMOUNT - With respect to any payment date, the amount equal to the excess, if any, of (a) the aggregate amount payable on that payment date to the Issuer from the Derivative Counterparty pursuant to the Group 3 Derivative Contracts, over (b) the aggregate amount payable on that payment date to the Derivative Counterparty under the Group 3 Derivative Contracts, in each case as described in "Description of the Securities--The Derivative Contracts" in this prospectus supplement.

GROUP 3 NET WAC RATE - The weighted average of the Net Mortgage Rates on the Group 3 Loans included in the trust as of the end of the prior Due Period, weighted on the basis of the Stated Principal Balances thereof as of the end of the prior Due Period.

GROUP 3 OVERCOLLATERALIZATION TARGET AMOUNT - With respect to any payment date, prior to the Group 3 Stepdown Date or on or after the Group 3 Stepdown Date for which a Group 3 Trigger Event is in effect, 6.20% of the Group 3 Cut-off Date Balance. With respect to any payment date on or after the Group 3 Stepdown Date, the greatest of (i) 12.40% of the aggregate Stated Principal Balance of the Group 3 Loans as of the end of the related Due Period, and (ii) 0.50% of the Group 3 Cut-off Date Balance; provided however, that on or after the Group 3 Stepdown Date, if a Group 3 Trigger Event is in effect, the Group 3 Overcollateralization Target Amount will be equal to such amount on the previous payment date.

GROUP 3 STEPDOWN DATE - The later to occur of (x) the payment date occurring in April 2009 and (y) the first payment date for which the aggregate Stated Principal Balance of the Group 3 Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) is less than or equal to 50.00% of the Group 3 Cut-off Date Balance.

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GROUP 3 TRIGGER EVENT - A Group 3 Trigger Event is in effect with respect to any payment date with respect to the Group 3 Loans if,

         (1) in the case of any payment date after the 60th payment date, the three month average of the aggregate principal balance of Group 3 Loans that are 60 or more days delinquent (including for this purpose any such mortgage loans in bankruptcy or foreclosure and Group 3 Loans with respect to which the related mortgaged property has been acquired by the trust) as of the close of business on the last day of the preceding calendar month exceeds 16.00% of the aggregate Stated Principal Balance of the Group 3 Loans; or

         (2)(a) in the case of any payment date after the 60th payment date and on or before the 72nd payment date, the cumulative amount of Realized Losses incurred on the mortgage loans from the Cut-off Date through the end of the calendar month immediately preceding such payment date exceeds 5.75% of the Cut-off Date Balance with respect to the 61st payment date, plus an additional 1/12th of 0.75% of the Cut-off Date Balance for each payment date after the 61st payment date to and including the 72nd payment date, (b) in the case of any payment date after the 72nd payment date and on or before the 84th payment date, the cumulative amount of Realized Losses incurred on the mortgage loans from the Cut-off Date through the end of the calendar month immediately preceding such payment date exceeds 6.50% of the Cut-off Date Balance with respect to the 73rd payment date, plus an additional 1/12th of 1.00% of the Cut-off Date Balance for each payment date after the 73rd payment date to and including the 84th payment date, (c) in the case of any payment date after the 84th payment date and on or before the 96th payment date, the cumulative amount of Realized Losses incurred on the mortgage loans from the Cut-off Date, through the end of the calendar month immediately preceding such payment date exceeds 7.50% of the Cut-off Date Balance with respect to the 85th payment date, plus an additional 1/12th of 0.75% of the Cut-off Date Balance for each payment date after the 85th payment date to and including the 96th payment date and (d) in the case of any payment date after the 96th payment date, the cumulative amount of Realized Losses incurred on the mortgage loans from the Cut-off Date through the end of the calendar month immediately preceding such payment date exceeds 8.25% of the Cut-off Date Balance.

         For purposes of the foregoing calculations, a mortgage loan is considered "60 days" delinquent if a payment due on the first day of a month has not been received by the second day of the second following month.

HOMEOWNERSHIP ACT - Home Ownership and Equity Protection Act of 1994, as amended.

INDENTURE - The Indenture dated as of March 30, 2004, between the Issuer and the Indenture Trustee, as Indenture Trustee.

INDENTURE TRUSTEE - Deutsche Bank National Trust Company, and its successors and assigns or any successor indenture trustee appointed pursuant to the terms of the Indenture.

INDENTURE TRUSTEE'S FEE - With respect to any payment date, one month's interest accrued at the Indenture Trustee's Fee Rate on the Stated Principal Balance of each mortgage loan plus amounts on deposit in the Group 1 Pre-Funding Account and Group 2 Pre-Funding Account.

INDENTURE TRUSTEE'S FEE RATE - On each mortgage loan plus any amounts held in the Pre-Funding Account, a rate equal to 0.0019% per annum.

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INTEREST DETERMINATION DATE - With respect to the first Accrual Period, the second LIBOR Business Day preceding the Closing Date, and with respect to each Accrual Period thereafter, the second LIBOR Business Day preceding the related payment date on which such Accrual Period commences.

IRS - The Internal Revenue Service.

ISSUER - Impac CMB Trust Series 2004-3, a Delaware statutory trust, or its successor in interest.

LIBOR BUSINESS DAY - A day on which banks are open for dealing in foreign currency and exchange in London and New York City.

MASTER SERVICER - Impac Funding Corporation, a California corporation, and its successors and assigns.

MASTER SERVICING FEE - With respect to each mortgage loan and any payment date, the fee payable monthly to the Master Servicer in respect of master servicing compensation that accrues at an annual rate equal to the Master Servicing Fee Rate multiplied by the Stated Principal Balance of such mortgage loan as of the related Due Date in the related Due Period.

MASTER SERVICING FEE RATE - With respect to any mortgage loan, 0.030% per annum.

MAXIMUM BOND RATE - With respect to any Class of Bonds, other than the Class 2-A Bonds and Group 3 Bonds, 11.50% per annum. With respect to any Class of Group 3 Bonds, 10.40% per annum.

MOODY'S - Moody's Investors Service, Inc.

MORTGAGE LOAN PURCHASE AGREEMENT - The Mortgage Loan Purchase Agreement, dated as of the Closing Date, between the Seller and the Company, whereby the mortgage loans are being sold to the Company.

NET DERIVATIVE FEE - With respect to any payment date and the Group 1 Loans and Group 2 Loans, the amount equal to the excess, if any, of (a) the aggregate amount payable on that payment date to the Derivative Counterparty in respect of the Class 1-A and Class M Derivative Contracts, over (b) the aggregate amount payable on that payment date to the Issuer from the Derivative Counterparty pursuant to the Class 1-A and Class M Derivative Contracts, in each case as described in "Description of the Securities--The Derivative Contracts" in this prospectus supplement. With respect to any payment date and the Group 3 Loans, the amount equal to the excess, if any, of (a) the aggregate amount payable on that payment date to the related Derivative Counterparty in respect of the Group 3 Derivative Contracts, over (b) the aggregate amount payable on that payment date to the Issuer from the related Derivative Counterparty pursuant to the Group 3 Derivative Contracts, in each case as described in "Description of the Securities--The Derivative Contracts" in this prospectus supplement.

NET DERIVATIVE FEE RATE - With respect to any payment date and the Group 1 Loans and Group 2 Loans, the fraction, expressed as a rate per annum, equal to (x) the Net Derivative Fee on such payment date related to the Group 1 Loans and Group 2 Loans over (y) the aggregate Stated Principal Balance of the Group 1 Loans and Group 2 Loans. With respect to any payment date and the Group 3 Loans, the fraction, expressed as a rate per annum, equal to (x) the Net Derivative Fee on such payment date related to the Group 3 Loans over (y) the aggregate Stated Principal Balance of the Group 3 Loans.

NET MONTHLY EXCESS CASHFLOW - For any payment date and each Loan Group, the sum of (a) any related Overcollateralization Release Amount and (b) the excess of
(x) the related Available Funds for such payment date over (y) the sum for such payment date of (A) the aggregate amount of Accrued Bond Interest for the related Bonds and (B) the related Principal Remittance Amount.

NET MORTGAGE RATE - On any mortgage loan and any payment date, the then applicable mortgage rate thereon for the scheduled monthly payment thereon during the related Due Period, minus the sum of (1) the Master Servicing Fee Rate, (2) the Subservicing Fee Rate, (3) the Indenture Trustee's Fee Rate, (4) the Owner Trustee's Fee Rate, (5) the related Net Derivative Fee Rate (if any) and (6) the related Radian PMI Rate, if such mortgage loan is a Radian PMI Insured Loan.

NON-SEASONED MORTGAGE LOANS - Mortgage loans other than the Seasoned Mortgage Loans.

OFFERED SECURITY - Any of the Class 1-A, Class 2-A, Class 3-A, Class 3-M-1, Class 3-M-2 and Class 3-B Bonds or the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 or Class M-6 Certificates.

OID REGULATIONS - Treasury regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount.

OVERCOLLATERALIZATION INCREASE AMOUNT - With respect to any payment date, and each Loan Group, the least of (i) the related Net Monthly Excess Cashflow for such payment date, (ii) the excess, if any, of (a) the related Overcollateralization Target Amount over (b) the related Overcollateralized Amount on such payment date (after taking into account payments to the related Bonds of the related Basic Principal Distribution Amount on such payment date) and (iii) the amount necessary, pursuant to the related clause of "Description of the Securities -- Overcollateralization Provision," so that the excess, if any, of (x) the aggregate Stated Principal Balance of the related Mortgage Loans as of the end of the related Due Period (any after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses on the related mortgage loans incurred during the related Prepayment Period), over (y) the aggregate Bond Principal Balance of the related Bonds (as reduced by payments of the related Basic Principal Distribution Amount and any amounts in respect of Net Monthly Excess Cashflow, in reduction of the Bond Principal Balances thereof on that payment date prior to payment of the Overcollateralization Increase Amount), is equal to the related Overcollateralization Target Amount.

OVERCOLLATERALIZATION RELEASE AMOUNT - With respect to any payment date and each Loan Group, the lesser of (x) the related Principal Remittance Amount for such payment date and (y) the excess, if any, of (i) the related Overcollateralized Amount for such payment date (assuming that 100% of the related Principal Remittance Amount is applied as a principal payment on such payment date) over
(ii) the related Overcollateralization Target Amount for such payment date.

OVERCOLLATERALIZATION TARGET AMOUNT - The Group 1, Group 2 or Group 3 Overcollateralization Target Amount, as applicable.

OVERCOLLATERALIZED AMOUNT - For any payment date, other than a Subordinated Transfer Payment Date, and each Loan Group, the amount, if any, by which (i) the aggregate principal balance of the related mortgage loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, but prior to reduction for Realized Losses on the related mortgage loans incurred during the related Prepayment Period), exceeds (ii) the aggregate Bond Principal Balance related to such Loan Group as of such payment date (after giving effect to distributions to be made on such payment date).

         For any Subordinated Transfer Payment Date and the Overcollateralized Loan Group, the amount, if any, by which (i) the aggregate principal balance of the related mortgage loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, but prior to reduction for Realized Losses on the related mortgage loans incurred during the related Prepayment Period), exceeds (ii) the sum of (x) the aggregate Bond Principal Balance related to such Loan Group as of such payment date (after giving effect to distributions to be made on such payment date) and
(y) the Subordinated Transfer Realized Loss Amount.

         For any Subordinated Transfer Payment Date and the Undercollateralized Loan Group, the amount, if any, by which (i) the aggregate principal balance of the related mortgage loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, but prior to reduction for Realized Losses on the related mortgage loans incurred during the related Prepayment Period), exceeds (ii) (x) the aggregate Bond Principal Balance related to such Loan Group as of such payment date (after giving effect to distributions to be made on such payment date) minus (y) the Subordinated Transfer Realized Loss Amount.

OVERCOLLATERALIZED LOAN GROUP - For any Subordinated Transfer Payment Date, the loan group which is not the Undercollateralized Loan Group.

OWNER TRUST CERTIFICATES - The IMH Assets Corp., Trust Certificates, Series 2004-3, issued pursuant to the Trust Agreement and representing the beneficial ownership interest in the trust. The Owner Trust Certificates are not offered hereby.

OWNER TRUSTEE - Wilmington Trust Company and its successors and assigns or any successor owner trustee appointed pursuant to the terms of the Trust Agreement.

OWNER TRUSTEE'S FEE - With respect to any payment date the product of (i) the Owner Trustee's Fee Rate divided by 12 and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the first day of the related Due Period plus amounts on deposit in the Group 1 Pre-Funding Account and Group 2 Pre-Funding Account.

OWNER TRUSTEE'S FEE RATE - A rate equal to 0.0017% per annum.

P&I ADVANCE - The aggregate of all payments of interest and principal, net of the Master Servicing Fee and Subservicing Fee, that were due during the related Due Period on the mortgage loans and that were delinquent on the related Determination Date, to the extent they are deemed, in the good faith judgment of the Master Servicer, to be recoverable from related late collections, Insurance Proceeds or Liquidation Proceeds, including amounts paid under the Radian Lender-Paid PMI Policy.

PLAN - Any employee benefit plan subject to Title I of ERISA and any plan or other arrangement subject to Section 4975 of the Code.

PLAN ASSETS - The assets of a Plan as determined under Department of Labor regulation section 2510.3-101 or other applicable law.

PREPAYMENT ASSUMPTION - A Prepayment Assumption of 100% assumes, (i) with respect to the Group 1 Loans, 30% CPR, (ii) with respect to the Group 2 Loans, a Prepayment Assumption of 100% assumes that the outstanding balance of a pool of mortgage loans prepays at a rate of 7.20% CPR in the first month, such rate increasing by an additional approximately 1/11 of 16.80% CPR each month thereafter, building to 24% CPR in month 12 and remaining constant at 24% each month thereafter and (iii) with respect to the Group 3 Loans, a Prepayment Assumption of 100% assumes no prepayments in the first 12 months after the origination date of such mortgage loan, 10% CPR in the second 12 month period, 15% CPR in the third 12 month period, 25% CPR in the fourth 12 month period and 30% CPR thereafter.

PREPAYMENT INTEREST SHORTFALL - For any payment date, the aggregate shortfall, if any, in collections of interest (less the related Subservicing Fees) resulting from Mortgagor prepayments in full and in part on the mortgage loans during the related Prepayment Period. Such shortfalls will result because interest on prepayments in full is paid only to the date of prepayment, and because no interest is paid on prepayments in part, as such prepayments in part are applied to reduce the outstanding principal balance of the mortgage loans as of the Due Date in the month of prepayment.

PREPAYMENT PERIOD - With respect to any payment date is the calendar month immediately preceding the month in which such payment date occurs.

PRINCIPAL DISTRIBUTION AMOUNT - For any payment date and each Loan Group, the sum of (a) the related Basic Principal Distribution Amount, (b) the amount of related and non-related Net Monthly Excess Cashflow used to cover Realized Losses, Undercollateralized Amounts or Subordinated Transfer Realized Loss Amounts as provided in the applicable clauses of "Description of the Securities-- Overcollateralization Provisions" in this prospectus supplement, and (c) the related Overcollateralization Increase Amount.

PRINCIPAL REMITTANCE AMOUNT - For any payment date and each Loan Group, the sum of

                  (1) the principal portion of all scheduled monthly payments on the related mortgage loans due on the related Due Date, to the extent received or advanced;

                  (2) the principal portion of all proceeds of the repurchase of a related mortgage loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Servicing Agreement during the preceding calendar month; and

                  (3) the principal portion of all other unscheduled collections received during the preceding calendar month in respect of the related mortgage loans, including full and partial prepayments, the proceeds of any repurchase of such mortgage loans by the Master Servicer or Seller, Liquidation Proceeds, Subsequent Recoveries and Insurance Proceeds (including amounts, if any, paid under the Radian Lender-Paid PMI Policy), in each case to the extent applied as recoveries of principal;

provided, however, that on any Subordinated Transfer Payment Date, the Principal Remittance Amount for the Undercollateralized Loan Group shall be increased, and the Principal Remittance Amount for the Overcollateralized Loan Group shall be reduced, by the Subordinated Payment Transfer Fraction of the amounts determined pursuant to clauses (1) through (3) above for the Overcollateralized Loan Group.

RADIAN - Radian Guaranty, Inc., or its successors or assigns.

RADIAN LENDER-PAID PMI POLICY - The lender-paid primary mortgage insurance policy issued by Radian in accordance with a March 29, 2002 letter between the Seller and Radian.

RADIAN PMI INSURED LOANS - The mortgage loans covered by the Radian Lender-Paid PMI Policy.

RADIAN PMI RATE - With respect to each Radian PMI Insured Loan, the per annum rate payable to Radian under the Radian Lender-Paid PMI Policy.

RATING AGENCIES - S&P and Moody's.

RECORD DATE - With respect to the Grantor Trust Certificates and any Book-Entry Bonds, other than the Class 2-A Bonds, and any payment date, the close of business on the Business Day immediately preceding such Payment Date. With respect to the Class 2-A Bonds and any Bonds that are not Book-Entry Bonds, the close of business on the last Business Day of the calendar month preceding such payment date.

REFERENCE BANKS - Leading banks selected by the Indenture Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Telerate Screen Page 3750 on the Interest Determination Date in question,
(iii) which have been designated as such by the Indenture Trustee and (iv) not controlling, controlled by, or under common control with, the Company or the Seller.

RELIEF ACT SHORTFALL - For any payment date and any mortgage loan, any shortfalls relating to the Relief Act or similar legislation or regulations.

RESERVE INTEREST RATE - With respect to any Interest Determination Date, the rate per annum that the Indenture Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month United States dollar lending rates which New York City banks selected by the Indenture Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Indenture Trustee can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Indenture Trustee are quoting on such Interest Determination Date to leading European banks.

RULES - The rules, regulations and procedures creating and affecting DTC and its operations.

S&P - Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

SEASONED MORTGAGE LOANS -- The mortgage loans, which were originated more than twelve months prior to the Cut-off Date, that may have been acquired by the Company in connection with the termination of prior securitizations of mortgage loans originated or acquired by the Seller.

SECURITY - Any of the Bonds, the Grantor Trust Certificates, or the Owner Trust Certificate.

SECURITYHOLDER - A holder of a Security.

SELLER - Impac Mortgage Holdings, Inc., in its capacity as seller under the Mortgage Loan Purchase Agreement, and its successors and assigns.

SERVICING AGREEMENT - The Servicing Agreement, dated as of March 30, 2004, among the Master Servicer, the Issuer and the Indenture Trustee.

SPECIALLY SERVICED MULTIFAMILY LOAN - A multifamily loan with respect to which certain delinquency, loss or foreclosure events have occurred as provided in the Servicing Agreement, including any multifamily loan which is 60 days or more delinquent.

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STATED PRINCIPAL BALANCE - With respect to any mortgage loan as of any date of determination, (i) the principal balance thereof as of the Cut-off Date, as applicable, after application of all scheduled principal payments due on or before the Cut-off Date, as applicable, whether or not received, minus (ii) the sum of (a) the principal portion of the scheduled monthly payments due with respect to such mortgage loan during each Due Period ending prior to the most recent payment date which were received or with respect to which a P&I Advance was made, (b) all principal prepayments with respect to such mortgage loan and all Insurance Proceeds and Liquidation Proceeds to the extent applied by the Master Servicer as recoveries of principal in accordance with the Servicing Agreement which were distributed to the holders of the Bonds and Owner Trust Certificates on any previous payment date and (c) the principal portion of any Realized Loss with respect thereto allocated to the trust on any previous payment date.

STEP-UP DATE - (1) With respect to the Class 1-A Bonds, Class 2-A Bonds and Underlying Class M Bonds, the first payment date following the earlier of (i) the first payment date for which the aggregate Stated Principal Balance of the Group 1 Loans and Group 2 Loans as of the end of the related Due Period has been reduced to 25% or less of the aggregate of the Group 1 Cut-off Date Balance and Group 2 Cut-off Date Balance and the Original Pre-Funded Amount and (ii) the payment date occurring in April 2014 and (2) with respect to the Group 3 Bonds, the first payment date following the earlier of (i) the first payment date for which the aggregate Stated Principal Balance of the Group 3 Loans as of the end of the related Due Period has been reduced to 25% or less of the Group 3 Cut-off Date Balance and (ii) the payment date occurring in April 2014.

SUBORDINATED PAYMENT TRANSFER FRACTION - With respect to any Subordinated Transfer Payment Date, a fraction equal to (x) any Subordinated Transfer Realized Loss Amount for such payment date, divided by (y) the aggregate Stated Principal Balance of the mortgage loans in the Overcollateralized Loan Group as of the beginning of the related Due Period.

SUBORDINATED TRANSFER AMOUNT - With respect to any Subordinated Transfer Payment Date, the principal portion of any amount paid from the Overcollateralized Loan Group to the Undercollateralized Loan Group.

SUBORDINATED TRANSFER PAYMENT DATE - Any payment date on which a Subordinated Transfer Realized Loss Amount exists for either loan group.

SUBORDINATED TRANSFER REALIZED LOSS AMOUNT - For any payment date, the amount of any Realized Loss on a mortgage loan in a Loan Group which has been allocated on a preceding payment date either (a) to the non-related Overcollateralized Amount or (b) to the non-related Underlying Class M Bonds, to the extent such Realized Loss has not been reimbursed by related or non-related Net Monthly Excess Cashflow or by a Subordinated Transfer Amount or otherwise by an offsetting reduction in the Overcollateralized Amount or in the Bond Principal Balance of the Bonds of the Undercollateralized Loan Group.

SUBSEQUENT CUT-OFF DATE - With respect to any Group 1 subsequent mortgage loan, the date, as designated by the Company, that is the later of (i) the first day of the month in which the related Subsequent Transfer Date occurs and (ii) the origination date of such Group 1 subsequent mortgage loan, as the cut-off date with respect to the related Group 1 subsequent mortgage loan. With respect to any Group 2 subsequent mortgage loan, the date, as designated by the Company, that is the later of (i) the first day of the month in which the related Subsequent Transfer Date occurs and (ii) the origination date of such Group 2 subsequent mortgage loan, as the cut-off date with respect to the related Group 2 subsequent mortgage loan.

SUBSEQUENT RECOVERIES - Additional recoveries, net of reimbursable expenses, with respect to mortgage loans that have been previously liquidated and that resulted in a Realized Loss.

SUBSEQUENT TRANSFER DATE - With respect to any Group 1 subsequent mortgage loan and Group 2 subsequent mortgage loan , the applicable date upon which such mortgage loan was purchased from the Seller with amounts on deposit in the related Pre-Funding Account.

SUBSERVICING FEE - With respect to each mortgage loan and any payment date, the fee payable monthly to the related subservicer in respect of servicing compensation that accrues at an annual rate equal to the Subservicing Fee Rate multiplied by the Stated Principal Balance of such mortgage loan as of the related Due Date in the related Due Period.

SUBSERVICING FEE RATE - On each Group 1 Loan, a rate equal to 0.375% per annum. On each Group 2 Loan, a rate equal to 0.250% per annum. On each Group 3 Loan, a rate equal to 0.170% per annum, with such rate increasing to 0.750% per annum for any multifamily loan that becomes a Specially Serviced Multifamily Loan.

SWAP AGREEMENT FIXED RATE - With respect to each Derivative Contract, the fixed rate set forth in the related Derivative Contract used to determine payments to the Issuer or to the Derivative Counterparty.

TELERATE SCREEN PAGE 3750 - The display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks).

TRUST AGREEMENT - The Amended and Restated Trust Agreement dated as of March 30, 2004, among the Owner Trustee, the Certificate Registrar and the Company.

UNDERCOLLATERALIZED AMOUNT - With respect to any payment date, other than a Subordinated Transfer Payment Date, and either Loan Group, the excess, if any, of (x) the aggregate Bond Principal Balance of the related Bonds (after giving effect to distributions to such Bonds of the related Basic Principal Distribution Amount on such payment date), over (y) the aggregate Stated Principal Balance of the related mortgage loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses on the related mortgage loans incurred during the related Prepayment Period).

         For any Subordinated Transfer Payment Date and the Overcollateralized Loan Group, the amount, if any, by which (i) the sum of (x) the aggregate Bond Principal Balance of the related Bonds (after giving effect to distributions to such Bonds of the related Basic Principal Distribution Amount on such payment date) and (y) the Subordinated Transfer Realized Loss Amount, exceeds (ii) the aggregate Stated Principal Balance of the related mortgage loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses on the related mortgage loans incurred during the related Prepayment Period).

         For any Subordinated Transfer Payment Date and the Undercollateralized Loan Group, the amount, if any, by which (i)(x) the aggregate Bond Principal Balance of the related Bonds (after giving effect to distributions to such Bonds of the related Basic Principal Distribution Amount on such payment date) minus
(y) the Subordinated Transfer Realized Loss Amount, exceeds (ii) the aggregate Stated Principal Balance of the related mortgage loans (after giving effect to scheduled payments of principal

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due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses on the related mortgage loans incurred during the related Prepayment Period).

UNDERCOLLATERALIZED LOAN GROUP - With respect to any payment date, a loan group which can benefit from the payment of a Subordinated Transfer Realized Loss Amount.

UNDERLYING CLASS M BOND - Any Class M-1-1, Class M-1-2, Class M-2-1, Class M-2-2, Class M-3-1, Class M-3-2, Class M-4-1, Class M-4-2, Class M-5-1, Class M-5-2, Class M-6-1 or Class M-6-2 Bond.

UNDERWRITERS - Countrywide Securities Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

UNPAID INTEREST SHORTFALL - For each class of Bonds and any payment date, such Bonds' pro rata share, based on the amount of Accrued Bond Interest otherwise payable on such Bond on such payment date, of (a) any Prepayment Interest Shortfalls on the related mortgage loans, to the extent not covered by related Compensating Interest, and (b) any Relief Act Shortfalls on the related mortgage loans, plus interest on the amount of previously allocated Unpaid Interest Shortfall on such class of Bonds which remains unreimbursed, at the Bond Interest Rate for such class for the related Accrual Period.

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


                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered Impac CMB Trust, Impac CMB Grantor Trust 1, Impac CMB Grantor Trust 2, Impac CMB Grantor Trust 3, Impac CMB Grantor Trust 4, Impac CMB Grantor Trust 5 and Impac CMB Grantor Trust 6, Series 2004-3 Collateralized Asset-Backed Bonds and Grantor Trust Certificates, Class 1-A, Class 2-A, Class 3-A, Class 3-M-1, Class 3-M-2 and Class 3-B Bonds and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates (collectively, the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold interests in such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds. Capitalized terms used but not defined in this Annex I have the meanings assigned to them in this prospectus supplement and the prospectus.

         Secondary market trading between investors holding interests in Global Securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement). Secondary market trading between investors holding interests in Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between investors holding interests in Global Securities through Clearstream or Euroclear and investors holding interests in Global Securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear (in such capacity) and as DTC participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

         Investors electing to hold interests in Global Securities through DTC participants will be subject to the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold interests in Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Transfers Between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through certificates in same-day funds.

         Transfers Between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Transfers Between DTC Seller and Clearstream or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last payment date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of the Global Securities. After such settlement has been completed, the Global Securities will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The Global Securities credit will appear on the next business day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New
York). If settlement is not completed through DTC on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

         Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring with Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, to the extent they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, the investment income on the interest in the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's cost of funds.

         Since the settlement through DTC will take place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective depository for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

         Transfers Between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear Operator through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to deliver the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last payment date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back- valued to the value date (which would be the preceding day, when settlement occurred through DTC in New York). Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back- valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear and purchase Global Securities from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action were taken. At least three techniques should be available to eliminate this potential problem:

                  (a) borrowing Global Securities through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in the relevant Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

                  (b) borrowing Global Securities in the United States from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

                  (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax, complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for Non-U.S. Persons (Form W-8BEN). Beneficial Holders of Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

         Exemption for Non-U.S. Persons with Effectively Connected Income (Form W-8ECI). A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) or a substitute form.

         Exemption or Reduced Rate for Non-U.S. Persons Resident in Treaty Countries (Form W-8BEN). Non- U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Form W-8BEN may be filed by a beneficial owner or its agent.

         Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security or, in the case of a Form W-8BEN or a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

         The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, a partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, (iii) an estate, the income of which is includible in gross income for United States tax purposes, regardless of its source, (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust; or (v) to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and elect to continue to be treated as United States persons. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                IMH ASSETS CORP.

                                     Company

                        COLLATERALIZED ASSET-BACKED BONDS

--------------------------------------------------------------------------------

       YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS IN THE PROSPECTUS.

--------------------------------------------------------------------------------

THE OFFERED BONDS

The company proposes to establish one or more trusts to issue and sell from time to time one or more classes of offered bonds, which shall be collateralized asset-backed bonds.

THE TRUST FUND

Each series of bonds will be secured by a trust fund consisting primarily of a segregated pool of mortgage loans, including:

mortgage loans secured by first and junior liens on the related mortgage property;

         o        home equity revolving lines of credit;

         o mortgage loans where the borrower has little or no equity in the related mortgaged property;

         o mortgage loans secured by one-to-four-family residential properties;

         o        mortgage loans secured by multifamily properties;

         o mortgage loans secured by commercial properties and mixed residential and commercial properties, provided that the concentration of these properties is less than 10% of the pool; and

         o manufactured housing conditional sales contracts and installment loan agreements or interests therein;

in each case acquired by the company from one or more affiliated or unaffiliated institutions.

CREDIT ENHANCEMENT

If so specified in the related prospectus supplement, the trust for a series of bonds may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy or reserve fund, and currency or interest rate exchange agreements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of bonds, by cross-support or by overcollateralization.

The offered bonds may be offered to the public through different methods as described in "Methods of Distribution" in this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE BONDS OFFERED HEREBY OR DETERMINED THAT THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                 The date of this prospectus is March 29, 2004.

                                TABLE OF CONTENTS


Caption                                                                     Page
-------                                                                     ----

INTRODUCTION..................................................................3
     General..................................................................3

THE MORTGAGE POOLS............................................................4
     General..................................................................4
     The Mortgage Loans.......................................................5
     Underwriting Standards...................................................9
     Qualifications of Originators and Sellers...............................11
     Representations by Sellers..............................................12

SERVICING OF MORTGAGE LOANS..................................................14
     General.................................................................14
     The Master Servicer.....................................................15
     Collection and Other Servicing Procedures;
         Mortgage Loan Modifications.........................................15
     Subservicers............................................................17
     Special Servicers.......................................................17
     Realization upon or Sale of Defaulted Mortgage
         Loans...............................................................17
     Servicing and Other Compensation and Payment
         of Expenses; Retained Interest......................................20
     Evidence as to Compliance...............................................20

DESCRIPTION OF THE BONDS.....................................................21
     General.................................................................21
     Form of Bonds...........................................................23
     Global Bonds............................................................23
     Assignment of Trust Fund Assets.........................................26
     Payment Account.........................................................29
     Distributions...........................................................32
     Distributions of Interest and Principal on the Bonds....................32
     Pre-Funding Account.....................................................33
     Distributions on the Bonds in Respect of
         Prepayment Premiums.................................................34
     Allocation of Losses and Shortfalls.....................................34
     Advances................................................................34
     Reports to Bondholders..................................................35

DESCRIPTION OF CREDIT ENHANCEMENT............................................36
     General.................................................................36
     Subordinate Bonds.......................................................37
     Cross-support...........................................................37
     Overcollateralization...................................................37
     Financial Guaranty Insurance Policy.....................................37
     Mortgage Pool Insurance Policies........................................38
     Letter of Credit........................................................39
     Special Hazard Insurance Policies.......................................40
     Reserve Funds...........................................................40
     Cash Flow Agreements....................................................41
     Maintenance of Credit Enhancement.......................................41
     Reduction or Substitution of Credit Enhancement.........................43

OTHER FINANCIAL OBLIGATIONS RELATED TO
     THE BONDS...............................................................43
     Swaps and Yield Supplement Agreements...................................43
     Purchase Obligations....................................................44

PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE;
     CLAIMS THEREUNDER.......................................................44
     General.................................................................44
     Primary Mortgage Insurance Policies.....................................44
     Hazard Insurance Policies...............................................46
     FHA Insurance...........................................................47
     VA Mortgage Guaranty....................................................47

THE COMPANY..................................................................48

IMPAC FUNDING CORPORATION....................................................48

IMPAC MORTGAGE HOLDINGS, INC.................................................48

THE AGREEMENTS...............................................................49
     General.................................................................49
     Certain Matters Regarding the Master Servicer
         and the Company.....................................................49
     Events of Default and Rights upon Event Default.........................50
     Amendment...............................................................52
     Termination; Retirement of Bonds........................................52
     The Trustee.............................................................53
     Duties of the Trustee...................................................53
     Some Matters Regarding the Trustee......................................53

RESIGNATION AND REMOVAL OF THE TRUSTEE.......................................54

YIELD CONSIDERATIONS.........................................................54

MATURITY AND PREPAYMENT CONSIDERATIONS.......................................56

LEGAL ASPECTS OF MORTGAGE LOANS..............................................58
     Mortgages...............................................................58
     Cooperative Mortgage Loans..............................................58
     Tax Aspects of Cooperative Ownership....................................59
     Leases and Rents........................................................60
     Contracts...............................................................60
     Foreclosure on Mortgages and Some Contracts.............................61
     Foreclosure on Shares of Cooperatives...................................63
     Repossession with Respect to Contracts..................................64
     Rights of Redemption....................................................65
     Anti-deficiency Legislation and
     Other Limitations on Lenders............................................66
     Environmental Legislation...............................................68
     Consumer Protection Laws with Respect
         to Contracts........................................................69
     Enforceability of Some Provisions.......................................69
     Subordinate Financing...................................................71
     Installment Contracts...................................................71
     Applicability of Usury Laws.............................................71
     Alternative Mortgage Instruments........................................72
     Formaldehyde Litigation with Respect to Contracts.......................72
     Servicemembers' Civil Relief Act of 1940................................73
     Forfeitures in Drug and Rico Proceedings................................73
     Junior Mortgages........................................................74
     Negative Amortization Loans.............................................74

FEDERAL INCOME TAX CONSEQUENCES..............................................75
     General.................................................................75
     Grantor Trust Funds.....................................................81

STATE AND OTHER TAX CONSEQUENCES.............................................90

ERISA CONSIDERATIONS.........................................................90
     Representation from Plans Investing in Bonds
         with "Substantial Equity Features" or
         Non-exempt Bonds....................................................94
     Tax Exempt Investors....................................................94
     Consultation with Counsel...............................................94

LEGAL INVESTMENT MATTERS.....................................................95

USE OF PROCEEDS..............................................................96

METHODS OF DISTRIBUTION......................................................96

LEGAL MATTERS................................................................97

FINANCIAL INFORMATION........................................................97

RATINGS......................................................................97

AVAILABLE INFORMATION........................................................98

REPORTS TO BONDHOLDERS.......................................................98

INCORPORATION OF INFORMATION BY
     REFERENCE...............................................................98

GLOSSARY.....................................................................99

                                  INTRODUCTION

         ALL CAPITALIZED TERMS IN THIS PROSPECTUS ARE DEFINED IN THE GLOSSARY AT THE END.

                                     GENERAL

         The collateralized asset-backed bonds offered by this prospectus and the prospectus supplement will be offered from time to time in series. The bonds of each series will consist of the offered bonds of the series, together with any other collateralized asset-backed bonds of the series. In addition, bonds of each series may be included in a grantor trust and collateralized asset-backed grantor trust certificates may be issued in connection with the same series.

         Each series of bonds will represent indebtedness of a trust fund to be established by the company. Each trust fund will consist primarily of a mortgage pool of mortgage loans or interests therein, which may include mortgage securities, acquired by the company from one or more affiliated or unaffiliated sellers. See "The Company" and "The Mortgage Pools." The mortgage loans may include sub-prime mortgage loans. The trust fund assets may only include, if applicable, the mortgage loans, reinvestment income, reserve funds, cash accounts and various forms of credit enhancement as described in this prospectus and will be held in trust for the benefit of the related bondholders pursuant to an indenture, in each case as more fully described in this prospectus and in the related prospectus supplement. Information regarding the offered bonds of a series, and the general characteristics of the mortgage loans and other trust fund assets in the related trust fund, will be set forth in the related prospectus supplement.

         Each series of bonds will include one or more classes. Each class of bonds of any series will represent the right, which right may be senior or subordinate to the rights of one or more of the other classes of the bonds, to receive a specified portion of payments of principal or interest or both on the mortgage loans and the other trust fund assets in the related trust fund in the manner described in this prospectus under "Description of the Bonds" and in the related prospectus supplement. A series may include one or more classes of bonds entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. A series may include two or more classes of bonds which differ as to the timing, sequential order, priority of payment, pass-through rate or amount of distributions of principal or interest or both.

         The company's only obligations with respect to a series of bonds will be pursuant to representations and warranties made by the company, except as provided in the related prospectus supplement. The master servicer for any series of bonds will be named in the related prospectus supplement. The principal obligations of the master servicer will be pursuant to its contractual servicing obligations, which include its limited obligation to make advances in the event of delinquencies in payments on the related mortgage loans. See "Description of the Bonds."

         If so specified in the related prospectus supplement, the trust fund for a series of bonds may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, reserve fund or currency or interest rate exchange agreements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of bonds or by overcollateralization. See "Description of Credit Enhancement."

         The rate of payment of principal of each class of bonds entitled to a portion of principal payments on the mortgage loans in the related mortgage pool and the trust fund assets will depend onthe priority of payment of the class and the rate and timing of principal payments on the mortgage loans and other trust fund assets, including by reason of prepayments, defaults, liquidations and repurchases of mortgage loans. A rate of principal payment slower or faster than that anticipated may affect the yield on a class of bonds in the manner described in this prospectus and in the related prospectus supplement. See "Yield Considerations."

         The offered bonds may be offered through one or more different methods, including offerings through underwriters, as more fully described under "Methods of Distribution" and in the related prospectus supplement.

         There will be no secondary market for the offered bonds of any series prior to the offering thereof. There can be no assurance that a secondary market for any of the offered bonds will develop or, if it does develop, that it will continue. The offered bonds will not be listed on any securities exchange.

         Collateralized asset-backed grantor trust certificates may be issued in connection with any series, as a result of depositing one or more bonds into a grantor trust and issuing one or more grantor trust certificates. Any such grantor trust certificate and any related grantor trust agreement will be described in the related prospectus supplement. Any statements in this prospectus referencing the bonds will generally include any grantor trust certificate issued, provided that the tax treatment of such certificate will differ as described in "Federal Income Tax Consequences."


                               THE MORTGAGE POOLS

GENERAL

         Each mortgage pool will consist primarily of mortgage loans, minus any interest retained by the company or any affiliate of the company. The mortgage loans may consist of single family loans, multifamily loans, commercial loans, mixed-use loans and Contracts, each as described below.

         The single family loans will be evidenced by mortgage notes and secured by mortgages that, in each case, create a first or junior lien on the related mortgagor's fee or leasehold interest in the related mortgaged property. The related mortgaged property for a single family loan may be owner- occupied or may be a vacation, second or non-owner-occupied home.

         If specified in the related prospectus supplement relating to a series of bonds, the single family loans may include cooperative apartment loans evidenced by a mortgage note secured by security interests in the related mortgaged property including shares issued by cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

         The multifamily loans will be evidenced by mortgage notes and secured by mortgages that create a first or junior lien on residential properties consisting of five or more dwelling units in high-rise, mid-rise or garden apartment structures or projects.

         The commercial loans will be evidenced by mortgage notes and secured mortgages that create a first or junior lien on commercial properties including office building, retail building and a variety of other commercial properties as may be described in the related prospectus supplement.

         The mixed-use loans will be evidenced by mortgage loans and secured by mortgages that create a first or junior lien on properties consisting of mixed residential and commercial structures.

         The aggregate concentration by original principal balance of commercial and mixed-use loans in any mortgage pool will be less than 10% of the original principal balance of the mortgage pool.

         Mortgaged properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico.

         The mortgage loans will not be guaranteed or insured by the company or any of its affiliates. However, if so specified in the related prospectus supplement, the mortgage loans may be insured by the FHA or the VA. See "Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder--FHA Insurance" and "--VA Mortgage Guaranty" in this prospectus.

         A mortgage pool may include mortgage loans that are delinquent as of the date the related series of bonds is issued. In that case, the related prospectus supplement will set forth, as to each mortgage loan, available information as to the period of delinquency and any other information relevant for a prospective purchaser to make an investment decision. No mortgage loan in a mortgage pool shall be 90 days or more delinquent. Mortgage loans which are more than 30 and less than 90 days delinquent included in any mortgage pool will have delinquency data relating to them included in the related prospectus supplement. No mortgage pool will include a concentration of mortgage loans which is more than 30 and less than 90 days delinquent of 20% or more.

         The mortgage loans may include "sub-prime" mortgage loans. "Sub-prime" mortgage loans will be underwritten in accordance with underwriting standards which are less stringent than guidelines for "A" quality borrowers. Mortgagors may have a record of outstanding judgments, prior bankruptcies and other credit items that do not satisfy the guidelines for "A" quality borrowers. They may have had past debts written off by past lenders.

         A mortgage pool may include mortgage loans that do not meet the purchase requirements of Fannie Mae and Freddie Mac. These mortgage loans are known as nonconforming loans. The mortgage loans may be nonconforming because they exceed the maximum principal balance of mortgage loans purchased by Fannie Mae and Freddie Mac, known as jumbo loans, because they are sub-prime mortgage loans, or because of some other failure to meet the purchase criteria of Fannie Mae and Freddie Mac. The related prospectus supplement will detail to what extent the mortgage loans are nonconforming mortgage loans.

         Each mortgage loan will be selected by the company for inclusion in a mortgage pool from among those purchased by the company, either directly or through its affiliates, from Unaffiliated Sellers or Affiliated Sellers. If a mortgage pool is composed of mortgage loans acquired by the company directly from Unaffiliated Sellers, the related prospectus supplement will specify the extent of mortgage loans so acquired. The characteristics of the mortgage loans are as described in the related prospectus supplement. Other mortgage loans available for purchase by the company may have characteristics which would make them eligible for inclusion in a mortgage pool but were not selected for inclusion in the mortgage pool.

         The mortgage loans may be delivered to the trust fund pursuant to a Designated Seller Transaction, concurrently with the issuance of the related series of bonds. These bonds may be sold in whole or in part to the Seller in exchange for the related mortgage loans, or may be offered under any of the other methods described in this prospectus under "Methods of Distribution." The related prospectus supplement for a mortgage pool composed of mortgage loans acquired by the company pursuant to a Designated Seller Transaction will generally include information, provided by the related Seller, about the Seller, the mortgage loans and the underwriting standards applicable to the mortgage loans.

         If specified in the related prospectus supplement, the trust fund for a series of bonds may include mortgage securities, as described in this prospectus. The mortgage securities may have been issued previously by the company or an affiliate thereof, a financial institution or other entity engaged generally in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing mortgage loans into trusts, and selling beneficial interests in trusts. The mortgage securities will be generally similar to bonds offered under this prospectus. However, any mortgage securities included in a trust fund will (1) either have been (a) previously registered under the Securities Act, or (b) eligible for sale under Rule 144(k) under the Exchange Act; and (2) be acquired in bona fide secondary market transactions. If the mortgage securities are the securities of the company or an affiliate thereof, they will be registered under the Securities Act, even if they satisfy the requirements of the preceding sentence. As to any series of mortgage securities, the related prospectus supplement will include a description of (1) the mortgage securities and any related credit enhancement, and (2) the mortgage loans underlying the mortgage securities.


                               THE MORTGAGE LOANS

         Each of the mortgage loans will be a type of mortgage loan described or referred to below, with any variations described in the related prospectus supplement:

     o Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of not more than approximately 15 years;

     o Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of more than 15 years, but not more than approximately 30 years;

     o Fully-amortizing ARM Loans having an original or modified term to maturity of not more than approximately 30 years with a related mortgage rate which generally adjusts initially either three months, six months or one, two, three, five, seven or ten years or other intervals subsequent to the initial payment date, and thereafter at either three- month, six-month, one-year or other intervals (with corresponding adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of the related Note Margin and the Index. The related prospectus supplement will set forth the relevant Index and the highest, lowest and weighted average Note Margin with respect to the ARM Loans in the related mortgage pool. The related prospectus supplement will also indicate any periodic or lifetime limitations on changes in any per annum mortgage rate at the time of any adjustment. If specified in the related prospectus supplement, an ARM Loan may include a provision that allows the mortgagor to convert the adjustable mortgage rate to a fixed rate at some point during the term of the ARM Loan generally not later than six to ten years subsequent to the initial payment date;

     o Negatively-amortizing ARM Loans having original or modified terms to maturity of not more than approximately 30 years with mortgage rates which generally adjust initially on the payment date referred to in the related prospectus supplement, and on each of specified periodic payment dates thereafter, to equal the sum of the Note Margin and the Index. The scheduled monthly payment will be adjusted as and when described in the related prospectus supplement to an amount that would fully amortize the mortgage loan over its remaining term on a level debt service basis; provided that increases in the scheduled monthly payment may be subject to limitations as specified in the related prospectus supplement. Any Deferred Interest will be added to the principal balance of the mortgage loan;

     o Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 15 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to amortize the mortgage loan over the remainder of its approximately 15-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

     o Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 30 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate. The monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to fully amortize the mortgage loan within its approximately 25- or 30-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

     o Balloon loans having payment terms similar to those described in one of the preceding paragraphs, calculated on the basis of an assumed amortization term, but providing for a balloon payment of all outstanding principal and interest to be made at the end of a specified term that is shorter than the assumed amortization term.

     o Mortgage loans that provide for a line of credit pursuant to which amounts may be advanced to the borrower from time to time; or

     o Another type of mortgage loan described in the related prospectus supplement.

         The mortgage pool may contain single family loans and multifamily loans secured by junior liens, and the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if the proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer were to foreclose on a mortgage loan secured by a junior lien, it would do so subject to any related senior liens. In order for the debt related to the mortgage loan to be paid in full at the sale, a bidder at the foreclosure sale of the mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior liens or purchase the mortgaged property subject to the senior liens. In the event that the proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the bonds of the related series bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is sought and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in some jurisdictions or the mortgage loan may be nonrecourse. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

         A mortgage loan may contain a prohibition on prepayment or lock-out period or require payment of a prepayment penalty. A multifamily, commercial or mixed-use loan may also contain a provision that entitles the lender to a share of profits realized from the operation or disposition of the related mortgaged property. If the holders of any class or classes of offered bonds of a series will beentitled to all or a portion of this type of equity participation, the related prospectus supplement will describe the equity participation and the method or methods by which distributions in respect thereof will be made to such holders.

         The mortgage loans may be "equity refinance" mortgage loans, as to which a portion of the proceeds are used to refinance an existing mortgage loan, and the remaining proceeds may be retained by the mortgagor or used for purposes unrelated to the mortgaged property. Alternatively, the mortgage loans may be "rate and term refinance" mortgage loans, as to which substantially all of the proceeds (net of related costs incurred by the mortgagor) are used to refinance an existing mortgage loan or loans (which may include a junior lien) primarily in order to change the interest rate or other terms thereof. The mortgage loans may be mortgage loans which have been consolidated and/or have had various terms changed, mortgage loans which have been converted from adjustable rate mortgage loans to fixed rate mortgage loans, or construction loans which have been converted to permanent mortgage loans. In addition, a mortgaged property may be subject to secondary financing at the time of origination of the mortgage loan or thereafter. In addition, some or all of the single family loans secured by junior liens may be High LTV Loans.

         A mortgage pool may contain convertible ARM Loans which allow the mortgagors to convert the adjustable rates on these mortgage loans to a fixed rate at some point during the life of these mortgage loans, generally not later than six to ten years subsequent to the date of origination, depending upon the length of the initial adjustment period. If specified in the related prospectus supplement, upon any conversion, the company, the related master servicer, the applicable Seller or a third party will purchase the converted mortgage loan as and to the extent set forth in the related prospectus supplement. Alternatively, if specified in the related prospectus supplement, the company or the related master servicer (or another specified party) may agree to act as remarketing agent with respect to the converted mortgage loans and, in this capacity, to use its best efforts to arrange for the sale of converted mortgage loans under specified conditions. Upon the failure of any party so obligated to purchase any converted mortgage loan, the inability of any remarketing agent to arrange for the sale of the converted mortgage loan and the unwillingness of the remarketing agent to exercise any election to purchase the converted mortgage loan for its own account, the related mortgage pool will thereafter include both fixed rate and adjustable rate mortgage loans.

         If provided for in the related prospectus supplement, the mortgage loans may include buydown mortgage loans. Under the terms of a buydown mortgage loan, the monthly payments made by the mortgagor during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan. The resulting difference will made up from:

          o funds contributed by the seller of the mortgaged property or another source and placed in a custodial account,

          o If funds contributed by the seller are contributed on a present value basis, investment earnings on these funds or

          o additional funds to be contributed over time by the mortgagor's employer or another source.

See "Description of the Bonds--Payment Account."

         Generally, the mortgagor under each buydown mortgage loan will be qualified at the applicable lower monthly payment. Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the mortgagor to make larger level monthly payments after the Buydown Funds have been depleted and, for some buydown mortgage loans, during the Buydown Period.

         The prospectus supplement for each series of bonds will contain information, to the extent known or reasonably ascertainable, as to the loss and delinquency experience of the Seller and/or the master servicer with respect to mortgage loans similar to those included in the trust fund. Information generally will be provided when the Seller and/or master servicer have a seasoned portfolio of mortgage loans.

         The prospectus supplement for each series of bonds will contain information as to the type of mortgage loans that will be included in the related mortgage pool. Each prospectus supplement applicable to a series of bonds will include information, generally as of the cut-off date and to the extent then available to the company, on an approximate basis, as to the following:

          o    the aggregate principal balance of the mortgage loans,

          o    the type of property securing the mortgage loans,

          o    the original or modified terms to maturity of the mortgage loans,

          o the range of principal balances of the mortgage loans at origination or modification,

          o the earliest origination or modification date and latest maturity date of the mortgage loans,

          o    the loan-to-value ratios of the mortgage loans,

          o the mortgage rate or range of mortgage rates borne by the mortgage loans,

          o if any of the mortgage loans are ARM Loans, the applicable Index, the range of Note Margins and the weighted average Note Margin,

          o    the geographical distribution of the mortgage loans,

          o    the number of buydown mortgage loans, if applicable, and

          o the percent of ARM Loans which are convertible to fixed-rate mortgage loans, if applicable.

A Current Report on Form 8-K will be available upon request to holders of the related series of bonds and will be filed, together with the related servicing agreement, owner trust agreement and indenture, with the Commission within fifteen days after the initial issuance of the bonds. In the event that mortgage loans are added to or deleted from the trust fund after the date of the related prospectus supplement, the addition or deletion will be noted in the Current Report on Form 8-K. In no event, however, will more than 5% (by principal balance at the cut-off date) of the mortgage loans or mortgage securities deviate from the characteristics of the mortgage loans or mortgage securities set forth in the related prospectus supplement.

         The company will cause the mortgage loans constituting each mortgage pool, or mortgage securities evidencing interests therein, to be assigned, without recourse, to the trustee named in the related prospectus supplement, for the benefit of the holders of all of the bonds of a series. Except to the extent that servicing of any mortgage loan is to be transferred to a special servicer, the master servicer named in the related prospectus supplement will service the mortgage loans, directly or through subservicers, pursuant to a servicing agreement, and will receive a fee for these services. See "Servicing of Mortgage Loans," "Description of the Bonds" and "The Agreements." With respect to those mortgage loans serviced by the master servicer through a subservicer, the master servicer will remain liable for its servicing obligations under the related servicing agreement as if the master servicer alone were servicing the mortgage loans. The master servicer's obligations with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related servicing agreement (including its obligation to enforce the purchase and other obligations of subservicers and Sellers, as more fully described in this prospectus under "--Representations by Sellers" in this prospectus, "Servicing of Mortgage Loans--Subservicers," and "Description of the Bonds--Assignment of Trust Fund Assets," and, if and to the extent set forth in the related prospectus supplement, its obligation to make cash advances in the event of delinquencies in payments on or with respect to the mortgage loans as described in this prospectus under "Description of the Bonds--Advances") or pursuant to the terms of any mortgage securities.

UNDERWRITING STANDARDS

         Mortgage loans to be included in a mortgage pool will have been purchased by the company, either directly or indirectly from Sellers. The mortgage loans, as well as mortgage loans underlying mortgage securities, will have been originated in accordance with underwriting standards acceptable to the company and generally described below. Any mortgage loan not directly underwritten by the company or its affiliates will be reunderwritten by the company or its affiliates, except in the case of a Designated Seller's Transaction, in which case each mortgage loan will be underwritten by the Seller or an affiliate thereof. The reunderwriting standards of the company or its affiliates for these mortgage loans generally will be in accordance with the same standards as those for mortgage loans directly underwritten, with any variations described in the related prospectus supplement.

         The underwriting standards to be used in originating the mortgage loans are primarily intended to assess the creditworthiness of the mortgagor, the value of the mortgaged property and the adequacy of the property as collateral for the mortgage loan.

         The primary considerations in underwriting a mortgage loan are the mortgagor's employment stability and whether the mortgagor has sufficient monthly income available (1) to meet the mortgagor's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the home (including property taxes and hazard insurance) and (2) to meet monthly housing expenses and other financial obligations and monthly living expenses. However, the loan-to-value ratio of the mortgage loan is another critical factor. In addition, a mortgagor's credit history and repayment ability, as well as the type and use of the mortgaged property, are also considerations.

         High LTV Loans are underwritten with an emphasis on the creditworthiness of the related mortgagor. High LTV Loans are underwritten with a limited expectation of recovering any amounts from the foreclosure of the related mortgaged property.

         In the case of the multifamily loans, commercial loans or mixed-use loans, lenders typically look to the debt service coverage ratio of a loan as an important measure of the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the debt service coverage ratio of a multifamily loan or commercial loan at any given time is the ratio of (1) the net operating income of the related mortgaged property for a twelve-month period which is to (2) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the related mortgage. The total operating revenues derived from a multifamily, commercial or mixed-use property, as applicable, during that period, minus the total operating expenses incurred in respect of that property during that period other than (a) non-cash items such as depreciation and amortization, (b) capital expenditures and (c) debt service on loans (including the related mortgage loan) secured by liens on that property. The net operating income of a multifamily, commercial or mixed-use property, as applicable, will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a multifamily, commercial or mixed-use property, as applicable, rental income (and maintenance payments from tenant-stockholders of a cooperatively owned multifamily property) may be affected by the condition of the applicable real estate market and/or area economy. Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a multifamily, commercial or mixed-use loan. Lenders also look to the loan-to-value ratio of a multifamily, commercial or mixed-use loan as a measure of risk of loss if a property must be liquidated following a default.

         Each prospective mortgagor will generally complete a mortgage loan application that includes information on the applicant's liabilities, income, credit history, employment history and personal information. One or more credit reports on each applicant from national credit reporting companies generally will be required. The report typically contains information relating to credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions, or judgments. In the case of a multifamily loan, commercial loan or mixed-use loan, the mortgagor will also be required to provide certain information regarding the related mortgaged property, including a current rent roll and operating income statements (which may be pro forma and unaudited). In addition, the originator will generally also consider the location of the mortgaged property, the availability of competitive lease space and rental income of comparable properties in the relevant market area, the overall economy and demographic features of the geographic area and the mortgagor's prior experience in owning and operating properties similar to the multifamily properties or commercial properties, as the case may be.

         Mortgaged properties generally will be appraised by licensed appraisers. The appraiser will generally address neighborhood conditions, site and zoning status and condition and valuation of improvements. In the case of mortgaged properties secured by single family loans, the appraisal report will generally include a reproduction cost analysis (when appropriate) based on the current cost of constructing a similar home and a market value analysis based on recent sales of comparable homes in the area. With respect to multifamily properties, commercial properties and mixed-use properties, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a property's projected net cash flow, capitalization and other operational information in determining the property's value. The market approach to value analyzes the prices paid for the purchase of similar properties in the property's area, with adjustments made for variations between those other properties and the property being appraised. The cost approach to value requires the appraiser to make an estimate of land value and then determine the current cost of reproducing the improvements less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must support, and support in the future, the outstanding loan balance. All appraisals are required to be on forms acceptable to Fannie Mae or Freddie Mac.

         Notwithstanding the foregoing, loan-to-value ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of bonds may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Mortgage loans which are subject to negative amortization will have loan-to-value ratios which will increase after origination as a result of negative amortization. Also, even when current, an appraisal is not necessarily a reliable estimate of value for a multifamily property or commercial property. As stated above, appraised values of multifamily, commercial and mixed-use properties are generally based on the market analysis, the cost analysis, the income analysis, or upon a selection from or interpolation of the values derived from those approaches. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expenses and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

         If so specified in the related prospectus supplement, the underwriting of a multifamily loan, commercial loan or mixed-use loan may also include environmental testing. Under the laws of some states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, this type of lien has priority over an existing mortgage lien on that property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage as described under "Legal Aspects of Mortgage Loans--Environmental Legislation" in this prospectus.

         With respect to any FHA loan or VA loans the mortgage loan Seller will be required to represent that it has complied with the applicable underwriting policies of the FHA or VA, respectively. See "Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder--FHA Insurance" and "--VA Mortgage Guaranty" in this prospectus.

QUALIFICATIONS OF ORIGINATORS AND SELLERS

         Each mortgage loan generally will be originated, directly or through mortgage brokers and correspondents, by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the Housing Act.

REPRESENTATIONS BY SELLERS

         Each Seller will have made representations and warranties in respect of the mortgage loans and/or mortgage securities sold by the Seller and evidenced by a series of bonds. In the case of mortgage loans, representations and warranties will generally include, among other things, that as to each mortgage loan:

          o any required hazard and primary mortgage insurance policies were effective at the origination of the mortgage loan, and each the policy remained in effect on the date of purchase of the mortgage loan from the Seller by or on behalf of the company;

          o with respect to each mortgage loan other than a Contract or a cooperative mortgage loan, either (A) a title insurance policy insuring (subject only to permissible title insurance exceptions) the lien status of the mortgage was effective at the origination of the mortgage loan and the policy remained in effect on the date of purchase of the mortgage loan from the Seller by or on behalf of the company or (B) if the mortgaged property securing the mortgage loan is located in an area where these policies are generally not available, there is in the related mortgage file an attorney's certificate of title indicating (subject to permissible exceptions set forth therein) the lien status of the mortgage;

          o the Seller has good title to the mortgage loan and the mortgage loan was subject to no offsets, defenses or counterclaims except as may be provided under the Relief Act and except to the extent that any buydown agreement exists for a buydown mortgage loan;

          o there are no mechanics' liens or claims for work, labor or material affecting the related mortgaged property which are, or may be a lien prior to, or equal with, the lien of the related mortgage (subject only to permissible title insurance exceptions);

          o the related mortgaged property is free from damage and in good repair;

          o there are no delinquent tax or assessment liens against the related mortgaged property;

          o the mortgage loan is not more than 90 days delinquent as to any scheduled payment of principal and/or interest;

          o if a Primary Insurance Policy is required with respect to the mortgage loan, the mortgage loan is the subject of the policy; and

          o the mortgage loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws in all material respects.

If the mortgage loans include cooperative mortgage loans, representations and warranties with respect to title insurance or hazard insurance may not be given. Generally, the cooperative itself is responsible for the maintenance of hazard insurance for property owned by the cooperative, and the borrowers (tenant-stockholders) of the cooperative do not maintain hazard insurance on their individual dwelling units. In the case of mortgage securities, representations and warranties will generally include, among other things, that as to each mortgage security: (1) the mortgage security is validly issued and outstanding and entitled to the benefits of the agreement pursuant to which it was issued; and (2) the Seller has good title to the mortgage security. In the event of a breach of a Seller's representation or warranty that materially adversely affects the interests of the bondholders in a mortgage loan or mortgage security, the related Seller will be obligated to cure the breach or repurchase or, if permitted, replace the mortgage loan or mortgage security as described below. However, there can be no assurance that a Seller will honor its obligation to repurchase or, if permitted, replace any mortgage loan or mortgage security as to which a breach of a representation or warranty arises.

         All of the representations and warranties of a Seller in respect of a mortgage loan or mortgage security will have been made as of the date on which the mortgage loan or mortgage security was purchased from the Seller by or on behalf of the company. As a result, the date as of which the representations and warranties were made may be a date prior to the date of initial issuance of the related series of bonds or, in the case of a Designated Seller Transaction, will be the date of closing of the related sale by the applicable Seller. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of bonds. Accordingly, the Seller's purchase obligation (or, if specified in the related prospectus supplement, limited replacement option) described below will not arise if, during the period commencing on the date of sale of a mortgage loan or mortgage security by the Seller, an event occurs that would have given rise to a purchase obligation had the event occurred prior to sale of the affected mortgage loan or mortgage security, as the case may be. The only representations and warranties to be made for the benefit of holders of bonds in respect of any related mortgage loan or mortgage security relating to the period commencing on the date of sale of the mortgage loan or mortgage security by the Seller to or on behalf of the company will be the limited representations of the company and the master servicer described under "Description of the Bonds--Assignment of Trust Fund Assets" below.

         The company will assign to the trustee for the benefit of the holders of the related series of bonds all of its right, title and interest in each purchase agreement by which it purchased a mortgage loan or mortgage security from a Seller insofar as the purchase agreement relates to the representations and warranties made by the Seller in respect of the mortgage loan or mortgage security and any remedies provided for with respect to any breach of representations and warranties with respect to the mortgage loan or mortgage security. If a Seller cannot cure a breach of any representation or warranty made by it in respect of a mortgage loan or mortgage security which materially and adversely affects the interests of the bondholders therein within a specified period after having discovered or received notice of a breach, then, the Seller will be obligated to purchase the mortgage loan or mortgage security at a purchase price set forth in the related agreement which purchase price generally will be equal to the principal balance thereof as of the date of purchase plus accrued and unpaid interest through or about the date of purchase at the related mortgage rate or pass- through rate, as applicable (net of any portion of this interest payable to the Seller in respect of master servicing compensation, special servicing compensation or subservicing compensation, as applicable, and any interest retained by the company).

         As to any mortgage loan required to be purchased by a Seller as provided above, rather than repurchase the mortgage loan, the Seller, if so specified in the related prospectus supplement, will be entitled, at its sole option, to remove the Deleted Mortgage Loan from the trust fund and substitute in its place a Qualified Substitute Mortgage Loan. Any Qualified Substitute Mortgage Loan generally will, on the date of substitution:

          o have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited in the Payment Account by the related Seller or the master servicer in the month of substitution for distribution to the bondholders),

          o have a mortgage rate and a Net Mortgage Rate not less than (and not more than one percentage point greater than) the mortgage rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution,

          o have a loan-to-value ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution,

          o have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan and

          o comply with all of the representations and warranties made by the Seller as of the date of substitution.

The related mortgage loan purchase agreement may include additional requirements relating to ARM Loans or other specific types of mortgage loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously. No Seller will have any option to substitute for a mortgage security that it is obligated to repurchase in connection with a breach of a representation and warranty.

         The master servicer will be required under the applicable servicing agreement to use reasonable efforts to enforce this purchase or substitution obligation for the benefit of the trustee and the bondholders, following those practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities; provided, however, that this purchase or substitution obligation will not become an obligation of the master servicer in the event the applicable Seller fails to honor the obligation. In instances where a Seller is unable, or disputes its obligation, to purchase affected mortgage loans and/or mortgage securities, the master servicer, employing the standards set forth in the preceding sentence, may negotiate and enter into one or more settlement agreements with the related Seller that could provide for the purchase of only a portion of the affected mortgage loans and/or mortgage securities. Any settlement could lead to losses on the mortgage loans and/or mortgage securities which would be borne by the related bonds. In accordance with the above described practices, the master servicer will not be required to enforce any purchase obligation of a Seller arising from any misrepresentation by the Seller, if the master servicer determines in the reasonable exercise of its business judgment that the matters related to the misrepresentation did not directly cause or are not likely to directly cause a loss on the related mortgage loan or mortgage security. If the Seller fails to repurchase and no breach of any other party's representations has occurred, the Seller's purchase obligation will not become an obligation of the company or any other party. In the case of a Designated Seller Transaction where the Seller fails to repurchase a mortgage loan or mortgage security and neither the company nor any other entity has assumed the representations and warranties, the repurchase obligation of the Seller will not become an obligation of the company or any other party. The foregoing obligations will constitute the sole remedies available to bondholders or the trustee for a breach of any representation by a Seller or for any other event giving rise to the obligations as described above.

         Neither the company nor the master servicer will be obligated to purchase a mortgage loan or mortgage security if a Seller defaults on its obligation to do so, and no assurance can be given that the Sellers will carry out their purchase obligations. A default by a Seller is not a default by the company or by the master servicer. However, to the extent that a breach of the representations and warranties of a Seller also constitutes a breach of a representation made by the company or the master servicer, as described below under "Description of the Bonds--Assignment of Trust Fund Assets," the company or the master servicer may have a purchase or substitution obligation. Any mortgage loan or mortgage security not so purchased or substituted for shall remain in the related trust fund and any losses related thereto shall be allocated to the related credit enhancement, to the extent available, and otherwise to one or more classes of the related series of bonds.

         If a person other than a Seller makes the representations and warranties referred to in the first paragraph of this "--Representations by Sellers" section, or a person other than a Seller is responsible for repurchasing or replacing any mortgage loan or mortgage security for a breach of those representations and warranties, the identity of that person will be specified in the related prospectus supplement.

                           SERVICING OF MORTGAGE LOANS

GENERAL

         The mortgage loans and mortgage securities included in each mortgage pool will be serviced and administered pursuant to a servicing agreement. A form of servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each servicing agreement will vary depending upon the nature of the related mortgage pool. The following summaries describe the material servicing-related provisions that may appear in a servicing agreement for a mortgage pool that includes mortgage loans. The related prospectus supplement will describe any servicing-related provision of its related servicing agreement that materially differs from the description thereof contained in this prospectus. If the related mortgage pool includes mortgage securities, the related prospectus supplement will summarize the material provisions of the related servicing agreement and identify the responsibilities of the parties to that servicing agreement.

         With respect to any series of bonds as to which the related mortgage pool includes mortgage securities, the servicing and administration of the mortgage loans underlying any mortgage securities will be pursuant to the terms of those mortgage securities. Mortgage loans underlying mortgage securities in a mortgage pool will be serviced and administered generally in the same manner as mortgage loans included in a mortgage pool, however, there can be no assurance that this will be the case, particularly if the mortgage securities are issued by an entity other than the company or any of its affiliates. The related prospectus supplement will describe any material differences between the servicing described below and the servicing of the mortgage loans underlying mortgage securities in any mortgage pool.

THE MASTER SERVICER

         The master servicer, if any, for a series of bonds will be named in the related prospectus supplement and may be Impac Funding Corporation or another affiliate of the company. The master servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the master servicer in connection with its activities under a servicing agreement.

COLLECTION AND OTHER SERVICING PROCEDURES; MORTGAGE LOAN MODIFICATIONS

         The master servicer for any mortgage pool, directly or through subservicers, will be obligated under the servicing agreement to service and administer the mortgage loans in the mortgage pool for the benefit of the related bondholders, in accordance with applicable law, the terms of the servicing agreement, the mortgage loans and any instrument of credit enhancement included in the related trust fund, and, to the extent consistent with the foregoing, the customs and standards of prudent institutional mortgage lenders servicing comparable mortgage loans for their own account in the jurisdictions where the related mortgaged properties are located. Subject to the foregoing, the master servicer will have full power and authority to do any and all things in connection with servicing and administration that it may deem necessary and desirable.

         As part of its servicing duties, the master servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services. The master servicer will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, so long as these procedures are consistent with the servicing standard of and the terms of the related servicing agreement and the servicing standard generally described in the preceding paragraph, and do not impair recovery under any instrument of credit enhancement included in the related trust fund. Consistent with the foregoing, the master servicer will be permitted, in its discretion, to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan.

         Under a servicing agreement, a master servicer will be granted discretion to extend relief to mortgagors whose payments become delinquent. In the case of single family loans and Contracts, a master servicer may, for example, grant a period of temporary indulgence to a mortgagor or may enter into a liquidating plan providing for repayment of delinquent amounts within a specified period from the date of execution of the plan. However, the master servicer must first determine that any waiver or extension will not impair the coverage of any related insurance policy or materially adversely affect the security for the mortgage loan. In addition, unless otherwise specified in the related prospectus supplement, if a material default occurs or a payment default is reasonably foreseeable with respect to a multifamily loan, commercial loan or mixed-use loan, the master servicer will be permitted, subject to any specific limitations set forth in the related servicing agreement and described in the related prospectus supplement, to modify, waive or amend any term of such mortgage loan, including deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule, provided that the modification, waiver or amendment (1) is reasonably likely to produce a greater recovery with respect to that mortgage loan on a present value basis than would liquidation and (2) will not adversely affect the coverage under any applicable instrument of credit enhancement.

         In the case of multifamily loans, commercial loans and mixed-use loans, a mortgagor's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor under a multifamily, commercial or mixed-use loan that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. Generally, the related master servicer will be required to monitor any multifamily loan or commercial loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related mortgaged property and take any other actions as are consistent with the servicing standard described above and in the servicing agreement. A significant period of time may elapse before the master servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the master servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the bondholders of the related series may vary considerably depending on the particular multifamily, commercial or mixed-use loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume that loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related multifamily, commercial or mixed-use loan or to foreclose on the mortgaged property for a considerable period of time. See "Legal Aspects of Mortgage Loans."

         Some or all of the mortgage loans in a mortgage pool may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. Certain of the multifamily loans in a mortgage pool may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. In any case in which a mortgaged property is being conveyed by the mortgagor, themaster servicer will in general be obligated, to the extent it has knowledge of the conveyance, to exercise its rights to accelerate the maturity of the related mortgage loan under any due-on-sale clause applicable thereto, but only if the exercise of these rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any Primary Insurance Policy or applicable credit enhancement arrangements. If applicable law prevents the master servicer from enforcing a due-on-sale or due-on-encumbrance clause or if the master servicer determines that itis reasonably likely that the related mortgagor would institute a legal action to avoid enforcement of a due-on-sale or due-on-encumbrance clause, the master servicer may enter into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which this person becomes liable under the mortgage loan subject to specified conditions. The original mortgagor may be released from liability on a single family loan if the master servicer shall have determined in good faith that the release will not adversely affect the collectability of the mortgage loan. The master servicer will determine whether to exercise any right the trustee may have under any due-on-sale or due-on-encumbrance provision in a multifamily loan, commercial loan or mixed-use loan in a manner consistent with the servicing standard. The master servicer generally will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Legal Aspects of Mortgage Loans--Enforceability of Some Provisions." FHA loans do not contain due-on-sale or due-on-encumbrance clauses and may be assumed by the purchaser of the mortgaged property.

         Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer may approve a request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related mortgage loan, that approval will not adversely affect the security for, or the timely and full collectability of, the related mortgage loan. Any fee collected by the master servicer for processing these requests will be retained by the master servicer as additional servicing compensation.

         In the case of mortgage loans secured by junior liens on the related mortgaged properties, the master servicer will be required to file (or cause to be filed) of record a request for notice of any action by a superior lienholder under the senior lien for the protection of the related trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose the junior lienholder's equity of redemption. The master servicer also will be required to notify any superior lienholder in writing of the existence of the mortgage loan and request notification of any action (as described below) to be taken against the mortgagor or the mortgaged property by the superior lienholder. If the master servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related senior lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related mortgaged property sold or foreclosed, then, the master servicer will be required to take, on behalf of the related trust fund, whatever actions are necessary to protect the interests of the related bondholders, and/or to preserve the security of the related mortgage loan. The master servicer will be required to advance the necessary funds to cure the default or reinstate the superior lien, if the advance is in the best interests of the related bondholders and the master servicer determines the advances are recoverable out of payments on or proceeds of the related mortgage loan.

         The master servicer for any mortgage pool will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for paymentof taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; adjusting mortgage rates on ARM Loans; maintaining Buydown Accounts; supervising foreclosures and similar proceedings; managing REO properties; and maintaining servicing records relating to the mortgage loans in the mortgage pool. The master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit enhancement. See "Description of Credit Enhancement."

SUBSERVICERS

         A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced by it to one or more third-party subservicers, but the master servicer will remain liable for its obligations under the related servicing agreement. The master servicer will be solely liable for all fees owed by it to any subservicer, regardless of whether the master servicer's compensation pursuant to the related servicing agreement is sufficient to pay the subservicer's fees. Each subservicer will be entitled to reimbursement for some of the expenditures which it makes, generally to the same extent as would the master servicer for making the same expenditures. See "--Servicing and Other Compensation and Payment of Expenses; Retained Interest" below and "Description of the Bonds--The Payment Account."

SPECIAL SERVICERS

         If and to the extent specified in the related prospectus supplement, a special servicer may be a party to the related servicing agreement or may be appointed by the master servicer or another specified party to perform specified duties in respect of servicing the related mortgage loans that would otherwise be performed by the master servicer (for example, the workout and/or foreclosure of defaulted mortgage loans). The rights and obligations of any special servicer will be specified in the related prospectus supplement, and the master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in that prospectus supplement.

REALIZATION UPON OR SALE OF DEFAULTED MORTGAGE LOANS

         Except as described below, the master servicer will be required, in a manner consistent with the servicing standard, to foreclose upon or otherwise comparably convert the ownership of properties securing any mortgage loans in the related mortgage pool that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Generally, the foreclosure process will commence no later than 90 days after delinquency of the related mortgage loan. The master servicer will be authorized to institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if the action is consistent with the servicing standard. The master servicer's actions in this regard must be conducted, however, in a manner that will permit recovery under any instrument of credit enhancement included in the related trust fund. In addition, the master servicer will not be required to expend its own funds in connection with any foreclosure or to restore any damaged property unless it shall determine that (1) the foreclosure and/or restoration will increase the proceeds of liquidation of the mortgage loan to the related bondholders after reimbursement to itself for these expenses and (2) these expenses will be recoverable to it from related Insurance Proceeds, Liquidation Proceeds or amounts drawn out of any fund or under any instrument constituting credit enhancement (respecting which it shall have priority for purposes of withdrawal from the Payment Account in accordance with the servicing agreement).

         However, unless otherwise specified in the related prospectus supplement, the master servicer may not acquire title to any multifamily property or commercial property securing a mortgage loan or take any other action that would cause the related trustee, for the benefit of bondholders of the related series, or any other specified person to be considered to hold title to, to be a "mortgagee-in- possession" of, or to be an "owner" or an "operator" of such mortgaged property within the meaning of federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that either:

               (1) the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking actions as are necessary to bring the mortgaged property into compliance with these laws is reasonably likely to produce a greater recovery on a present value basis than not taking those actions; and

               (2) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if those circumstances or conditions are present for which any such action could be required, taking those actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking those actions. See "Legal Aspects of Mortgage Loans--Environmental Legislation."

         The master servicer will not be obligated to foreclose upon or otherwise convert the ownership of any mortgaged property securing a single family loan if it has received notice or has actual knowledge that the property may be contaminated with or affected by hazardous wastes or hazardous substances; however, environmental testing will not be required. The master servicer will not be liable to the bondholders of the related series if, based on its belief that no such contamination or effect exists, the master servicer forecloses on a mortgaged property and takes title to the mortgaged property, and thereafter the mortgaged property is determined to be so contaminated or affected.

         With respect to a mortgage loan in default, the master servicer may pursue foreclosure (or similar remedies) concurrently with pursuing any remedy for a breach of a representation and warranty. However, the master servicer is not required to continue to pursue both remedies if it determines that one remedy is more likely than the other to result in a greater recovery. Upon the first to occur of final liquidation (by foreclosure or otherwise) or a repurchase or substitution pursuant to a breach of a representation and warranty, the mortgage loan will be removed from the related trust fund if it has not been removed previously. The master servicer may elect to treat a defaulted mortgage loan as having been finally liquidated if a substantial portion or all of the amounts expected to be received from that mortgage loan have been received. Any additional liquidation expenses relating to the mortgage loan thereafter incurred will be reimbursable to the master servicer (or any subservicer) from any amounts otherwise distributable to holders of securities of the related series, or may be offset by any subsequent recovery related to the mortgage loan. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to securityholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit support, the master servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted mortgage loan.

         As provided above, the master servicer may pass through less than the full amount it expects to receive from the related mortgage loan; however, the master servicer may only do this if the master servicer reasonably believes it will maximize the proceeds to the securityholders in the aggregate. To the extent the master servicer receives additional recoveries following liquidation, the amount of the Realized Loss will be restated, and the additional recoveries will be passed through the trust as Liquidation Proceeds. In the event the amount of the Realized Loss is restated, the amount of overcollateralization or the principal balance of the most subordinate class of securities in the trust may be increased. However, the holders of any bonds whose principal balance is increased will not be reimbursed interest for the period during which the principal balance of their bonds was lower.

         With respect to a series of bonds, if so provided in the related prospectus supplement, the applicable form of credit enhancement may provide, to the extent of coverage, that a defaulted mortgage loan will be removed from the trust fund prior to the final liquidation thereof. In addition, a servicing agreement may grant to the master servicer, a special servicer, a provider of credit enhancement and/or the holder or holders of specified classes of bonds of the related series a right of first refusal to purchase from the trust fund, at a predetermined purchase price, any mortgage loan as to which a specified number of scheduled payments are delinquent. If the purchase price is insufficient to fully fund the entitlements of bondholders to principal and interest, it will be specified in the related prospectus supplement. Furthermore, a servicing agreement may authorize the master servicer to sell any defaulted mortgage loan if and when the master servicer determines, consistent with the servicing standard, that the sale would produce a greater recovery to bondholders on a present value basis than would liquidation of the related mortgaged property.

         In the event that title to any mortgaged property is acquired by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be issued to the trustee or to its nominee on behalf of bondholders of the related series. Notwithstanding any acquisition of title and cancellation of the related mortgage loan, the REO Mortgage Loan will be considered for most purposes to be an outstanding mortgage loan held in the trust fund until the mortgaged property is sold and all recoverable Liquidation Proceeds and Insurance Proceeds have been received with respect to the defaulted mortgage loan. For purposes of calculations of amounts distributable to bondholders in respect of an REO Mortgage Loan, the amortization schedule in effect at the time of any acquisition of title (before any adjustment thereto by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period) will be deemed to have continued in effect (and, in the case of an ARM Loan, the amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date therefor) so long as the REO Mortgage Loan is considered to remain in the trust fund.

         If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus accrued interest plus the aggregate amount of reimbursable expenses incurred by the master servicer with respect to the mortgage loan, and the shortfall is not covered under any applicable instrument or fund constituting credit enhancement, the trust fund will realize a loss in the amount of the difference. The master servicer will be entitled to reimburse itself from the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of Liquidation Proceeds to bondholders, amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. If so provided in the related prospectus supplement, the applicable form of credit enhancement may provide for reinstatement subject to specified conditions in the event that, following the final liquidation of a mortgage loan and a draw under the credit enhancement, subsequent recoveries are received. In addition, if a gain results from the final liquidation of a defaulted mortgage loan or an REO Mortgage Loan which is not required by law to be remitted to the related mortgagor, the master servicer will be entitled to retain the gain as additional servicing compensation unless the related prospectus supplement provides otherwise.

For a description of the master servicer's (or other specified person's) obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the mortgage loans, see "Description of Credit Enhancement" and "Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder."

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES; RETAINED INTEREST

         The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for a series of bonds will be equal to the percentage or range of percentages per annum described in the related prospectus supplement of the outstanding principal balance of each mortgage loan, and this compensation will be retained by it on a monthly or other periodic basis from collections of interest on each mortgage loan in the related trust fund at the time the collections are deposited into the applicable Payment Account. This portion of the servicing fee will be calculated with respect to each mortgage loan by multiplying the fee by the principal balance of the mortgage loan. In addition, the master servicer may retain all prepayment premiums, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit which may accrue as a result of the investment of funds in the applicable Payment Account. Any additional servicing compensation will be described in the related prospectus supplement. Any subservicer will receive a portion of the master servicer's compensation as its subservicing compensation.

         In addition to amounts payable to any subservicer, the master servicer will pay or cause to be paid some of the ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the servicing agreement, including, if so specified in the related prospectus supplement, payment of any fee or other amount payable in respect of any alternative credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee and the bond registrar, and payment of expenses incurred in enforcing the obligations of subservicers and Sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of subservicers and Sellers under limited circumstances. In addition, the master servicer will be entitled to reimbursements for some ofits expenses incurred in connection with liquidated mortgage loans and in connection with the restoration of mortgaged properties, this right of reimbursement being prior to the rights of bondholders to receive any related Liquidation Proceeds or Insurance Proceeds. If and to the extent so provided in the related prospectus supplement, the master servicer will be entitled to receive interest on amounts advanced to cover reimbursable expenses for the period that the advances are outstanding at the rate specified in the prospectus supplement, and the master servicer will be entitled to payment of the interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to bondholders or as otherwise provided in the related servicing agreement and described in the prospectus supplement.

         The prospectus supplement for a series of bonds will specify whether there will be any interest in the mortgage loans retained by the company. Any retained interest will be a specified portion of the interest payable on each mortgage loan in a mortgage pool and will not be part of the related trust fund. Any retained interest will be established on a loan-by-loan basis and the amount thereof with respect to each mortgage loan in a mortgage pool will be specified on an exhibit to the related servicing agreement. Any partial recovery of interest in respect of a mortgage loan will be allocated between the owners of any retained interest and the holders of classes of bonds entitled to payments of interest as provided in the related prospectus supplement and the applicable servicing agreement.

         If and to the extent provided in the related prospectus supplement, the master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to any Prepayment Interest Shortfalls resulting from mortgagor prepayments during that period. See "Yield Considerations."

EVIDENCE AS TO COMPLIANCE

         Each servicing agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the cut-off date, a firm of independent public accountants will furnish a statement to the company and the trustee to the effect that, on the basis of an examination by the firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for mortgages serviced for Freddie Mac, the servicing of mortgage loans under agreements (including the related servicing agreement) substantially similar to each other was conducted in compliance with the agreements except for significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for mortgages serviced for Freddie Mac requires it to report. In rendering its statement the firm may rely, as to the matters relating to the direct servicing of mortgage loans by subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for mortgages serviced for Freddie Mac (rendered within one year of the statement) of firms of independent public accountants with respect to those subservicers which also have been the subject of this type of examination.

         Each servicing agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by one or more officers of the master servicer to the effect that, to the best knowledge of each officer, the master servicer has fulfilled in all material respects its obligations under the servicing agreement throughout the preceding year or, if there has been a material default in the fulfillment of any obligation, the statement shall specify each known default and the nature and status thereof. This statement may be provided as a single form making the required statements as to more than one servicing agreement.

         Copies of the annual accountants' statement and the annual statement of officers of a master servicer may be obtained by bondholders without charge upon written request to the master servicer or trustee.


                            DESCRIPTION OF THE BONDS

GENERAL

         The bonds will be issued in series. Each series of bonds (or, in some instances, two or more series of bonds) will be issued pursuant to an indenture between the related Issuer and the trustee, similar to the form filed as an exhibit to the registration statement of which this prospectus is a part. The trust fund will be created pursuant to an owner trust agreement between the company and the owner trustee. Each indenture, along with the related servicing agreement and owner trust agreement, will be filed with the Commission as an exhibit to a Current Report on Form 8-K. Qualified counsel will render an opinion to the effect that the trust fund's assets will not be considered assets of the Seller or the company in the event of the bankruptcy Seller or the company. The following summaries (together with additional summaries under "The Agreements" below) describe the material provisions relating to the bonds common to each Agreement.

         Each series of bonds covered by a particular indenture will evidence indebtedness of a separate trust fund created pursuant to the related owner trust agreement. A trust fund will consist of, to the extent provided in the owner trust agreement:

          o the mortgage loans (and the related mortgage documents) or interests therein (including any mortgage securities) underlying a particular series of bonds as from time to time are subject to the servicing agreement, exclusive of, if specified in the related prospectus supplement, any interest retained by the company or any of its affiliates with respect to each mortgage loan;

          o all payments and collections in respect of the mortgage loans or mortgage securities due after the related cut-off date, as from time to time are identified as deposited in respect thereof in the related Payment Account as described below;

          o any property acquired in respect of mortgage loans in the trust fund, whether through foreclosure of a mortgage loan or by deed in lieu of foreclosure;

          o hazard insurance policies, Primary Insurance Policies and FHA insurance policies, if any, maintained in respect of mortgage loans in the trust fund and the proceeds of these policies;

          o the rights of the company under any mortgage loan purchase agreement, including in respect of any representations and warranties therein; and

          o any combination, as and to the extent specified in the related prospectus supplement, of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, or currency or interest rate exchange agreements as described under "Description of Credit Enhancement."

         If provided in the related prospectus supplement, the original principal amount of a series of bonds may exceed the principal balance of the mortgage loans or mortgage securities initially being delivered to the trustee. Cash in an amount equal to this difference will be deposited into a pre- funding account maintained with the trustee. During the period set forth in the related prospectus supplement, amounts on deposit in the pre-funding account may be used to purchase additional mortgage loans or mortgage securities for the related trust fund. Any amounts remaining in the pre- funding account at the end of the period will be distributed as a principal prepayment to the holders of the related series of bonds at the time and in the manner set forth in the related prospectus supplement.

         Each series of bonds may consist of any one or a combination of the following:

          o    a single class of bonds;

          o two or more classes of bonds, one or more classes of which will be senior in right of payment to one or more of the other classes, and as to which some classes of senior (or subordinate) bonds may be senior to other classes of senior (or subordinate) bonds, as described in the respective prospectus supplement;

          o two or more classes of bonds, one or more classes of which will be Strip Bonds;

          o two or more classes of bonds which differ as to the timing, sequential order, rate, pass-through rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on a class may be made upon the occurrence of specified events, in accordance with a schedule or formula (including "planned amortization classes" and "targeted amortization classes"), or on the basis of collections from designated portions of the mortgage pool, and which classes may include one or more classes of Accrual Bonds; or

          o other types of classes of bonds, as described in the related prospectus supplement.

With respect to any series of bonds, the related Equity Certificates, insofar as they represent the beneficial ownership interest in the Issuer, will be subordinate to the related bonds. As to each series, the offered bonds will be rated in one of the four highest rating categories by one or more Rating Agencies. Credit support for the offered bonds of each series may be provided by a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, reserve fund, overcollateralization, and currency or interest rate exchange agreements as described under "Description of Credit Enhancement," by the subordination of one or more other classes of bonds as described under "--Subordinate Bonds" or by any combination of the foregoing.

FORM OF BONDS

         Except as described below, the offered bonds of each series will be issued as physical bonds in fully registered form only in the denominations specified in the related prospectus supplement, and will be transferrable and exchangeable at the corporate trust office of the registrar named in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of offered bonds, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. A "bondholder" or "holder" is the entity whose name appears on the records of the registrar (consisting of or including the bond register) as the registered holder of a bond.

         If so specified in the related prospectus supplement, specified classes of a series of bonds will be initially issued through the book-entry facilities of the DTC. As to any class of DTC Registered Bonds, the record holder of the bonds will be DTC's nominee. DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds bonds for its participants and facilitates the clearance and settlement of bonds transactions between participants through electronic book-entry changes in the accounts of participants. Intermediaries have indirect access to DTC's clearance system.

         No Beneficial Owner will be entitled to receive a bond representing its interest in registered, certificated form, unless either (1) DTC ceases to act as depository in respect thereof and a successor depository is not obtained, or
(2) the company elects in its sole discretion to discontinue the registration of the bonds through DTC. Prior to one of these events, Beneficial Owners will not be recognized by the trustee or the master servicer as holders of the related bonds for purposes of the related indenture, and Beneficial Owners will be able to exercise their rights as owners of the bonds only indirectly through DTC, participants and Intermediaries. Any Beneficial Owner that desires to purchase, sell or otherwise transfer any interest in DTC Registered Bonds may do so only through DTC,either directly if the Beneficial Owner is a participant or indirectly through participants and, if applicable, Intermediaries. Pursuant to the procedures of DTC, transfers of the beneficial ownership of any DTC Registered Bonds will be required to be made in minimum denominations specified in the related prospectus supplement. The ability of a Beneficial Owner to pledge DTC Registered Bonds to persons or entities that are not participants in the DTC system, or to otherwise act with respect to the bonds, may be limited because of the lack of physical bonds evidencing the bonds and because DTC may act only on behalf of participants.

         Distributions in respect of the DTC Registered Bonds will be forwarded by the trustee or other specified person to DTC, and DTC will be responsible for forwarding the payments to participants, each of which will be responsible for disbursing the payments to the Beneficial Owners it represents or, if applicable, to Intermediaries. Accordingly, Beneficial Owners may experience delays in the receipt of payments in respect of their bonds. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of DTC Registered Bonds under the indenture only at the direction of one or more participants to whose account the DTC Registered Bonds are credited and whose aggregate holdings represent no less than any minimum amount of Percentage Interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of holders of bonds of any class to the extent that participants authorize these actions. None of the master servicer, the company, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC Registered Bonds, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

GLOBAL BONDS

         Some of the offered bonds may be Global Bonds. Except in some limited circumstances, the Global Bonds will be available only in book-entry form. Investors in the Global Bonds may hold those Global Bonds through any of DTC, Clearstream Banking, societe anonyme, formerly known as Cedelbank SA, or Euroclear. The Global Bonds will be traceable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors through Clearstream and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding Bonds will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in that capacity) and as DTC participants.

         Non-U.S. holders (as described below) of Global Bonds will be subject to U.S. withholding taxes unless those holders meet various requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

         All Global Bonds will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Bonds will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their relevant depositary which in turn will hold those positions in their accounts as DTC participants.

         Investors electing to hold their Global Bonds through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Bonds through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global bond and no "lock-up" or restricted period. Global Bonds will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Secondary market trading between DTC participants will be settled using the procedures applicable to prior mortgage loan asset-backed bonds issues in same-day funds. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds. When Global Bonds are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the relevant depositary, as the case may be, to receive the Global Bonds against payment. Payment will include interest accrued on the Global Bonds from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depositary to the DTC participant's account against delivery of the Global Bonds. After settlement has been completed, the Global Bonds will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Bonds will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

         Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Bonds are credited to their account one day later. As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing Global Bonds would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Bonds were credited to their accounts. However, interest on the Global Bonds would accrue from the value date. Therefore, in many cases the investment income on the Global Bonds earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although the result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds. Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting Global Bonds to the respective European depositary for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

         Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which Global Bonds are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective depositary, as appropriate, to credit the Global Bonds to the DTC participant's account against payment. Payment will include interest accrued on the Global Bonds from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in that accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back- valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear and that purchase Global Bonds from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

          o borrowing through Clearstream or Euroclear for one day (until the purchase side of the trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

          o borrowing the Global Bonds in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Bonds sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

          o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

         A beneficial owner of Global Bonds holding bonds through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' bonds in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate: Exemption for Non-U.S. Persons (Form W-8). Beneficial holders of Global Bonds that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of that change.

         A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Holdership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by Bondholders or their agent.

         U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         The holder of a Global Bond or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds the bond (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in regulations), or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Bonds. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Bonds.

ASSIGNMENT OF TRUST FUND ASSETS

         At the time of issuance of a series of bonds, the company will assign, or cause to be assigned, to the related trustee (or its nominee), without recourse, the mortgage loans or mortgage securities being included in the related trust fund, together with, all principal and interest received on or with respect to the mortgage loans or mortgage securities after the cut-off date, other than principal and interest due on or before the cut-off date. If specified in the related prospectus supplement, the company or any of its affiliates may retain an interest in the trust fund assets, if any, for itself or transfer the same to others. The trustee will, concurrently with the assignment, deliver the bonds of the series to or at the direction of the company in exchange for the mortgage loans and/or mortgage securities in the related trust fund. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related servicing agreement. The schedule will include, among other things, information as to the principal balance of each mortgage loan in the related trust fund as of the cut- off date, as well as information respecting the mortgage rate, the currently scheduled monthly payment of principal and interest, the maturity of the mortgage note and the loan-to-value ratio at origination or modification (without regard to any secondary financing).

         In addition, the company will, as to each mortgage loan, other than mortgage loans underlying any mortgage securities and other than Contracts, deliver, or cause to be delivered, to the related trustee (or to the custodian described below) the following documents:

          o the mortgage note endorsed, without recourse, either in blank or to the order of the trustee (or its nominee),

          o the mortgage with evidence of recording indicated on the mortgage (except for any mortgage not returned from the public recording office) or, in the case of a cooperative mortgage loan, on the related financing statement,

          o an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form (or, with respect to a cooperative mortgage loan, an assignment of the respective security agreements, any applicable UCC financing statements, recognition agreements, relevant stock certificates, related blank stock powers and the related proprietary leases or occupancy agreements),

          o any intervening assignments of the mortgage with evidence of recording on the assignment (except for any assignment not returned from the public recording office),

          o if applicable, any riders or modifications to the mortgage note and mortgage, and

          o any other documents set forth in the related mortgage loan purchase agreement or servicing agreement.

The assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law.

         Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the company delivers, or causes to be delivered, to the related trustee (or the custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the company cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the assignment concurrently with the execution and delivery of the related servicing agreement because of a delay caused by the public recording office, the company will deliver, or cause to be delivered, to the related trustee (or the custodian) a true and correct photocopy of the mortgage or assignment as submitted for recording within one year. The company will deliver, or cause to be delivered, to the related trustee (or the custodian) the mortgage or assignment with evidence of recording indicated on the assignment after receipt thereof from the public recording office. If the company cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the mortgage or assignment concurrently with the execution and delivery of the related servicing agreement because the mortgage or assignment has been lost, the company will deliver, or cause to be delivered, to the related trustee (or the custodian) a true and correct photocopy of the mortgage or assignment with evidence of recording on the mortgage or assignment. Assignments of the mortgage loans to the trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the company or the originator of the mortgage loan.

         As to each Contract, the company will deliver, or cause to be delivered, to the related trustee (or the custodian) the following documents:

          o the original Contract endorsed, without recourse, to the order of the trustee,

          o copies of documents and instruments related to the Contract and the security interest in the Manufactured Home securing the Contract, and

          o a blanket assignment to the trustee of all Contracts in the related trust fund and the related documents and instruments.

In order to give notice of the right, title and interest of the bondholders to the Contracts, the company will cause to be executed and delivered to the trustee a UCC-1 financing statement identifying the trustee as the secured party and identifying all Contracts as collateral.

         The company will, as to each mortgage security included in a mortgage pool, deliver, or cause to be delivered, to the related trustee (or the custodian), a physical bond evidencing the mortgage security, registered in the name of the related trustee (or its nominee), or endorsed in blank or to the related trustee (or its nominee), or accompanied by transfer documents sufficient to effect a transfer to the trustee (or its nominee).

         The trustee (or the custodian) will hold the documents in trust for the benefit of the related bondholders, and generally will review the documents within 120 days after receipt thereof in the case of documents delivered concurrently with the execution and delivery of the related indenture, and within the time period specified in the related indenture in the case of all other documents delivered. If any document is found to be missing or defective in any material respect, the trustee (or the custodian) will be required to promptly so notify the master servicer, the company, and the related Seller. If the related Seller does not cure the omission or defect within a specified period after notice is given thereto by the trustee, and the omission or defect materially and adversely affects the interests of bondholders in the affected mortgage loan or mortgage security, then, the related Seller will be obligated to purchase the mortgage loan or mortgage security from the trustee at its purchase price (or, if and to the extent it would otherwise be permitted to do so for a breach of representation and warranty as described under "The Mortgage Pools--Representations of Sellers," to substitute for the mortgage loan or mortgage security). The trustee will be obligated to enforce this obligation of the Seller to the extent described above under "The Mortgage Pools--Representations by Sellers," but there can be no assurance that the applicable Seller will fulfill its obligation to purchase (or substitute for) the affected mortgage loan or mortgage security as described above. The company will not be obligated to purchase or substitute for the mortgage loan or mortgage security if the Seller defaults on its obligation to do so. This purchase or substitution obligation constitutes the sole remedy available to the related bondholders and the related trustee for omission of, or a material defect in, a constituent document. Any affected mortgage loan or mortgage security not so purchased or substituted for shall remain in the related trust fund.

         The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans and/or mortgage securities in any mortgage pool, and to maintain possession of and, if applicable, to review, the documents relating to the mortgage loans and/or mortgage securities, in any case as the agent of the trustee. The identity of any custodian to be appointed on the date of initial issuance of the bonds will be set forth in the related prospectus supplement. A custodian may be an affiliate of the company or the master servicer.

         Except in the case of a Designated Seller Transaction or as to mortgage loans underlying any mortgage securities, the company will make representations and warranties as to the types and geographical concentrations of the mortgage loans and as to the accuracy of some of the information furnished to the related trustee in respect of each mortgage loan (for example, the original Loan-to-Value Ratio, the principal balance as of the cut-off date, the mortgage rate and maturity). Upon a breach of any of these representations which materially and adversely affects the interests of the bondholders in a mortgage loan, the company will be obligated to cure the breach in all material respects, to purchase the mortgage loan at its purchase price or, to substitute for the mortgage loan a Qualified Substitute Mortgage Loan in accordance with the provisions for substitution by Affiliated Sellers as described above under "The Mortgage Pools--Representations by Sellers." However, the company will not be required to repurchase or substitute for any mortgage loan in connection with a breach of a representation and warranty if the substance of the breach also constitutes fraud in the origination of the related mortgage loan. This purchase or substitution obligation constitutes the sole remedy available to bondholders or the trustee for a breach of a representation by the company. Any mortgage loan not so purchased or substituted for shall remain in the related trust fund.

         Pursuant to the related servicing agreement, the master servicer for any mortgage pool, either directly or through subservicers, will service and administer the mortgage loans included in the mortgage pool and assigned to the related trustee as more fully set forth under "Servicing of Mortgage Loans." The master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the servicing agreement.

PAYMENT ACCOUNT

         General. The master servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained a Payment Account, which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of bonds of the related series. A Payment Account shall be maintained as an Eligible Account, and the funds held therein may be held as cash or invested in Permitted Investments. Any Permitted Investments shall not cause the company to register under the Investment Company Act of 1940. Any interest or other income earned on funds in the Payment Account will be paid to the related master servicer or trustee as additional compensation. If permitted by the Rating Agency or Agencies and so specified in the related prospectus supplement, a Payment Account may contain funds relating to more than one series of collateralized asset-backed bonds and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

         Deposits. With respect to each series of bonds, the related master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the Payment Account for the related trust fund within a period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the trustee or any special servicer subsequent to the cut-off date with respect to the mortgage loans and/or mortgage securities in the trust fund (other than payments due on or before the cut-off date):

          o all payments on account of principal, including principal prepayments, on the mortgage loans;

          o all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any special servicer or subservicer as its servicing compensation or as compensation to the trustee, and further net of any retained interest of the company;

          o    all payments on the mortgage securities;

          o    all Insurance Proceeds and Liquidation Proceeds;

          o any amounts paid under any instrument or drawn from any fund that constitutes credit enhancement for the related series of bonds as described under "Description of Credit Enhancement";

          o    any advances made as described under "--Advances" below;

          o any Buydown Funds (and, if applicable, investment earnings on the Buydown Funds) required to be paid to bondholders, as described below;

          o any amounts paid by the master servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of mortgage loans as described under "Servicing of Mortgage Loans--Servicing and Other Compensation and Payment of Expenses; Retained Interest";

          o to the extent that any item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the mortgage loans;



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



          o any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Payment Account; and

          o any other amounts required to be deposited in the Payment Account as provided in the related servicing agreement and indenture and described in this prospectus or in the related prospectus supplement.

         With respect to each buydown mortgage loan, the master servicer will be required to deposit the related Buydown Funds provided to it in a Buydown Account which will comply with the requirements set forth in this prospectus with respect to the Payment Account. The terms of all buydown mortgage loans provide for the contribution of Buydown Funds in an amount equal to or exceeding either (1) the total payments to be made from the funds pursuant to the related buydown plan or (2) if the Buydown Funds are to be deposited on a discounted basis, that amount of Buydown Funds which, together with investment earnings on the Buydown Funds at a rate as will support the scheduled level of payments due under the buydown mortgage loan. Neither the master servicer nor the company will be obligated to add to any discounted Buydown Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any insufficiency is not recoverable from the mortgagor or, in an appropriate case, from the Seller, distributions to bondholders may be affected. With respect to each buydown mortgage loan, the master servicer will be required monthly to withdraw from the Buydown Account and deposit in the Payment Account as described above the amount, if any, of the Buydown Funds (and, if applicable, investment earnings on the Buydown Funds) for each buydown mortgage loan that, when added to the amount due from the mortgagor on the buydown mortgage loan, equals the full monthly payment which would be due on the buydown mortgage loan if it were not subject to the buydown plan. The Buydown Funds will in no event be a part of the related trust fund.

         If the mortgagor on a buydown mortgage loan prepays the mortgage loan in its entirety during the Buydown Period, the master servicer will be required to withdraw from the Buydown Account and remit to the mortgagor or the other designated party in accordance with the related buydown plan any Buydown Funds remaining in the Buydown Account. If a prepayment by a mortgagor during the Buydown Period together with Buydown Funds will result in full prepayment of a buydown mortgage loan, the master servicer generally will be required to withdraw from the Buydown Account and deposit in the Payment Account the Buydown Funds and investment earnings on the Buydown Funds, if any, which together with the prepayment will result in a prepayment in full; provided that Buydown Funds may not be available to cover a prepayment under some mortgage loan programs. Any Buydown Funds so remitted to the master servicer in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the mortgagor to repay fully the related mortgage loan if the mortgage loan were not subject to the buydown plan. Any investment earnings remaining in the Buydown Account after prepayment or after termination of the Buydown Period will be remitted to the related mortgagor or the other designated party pursuant to the Buydown Agreement relating to each buydown mortgage loan. If the mortgagor defaults during the Buydown Period with respect to a buydown mortgage loan and the property securing the buydown mortgage loan is sold in liquidation (either by the master servicer, the primary insurer, any pool insurer or any other insurer), the master servicer will be required to withdraw from the Buydown Account the Buydown Funds and all investment earnings on the Buydown Funds, if any, and either deposit the same in the Payment Account or, alternatively, pay the same to the primary insurer or the pool insurer, as the case may be, if the mortgaged property is transferred to the insurer and the insurer pays all of the loss incurred in respect of the default.

         Withdrawals. With respect to each series of bonds, the master servicer, trustee or special servicer may make withdrawals from the Payment Account for the related trust fund for any of the following purposes, unless otherwise provided in the related agreement and described in the related prospectus supplement:

          (1) to make distributions to the related bondholders on each distribution date;

          (2) to reimburse the master servicer or any other specified person for unreimbursed amounts advanced by it in respect of mortgage loans in the trust fund as described


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



               under "--Advances" below, these reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans;

          (3) to reimburse the master servicer or a special servicer for unpaid servicing fees earned by it and some unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, these reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans and properties;

          (4) to reimburse the master servicer or any other specified person for any advances described in clause (2) above made by it and any servicing expenses referred to in clause (3) above incurred by it which, in the good faith judgment of the master servicer or the other person, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the trust fund or, if and to the extent so provided by the related servicing agreement and indenture and described in the related prospectus supplement, only from that portion of amounts collected on the other mortgage loans that is otherwise distributable on one or more classes of subordinate bonds of the related series;

          (5) if and to the extent described in the related prospectus supplement, to pay the master servicer, a special servicer or another specified entity (including a provider of credit enhancement) interest accrued on the advances described in clause
               (2) above made by it and the servicing expenses described in clause (3) above incurred by it while these remain outstanding and unreimbursed;

          (6) to reimburse the master servicer, the company, or any of their respective directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under "The Agreements--Certain Matters Regarding the Master Servicer and the Company";

          (7) if and to the extent described in the related prospectus supplement, to pay the fees of the trustee;

          (8) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under "The Agreements--The Trustee";

          (9) to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the Payment Account;

          (10) to pay (generally from related income) the master servicer or a special servicer for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or by deed in lieu of foreclosure;

          (11) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of the mortgage loan or property;

          (12) to pay for the cost of various opinions of counsel obtained pursuant to the related servicing agreement and indenture for the benefit of the related bondholders;


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



          (13) to pay to itself, the company, a Seller or any other appropriate person all amounts received with respect to each mortgage loan purchased, repurchased or removed from the trust fund pursuant to the terms of the related servicing agreement and indenture and not required to be distributed as of the date on which the related purchase price is determined;

          (14) to make any other withdrawals permitted by the related servicing agreement and indenture and described in the related prospectus supplement;

          (15) to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to multifamily or commercial properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on that mortgaged properties, as described under "Servicing of Mortgage Loans--Realization Upon or Sale of Defaulted Mortgage Loans"; and

          (16) to clear and terminate the Payment Account upon the termination of the trust fund.

DISTRIBUTIONS

         Distributions on the bonds of each series will be made by or on behalf of the related trustee or master servicer on each distribution date as specified in the related prospectus supplement from the available distribution amount for the series and the distribution date. The available distribution amount for any series of bonds and any distribution date will generally refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage loans and/or mortgage securities and any other assets included in the related trust fund that are available for distribution to the bondholders of the series on that date. The particular components of the available distribution amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

         Distributions on the bonds of each series (other than the final distribution in retirement of any bond) will be made to the persons in whose names the bonds are registered on the Record Date, and the amount of each distribution will be determined as of the Determination Date. All distributions with respect to each class of bonds on each distribution date will be allocated in equal proportion among the outstanding bonds in the class. Payments will be made either by wire transfer in immediately available funds to the account of a bondholder at a bank or other entity having appropriate facilities therefor, if the bondholder has provided the trustee or other person required to make the payments with wiring instructions no later than five business days prior to the related Record Date or other date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, the bondholder holds bonds in the requisite amount or denomination specified therein), or by check mailed to the address of the bondholder as it appears on the bond register; provided, however, that the final distribution in retirement of any class of bonds will be made only upon presentation and surrender of the bonds at the location specified in the notice to bondholders of the final distribution. Payments will be made to each bondholder in accordance with the holder's Percentage Interest in a particular class.

DISTRIBUTIONS OF INTEREST AND PRINCIPAL ON THE BONDS

         Each class of bonds of each series, other than Strip Bonds that have no bond interest rate, may have a different per annum rate at which interest accrues on that class of bonds, which may be fixed, variable or adjustable, or any combination of rates. The related prospectus supplement will specify the bond interest rate or, in the case of a variable or adjustable bond interest rate, the method for determining the bond interest rate, for each class. The related prospectus supplement will specify whether interest on the bonds of the series will be calculated on the basis of a 360-day year consisting of twelve 30-day months or on a different method.

         Distributions of interest in respect of the bonds of any class, other than any class of Accrual Bonds or Strip Bonds that is not entitled to any distributions of interest, will be made on each distribution date based on the accrued interest for the class and the distribution date, subject to the sufficiency of the portion of the available distribution amount allocable to the class on the distribution date. Prior to the time interest is distributable on any class of Accrual Bonds, the amount of accrued interest otherwise distributable on the class will be added to the principal balance thereof on each distribution date. With respect to each class of interest-bearing bonds, accrued interest for each distribution date will be equal to interest at the applicable bond interest rate accrued for a specified period (generally one month) on the outstanding principal balance thereof immediately prior to the distribution date. Accrued interest for each distribution date on Strip Bonds entitled to distributions of interest will be similarly calculated except that it will accrue on a notional amount that is based on either (1) based on the principal balances of some or all of the mortgage loans and/or mortgage securities in the related trust fund or (2) equal to the principal balances of one or more other classes of bonds of the same series. Reference to a notional amount with respect to a class of Strip Bonds is solely for convenience in making calculations of accrued interest and does not represent the right to receive any distribution of principal. If so specified in the related prospectus supplement, the amount of accrued interest that is otherwise distributable on (or, in the case of Accrual Bonds, that may otherwise be added to the principal balance of) one or more classes of the bonds of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield Considerations", exceed the amount of any sums (including, if and to the extent specified in the related prospectus supplement, the master servicer's servicing compensation) that are applied to offset the shortfalls. The particular manner in which the shortfalls will be allocated among some or all of the classes of bonds of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of accrued interest that is otherwise distributable on (or, in the case of Accrual Bonds, that may otherwise be added to the principal balance of) a class of offered bonds may be reduced as a result of any other contingencies, including delinquencies, losses and Deferred Interest on or in respect of the related mortgage loans or application of the Relief Act with respect to the mortgage loans. Any reduction in the amount of accrued interest otherwise distributable on a class of bonds by reason of the allocation to the class of a portion of any Deferred Interest on or in respect of the related mortgage loans will result in a corresponding increase in the principal balance of the class.

         As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of bonds will be made on each distribution date to the holders of the class or classes of bonds of the series entitled thereto until the principal balance(s) of the bonds have been reduced to zero. In the case of a series of bonds which includes two or more classes of bonds, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof (including distributions among multiple classes of senior bonds or subordinate bonds), shall be as set forth in the related prospectus supplement. Distributions of principal with respect to one or more classes of bonds may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage loans and/or mortgage securities in the related trust fund, may not commence until the occurrence of events such as the retirement of one or more other classes of bonds of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage loans and/or mortgage securities. In addition, distributions of principal with respect to one or more classes of bonds may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of bonds, may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage loans and/or mortgage securities in the related trust fund are received.

PRE-FUNDING ACCOUNT

         If so specified in the related prospectus supplement, the agreements may provide for the transfer by the Sellers of additional mortgage loans to the related trust after the Closing Date. The additional mortgage loans will be required to conform to the requirements set forth in the related Agreement or other agreement providing for the transfer, and will be underwritten to the same standards as the mortgage loans initially included in the trust fund as described in the prospectus supplement. As specified in the related prospectus supplement, the transfer may be funded by the establishment of a pre- funding account with the trustee. If a pre-funding account is established, all or a portion of the proceeds of the sale of one or more classes of bonds of the related series will be


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



deposited in the account to be released as additional mortgage loans are transferred. A pre-funding account will be required to be maintained as an Eligible Account, the amounts therein may be required to be invested in Permitted Investments and the amount held therein shall at no time exceed 40% of the aggregate outstanding principal balance of the related bonds. The related Agreement or other agreement providing for the transfer of additional mortgage loans generally will provide that the transfers must be made within up to one year after the Closing Date, and that amounts set aside to fund the transfers (whether in a pre-funding account or otherwise) and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in the prospectus supplement. To the extent amounts in any pre-funding account have not been used to purchase additional mortgage loans, holders of the bonds may receive an additional prepayment, which may affect their yield to maturity. In addition, bondholders may not be able to reinvest amounts received from any pre-funding account in comparable bonds, or may only be able to do so at a lower interest rate.

DISTRIBUTIONS ON THE BONDS IN RESPECT OF PREPAYMENT PREMIUMS

         Prepayment premiums will generally be retained by the master servicer or by the Seller as additional compensation. However, if so provided in the related prospectus supplement, prepayment premiums received on or in connection with the mortgage loans or mortgage securities in any trust fund will be distributed on each distribution date to the holders of the class or classes of bonds of the related series entitled thereto in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

         The amount of any losses or shortfalls in collections on the mortgage loans and/or mortgage securities in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit enhancement) will be allocated among the respective classes of bonds of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, these allocations may result in reductions in the entitlements to interest and/or principal balances of one or more classes of bonds, or may be effected simply by a prioritization of payments among classes of bonds.

ADVANCES

         If and to the extent provided in the related prospectus supplement, and subject to any limitations specified therein, the related master servicer may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related Payment Account that are not part of the available distribution amount for the related series of bonds for the distribution date, an amount up to the aggregate of any payments of interest (and, if specified in the related prospectus supplement, principal) that were due on or in respect of the mortgage loans during the related Due Period and were delinquent on the related Determination Date. No notice will be given to the bondholders of these advances. Scheduled payments on the mortgage loans in any trust fund that became due during a given Due Period will, to the extent received by the related Determination Date or advanced by the related master servicer or other specified person, be distributed on the distribution date next succeeding the Determination Date.

         Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of bonds entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made from the master servicer's own funds will be reimbursable out of related recoveries on the mortgage loans (including amounts received under any fund or instrument constituting credit enhancement) respecting which advances were made and other specific sources as may be identified in the related prospectus supplement, including amounts which would otherwise be payable to the offered bonds. No Nonrecoverable Advance will be required to be made by the master servicer; and, if previously made by a master servicer, a Nonrecoverable Advance will be reimbursable from any amounts in the related Payment Account prior to any distributions being made to the related series of bondholders.



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



         If advances have been made from excess funds in a Payment Account, the master servicer that advanced the funds will be required to replace the funds in the Payment Account on any future distribution date to the extent that funds then in the Payment Account are insufficient to permit full distributions to bondholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, a surety bond, will be set forth in the related prospectus supplement.

         If any person other than the master servicer has any obligation to make advances as described above, the related prospectus supplement will identify the person.

         If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on the advances for the period that the advances are outstanding at the rate specified in the prospectus supplement, and the entity will be entitled to payment of the interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to bondholders or as otherwise provided in the related servicing agreement and described in the prospectus supplement.

         As specified in the related prospectus supplement with respect to any series of bonds as to which the trust fund includes mortgage securities, the advancing obligations with respect to the underlying mortgage loans will be pursuant to the terms of the mortgage securities, as may be supplemented by the terms of the applicable servicing agreement, and may differ from the provisions described above.

REPORTS TO BONDHOLDERS

         With each distribution to bondholders of a particular class of offered bonds, the related master servicer or trustee will forward or cause to be forwarded to each holder of record of the class of bonds a statement or statements with respect to the related trust fund setting forth the information specifically described in the related servicing agreement or indenture, which generally will include the following as applicable except as otherwise provided therein:

          o    the amount, if any, of the distribution allocable to principal;

          o    the amount, if any, of the distribution allocable to interest;

          o the amount, if any, of the distribution allocable to prepayment premiums;

          o with respect to a series consisting of two or more classes, the outstanding principal balance or notional amount of each class after giving effect to the distribution of principal on the distribution date;

          o the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any subservicer);

          o the aggregate amount of advances included in the distributions on the distribution date, and the aggregate amount of unreimbursed advances at the close of business on the distribution date;

          o the aggregate principal balance of the mortgage loans in the related mortgage pool on, or as of a specified date shortly prior to, the distribution date;

          o the number and aggregate principal balance of any mortgage loans in the related mortgage pool in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced;

          o the book value of any real estate acquired the trust fund by foreclosure or by a deed in lieu of foreclosure;

          o the balance of the reserve fund, if any, at the close of business on the distribution date;

          o the amount of coverage under any financial guaranty insurance policy, mortgage pool insurance policy or letter of credit covering default risk as of the close of business on the applicable Determination Date and a description of any credit enhancement substituted therefor;

          o the amount of any Special Hazard Losses, Fraud Losses and Bankruptcy Losses as of the close of business on the applicable distribution date and a description of any change in the calculation of these amounts;

          o with respect to any series of bonds as to which the trust fund includes mortgage securities, additional information as required under the related servicing agreement and specified in the related prospectus supplement; and

          o any other material information as required under the related servicing agreement or indenture.

         In the case of information furnished pursuant to the first three items above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered bonds or per a specified portion of the minimum denomination. In addition to the information described above, reports to bondholders will contain other information as is set forth in the applicable servicing agreement or indenture, which may include prepayments, reimbursements to subservicers and the master servicer and losses borne by the related trust fund.

         In addition, within a reasonable period of time after the end of each calendar year, the master servicer or trustee will furnish a report to each holder of record of a class of offered bonds at any time during the calendar year which, for example, will include information as to the aggregate of amounts reported pursuant to the first three items above for the calendar year or, in the event the person was a holder of record of a class of bonds during a portion of the calendar year, for the applicable portion of the year.


                        DESCRIPTION OF CREDIT ENHANCEMENT

GENERAL

         Credit support with respect to the offered bonds of each series may be comprised of one or more of the following components. Each component will have limitations and will provide coverage with respect to Realized Losses on the related mortgage loans. Credit support will cover Defaulted Mortgage Losses, but coverage may be limited or unavailable with respect to Special Hazard Losses, Fraud Losses, Bankruptcy Losses and Extraordinary Losses. To the extent that the credit support for the offered bonds of any series is exhausted, the holders thereof will bear all further risk of loss.

         As set forth below and in the applicable prospectus supplement, coverage with respect to Realized Losses may be provided by one or more of a financial guaranty insurance policy, a special hazard insurance policy, a mortgage pool insurance policy or a letter of credit. In addition, if provided in the applicable prospectus supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of a reserve fund to cover the losses, in the form of subordination of one or more classes of subordinate bonds to provide credit support to one or more classes of senior bonds, in the form of overcollateralization, or in the form of a combination of the foregoing. The credit support may be provided by an assignment of the right to receive specified cash amounts, a deposit of cash into a reserve fund or other pledged assets, or by banks, insurance companies, guarantees or any combination thereof identified in the applicable prospectus supplement.

         The amounts and type of credit enhancement arrangement as well as the provider thereof, if applicable, with respect to the offered bonds of each series will be set forth in the related prospectus supplement. To the extent provided in the applicable prospectus supplement and the indenture, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the aggregate outstanding principal balance of the mortgage loans covered thereby. See "Description of Credit Enhancement--Reduction or Substitution of Credit Enhancement." If specified in the applicable prospectus supplement, credit support for the offered bonds of one series may cover the offered bonds of one or more other series.

         In general, references to "mortgage loans" under this "Description of Credit Enhancement" section are to mortgage loans in a trust fund. However, if so provided in the prospectus supplement for a series of bonds, any mortgage securities included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated below with respect thereto, to the extent the information is material and available.

SUBORDINATE BONDS

         If so specified in the related prospectus supplement, one or more classes of bonds of a series may be subordinate bonds. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate bonds to receive distributions from the Payment Account on any distribution date will be subordinated to the corresponding rights of the holders of senior bonds. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the manner and amount of subordination provided by a class or classes of subordinate bonds in a series and the circumstances under which the subordination will be available. The offered bonds of any series may include one or more classes of subordinate bonds.

CROSS-SUPPORT

         If the mortgage loans and/or mortgage securities in any trust fund are divided into separate groups, each supporting a separate class or classes of bonds of the related series, credit enhancement may be provided by cross-support provisions requiring that distributions be made on senior bonds evidencing interests in one group of mortgage loans and/or mortgage securities prior to distributions on subordinate bonds evidencing interests in a different group of mortgage loans and/or mortgage securities within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying the provisions.

OVERCOLLATERALIZATION

         If so specified in the related prospectus supplement, interest collections on the mortgage loans may exceed interest payments on the bonds for the related distribution date. The excess interest may be deposited into a reserve fund or applied as a payment of principal on the bonds. To the extent excess interest is applied as principal payments on the bonds, the effect will be to reduce the principal balance of the bonds relative to the outstanding balance of the mortgage loans, thereby creating overcollateralization and additional protection to the bondholders, as specified in the related prospectus supplement. If so provided in the related prospectus supplement, overcollateralization may also be provided as to any series of bonds by the issuance of bonds in an initial aggregate principal amount which is less than the aggregate principal amount of the related mortgage loans.

FINANCIAL GUARANTY INSURANCE POLICY

         If so specified in the related prospectus supplement, a financial guaranty insurance policy may be obtained and maintained for a class or series of bonds. The insurer with respect to a financial guaranty insurance policy will be described in the related prospectus supplement and a copy of the form of financial guaranty insurance policy will be filed with the related Current Report on Form 8-K.



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



         A financial guaranty insurance policy will be unconditional and irrevocable and will guarantee to holders of the applicable bonds that an amount equal to the full amount of payments due to the holders will be received by the trustee or its agent on behalf of the holders for payment on each distribution date. The specific terms of any financial guaranty insurance policy will be set forth in the related prospectus supplement. A financial guaranty insurance policy may have limitations and generally will not insure the obligation of the Sellers or the master servicer to purchase or substitute for a defective mortgage loan and will not guarantee any specific rate of principal prepayments. The insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

MORTGAGE POOL INSURANCE POLICIES

         Any mortgage pool insurance policy obtained by the company for each trust fund will be issued by the pool insurer named in the applicable prospectus supplement. Each mortgage pool insurance policy will, subject to the limitations described below, cover Defaulted Mortgage Losses in an amount equal to a percentage specified in the applicable prospectus supplement of the aggregate principal balance of the mortgage loans on the cut-off date. As set forth under "-- Maintenance of Credit Enhancement" below, the master servicer will use reasonable efforts to maintain the mortgage pool insurance policy and to present claims thereunder to the pool insurer on behalf of itself, the related trustee and the related bondholders. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted mortgage loans and only upon satisfaction of the conditions precedent described below. Unless specified in the related prospectus supplement, the mortgage pool insurance policies may not cover losses due to a failure to pay or denial of a claim under a Primary Insurance Policy, irrespective of the reason therefor.

         Each mortgage pool insurance policy will generally provide that no claims may be validly presented thereunder unless, among other things:

          o any required Primary Insurance Policy is in effect for the defaulted mortgage loan and a claim thereunder has been submitted and settled,

          o hazard insurance on the property securing the mortgage loan has been kept in force and real estate taxes and other protection and preservation expenses have been paid by the master servicer,

          o if there has been physical loss or damage to the mortgaged property, it has been restored to its condition (reasonable wear and tear excepted) at the cut-off date and

          o the insured has acquired good and merchantable title to the mortgaged property free and clear of liens, except for permitted encumbrances.

Upon satisfaction of these conditions, the pool insurer will have the option either (1) to purchase the property securing the defaulted mortgage loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the applicable mortgage rate to the date of purchase and expenses incurred by the master servicer, special servicer or subservicer on behalf of the related trustee and bondholders, or (2) to pay the amount by which the sum of the principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the mortgaged property, in either case net of amounts paid or assumed to have been paid under any related Primary Insurance Policy. Bondholders will experience a shortfall in the amount of interest payable on the related bonds in connection with the payment of claims under a mortgage pool insurance policy because the pool insurer is only required to remit unpaid interest through the date a claim is paid rather than through the end of the month in which the claim is paid. In addition, the bondholders will also experience losses with respect to the related bonds in connection with payments made under a mortgage pool insurance policy to the extent that the master servicer expends funds to cover unpaid real estate taxes or to repair the related mortgaged property in order to make a claim under a mortgage pool insurance policy, as those amounts will not be covered by payments under the policy and will be reimbursable to the master servicer from funds otherwise payable to the


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



bondholders. If any mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any (see "--Special Hazard Insurance Policies" below for risks which are not covered by the policies), from the related hazard insurance policy or applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, the master servicer is not required to expend its own funds to restore the damaged property unless it determines (x) that the restoration will increase the proceeds to one or more classes of bondholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (y) that the expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds.

         A mortgage pool insurance policy (and most Primary Insurance Policies) will likely not insure against loss sustained by reason of a default arising from, among other things, (1) fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, the Seller or other persons involved in the origination thereof, or (2) failure to construct a mortgaged property in accordance with plans and specifications. Depending upon the nature of the event, a breach of representation made by a Seller may also have occurred. This breach, if it materially and adversely affects the interests of bondholders and cannot be cured, would give rise to a purchase obligation on the part of the Seller, as more fully described under "The Mortgage Pools--Representations by Sellers." However, this event would not give rise to a breach of a representation and warranty or a purchase obligation on the part of the company or master servicer.

         The original amount of coverage under each mortgage pool insurance policy will be reduced over the life of the related series of bonds by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid includes expenses incurred by the master servicer, special servicer or subservicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by holders of the related series of bonds. In addition, unless the master servicer could determine that an advance in respect of a delinquent mortgage loan would be recoverable to it from the proceeds of the liquidation of the mortgage loan or otherwise, the master servicer would not be obligated to make an advance respecting the delinquency since the advance would not be ultimately recoverable to it from either the mortgage pool insurance policy or from any other related source. See "Description of the Bonds--Advances."

         Since each mortgage pool insurance policy will require that the property subject to a defaulted mortgage loan be restored to its original condition prior to claiming against the pool insurer, the policy will not provide coverage against hazard losses. As set forth under "Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder," the hazard policies covering the mortgage loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries which are significantly less than full replacement cost of the losses. Further, no coverage in respect of Special Hazard Losses, Fraud Losses or Bankruptcy Losses will cover all risks, and the amount of the coverage will be limited. See "--Special Hazard Insurance Policies" below. As a result, some hazard risks will not be insured against and will therefore be borne by the related bondholders.

LETTER OF CREDIT

         If any component of credit enhancement as to the offered bonds of any series is to be provided by a letter of credit, a bank will deliver to the related trustee an irrevocable letter of credit. The letter ofcredit may provide direct coverage with respect to the mortgage loans. The bank that delivered the letter of credit, as well as the amount available under the letter of credit with respect to each component of credit enhancement, will be specified in the applicable prospectus supplement. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of some types of losses and shortfalls. The letter of credit may also provide for the payment of advances which the master servicer would be obligated to make with respect to delinquent monthly mortgage payments. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The letter of credit will expire on the expiration date set forth in the related prospectus supplement, unless earlier terminated or extended in accordance with its terms.

SPECIAL HAZARD INSURANCE POLICIES

         Any special hazard insurance policy covering Special Hazard Losses obtained by the company for a trust fund will be issued by the insurer named in the applicable prospectus supplement. Each special hazard insurance policy will, subject to limitations described below, protect holders of the related series of bonds from Special Hazard Losses. See "Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder." However, a special hazard insurance policy will not cover losses occasioned by war, civil insurrection, some governmental actions, errors in design, faulty workmanship or materials (except under some circumstances), nuclear reaction, chemical contamination, waste by the mortgagor and other risks. Aggregate claims under a special hazard insurance policy will be limited to the amount set forth in the related prospectus supplement and will be subject to reduction as described in the related prospectus supplement. A special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the mortgage loan has been kept in force and other protection and preservation expenses have been paid by the master servicer.

         Subject to the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer, special servicer or the subservicer, the insurer will pay the lesser of (1) the cost of repair or replacement of the property or (2) upon transfer of the property to the insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the mortgage rate to the date of claim settlement and expenses incurred by the master servicer, special servicer or subservicer with respect to the property. If the property is transferred to a third party in a sale approved by the issuer of the special hazard insurance policy, the amount that the issuer will pay will be the amount under (ii) above reduced by the net proceeds of the sale of the property. No claim may be validly presented under the special hazard insurance policy unless hazard insurance on the property securing a defaulted mortgage loan has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid (all of which must be approved in advance by the issuer of the special hazard insurance policy). If the unpaid principal balance plus accrued interest and expenses is paid by the insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by that amount. Restoration of the property with the proceeds described under (1) above will satisfy the condition under each mortgage pool insurance policy that the property be restored before a claim under the mortgage pool insurance policy may be validly presented with respect to the defaulted mortgage loan secured by the property. The payment described under (2) above will render presentation of a claim in respect of the mortgage loan under the related mortgage pool insurance policy unnecessary. Therefore, so long as a mortgage pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and expenses will not affect the total Insurance Proceeds paid to bondholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

         As and to the extent set forth in the applicable prospectus supplement, coverage in respect of Special Hazard Losses for a series of bonds may be provided, in whole or in part, by a type of instrument other than a special hazard insurance policy or by means of a special hazard representation of the Seller or the company.

RESERVE FUNDS

         If so provided in the related prospectus supplement, the company will deposit or cause to be deposited in a reserve fund account any combination of cash, one or more irrevocable letters of credit or one or more Permitted Investments in specified amounts, or any other instrument satisfactory to the relevant Rating Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to the deposit, to the extent described in the related prospectus supplement, a reserve fund may be funded through application of all or a portion of amounts otherwise payable on any related subordinate bonds, from the retained interest of the company or otherwise. To the extent that the funding of the reserve fund is dependent on amounts otherwise payable on related subordinate bonds, any retained interest of the company or other cash flows attributable to the related mortgage loans or on reinvestment income, the reserve fund may provide less coverage than initially expected if the cash flows or reinvestment income on which the funding is dependent are lower than anticipated. In addition, with respect to any series of bonds as to which credit enhancement includes a letter of credit, if so specified in the related prospectus supplement, if specified conditions are met, the remaining amount of the letter of credit may be drawn by the trustee and deposited in a reserve fund. Amounts in a reserve fund may be distributed to bondholders, or applied to reimburse the master servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related prospectus supplement. The related prospectus supplement will disclose whether a reserve fund is part of the related trust fund. If set forth in the related prospectus supplement, a reserve fund may provide coverage to more than one series of bonds.

         In connection with the establishment of any reserve fund, the reserve fund will be structured so that the trustee will have a perfected security interest for the benefit of the bondholders in the assets in the reserve fund. However, to the extent that the company, any affiliate thereof or any other entity has an interest in any reserve fund, in the event of the bankruptcy, receivership or insolvency of that entity, there could be delays in withdrawals from the reserve fund and corresponding payments to the bondholders which could adversely affect the yield to investors on the related bonds.

         Amounts deposited in any reserve fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of the master servicer or any other person named in the related prospectus supplement.

CASH FLOW AGREEMENTS

         If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The principal terms of a guaranteed investment contract or other cash flow agreement, and the identity of the obligor, will be described in the prospectus supplement for a series of bonds.

MAINTENANCE OF CREDIT ENHANCEMENT

         To the extent that the applicable prospectus supplement does not expressly provide for alternative credit enhancement arrangements in lieu of some or all of the arrangements mentioned below, the following paragraphs shall apply.

         If a financial guaranty insurance policy has been obtained for a series of bonds, the master servicer will be obligated to exercise reasonable efforts to keep the financial guaranty insurance policy in full force and effect throughout the term of the applicable indenture, unless coverage thereunder has been exhausted through payment of claims or until the financial guaranty insurance policy is replaced in accordance with the terms of the applicable indenture. The master servicer will agree to pay the premiums for each financial guaranty insurance policy on a timely basis. In the event the insurer ceases to be a qualified insurer as described in the related prospectus supplement, or fails to make a required payment under the related financial guaranty insurance policy, the master servicer will have no obligation to replace the insurer. Any losses associated with any reduction or withdrawal in rating by an applicable Rating Agency shall be borne by the related bondholders.

         If a mortgage pool insurance policy has been obtained for a series of bonds, the master servicer will be obligated to exercise reasonable efforts to keep the mortgage pool insurance policy (or an alternate form of credit support) in full force and effect throughout the term of the applicable servicing agreement, unless coverage thereunder has been exhausted through payment of claims or until the mortgage pool insurance policy is replaced in accordance with the terms of the applicable servicing agreement. The master servicer will agree to pay the premiums for each mortgage pool insurance policy on a timely basis. In the event the pool insurer ceases to be a qualified insurer because it ceases to be qualified by law to transact pool insurance business or coverage is terminated for any reason other than exhaustion of the coverage, the master servicer will use reasonable efforts to obtain from another qualified insurer a replacement insurance policy comparable to the mortgage pool insurance policy with a total coverage equal to the then outstanding coverage of the mortgage pool insurance policy, provided that, if the cost of the replacement policy is greater than the cost of the mortgage pool insurance policy, the coverage of the replacement policy will, unless otherwise agreed to by the company, be reduced to a level such that its premium rate does not exceed the premium rate on the mortgage pool insurance policy. In the event that the pool insurer ceases to be aqualified insurer because it ceases to be approved as an insurer by Freddie Mac, Fannie Mae or any successor entity, the master servicer will be obligated to review, not less often than monthly, the financial condition of the pool insurer with a view toward determining whether recoveries under the mortgage pool insurance policy are jeopardized for reasons related to the financial condition of the pool insurer. If the master servicer determines that recoveries are so jeopardized, it will be obligated to exercise its best reasonable efforts to obtain from another qualified insurer a replacement insurance policy as described above, subject to the same cost limit. Any losses associated with any reduction or withdrawal in rating by an applicable Rating Agency shall be borne by the related bondholders.

         If a letter of credit or alternate form of credit enhancement has been obtained for a series of bonds, the master servicer will be obligated to exercise reasonable efforts cause to be kept or to keep the letter of credit (or an alternate form of credit support) in full force and effect throughout the term of the applicable indenture, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under "--Reduction or Substitution of Credit Enhancement." Unless otherwise specified in the applicable prospectus supplement, if a letter of credit obtained for a series of bonds is scheduled to expire prior to the date the final distribution on the bonds is made and coverage under the letter of credit has not been exhausted and no substitution has occurred, the trustee will draw the amount available under the letter of credit and maintain the amount in trust for the bondholders.

         In lieu of the master servicer's obligation to maintain a financial guaranty insurance policy, mortgage pool insurance policy or letter of credit as provided above, the master servicer may obtain a substitute financial guaranty insurance policy, mortgage pool insurance policy or letter of credit. If the master servicer obtains a substitute, it will maintain and keep the substitute in full force and effect as provided in this prospectus. Prior to its obtaining any substitute financial guaranty insurance policy, mortgage pool insurance policy or letter of credit, the master servicer will obtain written confirmation from the Rating Agency or Agencies that rated the related series of bonds that the substitution of the financial guaranty insurance policy, mortgage pool insurance policy or letter of credit for the existing credit enhancement will not adversely affect the then-current ratings assigned to the bonds by the Rating Agency or Agencies.

         If a special hazard insurance policy has been obtained for a series of bonds, the master servicer will also be obligated to exercise reasonable efforts to maintain and keep the policy in full force and effect throughout the term of the applicable servicing agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise or substitution therefor is made as described below under "--Reduction or Substitution of Credit Enhancement." If coverage for Special Hazard Losses takes the form of a special hazard insurance policy, the policy will provide coverage against risks of the type described in this prospectus under "Description of Credit Enhancement--Special Hazard Insurance Policies." The master servicer may obtain a substitute policy for the existing special hazard insurance policy if prior to the substitution the master servicer obtains written confirmation from the Rating Agency or Agencies that rated the related bonds that the substitution shall not adversely affect the then-current ratings assigned to the bonds by the Rating Agency or Agencies.

         The master servicer, on behalf of itself, the trustee and bondholders, will provide the trustee information required for the trustee to draw under the letter of credit and will present claims to each pool insurer, to the issuer of each special hazard insurance policy, and, in respect of defaulted mortgage loans for which there is no subservicer, to each primary insurer and take any reasonable steps as are necessary to permit recovery under the letter of credit, insurance policies or comparable coverage respecting defaulted mortgage loans or mortgage loans which are the subject of a bankruptcy proceeding. As set forth above, all collections by the master servicer under any mortgage pool insurance policy or any Primary Insurance Policy and, where the related property has not been restored, any special hazard insurance policy, are to be deposited in the related Payment Account, subject to withdrawal as described above. All draws under any letter of credit are also to be deposited in the related Payment Account. In those cases in which a mortgage loan is serviced by a subservicer, the subservicer, on behalf of itself, the trustee and the bondholders will present claims to the primary insurer, and all paid claims shall initially be deposited in a subservicing account that generally meets the requirements for the Payment Account prior to being delivered to the master servicer for deposit in the related Payment Account.

         If any property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any financial guaranty insurance policy, mortgage pool insurance policy, letter of credit or any related Primary Insurance Policy, the master servicer is not required to expend its own funds to restore the damaged property unless it determines (1) that the restoration will increase the proceeds to one or more classes of bondholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (2) that the expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds. If recovery under any financial guaranty insurance policy, mortgage pool insurance policy, letter of credit or any related Primary Insurance Policy is not available because the master servicer has been unable to make the above determinations, has made the determinations incorrectly or recovery is not available for any other reason, the master servicer is nevertheless obligated to follow the normal practices and procedures (subject to the preceding sentence) as it deems necessary or advisable to realize upon the defaulted mortgage loan and in the event the determination has been incorrectly made, is entitled to reimbursement of its expenses in connection with the restoration.

REDUCTION OR SUBSTITUTION OF CREDIT ENHANCEMENT

         The amount of credit support provided pursuant to any form of credit enhancement may be reduced. In most cases, the amount available pursuant to any form of credit enhancement will be subject to periodic reduction in accordance with a schedule or formula on a nondiscretionary basis pursuant to the terms of the related indenture. Additionally, in most cases, the form of credit support (and any replacements therefor) may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud Losses may be changed, without the consent of the bondholders, upon the written assurance from each applicable Rating Agency that the then-current rating of the related series of bonds will not be adversely affected. Furthermore, in the event that the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating(s) of the related series of bonds may be downgraded to a corresponding level, and, the master servicer will not be obligated to obtain replacement credit support in order to restore the rating(s) of the related series of bonds. The master servicer will also be permitted to replace the credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to the downgraded level and in lower amounts which would satisfy the downgraded level, provided that the then-current rating(s) of the related series of bonds are maintained. Where the credit support is in the form of a reserve fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the reserve fund to the company, the master servicer or the other person that is entitled thereto. Any assets so released will not be available for distributions in future periods.


                OTHER FINANCIAL OBLIGATIONS RELATED TO THE BONDS

SWAPS AND YIELD SUPPLEMENT AGREEMENTS

         The trustee on behalf of a trust fund may enter into interest rate swaps and related caps, floors and collars to minimize the risk of bondholders from adverse changes in interest rates, which are collectively referred to as swaps, and other yield supplement agreements or similar yield maintenance arrangements that do not involve swap agreements or other notional principal contracts, which are collectively referred to as yield supplement agreements.

         An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates.

         Yield supplement agreements may be entered into to supplement the interest rate or other rates on one or more classes of the bonds of any series. Additionally, agreements relating to other types of derivative products that are designed to provide credit enhancement to the related series may be entered into by a trustee and one or more counterparties. The terms of any derivative product agreement and any counterparties will be described in the accompanying prospectus supplement.

         There can be no assurance that the trustee will be able to enter into or offset swaps or enter into yield supplement agreements or derivative product agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the swaps and yield supplement agreements may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate a swap or yield supplement agreement when it would be economically advantageous to the trust fund to do so.

PURCHASE OBLIGATIONS

         Some types of trust assets and some classes of bonds of any series, as specified in the accompanying prospectus supplement, may be subject to a purchase obligation that would become applicable on one or more specified dates, or upon the occurrence of one or more specified events, or on demand made by or on behalf of the applicable bondholders. A purchase obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, remarketing agreement, maturity guaranty, put option or demand feature. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. A purchase obligation relating to trust assets may apply to those trust assets or to the related bonds. Each purchase obligation may be a secured or unsecured obligation of the provider thereof, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable bondholders of the related series. As specified in the accompanying prospectus supplement, each purchase obligation relating to trust assets will be payable solely to the trustee for the benefit of the bondholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the bonds to which that obligation relate.


                 PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE;
                                CLAIMS THEREUNDER

GENERAL

         The mortgaged property with respect to each mortgage loan will be required to be covered by a hazard insurance policy and, if required as described below, a Primary Insurance Policy. The following is only a brief description of these insurance policies and does not purport to summarize or describe all of the provisions of these policies. The insurance is subject to underwriting and approval of individual mortgage loans by the respective insurers.

PRIMARY MORTGAGE INSURANCE POLICIES

         In a securitization of single family loans, single family loans included in the related mortgage pool having a loan-to-value ratio at origination of over 80% (or other percentage as described in the related prospectus supplement) may be required by the company to be covered by a Primary Insurance Policy. The Primary Insurance Policy will insure against default on a mortgage loan as to at least the principal amount thereof exceeding 75% of the Value of the related mortgaged property (or other percentage as described in the related prospectus supplement) at origination of the mortgage loan, unless and until the principal balance of the mortgage loan is reduced to a level that would produce a loan-to-value ratio equal to or less than at least 80% (or other percentage as described in the prospectus supplement). The company will represent and warrant that, to the best of the company's knowledge, mortgage loans of this type are so covered. This type of mortgage loan will not be considered to be an exception to the foregoing standard if no Primary Insurance Policy was obtained at origination but the mortgage loan has amortized to below the above loan-to-value ratio percentage as of the applicable cut-off date. Mortgage loans which are subject to negative amortization will only be covered by a Primary Insurance Policy if the coverage was so required upon their origination, notwithstanding that subsequent negative amortization may cause the mortgage loan's loan-to-value ratio, based on the then-current balance, to subsequently exceed the limits which would have required the coverage upon their origination. Multifamily, commercial and mixed-use loans will not be covered by a Primary Insurance Policy, regardless of the related loan-to-value ratio.

         While the terms and conditions of the Primary Insurance Policies issued by a primary insurer will differ from those in Primary Insurance Policies issued by other primary insurers, each Primary Insurance Policy will in general cover the Primary Insurance Covered Loss. The primary insurer generally will be required to pay:

          o    the insured percentage of the Primary Insurance Covered Loss;

          o the entire amount of the Primary Insurance Covered Loss, after receipt by the primary insurer of good and merchantable title to, and possession of, the mortgaged property; or

          o at the option of the Primary Insurer, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any advances made by the insured until the earlier of (1) the date the mortgage loan would have been discharged in full if the default had not occurred or
               (2) an approved sale.

         As conditions precedent to the filing or payment of a claim under a Primary Insurance Policy, in the event of default by the mortgagor, the insured will typically be required, among other things, to:

          o advance or discharge (1) hazard insurance premiums and (2) as necessary and approved in advance by the primary insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

          o in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the Primary Insurance Policy (ordinary wear and tear excepted); and

          o tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

         For any single family loan for which the coverage is required under the standard described above, the master servicer will maintain or cause each subservicer to maintain, as the case may be, in full force and effect and to the extent coverage is available a Primary Insurance Policy with regard to each single family loan, provided that the Primary Insurance Policy was in place as of the cut-off date and the company had knowledge of the Primary Insurance Policy. In the event the company gains knowledge that as of the Closing Date, a mortgage loan which required a Primary Insurance Policy did not have one, then the master servicer is required to use reasonable efforts to obtain and maintain a Primary Insurance Policy to the extent that the policy is obtainable at a reasonable price. The master servicer or the Seller will not cancel or refuse to renew a Primary Insurance Policy in effect


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at the time of the initial issuance of a series of bonds that is required to be kept in force under the applicable indenture unless the replacement Primary Insurance Policy for the canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the Rating Agency or Agencies that rated the series of bonds for collateralized asset-backed bonds having a rating equal to or better than the highest then-current rating of any class of the series of bonds. For further information regarding the extent of coverage under any mortgage pool insurance policy or Primary Insurance Policy, see "Description of Credit Enhancement--Mortgage Pool Insurance Policies."

HAZARD INSURANCE POLICIES

         The terms of the mortgage loans require each mortgagor to maintain a hazard insurance policy for their mortgage loan. Additionally, the servicing agreement will require the master servicer to cause to be maintained for each mortgage loan a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. The coverage generally will be in an amount equal to the lesser of the principal balance owing on the mortgage loan or 100% of the insurable value of the improvements securing the mortgage loan except that, if generally available, the coverage must not be less than the minimum amount required under the terms thereof to fully compensate for any damage or loss on a replacement cost basis. The ability of the master servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to the master servicer by mortgagors or subservicers.

         As set forth above, all amounts collected by the master servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures) will be deposited in the related Payment Account. The servicing agreement will provide that the master servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on the mortgage loans. If the blanket policy contains a deductible clause, the master servicer will deposit in the applicable Payment Account all sums which would have been deposited therein but for the clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, depending on the case, vandalism. The foregoing list is merely indicative of the kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a mortgage loan are located in a federally designated flood area at the time of origination of the mortgage loan, the servicing agreement requires the master servicer to cause to be maintained for this mortgage loan, flood insurance (to the extent available) inan amount equal in general to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

         The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of
(1) the replacement cost of the improvements damaged or


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



destroyed less physical depreciation or (2) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

         Since the amount of hazard insurance that mortgagors are required to maintain on the improvements securing the mortgage loans may decline as the principal balances of the related mortgage loans decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See "Description of Credit Enhancement--Special Hazard Insurance Policies" for a description of the limited protection afforded by any special hazard insurance policy against losses occasioned by hazards which are otherwise uninsured against (including losses caused by the application of the co-insurance clause described in the preceding paragraph).

         Under the terms of the mortgage loans, mortgagors are generally required to present claims to insurers under hazard insurance policies maintained on the mortgaged properties. The master servicer, on behalf of the trustee and bondholders, is obligated to present claims under any special hazard insurance policy and any blanket insurance policy insuring against hazard losses on the mortgaged properties. However, the ability of the master servicer to present the claims is dependent upon the extent to which information in this regard is furnished to the master servicer or the subservicers by mortgagors.

FHA INSURANCE

         The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under The Housing Act and the United States Housing Act of 1937, as amended.

         There are two primary FHA insurance programs that are available for multifamily mortgage loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of such mortgage loans made under Sections 221 (d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of such a mortgage loan may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

         Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project or a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan to value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

         HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The master servicer will be obligated to purchase a debenture issued in satisfaction of a defaulted FHA insured mortgage loan serviced by it for an amount equal to the principal amount of any the debenture.

         The master servicer will be required to take steps reasonably necessary to keep FHA insurance in full force and effect.

VA MORTGAGE GUARANTY

         The Servicemen's Readjustment Act of 1944, as amended, permits a veteran or, in some instances, his or her spouse, to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one-to four-family dwelling unit to be occupied as the veteran's home at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down


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



payment for the purchaser and permits the guaranty of mortgage loans with terms, limited by the estimated economic life of the property, up to 30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a dollar limit established by the VA. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Notwithstanding the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only when the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage upon its assignment to the VA.

         Since there is no limit imposed by the VA on the principal amount of a VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a Primary Mortgage Insurance Policy may be required by the company for VA loans in excess of amounts specified by the VA. The amount of the additional coverage will be set forth in the related prospectus supplement. Any VA guaranty relating to Contracts underlying a series of bonds will be described in the related prospectus supplement.


                                   THE COMPANY

         The company is a wholly-owned subsidiary of Impac Mortgage Holdings, Inc. The company was incorporated in the State of California on April 12, 1996. The company was organized for the purpose of serving as a private secondary mortgage market conduit.

         The company maintains its principal office at 1401 Dove Street, Newport Beach, California 92660, and its telephone number is (949) 475-3700.


                           IMPAC FUNDING CORPORATION

         Impac Funding Corporation, an affiliate of the company, may be a Seller and may act as master servicer with respect to a mortgage pool. Impac Funding is a mortgage banking conduit that acquires conventional one- to four-family residential mortgage loans nationwide and has, from time to time, acquired condominium conversion loans. Impac Funding is a non-consolidating subsidiary of Impac Mortgage Holdings, Inc. Impac Funding primarily acquires mortgage loans from approved correspondents.

         Prior to November 1995, Impac Funding was a division of Imperial Credit Industries, Inc. In November 1995, Imperial Credit Industries, Inc. restructured its operations pursuant to which Impac Funding became a separate corporation and Imperial Credit Industries, Inc. contributed, among other things, all of the outstanding nonvoting preferred stock of Impac Funding, which represents 99% of the economic interest in Impac Funding, to Impac Mortgage Holdings, Inc., in exchange for approximately 10% of the common stock of Impac Mortgage Holdings, Inc. The common stock of Impac Funding was retained by Imperial Credit Industries, Inc. until March 1997 when it was distributed to certain officers and/or directors of Impac Funding who are also officers and/or directors of Impac Mortgage Holdings, Inc.

         Impac Funding's executive offices are located at 1401 Dove Street, Newport Beach, California 92660, and its telephone number is (949) 475-3700.


                          IMPAC MORTGAGE HOLDINGS, INC.

         Impac Mortgage Holdings, Inc. is a publicly traded, recently formed specialty finance company which operates three businesses: (1) long-term investment operations, (2) conduit operations, and (3) warehouse lending operations. The long-term investment operations is a recently-created business that invests primarily in nonconforming residential mortgage loans and bonds backed by such loans. The conduit operations, conducted by Impac Funding, primarily purchases and sells or securitizes non-conforming mortgage loans, and the warehouse lending operations provides short-term lines of credit to originators of mortgage loans. These two businesses include certain


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ongoing operations contributed to Impac Mortgage Holdings by Imperial Credit
Industries, Inc., a leading specialty finance company, in November 1995. Impac Mortgage Holdings is organized as a real estate investment trust for tax purposes, which allows it generally to pass through earnings to stockholders without federal income tax at the corporate level.

         Impac Mortgage Holdings, Inc.'s executive offices are located at 1401 Dove Street, Newport Beach, California 92660, and its telephone number is (949) 475-3700.


                                 THE AGREEMENTS

GENERAL

         Each series of bonds will be issued pursuant to an indenture. The parties to each indenture will be the related Issuer and the trustee. The Issuer will be created pursuant to an owner trust agreement between the company and the owner trustee.

         Forms of the Agreements have been filed as exhibits to the registration statement of which this prospectus is a part. However, the provisions of each Agreement will vary depending upon the nature of the related bonds and the nature of the related trust fund. The following summaries describe provisions that may appear in either the servicing agreement or indenture. The prospectus supplement for a series of bonds will describe any provision of the related Agreements that materially differs from the description thereof set forth below. The company will provide a copy of the Agreement (without exhibits) that relates to any series of bonds without charge upon written request of a holder of an offered bond of the series addressed to it at its principal executive offices specified in this prospectus under "The Company".

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE COMPANY

         The servicing agreement for each series of bonds will provide that the master servicer may not resign from its obligations and duties except upon a determination that performance of the duties is no longer permissible under applicable law or except (1) in connection with a permitted transfer of servicing or (2) upon appointment of a successor servicer reasonably acceptable to the trustee and upon receipt by the trustee of a letter from each Rating Agency generally to the effect that the resignation and appointment will not, in and of itself, result in a downgrading of the bonds. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's responsibilities, duties, liabilities and obligations under the servicing agreement.

         Each servicing agreement and servicing agreement will also provide that the master servicer, the company and their directors, officers, employees or agents will not be under any liability to the trust fund or the bondholders for any action taken or for refraining from the taking of any action in good faith, or for errors in judgment, unless the liability which would otherwise be imposed was by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties. Each servicing agreement will further provide that the master servicer, the company, and any director, officer, employee or agent of the master servicer or the company are entitled to indemnification by the trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the servicing agreement or the related series of bonds, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans (except a loss, liability or expense otherwise reimbursable pursuant to the servicing agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties. In addition, each servicing agreement will provide that neither the master servicer nor the company will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the servicing agreement and which in its opinion may involve it in any expense or liability. The master servicer or the company may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the servicing agreement and the rights and duties of the parties to that agreement and the interests of the bondholders. The legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the master servicer or


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



the company, as the case may be, will be entitled reimbursement from funds otherwise distributable to bondholders.

         Any person into which the master servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the master servicer is a party or any person succeeding to the business of the master servicer will be the successor of the master servicer under the related servicing agreement, provided that (1) the person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and (2) the merger, consolidation or succession does not adversely affect the then-current ratings of the classes of bonds of the related series that have been rated. In addition, notwithstanding the prohibition on its resignation, the master servicer may assign its rights under a servicing agreement to any person to whom the master servicer is transferring a substantial portion of its mortgage servicing portfolio, provided clauses (1) and (2) above are satisfied and the person is reasonably satisfactory to the company and the trustee. In the case of an assignment, the master servicer will be released from its obligations under the servicing agreement, exclusive of liabilities and obligations incurred by it prior to the time of the assignment.

EVENTS OF DEFAULT AND RIGHTS UPON EVENT DEFAULT

         Servicing Agreement

         For a series of bonds, a servicing default under the related servicing agreement generally will include:

          o any failure by the master servicer to make a required deposit to the Payment Account or, if the master servicer is so required, to distribute to the holders of any class of bonds or Equity Certificates of the series any required payment which continues unremedied for 5 business days (or other period of time described in the related prospectus supplement) after the giving of written notice of the failure to the master servicer by the trustee or the Issuer;

          o any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the servicing agreement with respect to the series of bonds which continues unremedied for 45 days after the giving of written notice of the failure to the master servicer by the trustee or the Issuer;

          o events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and some actions by the master servicer indicating its insolvency or inability to pay its obligations, as specified in the related servicing agreement; and

          o any other servicing default as set forth in the servicing agreement.

         So long as a servicing default remains unremedied, either the company or the trustee may, by written notification to the master servicer and to the Issuer or the trustee or trust fund, as applicable, terminate all of the rights and obligations of the master servicer under the servicing agreement (other than any right of the master servicer as bondholder or as holder of the Equity Certificates and other than the right to receive servicing compensation and expenses for servicing the mortgage loans during any period prior to the date of the termination), whereupon the trustee will succeed to all responsibilities, duties and liabilities of the master servicer under the servicing agreement (other than any obligation to purchase mortgage loans) and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $15,000,000 to act as successor to the master servicer under the servicing agreement (unless otherwise set forth in the servicing agreement). Pending the appointment, the trustee is obligated to act in the capacity. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the servicing agreement.



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



         Indenture

         An event of default under the indenture generally will include:

          o a default for five days or more (or other period of time described in the related prospectus supplement) in the payment of any principal of or interest on any bond of the series;

          o failure to perform any other covenant of the company or the trust fund in the indenture which continues for a period of thirty days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

          o any representation or warranty made by the company or the trust fund in the indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting the series having been incorrect in a material respect as of the time made, and the breach is not cured within thirty days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

          o events of bankruptcy, insolvency, receivership or liquidation of the company or the trust fund, as specified in the indenture; or

          o any other event of default provided with respect to bonds of that series.

         If an event of default with respect to the bonds of any series at the time outstanding occurs and is continuing, the trustee or the holders of a majority of the then aggregate outstanding amount of the bonds of the series may declare the principal amount of all the bonds of the series to be due and payable immediately. The declaration may, in some circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related bonds.

         If following an event of default with respect to any series of bonds, the bonds of the series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the bonds of the series and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the bonds of the series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the bonds of a series following an event of default, unless (1) the holders of 100% of the then aggregate outstanding amount of the bonds of the series consent to the sale, (2) the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding bonds of the series at the date of the sale or (3) the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the bonds as the payments would have become due if the bonds had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the bonds of the series.

         In the event that the trustee liquidates the collateral in connection with an event of default, the indenture provides that the trustee will have a prior lien on the proceeds of the liquidation for unpaid fees and expenses. As a result, upon the occurrence of the event of default, the amount available for payments to the bondholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the bondholders after the occurrence of the event of default.

         In the event the principal of the bonds of a series is declared due and payable, as described above, the holders of the bonds issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount that is unamortized.



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         No bondholder or holder of an Equity Certificate generally will have any right under an owner trust agreement or indenture to institute any proceeding with respect to the Agreement unless (1) that holder previously has given to the trustee written notice of default and the continuance thereof, (2) the holders of bonds or Equity Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting that class (a) have made written request upon the trustee to institute the proceeding in its own name as trustee and (b) have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or because of the proceeding, (3) the trustee has neglected or refused to institute the proceeding for 60 days after receipt of the request and indemnity and (4) no direction inconsistent with the written request has been given to the trustee during the 60 day period by the holders of a majority of the bond balances of that class.

AMENDMENT

         With respect to each series of bonds, each related servicing agreement or indenture may be amended by the parties thereto without the consent of any of the holders of the bonds covered by the Agreement, to cure any ambiguity, to correct, modify or supplement any provision therein, or to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any holder of bonds covered by the Agreement. Each Agreement may also be amended by the parties thereto with the consent of the holders of bonds evidencing not less than 66% of the voting rights, for any purpose; provided, however, that the amendment may not:

          (1) reduce in any manner the amount of or delay the timing of, payments received on trust fund assets which are required to be distributed on any bond without the consent of the holder of the bond,

          (2) adversely affect in any material respect the interests of the holders of any class of bonds in a manner other than as described in (1), without the consent of the holders of bonds of the class evidencing not less than 66% of the aggregate voting rights of the class or

          (3) reduce the aforesaid percentage of voting rights required for the consent to the amendment without the consent of the holders of all bonds covered by the Agreement then outstanding.

The voting rights evidenced by any bond will be the portion of the voting rights of all of the bonds in the related series allocated in the manner described in the related prospectus supplement.

TERMINATION; RETIREMENT OF BONDS

         The obligations created by the related Agreements for each series of bonds (other than the limited payment and notice obligations of the trustee and the company, respectively) will terminate upon the payment to bondholders of that series of all amounts held in the Payment Account or by the master servicer and required to be paid to them pursuant to the Agreements following the earlier of (1)the final payment or other liquidation or disposition (or any advance with respect thereto) of the last mortgage loan, REO property and/or mortgage security subject thereto and (2) the purchase by the master servicer or the company or if specified in the prospectus supplement, by the holder of the Equity Certificates, from the trust fund for the series of all remaining mortgage loans, REO properties and/or mortgage securities. In addition to the foregoing, the master servicer or the company will have the option to purchase, in whole but not in part, the bonds specified in the related prospectus supplement in the manner set forth in the related prospectus supplement. With respect to any series of bonds, the purchase shall not be made unless the aggregate principal balance of the bonds as of the date is equal to or less than the percentage specified in the related prospectus supplement (which shall not be greater than 25%) of the aggregate principal balance of the bonds as of the Closing Date or a period specified in the related prospectus supplement (which shall not be shorter than seven years) has elapsed since the initial distribution date. Upon the purchase of the bonds or at any time thereafter, at the option of the master servicer or the company, the assets of the trust fund may be sold, thereby effecting a retirement of the bonds and the termination of the trust fund, or the bonds


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so purchased may be held or resold by the master servicer or the company. In no event, however, will the trust created by the indenture continue beyond the expiration of 21 years from the death of the survivor of the persons named in the indenture. Written notice of termination of the indenture will be given to each bondholder, and the final distribution will be made only upon surrender and cancellation of the bonds at an office or agency appointed by the trustee which will be specified in the notice of termination. If the bondholders are permitted to terminate the trust under the applicable indenture, a penalty may be imposed upon the bondholders based upon the fee that would be foregone by the master servicer because of the termination.

         The purchase of mortgage loans and property acquired in respect of mortgage loans evidenced by a series of bonds shall be made at the option of the master servicer, the company or the holder of the Equity Certificates at the price specified in the related prospectus supplement. The exercise of the right will effect early retirement of the bonds of that series, but the right of the master servicer, the company or, if applicable, the holder to so purchase is subject to the aggregate principal balance of the mortgage loans and/or mortgage securities in the trust fund for that series as of the distribution date on which the purchase proceeds are to be distributed to bondholders being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans and/or mortgage securities at the cut-off date for that series. The prospectus supplement for each series of bonds will set forth the amounts that the holders of the bonds will be entitled to receive upon the early retirement. The early termination may adversely affect the yield to holders of the bonds.

         Following any optional termination, there will be no continuing direct or indirect liability of the trust fund or any bondholder as sellers of the assets of the trust fund.

THE TRUSTEE

         The trustee under each indenture will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the company and its affiliates. The trustee shall at all times be a corporation or an association organized and doing business under the laws of any stateor the United States of America, authorized under the laws to exercise corporate trust powers, having a combined capital and surplus of at least $15,000,000 and subject to supervision or examination by federal or state authority.

DUTIES OF THE TRUSTEE

         The trustee for each series of bonds will make no representation as to the validity or sufficiency of the related Agreements, the bonds or any underlying mortgage loan, mortgage security or related document and will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the bonds or the underlying mortgage loans or mortgage securities, or any funds deposited into or withdrawn from the Payment Account for the series or any other account by or on behalf of the master servicer or special servicer. If no event of default has occurred and is continuing, the trustee for each series of bonds will be required to perform only those duties specifically required under the related indenture. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Agreement, a trustee will be required to examine the documents and to determine whether they conform to the requirements of the agreement.

SOME MATTERS REGARDING THE TRUSTEE

         As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

         The trustee for each series of bonds generally will be entitled to indemnification, from amounts held in the Payment Account for the series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related


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indenture unless the loss, liability, cost or expense was incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations or duties.


                     RESIGNATION AND REMOVAL OF THE TRUSTEE

         The trustee may resign at any time, in which event the company will be obligated to appoint a successor trustee. The company may also remove the trustee if the trustee ceases to be eligible to continue under the indenture or if the trustee becomes insolvent. Upon becoming aware of the circumstances, the company will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of bonds evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.


                              YIELD CONSIDERATIONS

         The yield to maturity of an offered bond will depend on the price paid by the holder for the bond, the bond interest rate on a bond entitled to payments of interest (which bond interest rate may vary if so specified in the related prospectus supplement) and the rate and timing of principal payments (including prepayments, defaults, liquidations and repurchases) on the mortgage loans and the allocation thereof to reduce the principal balance of the bond (or notional amount thereof if applicable) and other factors.

         A class of bonds may be entitled to payments of interest at a fixed bond interest rate, a variable bond interest rate or adjustable bond interest rate, or any combination of the bond interest rates, each as specified in the related prospectus supplement. A variable bond interest rate may be calculated based on the weighted average of the Net Mortgage Rates of the related mortgage loans for the month preceding the distribution date if so specified in the related prospectus supplement. As will be described in the related prospectus supplement, the aggregate payments of interest on a class of bonds, and their yield to maturity, will be affected by the rate of payment of principal on the bonds (or the rate of reduction in the notional balance of bonds entitled only to payments of interest) and, in the case of bonds evidencing interests in ARM Loans, by changes in the Net Mortgage Rates on the ARM Loans. See "Maturity and Prepayment Considerations" below. The yield on the bonds will also be affected by liquidations of mortgage loans following mortgagor defaults and by purchases of mortgage loans in the event of breaches of representations made in respect of the mortgage loans by the company, the master servicer and others, or conversions of ARM Loans to a fixed interest rate. See "The Mortgage Pools--Representations by Sellers" and "Descriptions of the Bonds--Assignment of Trust Fund Assets" above. Holders of Strip Bonds or a class of bonds having a bond interest rate that varies based on the weighted average mortgage rate of the underlying mortgage loans may be affected by disproportionate prepayments and repurchases of mortgage loans having higher Net Mortgage Rates or rates applicable to the Strip Bonds, as applicable.

         With respect to any series of bonds, a period of time will elapse between the date upon which payments on the related mortgage loans are due and the distribution date on which the payments are passed through to bondholders. That delay will effectively reduce the yield that would otherwise be produced if payments on the mortgage loans were distributed to bondholders on or near the date they were due.

         In general, if a class of bonds is purchased at initial issuance at a premium and payments of principal on the related mortgage loans occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. Similarly, if a class of bonds is purchased at initial issuance at a discount and payments of principal on the related mortgage loans occur at a rate slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that originally anticipated. The effect of principal prepayments, liquidations and purchases on yield will be particularly significant in the case of a series of bonds having a class entitled to payments of interest only or to payments of interest that are disproportionately high relative to the principal payments to which the class is entitled. This class will likely be sold at a substantial premium to its principal balance and any faster than anticipated


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rate of prepayments will adversely affect the yield to holders thereof.
Extremely rapid prepayments may result in the failure of the holders to recoup their original investment. In addition, the yield to maturity on other types of classes of bonds, including Accrual Bonds and bonds with a bond interest rate which fluctuates inversely with or at a multiple of an index, may be relatively more sensitive to the rate of prepayment on the related mortgage loans than other classes of bonds.

         The timing of changes in the rate of principal payments on or repurchases of the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the underlying mortgage loans or a repurchase thereof, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments and repurchases occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of a series of bonds would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

         When a principal prepayment in full is made on a mortgage loan, the borrower is generally charged interest only for the period from the due date of the preceding scheduled payment up to the date of the prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. In addition, a partial principal prepayment may likewise be applied as of a date prior to the next scheduled due date (and, accordingly, be accompanied by accrued interest for less than the full accrual period). However, interest accrued and distributable on any series of bonds on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods. Consequently, if a prepayment on any mortgage loan is distributable to bondholders on a particular distribution date, but the prepayment is not accompanied by accrued interest for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees and any retained interest of the company) may be less than the corresponding amount of interest accrued and otherwise payable on the related mortgage loan, and a Prepayment Interest Shortfall will result. Ifand to the extent that the shortfall is allocated to a class of offered bonds, its yield will be adversely affected. The prospectus supplement for a series of bonds will describe the manner in which the shortfalls will be allocated among the classes of the bonds. If so specified in the related prospectus supplement, the master servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of the shortfalls. The related prospectus supplement will also describe any other amounts available to offset the shortfalls. See "Servicing of Mortgage Loans--Servicing and Other Compensation and Payment of Expenses; Retained Interest".

         The trust fund with respect to any series may include convertible ARM Loans. As is the case with conventional, fixed-rate mortgage loans originated in a high interest rate environment which may be subject to a greater rate of principal prepayments when interest rates decrease, convertible ARM Loans may be subject to a greater rate of principal prepayments (or purchases by the related subservicer or the master servicer) due to their refinancing or conversion to fixed interest rate loans in a low interest rate environment. For example, if prevailing interest rates fall significantly, convertible ARM Loans could be subject to higher prepayment and conversion rates than if prevailing interest rates remain constant because the availability of fixed-rate or other adjustable-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable-rate mortgages to "lock in" a lower fixed interest rate or to take advantage of the availability of other adjustable-rate mortgage loans, or, in the case of convertible adjustable-rate mortgage loans, to exercise their option to convert the adjustable interest rates to fixed interest rates. The conversion feature may also be exercised in a rising interest rate environment as mortgagors attempt to limit their risk of higher rates. A rising interest rate environment may also result in an increase in the rate of defaults on the mortgage loans. If the related subservicer or the master servicer purchases convertible ARM Loans, a mortgagor's exercise of the conversion option will result in a distribution of the principal portion thereof to the bondholders, as described in this prospectus. Alternatively, to the extent subservicers or the master servicer fail to purchase converting ARM Loans, the mortgage pool will include fixed-rate mortgage loans.



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         The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans and thus the yield on the bonds. In general, defaults on single family loans are expected to occur with greater frequency in their early years. However, there is a risk that mortgage loans, including multifamily loans, that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. The rate of default on single family loans which are refinance or limited documentation mortgage loans, and on mortgage loans, including multifamily loans, with high loan-to- value ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

         With respect to some mortgage loans in a mortgage pool, the mortgage rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each mortgage loan generally will be qualified, or the mortgage loan otherwise approved, on the basis of the mortgage rate in effect at origination. The repayment of the mortgage loan may thus be dependent on the ability of the mortgagor to make larger level monthly payments following the adjustment of the mortgage rate. In addition, the periodic increase in the amount paid by the mortgagor of a buydown mortgage loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage under applicable underwriting guidelines, and may accordingly increase the risk of default with respect to the related mortgage loan.

         The mortgage rates on ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial mortgage rates are generally lower than the sum of the Indices applicable at origination and the related Note Margins), the amount of interest accruing on the principal balance of the mortgage loans may exceed the amount of their minimum scheduled monthly payment. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may become Deferred Interest which will be added to the principal balance thereof and will bear interest at the applicable mortgage rate. The addition of the Deferred Interest to the principal balance of any related class or classes of bonds will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which the bonds were purchased. In addition, with respect to ARM Loans subject to negative amortization, during a period ofdeclining interest rates, it might be expected that each minimum scheduled monthly payment on the mortgage loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since the excess will be applied to reduce the principal balance of the related class or classes of bonds, the weighted average life of the bonds will be reduced and may adversely affect yield to holders thereof, depending upon the price at which the bonds were purchased.


                     MATURITY AND PREPAYMENT CONSIDERATIONS

         As indicated above under "The Mortgage Pools," the original terms to maturity of the mortgage loans in a given mortgage pool will vary depending upon the type of mortgage loans included in the mortgage pool. The prospectus supplement for a series of bonds will contain information with respect to the types and maturities of the mortgage loans in the related mortgage pool. All of the mortgage loans may be prepaid without penalty in full or in part at any time. The prepayment experience with respect to the mortgage loans in a mortgage pool will affect the life and yield of the related series of bonds.

         With respect to balloon loans, payment of the balloon payment (which, based on the amortization schedule of the mortgage loans, is expected to be a substantial amount) will generally depend on the mortgagor's ability to obtain refinancing of the mortgage loans or to sell the mortgaged property prior to the maturity of the balloon loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including real estate values, the mortgagor's financial situation, prevailing mortgage loan interest rates, the mortgagor's equity


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



in the related mortgaged property, tax laws and prevailing general economic conditions. None of the company, the master servicer, or any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

         The extent of prepayments of principal of the mortgage loans may be affected by a number of factors, including solicitations and the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located and, in the case of multifamily, commercial and mixed-use loans, the quality of management of the mortgage properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans may be affected by the existence of lock-out periods and requirements that principal prepayments be accompanied by prepayment premiums, as well as due-on-sale and due-on-encumbrance provisions, and by the extent to which the provisions may be practicably enforced. See "Servicing of Mortgage Loans--Collection and Other Servicing Procedures; Mortgage Loan Modifications" and "Legal Aspects of the Mortgage Loans--Enforceability of Some Provisions" for a description of provisions of the servicing agreement and legal aspects of mortgage loans that may affect the prepayment experience on the mortgage loans.

         The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with ARM Loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" the rate or (2) taking advantage of the initial "teaser rate" (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan. Moreover, although the mortgage rates on ARM Loans will be subject to periodic adjustments, the adjustments generally will not increase or decrease the mortgage rates by more than a fixed percentage amount on each adjustment date, will not increase the mortgage rates over a fixed percentage amount during the life of any ARM Loan and will be based on an index (which may not rise and fall consistently with mortgage interest rates) plus the related Note Margin (which may be different from margins being used at the time for newly originated adjustable rate mortgage loans). As a result, the mortgage rates on the ARM Loans at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans. In high interest rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently high in relation to the then-current mortgage rates on newly originated ARM Loans that the rate of prepayment may increase as a result of refinancings. There can be no assurance as to the rate of prepayments on the mortgage loans during any period or over the life of any series of bonds.

         If the applicable servicing agreement for a series of bonds provides for a pre-funding account or other means of funding the transfer of additional mortgage loans to the related trust fund, as described under "Description of the Bonds--Pre-Funding Account" in this prospectus, and the trust fund is unable to acquire the additional mortgage loans within any applicable time limit, the amounts set aside for the purpose may be applied as principal payments on one or more classes of bonds of the series. See "Yield Considerations."

         There can be no assurance as to the rate of prepayment of the mortgage loans. The company is not aware of any publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans such as the mortgage loans over an extended period of time. All statistics known to the company that have been compiled with respect to prepayment experience on mortgage loans indicate that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities. No representation is made as to the particular factors that will affect the prepayment of the mortgage loans or as to the relative importance of these factors.

         As described in this prospectus and in the prospectus supplement, the master servicer, the company or a person specified in the related prospectus supplement (other than the holder of any class of offered bonds) may have the option to purchase the assets in a trust fund and effect early retirement of the related series of bonds. See "The Agreements--Termination; Retirement of Bonds."

                         LEGAL ASPECTS OF MORTGAGE LOANS

         The following discussion summarizes legal aspects of mortgage loans that is general in nature. The summaries do not purport to be complete. They do not reflect the laws of any particular state nor the laws of all states in which the mortgaged properties may be situated. This is because these legal aspects are governed in part by the law of the state that applies to a particular mortgaged property and the laws of the states may vary substantially. You should refer to the applicable federal and state laws governing the mortgage loans.

MORTGAGES

         Each single family, multifamily, commercial and mixed-use loan and, if applicable, the Contracts (in each case other than cooperative mortgage loans), will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located, and may have first, second or third priority. Mortgages and deeds to secure debt are referred to as "mortgages." Contracts evidence both the obligation of the obligor to repay the loan evidenced thereby and grant a security interest in the related Manufactured Homes to secure repayment of the loan. However, as Manufactured Homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that Manufactured Homes may become subject to real estate title and recording laws. See "--Contracts" below. In some states, a mortgage or deed of trust creates a lien upon the real property encumbered by the mortgage or deed of trust. However, in other states, the mortgage or deed of trust conveys legal title to the property respectively, to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent (i.e., the payment of the indebtedness secured thereby). The lien created by the mortgage or deed of trust is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages depends on their terms or on the terms of separate subordination or inter-creditor agreements, the knowledge of the parties in some cases and generally on the order of recordation of the mortgage in the appropriate recording office. There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor who is the borrower-homeowner; the beneficiary who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust, the grantee's authority under a deed to secure debt and the mortgagee's authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trust or mortgage, and, in deed of trust transactions, the directions of the beneficiary.

COOPERATIVE MORTGAGE LOANS

         If specified in the prospectus supplement relating to a series of certificates, the mortgage loans and Contracts may include cooperative mortgage loans. Each mortgage note evidencing a cooperative mortgage loan will be secured by a security interest in shares issued by the related Cooperative, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien upon the shares of the Cooperative, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement (or financing statements related thereto) in the appropriate recording office.

         All Cooperative buildings relating to the cooperative mortgage loans are located primarily in the State of New York. Generally, each Cooperative owns in fee or has a long-term leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment


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of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage (or mortgages) on the Cooperative's building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessor, as the case may be, is also responsible for fulfilling the mortgage or rental obligations. An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is generally subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (1) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the mortgagee who financed the purchase by an individual tenant-stockholder of shares of the Cooperative or, in the case of the mortgage loans, the collateral securing the cooperative mortgage loans.

         Each Cooperative is owned by shareholders (referred to as tenant-stockholders) who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative pursuant to the proprietary lease, which payment represents the tenant-stockholder's proportional share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a cooperative mortgage loan evidenced by a mortgage note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The mortgagee generally takes possession ofthe share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the mortgagee's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the mortgage note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "--Foreclosure on Shares of Cooperatives" below.

TAX ASPECTS OF COOPERATIVE OWNERSHIP

         In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which the items are allowable as a deduction to the corporation, the section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the cooperative mortgage loans will qualify under the section for any particular year. In the event that the Cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative mortgage loans could be significantly


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impaired because no deduction would be allowable to tenant- stockholders under
Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that a failure would be permitted to continue over a period of years appears remote.

LEASES AND RENTS

         Mortgages that encumber income-producing multifamily and commercial properties often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

CONTRACTS

         Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. Financing statements are effective for five years and must be renewed prior to the end of each five year period. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of the state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to the office, depending on state law.

         The master servicer will be required under the related servicing agreement to effect the notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. In the event the master servicer fails, due to clerical errors or otherwise, to effect the notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the trustee may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that manufactured homes may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC ora real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, Contracts will contain provisions prohibiting the obligor from permanently attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the Seller and transferred to the company.

         The company will assign or cause to be assigned a security interest in the Manufactured Homes to the trustee, on behalf of the bondholders. Neither the company, the master servicer nor the trustee will amend the certificates of title to identify the trustee, on behalf of the bondholders, as the new secured party and, accordingly, the company or the Seller will continue to be named as the


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



secured party on the certificates of title relating to the Manufactured Homes. In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the company's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the company or Seller.

         In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the company on the certificate of title or delivery of the required documents and fees will be sufficient to protect the trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the company has failed to perfect or cause to be perfected the security interest assigned to the trust fund, the security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the trustee, on behalf of the bondholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

         In the event that the owner of a Manufactured Home moves it to a state other than the state in which the Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after the relocation and thereafter until the owner re-registers the Manufactured Home in the state. If the owner were to relocate a Manufactured Home to another state and re-register the Manufactured Home in the state, and if the company did not take steps to re-perfect its security interest in the state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the company must surrender possession if it holds the certificate of title to the Manufactured Home or, in the case of Manufactured Homes registered in states that provide for notation of lien, the company would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the company would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each related servicing agreement, the master servicer will be obligated to take these steps, at the master servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

         Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The company will obtain the representation of the related Seller that it has no knowledge of any of these liens with respect to any Manufactured Home securing a Contract. However, these liens could arise at any time during the term of a Contract. No notice will be given to the trustee or bondholders in the event this type of lien arises.

                   FORECLOSURE ON MORTGAGES AND SOME CONTRACTS

         Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In addition to any notice requirements contained in a deed of trust, in some states, the trustee must record a notice of default and send a copy to the borrower trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers in a specified manner prior to the date of trustee's sale. In addition, some state laws require that a


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copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

         In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, in these states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

         Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the applicable parties. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

         In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for a credit bid less than or equal to the unpaid principal amount of the note plus the accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor's debt will be extinguished unless the lender purchases the property for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment and the remedy is available under state law and the related loan documents. In the same states, there is a statutory minimum purchase price which the lender may offer for the property and generally, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making the repairs at its own expense as are necessary to render the property suitable for sale. Generally, the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of bonds. See "Description of Credit Enhancement".

         A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages. The junior mortgagee must either pay the entire amount due on the senior mortgages prior to or at the time of the foreclosure sale or undertake to pay on any senior mortgages that the mortgagor is currently in a state of default under. Under either course of action, the junior mortgagee may add the amounts paid to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those single family loans and multifamily loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeds.

         In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan


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documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

FORECLOSURE ON SHARES OF COOPERATIVES

         The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant- stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The Cooperative may cancel the proprietary lease or occupancy agreement, even while pledged, for failure by the tenant-stockholder to pay its obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by the tenant-stockholder. Generally, obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the Cooperative may generally terminate a proprietary lease or occupancy agreement in the event the borrower breaches its covenants in the proprietary lease or occupancy agreement. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant- stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the cooperative mortgage loan and accrued and unpaid interest on the loan.

         Recognition agreements also generally provide that in the event the lender succeeds to the tenant- shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a cooperative mortgage loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. The approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. Generally, the lender is not limited in any rights it may have to dispossess the tenant- stockholder.



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         Because of the nature of cooperative mortgage loans, lenders do not require the tenant-stockholder (i.e., the borrower) to obtain title insurance of any type. Consequently, the existence of anyprior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

         In New York, foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the New York UCC and the security agreement relating to those shares. Article 9 of the New York UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. Generally, a sale conducted according to the usual practice of banks selling similar collateral in the same area will be considered reasonably conducted.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

REPOSSESSION WITH RESPECT TO CONTRACTS

         General. Repossession of manufactured housing is governed by state law. A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of the home in the event of a default by the obligor generally will be governed by the UCC (except in Louisiana). Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in small particulars, the general repossession procedure established by the UCC is as follows:

         o Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to court-issued writ of replevin). The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.



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         o    Once repossession has been achieved, preparation for the
              subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.

         o Sale proceeds are to be applied first to repossession expenses (expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgement in those states that do not prohibit or limit the judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.

         Louisiana Law. Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana law rather than Article 9 of the UCC. Louisiana laws provide similar mechanismsfor perfection and enforcement of security interests in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

         Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

         So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished by voluntary consent of the obligor, executory process (repossession proceedings which must be initiated through the courts but which involve minimal court supervision) or a civil suit for possession. In connection with a voluntary surrender, the obligor must be given a full release from liability for all amounts due under the contract. In executory process repossessions, a sheriff's sale (without court supervision) is permitted, unless the obligor brings suit to enjoin the sale, and the lender is prohibited from seeking a deficiency judgment against the obligor unless the lender obtained an appraisal of the manufactured home prior to the sale and the property was sold for at least two-thirds of its appraised value.

RIGHTS OF REDEMPTION

         Single Family, Multifamily and Commercial Properties. The purposes of a foreclosure action in respect of a mortgaged property is to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.



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         The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchase through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         Manufactured Homes. While state laws do not usually require notice to be given to debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Single Family, Multifamily and Commercial Loans. Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states (including California), statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following non-judicial foreclosure by power of sale. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust, even if obtainable under applicable law, may be of little value to the mortgagee or beneficiary if there are no trust assets against which the deficiency judgment may be executed. Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting the election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in some states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

         Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances, including circumstances where the disposition of the collateral (which, in the case of a cooperative mortgage loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was not conducted in a commercially reasonable manner.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, under the federal Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the


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consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in a bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien. Moreover, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearage within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearage over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

         In the case of income-producing multifamily properties, federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents.

CONSUMER COMPLIANCE LAWS AND REGULATIONS

         Tax liens arising under the Code may have priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include TILA, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as implemented by Regulation X, Equal Credit Opportunity Act, as implemented by Regulation B, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. In particular, an originator's failure to comply with certain requirements of the federal TILA, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in obligors' rescinding the mortgage loans either against the originators or assignees.

         Some of the mortgage loans may High Cost Loans be subject to the Home Ownership and Equity Protection Act of 1994, or Homeownership Act, which amended TILA to provide new requirements applicable to loans that exceed certain interest rates and/or points and fees thresholds. Purchasers or assignees of any High Cost Loan, including any trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

         In addition to the Homeownership Act, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the


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mortgage loans. In some cases, state law may impose requirements and restrictions greater than those in the Homeownership Act. An originators' failure to comply with these laws could subject the trust (and other assignees of the mortgage loans) to monetary penalties and could result in the borrowers rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

         Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

         Contracts. In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere withor affect the ability of a lender to realize upon collateral and/or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the home at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

ENVIRONMENTAL LEGISLATION

         Under CERCLA, and under state law in some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

         The Conservation Act amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Conservation Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

         Other federal and state laws may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. The cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust fund and reduce the amounts otherwise distributable to the holders of the related series of bonds. Moreover, federal statutes and states by statute may impose a lien for any cleanup costs incurred by the state on the property that is the subject of the cleanup costs. All subsequent liens on the property generally are subordinated to the lien and, in some states, even prior recorded liens are


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subordinated to such lien. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to the lien could be adversely affected.

         Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the company has not made and will not make the evaluations prior to the origination of the mortgage loans. Neither the company nor any replacement servicer will be required by any Agreement to undertake these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The company does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, the company will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to bondholders of the related series.

CONSUMER PROTECTION LAWS WITH RESPECT TO CONTRACTS

         Numerous federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance which are described in "--Anti-Deficiency Legislation and Other Limitations on Lenders" above.

         Manufactured housing contracts often contain provisions obligating the obligor to pay late charges if payments are not timely made. Federal and state law may specifically limit the amount of late charges that may be collected. Under the related servicing agreement, late charges will be retained by the master servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to bondholders.

         Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

         In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

         The FTC Rule has the effect of subjecting a seller (and some related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the contract, and the holder of the contract may also be unable to collect amounts still due under the contract. Most of the Contracts in a trust fund will be subject to the requirements of the FTC Rule. Accordingly, the trust fund, as holder of theContracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, subject to a maximum liability equal to the amounts paid by the obligor on the Contract. If an obligor is successful in asserting the claim or defense, and if the Seller had or should have had knowledge of the claim or defense, the master servicer will have the right to require the Seller to repurchase the Contract because of a breach of its Seller's representation and warranty that no claims or defenses exist that would affect the obligor's obligation to make the required payments under the Contract. The Seller would then have the right to require the originating dealer to repurchase the Contract from it and might also have the right to recover from the dealer any losses suffered by the Seller with respect to which the dealer would have been primarily liable to the obligor.

ENFORCEABILITY OF SOME PROVISIONS

         Transfer of Mortgaged Properties. Unless the related prospectus supplement indicates otherwise, the mortgage loans generally contain due-on-sale clauses. These clauses permit the lender


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to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the prior consent of the lender. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, Garn-St Germain Act preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact thata transfer of the property may have occurred. These include intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

         The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by the buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

         Transfer of Manufactured Homes. Generally, manufactured housing contracts contain provisions prohibiting the sale or transfer of the related manufactured homes without the consent of the obligee on the contract and permitting the acceleration of the maturity of the contracts by the obligee on the contract upon the sale or transfer that is not consented to. The master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the related Contracts through enforcement of due-on-sale clauses, subject to applicable state law. In some cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

         In the case of a transfer of a Manufactured Home as to which the master servicer desires to accelerate the maturity of the related Contract, the master servicer's ability to do so will depend on the enforceability under state law of the due-on-sale clause. The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the Manufactured Homes. Consequently, in some cases the master servicer may be prohibited from enforcing a due-on-sale clause in respect of a Manufactured Home.

         Late Payment Charges and Prepayment Restrictions. Notes and mortgages, as well as manufactured housing conditional sales contracts and installment loan agreements, may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments or the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid even when the loans expressly provide for thecollection of those charges. Although the Parity Act permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the accompanying prospectus supplement. The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the bonds. The OTS, the agency that administers the Parity Act for unregulated housing creditors, withdrew its favorable Parity Act regulations and Chief Counsel Opinions that previously authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective with respect to loans originated on or after July 1, 2003. However, the OTS's ruling does not retroactively affect loans originated before July 1, 2003.



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         In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

                              SUBORDINATE FINANCING

         When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

INSTALLMENT CONTRACTS

         The trust fund assets may also consist of installment sales contracts. Under an installment contract the seller (referred to in this section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the installment contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for the maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

         The method of enforcing the rights of the lender under an installment contract varies on a state-by- state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated and the buyer's equitable interest in the property is forfeited. The lender in this situation is not required to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under these statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the defaulted amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

APPLICABILITY OF USURY LAWS

         Title V provides that state usury limitations shall not apply to some types of residential first mortgage loans originated by some lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The OTS is


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authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges.

         Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any loan that is secured by a first lien on some kinds of manufactured housing. Contracts would be covered if they satisfy conditions including, among other things, terms governing any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted this type of law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the trust fund.

         Usury limits apply to junior mortgage loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum mortgage rates for ARM Loans, as set forth in the related prospectus supplement.

         As indicated above under "The Mortgage Pools--Representations by Sellers," each Seller of a mortgage loan will have represented that the mortgage loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the mortgage rates on the mortgage loans will be subject to applicable usury laws as in effect from time to time.

ALTERNATIVE MORTGAGE INSTRUMENTS

         Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders historically have been subjected to a variety of restrictions. The restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title
VIII. Title VIII provides that, notwithstanding any state law to the contrary,
(1) state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks,
(2) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and (3) all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the OTS, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of the provisions. Some states have taken this action.

FORMALDEHYDE LITIGATION WITH RESPECT TO CONTRACTS

         A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials, including components of manufactured housing such as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts, and related


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persons in the distribution process. The company is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

         Under the FTC Rule, which is described above under "Consumer Protection Laws", the holder of any Contract secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. In the event an obligor is successful in asserting this claim, the related bondholders could suffer a loss if (1) the related Seller fails or cannot be required to repurchase the affected Contract for a breach of representation and warranty and (2) the master servicer or the trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the bondholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from these manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

SERVICEMEMBERS' CIVIL RELIEF ACT OF 1940

         Under the terms of the Relief Act, a mortgagor who enters military service after the origination of the mortgagor's mortgage loan (including a mortgagor who was in reserve status and iscalled to active duty after origination of the mortgage loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of the mortgagor's active duty status, unless a court orders otherwise upon application of the lender. A court may grant a lender relief from the requirements of the Relief Act if, in the court's opinion, the servicemember's ability to pay interest upon the loan at a rate in excess of 6% percent is not materially affected by reason of the servicemembers' military service. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, officers of the U.S. Public Health Service, officers of the National Oceanic and Atmosphere Administration and draftees under an induction order assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on the mortgage loans subject to the Relief Act. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related mortgage loans, would result in a reduction of the amounts distributable to the holders of the related bonds, and would not be covered by advances by the master servicer or other entity or by any form of credit enhancement provided in connection with the related series of bonds, unless described in the prospectus supplement. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer to foreclose on an affected single family loan or enforce rights under a Contract during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the related bonds in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to bondholders of the related series.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

         Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of RICO can be seized by the government if the property was used in, or purchased with the proceeds of, these crimes. Under procedures contained in the Crime Control Act, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is


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based, or (2) the lender was, at the time of execution of the mortgage,
"reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

JUNIOR MORTGAGES

         Some of the mortgage loans may be secured by mortgages or deeds of trust which are junior to senior mortgages or deeds of trust which are not part of the trust fund. The rights of the bondholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, which may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in some cases, either reinitiates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure the default and bring the senior loan current thereby reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of this notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

         The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.

NEGATIVE AMORTIZATION LOANS

         A recent case decided by the United States Court of Appeals, First Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the DIDMC and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Parity Act, which authorizes lenders to make residential mortgage loans that provide for negative amortization. The First Circuit's decision is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.



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                         FEDERAL INCOME TAX CONSEQUENCES

                                     GENERAL

         The following discussion is the opinion of Thacher Proffitt & Wood LLP, counsel to the company, with respect to the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered bonds offered under this prospectus and the prospectus supplement insofar as it relates to matters of law or legal conclusions with respect thereto. This discussion is directed solely to bondholders that hold the bonds as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special treatment under the Code. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions. Taxpayers and preparers of tax returns (including those filed by any issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the bonds. See "State and Other Tax Consequences."

         The following discussion is based in part upon the OID Regulations. The OID Regulations do not adequately address issues relevant to bonds such as the offered bonds. In some instances, the OID Regulations provide that they are not applicable to bonds such as the offered bonds.

         On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of bonds, Thacher Proffitt & Wood LLP, counsel to the company, will deliver its opinion to the effect that, assuming compliance with all provisions of the indenture, owner trust agreement and other related documents, for federal income tax purposes (1) the bonds will be treated as indebtedness to a bondholder other than the owner of the Equity Certificates and (2) the Issuer, as created pursuant to the terms and conditions of the owner trust agreement, will not be characterized as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool. For purposes of this tax discussion, references to a "bondholder" or a "holder" are to the beneficial owner of a bond.

         Status as Real Property Loans

         (1) Bonds held by a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and (2)bonds held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code section 856(c)(4)(A) and interest on bonds will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Code section 856(c)(3)(B). In addition, the bonds will not be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code.

         Taxation of Owners of Bonds.

         Interest and Original Issue Discount. A bond may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holder of a bond issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the "constant yield" method described below, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6) of the Code provides special rules


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applicable to bonds and some other debt instruments issued with original issue discount; regulations have not been issued under that section.

         The Code requires that a reasonable prepayment assumption be used with respect to mortgage loans held by a trust fund in computing the accrual of original issue discount on bonds issued by that trust fund, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Committee Report indicates that the regulations will provide that the prepayment assumption used with respect to a bond must be the same as that used in pricing the initial offering of the bond. The Prepayment Assumption used in reporting original issue discount for each series of bonds will be consistent with this standard and will be disclosed in the related prospectus supplement. However, none of the company, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

         The original issue discount, if any, on a bond will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of bonds will be the first cash price at which a substantial amount of bonds of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of bonds is sold for cash on or prior to the Closing Date, the issue price for that class will be the fair market value of that class on the Closing Date. Under the OID Regulations, the stated redemption price of a bond is equal to the total of all payments to be made on the bond other than "qualified stated interest." "Qualified stated interest" is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the bond.

         In the case of bonds bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of the bonds. If the original issue discount rules apply to the bonds in a particular series, the related prospectus supplement will describe the manner in which these rules will be applied with respect to the bonds in that series that bear an adjustable interest rate in preparing information returns to the bondholders and the IRS.

         The first interest payment on a bond may be made more than one month after the date of issuance, which is a period longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on the day prior to each distribution date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the bond and accounted for as original issue discount. Because interest on bonds must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the bonds.

         In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a bond will reflect the accrued interest. In such cases, information returns to the bondholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of the bond (and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date) and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first distribution date should be included in the stated redemption price of the bond. However, the OID Regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a bondholder.



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         Notwithstanding the general definition of original issue discount, original issue discount on a bond will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the bond multiplied by its weighted average life. For this purpose, the weighted average life of a bond is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the bond, by multiplying (1) the number of complete years (rounding down for partial years) from the issue date until that payment is expected to be made (presumably taking into account the Prepayment Assumption) by (2) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the bond. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of de minimis original issue discount attributable to that bond and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the bond. The OID Regulations also would permit a bondholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "Taxation of Owners of Bonds--Market Discount" below for a description of this election under the OID Regulations.

         If original issue discount on a bond is in excess of a de minimis amount, the holder of the bond must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the bond, including the purchase date but excluding the disposition date. In the case of an original holder of a bond, the daily portions of original issue discount will be determined as follows.

         As to each "accrual period," that is, each period that ends on a date that corresponds to the day prior to each distribution date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during the accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the bond, if any, in future periods and (b) the distributions made on the bond during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of the bond at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the bond will be received in future periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption, (2) using a discount rate equal to the original yield to maturity of the bond and (3) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the bond will be calculated based on its issue price and assuming that distributions on the bond will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a bond at the beginning of any accrual period will equal the issue price of the bond, increased by the aggregate amount of original issue discount that accrued with respect to the bond in prior accrual periods, and reduced by the amount of any distributions made on the bond in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

         A subsequent purchaser of a bond that purchases a bond that is treated as having been issued with original issue discount at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to the bond. However, each such daily portion will be reduced, if the cost of the bond is in excess of its "adjusted issue price," in proportion to the ratio the excess bears to the aggregate original issue discount remaining to be accrued on the bond. The adjusted issue price of a bond on any given day equals the sum of
(1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the bond at the beginning of the accrual period which includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day.



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         Market Discount. A bondholder that purchases a bond at a market discount, that is, in the case of a bond issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a bond issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a bondholder generally will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A bondholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the bondholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a bondholder to elect to accrue all interest, discount (including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a bond with market discount, the bondholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the bondholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a bondholder that made this election for a bond that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the bondholder owns or acquires. See "Taxation of Owners of Bonds--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a bond on a constant yield method or as interest would be irrevocable, except with the approval of the IRS.

         However, market discount with respect to a bond will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the bond multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "Taxation of Owners of Bonds--Interest and Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on bonds should accrue, at the bondholder's option: (1) on the basis of a constant yield method, (2) in the case of a bond issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the bond as of the beginning of the accrual period, or (3) in the case of a bond issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the bond at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a bond purchased at a discount in the secondary market.

         To the extent that bonds provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a bond generally will be required to treat a portion of any gain on the sale or exchange of the bond as ordinary income to the extent of the market


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



discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         Further, under Section 1277 of the Code a holder of a bond may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a bond purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If a holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         Premium. A bond purchased at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a bond may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the bond. If made, the election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit bondholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the bondholder as having made the election to amortize premium generally. See "Taxation of Owners of Bonds--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to bonds without regard to whether the bonds have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code. The use of an assumption that there will be no prepayments might be required.

         Realized Losses. Under Section 166 of the Code, both corporate holders of the bonds and noncorporate holders of the bonds that acquire the bonds in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their bonds become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a noncorporate holder that does not acquire a bond in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder's bond becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

         Each holder of a bond will be required to accrue interest and original issue discount with respect to the bond, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the bond underlying the bonds, as the case may be, until it can be established this the reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a bond could exceed the amount of economic income actually realized by that holder in the period. Although the holder of a bond eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of this loss or reduction in income.

         Sales of Bonds. If a bond is sold, the selling bondholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the bond. The adjusted basis of a bond generally will equal the cost of the bond to the bondholder, increased by income reported by the bondholder with respect to the bond (including original issue discount and market discount income) and reduced (but not below zero) by distributions on the bond received by the bondholder and by any amortized premium. Except as provided in the following three paragraphs, any such gain or loss will be capital gain or loss, provided the bond is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code.

         Gain recognized on the sale of a bond by a seller who purchased the bond at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the bond was held by the holder, reduced by any market discount included


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in income under the rules described above under "--Taxation of Owners of
Bonds--Market Discount" and "Premium."

         A portion of any gain from the sale of a bond that might otherwise be capital gain may be treated as ordinary income to the extent that the bond is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Information Reporting. The Servicer is required to furnish or cause to be furnished to each bondholder with each payment a statement setting forth the amount of that payment allocable to principal on the bond and to interest thereon. In addition, the Servicer is required to furnish or cause to be furnished, within a reasonable time after the end of each calendar year, to each bondholder who was a holder at any time during that year, a report indicating such other customary factual information as the Servicer deems necessary to enable holders of bonds to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. If the bonds are issued with OID, the Servicer will provide or cause to be provided to the IRS and, as applicable, to the bondholder information statements with respect to OID as required by the Code or as holders of those bonds may reasonably request from time to time. If the bonds are issued with OID, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to an initial bondholder which purchased its bond at the initial offering price used in preparing those reports. Bondholders should consult their own tax advisors to determine the amount of any OID and market discount includible in income during a calendar year.

         As applicable, the bond information reports will include a statement of the adjusted issue price of the bonds at the beginning of each Collection Period. In addition, the reports will include information required by regulations for computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the bondholder's purchase price that the Servicer will not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "Market Discount" above.

         As applicable, the bond information reports will include a statement of the adjusted issue price of the bond at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the trust fund may not have, Treasury regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of Bonds--Market Discount."

         Backup Withholding with Respect to Bonds. Payments of interest and principal, as well as payments of proceeds from the sale of the bonds, may be subject to the "backup withholding tax" under Section 3406 of the Code if recipients of the payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the backup withholding tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.


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         Foreign Investors in Bonds. A bondholder that is not a United States
Person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a bond will not be subject to United States federal income or withholding tax in respect of a distribution on a bond, provided that the holder complies to the extent necessary with certain identification requirements, including delivery of a statement, signed by the bondholder under penalties of perjury, certifying that the bondholder is not a United States person and providing the name and address of the bondholder and provided further that the non-United States Person
(i) does not own directly or indirectly 10% or more of the voting power of all classes of stock in the Issuer entitled to vote, (ii) is not a bank that is treated as receiving that interest "on an extension of credit made under a loan agreement entered into in the ordinary course of its trade or business", or
(iii) is not a "controlled foreign corporation", within the meaning of section 957 of the Code, with respect to which the Issuer is a "related person", within the meaning of section 881(c)(3)(C) of the Code. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty, provided the bondholder supplies at the time of its initial purchase, and at all subsequent times as are required under the Treasury regulations, a properly executed IRS Form W-8BEN to report its eligibility for that reduced rate or exemption.

         A bondholder that is not a U.S. Person will not be subject to U.S. federal income tax on the gain realized on the sale, exchange or other disposition of the bond unless (i) that bondholder is an individual who is present in the United States for 183 days or more in the taxable year of sale, exchange or other disposition and certain other conditions are met; (ii) the gain is effectively connected with the conduct by the bondholder of a trade or business within the United States and, if an income tax treaty applies, is attributable to a United States permanent establishment of the bondholder; or
(iii) the bondholder is subject to certain rules applicable to expatriates.

         Interest on or gain from the sale, exchange of other disposition of a bond received by a bondholder that is not a United States Person, which constitutes income that is effectively connected with a United States trade or business carried on by the bondholder, will not be subject to withholding tax, but rather will be subject to United States federal income tax at the graduated rates applicable to U.S. persons, provided the bondholder provides a properly executed IRS Form W-8ECI, certifying that the income is, or is expected to be, effectively connected with the conduct of a trade or business within the United States of that bondholder and that this income is includible in the bondholder's gross income for the taxable year. This statement must include, among other things, the name and address of the bondholder, the bondholder's identifying number and the trade or business with which the income is, or is expected to be, effectively connected.

         Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

         In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

         Further, it appears that a bond would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, bondholders who are non-resident alien individuals should consult their tax advisors concerning this question.

                               GRANTOR TRUST FUNDS

         Classification of Grantor Trust Funds. On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of Grantor Trust Certificates, Thacher Proffitt & Wood LLP, counsel to the company, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related indenture and servicing agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.



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         Characterization of Investments in Grantor Trust Certificates.

         Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, except as disclosed in the related prospectus supplement, counsel to the company will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (1) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) "obligation[s] (including any participation or Certificate of beneficial ownership therein) which [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3) of the Code; and (3) "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, counsel to the company will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

         Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, and "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying these sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that this characterization is appropriate. Counsel to the company will not deliver any opinion on these questions. Prospective purchasers to which the characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

         The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code.

         Taxation of Owners of Grantor Trust Fractional Interest Certificates. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through some pass-through entities will be allowed a deduction for the reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, the fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and certificateholders on a method that allocates the expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.



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         The federal income tax treatment of Grantor Trust Fractional Interest
Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (1) a class of Grantor Trust Strip Certificates is issued as part of the same series of certificates or(2) the company or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on the mortgage loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established "safe harbors." The servicing fees paid with respect to the mortgage loans for a series of Grantor Trust Certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to the master servicer, any subservicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

         If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of some stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

         The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by the purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on the certificate, other than "qualified stated interest," if any, as well as the certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of the income that accrues in any month would equal the product of the holder's adjusted basis in the Grantor Trust Fractional Interest Certificate at the beginning of the month (see "Sales of Grantor Trust Certificates") and the yield of the Grantor Trust Fractional Interest Certificate to the holder. This yield would be computed at the rate (compounded based on the regular interval between distribution dates) that, if used to discount the holder's share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the company, the master servicer, any subservicer or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses.

         To the extent the Grantor Trust Fractional Interest Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, Section 1272(a)(6) of the Code requires (1) the use of a reasonable prepayment assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates that do not represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest


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Certificates and, in particular, whether a prepayment assumption should be used in reporting original issue discount.

         In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to the certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than the principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

         If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the certificateholder's interest in the mortgage loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on Bonds. See "--General--Taxation of Owners of Bonds--Interest and Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

         It is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the company, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Under Treasury regulation Section 1.1286-1, some stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no original issue discount (or only a de minimis amount of original issue discount) or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then that original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manneras de minimis original issue and market discount described in "Characteristics of Investments in Grantor Trust Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

         If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with the certificateholder's normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.


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         The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of the mortgage loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on the mortgage loan other than "qualified stated interest." "Qualified stated interest" is interest that is unconditionally payable at least annually at a single fixed rate, or at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the mortgage loan. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any "points" paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test described in the discussion of the Bonds. See "--General--Taxation of Owners of Bonds--Interest and Original Issue Discount" above.

         In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which the rules will be applied with respect to those mortgage loans by the master servicer or the trustee in preparing information returns to the certificateholders and the IRS.

         If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Section1272(a)(6) of the Code requires that a prepayment assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for certificates backed by these pools, it is intended to base information reports and returns to the IRS and certificateholders on the use of a prepayment assumption. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in the series.

         A purchaser of a Grantor Trust Fractional Interest Certificate that purchases the Grantor Trust Fractional Interest Certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to the mortgage loans. However, each such daily portion will be reduced, if the cost of the Grantor Trust Fractional Interest Certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate "adjusted issue prices" of the mortgage loans held in the related trust fund, approximately in proportion to the ratio the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the mortgage loan at the beginning of the accrual period that includes the day and (2) the daily portions of original issue discount for all days during the accrual period prior to the day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of the mortgage loan, increased by the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

         In addition to its regular reports, the master servicer or the trustee, except as provided in the related prospectus supplement, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as the holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "Grantor Trust Reporting" below.

         Market Discount. If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a certificateholder may be subject to the market discount rules of Sections 1276


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through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a "market discount," that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of the discount that has accrued (under the rules described in the next paragraph) through the month that has not previously been included in income, but limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by (or, in the case of accrual basis certificateholders, due to) the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the certificate to the holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "--Taxation of Owners of Bonds--Market Discount" above.

         Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, some rules described in the Committee Report will apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the certificateholder's option: (1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or(3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of the discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect the regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market.

         Because the mortgage loans will provide for periodic payments of stated redemption price, the market discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were original issue discount.

         Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in "--General--Taxation of Owners of Bonds--Interest and Original Issue Discount" with the exception that it is less likely that a prepayment assumption will be used for purposes of these rules with respect to the mortgage loans.

         Further, under the rules described in "--General--Taxation of Owners of Bonds--Market Discount," above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

         Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of the premium allocable to mortgage loans. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made (or, for a certificateholder using the accrual method of accounting, when the payments of stated redemption price are due).



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         It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on the Bonds. See "General--Taxation of Owners of Bonds--Interest and Original Issue discount." It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, and the actual rate of prepayments.

         Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "Characterization of Investments in Grantor Trust Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to the certificates.

         The OID Regulations do not apply to "stripped coupons," although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Contingent Payment Rules" and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

         Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of the holder's adjusted basis in the Grantor Trust Strip Certificate at the beginning of that month and the yield of the Grantor Trust Strip Certificate to the holder. The yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See "Characterization of Investments in Grantor Trust Certificates--If Stripped Bond Rules Apply" above.

         As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the prepayment assumption. To the extent the Grantor Trust Strip Certificates represent an interest in any pool of debt instruments the yield on which may be affected byreason of prepayments, those provisions will apply to the Grantor Trust Strip Certificates for taxable years beginning after August 5, 1997. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates that do not represent an interest in any such pool or for taxable years beginning prior to August 5, 1997, or whether use of a prepayment assumption may be required or permitted in the absence of these provisions. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

         The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and certificateholders on the prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the company, the master servicer or the trustee will make any representation that the mortgage


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



loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their own tax advisors regarding the use of the Prepayment Assumption.

         It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete mortgage loans, or if the Prepayment Assumption is not used, then when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to the mortgage loan.

         Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated on June 14, 1996, regarding contingent payment debt instruments (the "Contingent Payment Regulations"), but it appears that Grantor Trust Strip Certificates, to the extent subject to Section 1272(a)(6) of the Code, as described above, or due to their similarity to other mortgage-backed securities (such as debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of the Contingent Payment Regulations, are or may be excepted from these regulations. Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

         If the contingent payment rules under the Contingent Payment Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the "noncontingent bond method." Under the "noncontingent bond method," the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the "applicable Federal rate" that, as of the issue date, reflects general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, the income any variation between the payment actually received in that month and the payment originally projected to be made in that month.

         Assuming that a prepayment assumption were used, if the Contingent Payment Regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under "Taxation of Owners of Grantor Trust Strip Certificates". Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

         Sales of Grantor Trust Certificates. Any gain or loss equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis,


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recognized on the sale or exchange of a Grantor Trust Certificate by an investor who holds the Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions)except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to the Grantor Trust Certificate.

         Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction"within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Grantor Trust Reporting. The master servicer or the trustee will furnish to each holder of a Grantor Trust Fractional Interest Certificate with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the master servicer or the trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was a holder at any time during that year, information regarding the amount of servicing compensation received by the master servicer and subservicer (if any) and any other customary factual information as the master servicer or the trustee deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the trust fund's information reports of these items of income and expense. Moreover, these information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

         Except as disclosed in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the trustee.

         Backup Withholding. In general, the rules described in "--General--Backup Withholding with Respect to the Bonds" will also apply to Grantor Trust Certificates.

         Foreign Investors. In general, the discussion with respect to the Bonds in "General--Foreign Investors in Bonds" applies to Grantor Trust Certificates except that Grantor Trust Certificates will, except as disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion.

         To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a certificateholder's trade or business in the United States,


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the Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the bonds offered under this prospectus and the prospectus supplement. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various state and other tax consequences of investments in the bonds offered under this prospectus and the prospectus supplement.

                              ERISA CONSIDERATIONS

         Sections 404 and 406 of ERISA impose fiduciary and prohibited transaction restrictions on ERISA Plans and on various other retirement plans and arrangements, including bank collective investment funds and insurance company general and separate accounts in which ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on Tax Favored Plans. ERISA and the Code prohibit a broad range of transactions involving assets of Plans and Parties in Interest, unless a statutory or administrative exemption is available with respect to any such transaction.

         Some employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to the ERISA requirements. Accordingly, assets of these plans may be invested in the bonds without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         ERISA generally imposes on Plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Any person who has discretionary authority or control with respect to the management or disposition of Plan Assets and any person who provides investment advice with respect to Plan Assets for a fee is a fiduciary of the investing Plan. If the mortgage loans and other assets included in the trust fund were to constitute Plan Assets, then any party exercising management or discretionary control with respect to those Plan Assets may be deemed to be a Plan "fiduciary," and thus subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to any investing Plan. In addition, the acquisition or holding of bonds by or on behalf of a Plan or with Plan Assets, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code unless a statutory or administrative exemption is available. Further, ERISA and the Code prohibit a broad range of transactions involving Plan Assets and persons, called Parties in Interest unless a statutory or administrative exemption is available. Some Parties in Interest that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed under Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory or administrative exemption is available with respect to any transaction of this sort.

         Some transactions involving the trust fund might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchases the bonds, if the mortgage loans and other assets included in a trust fund are deemed to be assets of the Plan. The DOL has promulgated the DOL Regulations concerning whether or not a Plan's assets, or "Plan Assets" would be deemed to include an interest in the underlying assets of an entity, including a trust fund, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the DOL Regulations, generally, when a Plan acquires an "equity interest" in another entity (such as the trust fund), the underlying assets of that entity may be considered to be Plan Assets unless an exception applies. Exceptions contained in the


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DOL Regulations provide that a Plan's assets will not include an undivided interest in each asset of an entity in which the Plan makes an equity investment if: (1) the entity is an operating company; (2) the equity investment made by the Plan is either a "publicly-offered security" that is "widely held," both as defined in the DOL Regulations, or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or (3) Benefit Plan Investors do not own 25% or more in value of any class of equity securities issued by the entity. In addition, the DOL Regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features." Under the DOL Regulations, Plan Assets will be deemed to include an interest in the instrument evidencing the equity interest of a Plan (such as a bond with "substantial equity features"), and, because of the factual nature of some of the rules set forth in the DOL Regulations, Plan Assets may be deemed to include an interest in the underlying assets of the entity in which a Plan acquires an interest (such as the trust fund). Without regard to whether the bonds are characterized as equity interests, the purchase, sale and holding of bonds by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Issuer, the trustee or any of their respective affiliates is or becomes a Party in Interest with respect to the Plan. Neither Plans nor persons investing Plan Assets should acquire or hold bonds in reliance upon the availability of any exception under the DOL Regulations.

         The DOL has issued Exemptions to some underwriters, which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, some transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage-backed bonds or other "securities" underwritten by an Underwriter, as defined below, provided that the conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations", the term "Underwriter" shall include (1) the underwriter, (2) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the underwriter and (3) any member of the underwriting syndicate or selling group of which a person described in (1) or (2) is a manager or co-manager with respect to a class of securities.

         The Exemption sets forth seven general conditions which must be satisfied for the Exemption to apply. First, the acquisition of bonds by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Exemption only applies to bonds evidencing rights and interests that are not subordinated to the rights and interests evidenced by other bonds of the same trust, unless none of the mortgage loans has a loan-to- value ratio or combined loan-to-value ratio at the date of issuance of the bonds that exceeds 100%. Third, the bonds at the time of acquisition by a Plan or with Plan Assets must be rated in one of the four highest generic rating categories by an Exemption Rating Agency. However, the bonds must be rated in one of the two highest generic categories by an Exemption Rating Agency if the loan-to-value ratio or combined loan-to-value ratio of any one- to four-family residential mortgage loan or home equity loan held in the trust exceeds 100% but does not exceed 125% at the date of issuance of the bonds, and in that case the Exemption will not apply: (1) to any of the bonds if any mortgage loan or other asset held in the trust (other than a one- to four-family residential mortgage loan or home equity loan) has a loan-to-value ratio or combined loan-to-value ratio that exceeds 100% at the Closing Date or (2) to any subordinate bonds. Fourth, the trustee cannot be an affiliate of any member of the Restricted Group (which consists of any Underwriter, the master servicer, the special servicer, any subservicer, the company and any officer with respect to assets included in the trust fund consisting of more than 5% of the aggregate unamortized principal balance of the assets in the trust fund as of the date of initial issuance of the securities) other than the underwriter. Fifth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the bonds; the sum of all payments made to and retained by the company pursuant to the assignment of the assets to the related trust fund must represent not more than the fair market value of the obligations; and the sum of all payments made to and retained by the master servicer, the special servicer and any subservicer must represent not more than reasonable compensation for the person's services under the related Agreement and reimbursement of the person's reasonable expenses in connection therewith. Sixth, the investing Plan or Plan Asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act. Seventh, for Issuers other than certain trusts, the


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documents establishing the Issuer and governing the transaction must contain certain provisions as described in the Exemption intended to protect the assets of the Issuer from creditors of the Company. In addition, except as otherwise specified in the accompanying prospectus supplement, the exemptive relief afforded by the Exemption may not apply to any bonds where the related trust contains a swap, a yield maintenance agreement or a pre-funding arrangement unless they meet certain conditions.

         The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) bonds evidencing interests in the other investment pools must have been rated in one of the four highest generic categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of bonds by or on behalf of a Plan or with Plan Assets; and (3) bonds evidencing interests in the other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of bonds by or on behalf of a Plan or with Plan Assets.

         A fiduciary of a Plan or any person investing Plan Assets to purchase a bond must make its own determination that the conditions set forth above will be satisfied with respect to the bond.

         If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange or transfer of bonds in the initial issuance of the bonds or the direct or indirect acquisition or disposition in the secondary market of bonds by a Plan or with Plan Assets or the continued holding of bonds acquired by a Plan or with Plan Assets pursuant to either of the foregoing. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a bond on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of an Excluded Plan. For purposes of the bonds, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

         If the specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with (1) the direct or indirect sale, exchange or transfer of bonds in the initial issuance of bonds between the company or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the securities is (a) a mortgagor with respect to 5% or less of the fair market value of the trust fund assets or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of securities by a Plan or with Plan Assets and (3) the continued holding of securities acquired by a Plan or with Plan Assets pursuant to either of the foregoing.

         Further, if the specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The company expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the trust fund, provided that the general conditions of the Exemption are satisfied.

         The Exemption also may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having a specified relationship to such a person) solely as a result of the Plan's ownership of securities.


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          The Exemptions extend exemptive relief to mortgage-backed and asset-backed bonds transactions using pre-funding accounts for trusts issuing bonds. With respect to the bonds, the Exemptions will generally allow mortgage loans supporting payments to bondholders, and having a value equal to no more than 25% of the total principal amount of the bonds being offered by a trust fund, to be transferred to the trust fund within the Pre-Funding Period instead of requiring that all the mortgage loans be either identified or transferred on or before the Closing Date. In general, the relief applies to the purchase, sale and holding of bonds which otherwise qualify for the Exemption, provided that the following general conditions are met:

          o the ratio of the amount allocated to the pre-funding account to the total principal amount of the bonds being offered must be less than or equal to 25%;

          o all additional mortgage loans transferred to the related trust fund after the Closing Date must meet the same terms and conditions for eligibility as the original mortgage loans used to create the trust fund, which terms and conditions have been approved by one of the Exemption Rating Agencies;

          o the transfer of the additional mortgage loans to the trust fund during the Pre-Funding Period must not result in the bonds to be covered by the Exemptions receiving a lower credit rating from an Exemption Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the bonds by the trust fund;

          o solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for the mortgage loans included in the related trust fund on the Closing Date and all additional mortgage loans transferred to the related trust fund after the Closing Date at the end of the Pre-Funding Period must not be more than 100 basis points lower than the rate for the mortgage loans which were transferred to the trust fund on the Closing Date;

          o    either:

                    (1) the characteristics of the additional mortgage loans
               transferred to the related trust fund after the Closing Date must be monitored by an insurer or other credit support provider which is independent of the company; or

                    (2) an independent accountant retained by the company must provide the company with a letter (with copies provided to the Exemption Rating Agency rating the bonds, the Underwriter and the trustee) stating whether or not the characteristics of the additional mortgage loans transferred to the related trust fund after the Closing Date conform to the characteristics described in the prospectus or prospectus supplement and/or agreement. In preparing the letter, the independent accountant must use the same type of procedures as were applicable to the mortgage loans which were transferred to the trust fund as of the Closing Date;

          o the Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier in some circumstances if the pre-funding accounts falls below the minimum level specified in the Agreement or an event of default occurs;

          o amounts transferred to any pre-funding accounts and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by the Exemption Rating Agencies rating the bonds and must:

                    (1) be direct obligations of, or obligations fully
               guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that the obligations are backed by the full faith and credit of the United States); or



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                   (2) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by one of the Exemption Rating Agencies ("ERISA Permitted Investments");

         o the prospectus or prospectus supplement must describe the duration of the Pre-Funding Period;

         o the trustee (or any agent with which the trustee contracts to provide trust services) must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities with ERISA. The trustee, as legal owner of the trust fund, must enforce all the rights created in favor of bondholders of the trust fund, including employee benefit plans subject to ERISA.

         In addition to the Exemption, a Plan fiduciary or other Plan Asset investor should consider any available class exemptions granted by the DOL, which may provide relief from some of the prohibited transaction provisions of ERISA and the related excise tax provisions of the Code, including PTCE 83-1, regarding transactions involving mortgage pool investment trusts; PTCE 84-14, regarding transactions effected by a "qualified professional asset manager"; PTCE 90-1, regarding transactions by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 95-60, regarding transactions by insurance company general accounts; and PTCE 96-23, regarding transactions effected by an "in-house asset manager."

         Insurance companies contemplating the investment of general account assets in the bonds should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA. The DOL issued final regulations under
Section 401(c) which became effective on July 5, 2001.

REPRESENTATION FROM PLANS INVESTING IN BONDS WITH "SUBSTANTIAL EQUITY FEATURES" OR NON- EXEMPT BONDS

         Except as otherwise provided in the prospectus supplement, because the exemptive relief afforded by the Exemption (or any similar exemption that might be available) will not apply to the purchase, sale or holding of certain bonds, such as bonds with "substantial equity features," subordinate bonds in trusts containing mortgage loans with loan-to-value ratios in excess of 100% and any bonds which are not rated in one of the four highest generic rating categories by the Exemption Rating Agencies, the prospectus supplement may provide that transfers of any the bonds to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person investing Plan Assets to effect the acquisition will not be registered by the trustee unless the transferee provides the company, the trustee and the master servicer with an opinion of counsel satisfactory to the company, the trustee (or Indenture Trustee in the case of transfer of bonds) and the master servicer, which opinion will not be at the expense of the company, the trustee (or the Indenture Trustee in the case of the transfer of bonds) or the master servicer, that the purchase of the bonds by or on behalf of the Plan is permissible under applicable law, will not constitute or result in any non- exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the company, the trustee (or the indenture trustee in the case of the transfer of bonds) or the master servicer to any obligation in addition to those undertaken in the related Agreement.

TAX EXEMPT INVESTORS

         A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Code.

CONSULTATION WITH COUNSEL

         There can be no assurance that the Exemptions or any other DOL exemption will apply with respect to any particular Plan that acquires the bonds or, even if all the conditions specified therein were satisfied, that any such exemption would apply to transactions involving the trust fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an


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investment in the bonds. Neither the company, the trustees, the master servicer nor any of their respective affiliates will make any representation to the effect that the bonds satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the bonds are an appropriate investment for Plans generally or any particular Plan.

         BEFORE PURCHASING A BOND, A FIDUCIARY OF A PLAN OR OTHER PLAN ASSET INVESTOR SHOULD ITSELF CONFIRM THAT (a) ALL THE SPECIFIC AND GENERAL CONDITIONS SET FORTH IN THE EXEMPTION, ONE OF THE CLASS EXEMPTIONS OR SECTION 401(c) OF ERISA WOULD BE SATISFIED AND (b) IN THE CASE OF A BOND PURCHASED UNDER THE EXEMPTION, THE BOND CONSTITUTES A "CERTIFICATE" FOR PURPOSES OF THE EXEMPTION. IN ADDITION TO MAKING ITS OWN DETERMINATION AS TO THE AVAILABILITY OF THE EXEMPTIVE RELIEF PROVIDED IN THE EXEMPTION, ONE OF THE CLASS EXEMPTIONS OR
SECTION 401(c) OF ERISA, THE PLAN FIDUCIARY SHOULD CONSIDER ITS GENERAL FIDUCIARY OBLIGATIONS UNDER ERISA IN DETERMINING WHETHER TO PURCHASE THE BONDS ON BEHALF OF A PLAN.

                            LEGAL INVESTMENT MATTERS

         Each class of bonds offered by this prospectus and by the related prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. If so specified in the related prospectus supplement, each such class that is rated in one of the two highest rating categories by at least one Rating Agency will constitute "mortgage related securities" for purposes of SMMEA, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for the entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," such securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Some States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of the securities, so long as the contractual commitment was made or the securities acquired prior to the enactment of the legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in the securities, and national banks may purchase the securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

         The Federal Financial Institutions Examination Council has issued a supervisory policy statement applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The policy statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS with an effective date of February 10, 1992. The policy statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the policy statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of offered bonds will be treated as high-risk under the policy statement.

         The predecessor to the OTS issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin


                                       95

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established guidelines for the investment by savings institutions in certain
"high-risk" mortgage derivative securities and limitations on the use of the securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having specified characteristics, which may include some classes of offered bonds. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in specified types of securities, which may include some classes of offered bonds. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

         Any class of bonds that is not rated in one of the two highest rating categories by at least one Rating Agency, and any other class of bonds specified in the related prospectus supplement, will not constitute "mortgage related securities" for purposes of SMMEA. Prospective investors in these classes of bonds, in particular, should consider the matters discussed in the following paragraph.

         There may be other restrictions on the ability of investors either to purchase some classes of offered bonds or to purchase any class of offered bonds representing more than a specified percentage of the investors' assets. The company will make no representations as to the proper characterization of any class of offered bonds for legal investment or other purposes, or as to the ability of particular investors to purchase any class of bonds under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of bonds. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered bonds of any class thereof constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to the investor.

                                 USE OF PROCEEDS

         Substantially all of the net proceeds to be received from the sale of bonds will be applied by the company to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the mortgage loans and/or mortgage securities in the respective mortgage pools and to pay other expenses. The company expects that it will make additional sales of bonds similar to the offered bonds from time to time, but the timing and amount of any such additional offerings will be dependent upon a number of factors, including the volume of mortgage loans purchased by the company, prevailing interest rates, availability of funds and general market conditions.

                            METHODS OF DISTRIBUTION

         The bonds offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the company from the sale.

         The company intends that offered bonds will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered bonds of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

         o By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

         o By placements by the company with institutional investors through dealers; and

         o    By direct placements by the company with institutional investors.

         If underwriters are used in a sale of any offered bonds (other than in connection with an underwriting on a best efforts basis), the bonds will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale


                                       96

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or at the time of commitment therefor. The underwriters may be broker-dealers affiliated with the company whose identities and relationships to the company will be as set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of the offered bonds of a particular series will be set forth on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

         In connection with the sale of the offered bonds, underwriters may receive compensation from the company or from purchasers of the bonds in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered bonds may be deemed to be underwriters in connection with the bonds, and any discounts or commissions received by them from the company and any profit on the resale of offered bonds by them may be deemed to be underwriting discounts and commissions under the Securities Act.

         It is anticipated that the underwriting agreement pertaining to the sale of offered bonds of any series will provide that the obligations of the underwriters will be subject to conditions precedent, that the underwriters will be obligated to purchase all such bonds if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the company will indemnify the several underwriters and the underwriters will indemnify the company against specified civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

         The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the company and purchasers of offered bonds of the series.

         The company anticipates that the bonds offered by this prospectus and the prospectus supplement will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of offered bonds, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of the bonds. Holders of offered bonds should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                  LEGAL MATTERS

         Legal matters, including federal income tax matters, in connection with the bonds of each series will be passed upon for the company by Thacher Proffitt & Wood, New York, New York. With respect to each series of bonds, a copy of this opinion will be filed with the Commission on Form 8-K within 15 days after the Closing Date.

                              FINANCIAL INFORMATION

         With respect to each series of bonds, a new trust fund will be formed, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of bonds. Accordingly, no financial statements with respect to any trust fund related to a series of bonds will be included in this prospectus or in the related prospectus supplement.

         With respect to each series of bonds, where the issuer is a statutory business trust or a limited liability company, financial statements will be filed as required by the Exchange Act. Each such issuer will suspend filing the reports if and when the reports are no longer required under the Exchange Act.

                                     RATINGS

         It is a condition to the issuance of any class of offered bonds that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.



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         Ratings on collateralized asset-backed bonds address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which the holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with the bonds, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on collateralized asset-backed bonds do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which the prepayments might differ from those originally anticipated. As a result, bondholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest bonds in extreme cases might fail to recoup their initial investments.

         A bond rating is not a recommendation to buy, sell or hold bonds and may be subject to revision or withdrawal at any time by the assigning rating organization.

                              AVAILABLE INFORMATION

         The company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Web site (http://www.sec.gov). The company does not intend to send any financial reports to bondholders.

         This prospectus does not contain all of the information set forth in the registration statement (of which this prospectus forms a part) and exhibits thereto which the company has filed with the Commission under the Securities Act and to which reference is hereby made.

                             REPORTS TO BONDHOLDERS

         The master servicer or another designated person will be required to provide periodic unaudited reports concerning each trust fund to all registered holders of offered bonds of the related series with respect to each trust fund as are required under the Exchange Act and the Commission's related rules and regulations. See "Description of the Bonds--Reports to Bondholders."

                    INCORPORATION OF INFORMATION BY REFERENCE

         There are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the company with respect to a trust fund pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the offered bonds of the related series. The company will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered bonds, upon written or oral request of the person, a copy ofany or all the reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of such classes of the offered bonds, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to IMH Assets Corp., 1401 Dove Street, Newport Beach, California 92660, and its telephone number is (949) 475-3700. The company has determined that its financial statements will not be material to the offering of any offered bonds.


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                                    GLOSSARY

         ACCRUAL BOND -- A bond with respect to which some or all of its accrued interest will not be distributed but rather will be added to the principal balance thereof on each distribution date for the period described in the related prospectus supplement.

         AFFILIATED SELLER -- Impac Mortgage Holdings, Inc., the parent of the company, and their respective affiliates.

         AGREEMENT -- An owner trust agreement, servicing agreement or indenture.

         ARM LOAN -- A mortgage loan with an adjustable interest rate.

         BANKRUPTCY CODE -- Title 11 of the United States Code, as amended from time to time.

         BANKRUPTCY LOSS -- A Realized Loss attributable to certain actions which may be taken by a bankruptcy court in connection with a mortgage loan, including a reduction by a bankruptcy court of the principal balance of or the mortgage rate on a mortgage loan or an extension of its maturity.

         BENEFICIAL OWNER -- A person acquiring an interest in any DTC Registered Bond.

         BENEFIT PLAN INVESTORS -- Plans, as well as any "employee benefit plan" (as defined in Section 3(3) or ERISA) which is not subject to Title I of ERISA, such as governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA) which have not made an election under Section 410(d) of the Code, and any entity whose underlying assets include Plan Assets by reason of a Plan's investment in the entity.

         BUYDOWN ACCOUNT -- With respect to a buydown mortgage loan, the custodial account where the Buydown Funds are placed.

         BUYDOWN FUNDS -- With respect a buydown mortgage loan, the amount contributed by the seller of the mortgaged property or another source and placed in the Buydown Account.

         BUYDOWN PERIOD -- The period during which funds on a buydown mortgage loan are made up for from the Buydown Account.

         CERCLA -- The federal Comprehensive Environmental Response, Compensation and Liability Act, as amended.

         CLOSING DATE -- With respect to any series of bonds, the date on which the bonds are issued.

         CODE-- The Internal Revenue Code of 1986.

         COMMISSION-- The Securities and Exchange Commission.

         COMMITTEE REPORT -- The Conference Committee Report accompanying the Tax Reform Act of 1986.

         CONSERVATION ACT -- The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996.

         CONTRACT -- Manufactured housing conditional sales contracts and installment loan agreements each secured by a Manufactured Home.

         COOPERATIVE -- With respect to a cooperative mortgage loan, the corporation that owns the related apartment building.

         CRIME CONTROL ACT-- The Comprehensive Crime Control Act of 1984.



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         DEFAULTED MORTGAGE LOSS -- A Realized Loss other than a Special Hazard
Loss, Extraordinary Loss or other losses resulting from damage to a mortgaged property, Bankruptcy Loss or Fraud Loss.

         DEFERRED INTEREST -- If an adjustment to the mortgage rate on a mortgage loan has caused the amount of accrued interest on the mortgage loan in any month to exceed the scheduled monthly payment on the mortgage loan, the resulting amount of interest that has accrued but is not then payable;

         DELETED MORTGAGE LOAN -- A mortgage loan which has been removed from the related trust fund.

         DESIGNATED SELLER TRANSACTION -- A series of bonds where the related mortgage loans are provided either directly or indirectly to the company by one or more Sellers identified in the related prospectus supplement.

         DETERMINATION DATE -- The close of business on the date on which the amount of each distribution to bondholders will be determined, which shall be stated in each prospectus supplement.

         DIDMC -- The Depository Institutions Deregulation and Monetary Control Act of 1980.

         DOL -- The U.S. Department of Labor.

         DOL REGULATIONS-- Regulations by the DOL promulgated at 29 C.F.R.ss.2510.3-101.

         DTC REGISTERED BOND -- Any bond initially issued through the book-entry facilities of the DTC.

         DUE PERIOD -- The period between distribution dates.

         ELIGIBLE ACCOUNT -- An account maintained with a federal or state chartered depository institution (i) the short-term obligations of which are rated by each of the Rating Agencies in its highest rating at the time of any deposit therein, or (ii) insured by the FDIC (to the limits established by the FDIC), the uninsured deposits in which account are otherwise secured such that, as evidenced by an opinion of counsel (obtained by and at the expense of the person requesting that the account be held pursuant to this clause (ii)) delivered to the trustee prior to the establishment of the account, the bondholders will have a claim with respect to the funds in the account and a perfected first priority security interest against any collateral (which shall be limited to Permitted Instruments) securing the funds that is superior to claims of any other depositors or general creditors of the depository institution with which the account is maintained or (iii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company with trust powers acting in its fiduciary capacity or (iv) an account or accounts of a depository institution acceptable to the Rating Agencies (as evidenced in writing by the Rating Agencies that use of any such account as the Payment Account will not have an adverse effect on the then-current ratings assigned to the classes of the bonds then rated by the Rating Agencies). Eligible Accounts may or may not bear interest.

         EQUITY CERTIFICATES -- With respect to any series of bonds, the certificate or certificates representing a beneficial ownership interest in the related issuer.

         ERISA -- The Employee Retirement Income Security Act of 1974, as amended.

         ERISA PLANS -- Employee pension and welfare benefit plans subject to ERISA.

         EXCHANGE ACT -- The Securities Exchange Act of 1934, as amended.

         EXEMPTION -- An individual prohibited transactions exemption issued by the DOL to an underwriter, as amended by PTE 97-34, 62 Fed. Reg. 39021 (July 21,
1997), and PTE 2000-58, 65 Fed. Reg. 67765 (November 13, 2000).


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         EXEMPTION RATING AGENCY -- Standard & Poor's, a division of The
McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., or Fitch, Inc.

         EXTRAORDINARY LOSS -- Any Realized Loss occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks.

         FRAUD LOSS -- A Realized Loss incurred on a defaulted mortgage loan as to which there was fraud in the origination of the mortgage loan.

         FTC RULE -- The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission.

         GARN-ST GERMAIN ACT -- The Garn-St Germain Depository Institutions Act of 1982.

         GLOBAL BONDS -- The globally offered bonds of the classes specified in the related prospectus supplement.

         GRANTOR TRUST CERTIFICATE -- A certificate representing an interest in a Grantor Trust Fund.

         GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATE -- A Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest on the Grantor Trust Certificates at a pass-through rate.

         GRANTOR TRUST STRIP CERTIFICATE -- A certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees and any retained interest of the company) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to the Grantor Trust Fund. A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund.

         GRANTOR TRUST FUND -- A trust fund which qualifies as a "grantor trust" within the meaning of Subpart E, part I of subchapter J of the Code.

         HIGH COST LOANS -- Mortgage loans subject to the Homeownership Act, which amended TILA to provide new requirements applicable to loans that exceed certain interest rate and/or points and fees thresholds.

         HIGH LTV LOANS -- Mortgage loans with loan-to-value ratios in excess of 80% and as high as 150% and which are not be insured by a Primary Insurance Policy.

         HOUSING ACT -- The National Housing Act of 1934, as amended.

         INDEX -- With respect to an ARM Loan, the related index, which will be specified in the related prospectus supplement and may include one of the following indexes: (1) the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of either six months or one year, (2) the weekly auction average investment yield of U.S. Treasury bills of six months, (3) the daily Bank Prime Loan rate made available by the Federal Reserve Board, (4) the cost of funds of member institutions for the Federal Home Loan Bank of San Francisco, (5) the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date which will be specified in the related prospectus supplement or (6) any other index described in the related prospectus supplement.

         INSURANCE PROCEEDS -- Proceeds received under any hazard, title, primary mortgage, FHA or other insurance policy that provides coverage with respect to a particular mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage.



                                       101

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         INTERMEDIARY -- An institution that is not a participant in the DTC but clears through or maintains a custodial relationship with a participant.

         IRS -- The Internal Revenue Service.

         ISSUER -- The Delaware business trust or other trust, created pursuant to the owner trust agreement, that issues the bonds.

         LIQUIDATION PROCEEDS -- (1) All amounts, other than Insurance Proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise and (2) all proceeds of any mortgage loan or mortgage security purchased (or, in the case of a substitution, amounts representing a principal adjustment) by the master servicer, the company, a Seller or any other person pursuant to the terms of the related servicing agreement as described under "The Mortgage Pools--Representations by Sellers," "Servicing of Mortgage Loans--Realization Upon and Sale of Defaulted Mortgage Loans," "--Assignment of Trust Fund Assets" above and "The Agreements--Termination."

         LOAN-TO-VALUE RATIO -- With respect to any mortgage loan, the ratio of the original outstanding principal amount of the mortgage loan and, with respect to any second lien mortgage loan, the outstanding principal amount of any related first lien as of the date of origination of such mortgage loan, to (i) the appraised value of the related mortgaged property at origination with respect to a refinanced mortgage loan, and (ii) the lesser of the appraised value of the related mortgaged property at origination or the purchase price of the related mortgaged property with respect to all other mortgage loans.

         MANUFACTURED HOME -- Manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

         NET MORTGAGE RATE -- With respect to a mortgage loan, the mortgage rate net of the per annum rate or rates applicable to the calculation of servicing and administrative fees and any retained interest of the company.

         NONRECOVERABLE ADVANCE -- An advance which, in the good faith judgment of the master servicer, will not be recoverable from recoveries on the related mortgage loan or another specifically identified source.

         NOTE MARGIN -- With respect to an ARM Loan, the fixed percentage set forth in the related mortgage note, which when added to the related Index, provides the mortgage rate for the ARM Loan.

         OID -- Original issue discount, within the meaning of the OID Regulations.

         OID REGULATIONS -- The rules governing original issue discount that are set forth in Sections 1271- 1273 and 1275 of the Code and in the related Treasury regulations.

         OTS -- The Office of Thrift Supervision.

         PARITY ACT -- The Alternative Mortgage Transaction Parity Act of 1982.



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         PARTIES IN INTEREST -- With respect to a Plan, persons who have specified relationships to the Plans, either "Parties in Interest" within the meaning of ERISA or "Disqualified Persons" within the meaning of the Code.

         PAYMENT ACCOUNT -- One or more separate accounts for the collection of payments on the related mortgage loans and/or mortgage securities constituting the related trust fund.

         PERCENTAGE INTEREST -- With respect to a bond of a particular class, the percentage obtained by dividing the initial principal balance or notional amount of the bond by the aggregate initial amount or notional balance of all the bonds of the class.

         PERMITTED INVESTMENTS -- United States government securities and other investment grade obligations specified in the related servicing agreement and indenture.

         PLAN ASSETS -- "Plan assets" of a Plan within the meaning of the DOL Regulations.

         PLANS -- ERISA Plans and Tax Favored Plans.

         PREPAYMENT ASSUMPTION -- With respect to a bond, the prepayment assumption used in pricing the initial offering of that bond.

         PREPAYMENT INTEREST SHORTFALL -- With respect to any mortgage loan with a prepayment in part or in full the excess, if any, of interest accrued and otherwise payable on the related mortgage loan over the interest charged to the borrower (net of servicing and administrative fees and any retained interest of the company).

         PRIMARY INSURANCE COVERED LOSS -- With respect to a mortgage loan covered by a Primary Insurance Policy, the amount of the related loss covered pursuant to the terms of the Primary Insurance Policy, which will generally consist of the unpaid principal amount of the mortgage loan and accrued and unpaid interest on the mortgage loan and reimbursement of specific expenses, less (1) rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from the related mortgaged property, (2) hazard insurance proceeds in excess of the amount required to restore the related mortgaged property and which have not been applied to the payment of the mortgage loan, (3) amounts expended but not approved by the primary insurer, (4) claim payments previously made on the mortgage loan and (5) unpaid premiums and other specific amounts.

         PRIMARY INSURANCE POLICY -- A primary mortgage guaranty insurance policy.

         PRIMARY INSURER -- An issuer of a Primary Insurance Policy.

         PTCE-- Prohibited Transaction Class Exemption.

         QUALIFIED SUBSTITUTE MORTGAGE LOAN -- A mortgage loan substituted for a Deleted Mortgage Loan, meeting the requirements described under "The Mortgage Pools-- Representations by Sellers" in this prospectus.

         RATING AGENCY -- A "nationally recognized statistical rating organization" within the meaning of Section 3(a)(41) of the Exchange Act.

         REALIZED LOSS -- Any loss on a mortgage loan attributable to the mortgagor's failure to make any payment of principal or interest as required under the mortgage note.

         RECORD DATE -- The close of business on the last business day of the month preceding the month in which the applicable distribution date occurs.

         RELIEF ACT -- The Servicemembers' Civil Relief Act of 1940, as amended.



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         REO MORTGAGE LOAN -- A mortgage loan where title to the related mortgaged property has been obtained by the trustee or to its nominee on behalf of bondholders of the related series.

         RESTRICTED GROUP -- The group consisting of the Underwriter, the company, the master servicer, the special servicer, any subservicer and any obligor with respect to assets included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust fund as of the date of initial issuance of the bonds.

         RICO-- The Racketeer Influenced and Corrupt Organizations statute.

         SECURITIES ACT -- The Securities Act of 1933, as amended.

         SELLER -- The seller of the mortgage loans or mortgage securities included in a trust fund to the company with respect a series of bonds, who shall be an Affiliated Seller or an Unaffiliated Seller.

         SINGLE FAMILY PROPERTY -- An attached or detached one-family dwelling unit, two- to four- family dwelling unit, condominium, townhouse, row house, individual unit in a planned-unit development and other individual dwelling units.

         SMMEA-- The Secondary Mortgage Market Enhancement Act of 1984.

         SPECIAL HAZARD LOSS -- (1) losses due to direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (2) losses from partial damage caused by reason of the application of the co-insurance clauses contained in hazard insurance policies.

         STRIP BOND -- A bond which will be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions or
(2) interest distributions, with disproportionate, nominal or no principal distributions.

         TAXFAVORED PLANS -- Tax-qualified retirement plans described in Section 401(a) of the Code and on individual retirement accounts described in Section 408 of the Code.

         TILA -- The Federal Truth-in-Lending Act

         TITLE V -- Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980.

         TITLE VIII -- Title VIII of the Garn-St Germain Act.

         UNAFFILIATED SELLERS -- Banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, the Resolution Trust Corporation, the FDIC and other mortgage loan originators or sellers not affiliated with the company.

         UNITED STATES PERSON -- A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations), or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.



                                       104

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         VALUE -- With respect to a mortgaged property securing a single family, multifamily, commercial or mixed-use loan, the lesser of (x) the appraised value determined in an appraisal obtained at origination of the mortgage loan, if any, or, if the related mortgaged property has been appraised subsequent to origination, the value determined in the subsequent appraisal and (y) the sales price for the related mortgaged property (except in circumstances in which there has been a subsequent appraisal). However, in the case of refinanced, modified or converted single family, multifamily, commercial or mixed-use loans, the "Value" of the related mortgaged property will be equal to the lesser of (x) the appraised value of the related mortgaged property determined at origination or in an appraisal, if any, obtained at the time of refinancing, modification or conversion and (y) the sales price of the related mortgaged property or, if the mortgage loan is not a rate and term refinance mortgage loan and if the mortgaged property was owned for a relatively short period of time prior to refinancing, modification or conversion, the sum of the sales price of the related mortgaged property plus the added value of any improvements. With respect to a new Manufactured Home, the "Value" is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site), including "accessories" identified in the invoice, plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. With respect to a used Manufactured Home, the "Value" is the least of the sale price, the appraised value, and the National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                IMH ASSETS CORP.
                                     Company



                                 $1,356,924,000



                          IMPAC CMB TRUST SERIES 2004-3
                COLLATERALIZED ASSET-BACKED BONDS, SERIES 2004-3


                   IMPAC CMB GRANTOR TRUST 2004-3-1 THROUGH 6
      COLLATERALIZED ASSET-BACKED GRANTOR TRUST CERTIFICATES, SERIES 2004-3











                              PROSPECTUS SUPPLEMENT







COUNTRYWIDE SECURITIES CORPORATION
                                                            MERRILL LYNCH & CO.

                                 Underwriters


YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE BONDS AND GRANTOR TRUST CERTIFICATES OFFERED HEREBY IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the bonds and grantor trust certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the bonds and grantor trust certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until 90 days after the date hereof.